UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Waddell & Reed Financial, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Class A Common Stock, $0.01 par value, of Waddell & Reed Financial, Inc.

(2)
Aggregate number of securities to which transaction applies:

As of January 19, 2021, (A) 62,178,298 shares of Class A Common Stock issued and outstanding (including shares of Class A Common Stock subject to vesting or forfeiture restrictions or repurchase by Waddell & Reed Financial, Inc.) (excluding treasury shares held by Waddell & Reed Financial, Inc.), and (B) 3,093,952 shares of Class A Common Stock with respect to outstanding restricted stock units.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(A) 62,178,298 shares of Class A Common Stock issued and outstanding multiplied by $25.00 per share, and (B) 3,093,952 shares of Class A Common Stock with respect to outstanding restricted stock units multiplied by $25.00 per share plus the total accrued and unpaid dividend equivalent rights of $773,488.

(4)
Proposed maximum aggregate value of transaction:

$1,632,579,738

(5)
Total fee paid:

$178,114.45. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0001091 by the proposed maximum aggregate value of the transaction of $1,632,579,738.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED JANUARY 22, 2021
[•], 2021
Dear Fellow Stockholder:
On behalf of the board of directors, I cordially invite you to attend a special meeting of stockholders of Waddell & Reed Financial, Inc., a Delaware corporation (which we refer to as “Waddell & Reed” or the “Company”), to be held on [•], 2021, at [•] a.m., Central Time. The special meeting will be a completely virtual meeting of stockholders conducted solely online via live webcast. Details on how to participate at the special meeting online are included in the “General Information” section of the proxy statement accompanying this letter. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the public health impact of the novel coronavirus disease (COVID-19).
The purpose of the meeting is to consider and vote on proposals relating to the proposed acquisition of Waddell & Reed by Macquarie Management Holdings, Inc., a Delaware corporation (which we refer to as “Macquarie”), for $25.00 per share in cash, without interest and subject to deduction for any required withholding taxes. Macquarie is a holding company for the U.S. investment management business of Macquarie Group Limited, a publicly listed company in Australia (which we refer to as “MGL”), that, together with its subsidiaries, operates in the U.S. under the marketing name “Macquarie Investment Management.” Regardless of whether you plan to attend the virtual special meeting, we encourage you to vote your shares by mail, by telephone or through the internet following the procedures outlined below. To facilitate timely receipt of your proxy despite any potential systems disruption due to COVID-19, we encourage you to vote via the internet or telephone following the instructions on the enclosed proxy card promptly.
On December 2, 2020, the Company entered into an Agreement and Plan of Merger (which, as amended or supplemented from time to time, we refer to as the “merger agreement”) with Macquarie, Merry Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Macquarie (which we refer to as “Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia (which we refer to as “Guarantor”), providing for, subject to the satisfaction or waiver of certain conditions, the acquisition of the Company by Macquarie. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Macquarie. At the special meeting, the Company will ask you to adopt the merger agreement.
If the merger agreement is adopted by the Company’s stockholders and the merger is completed, in each case in the manner described in this letter and the proxy statement accompanying this letter, at the effective time of the merger (which we refer to as the “Effective Time”), each share of Class A common stock of the Company, par value $0.01 per share (which we refer to as the “Shares” and each, a “Share”), issued and outstanding immediately prior to the Effective Time (other than Shares directly owned and held by Macquarie or Merger Sub) will be canceled, retired and converted into the right to receive $25.00 per share in cash, without interest and subject to any withholding of taxes required by applicable law in accordance with the merger agreement.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.

The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board also considered such other matters as it considered necessary or appropriate. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the execution, delivery and performance of the merger agreement, (iii) determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders, (iv) recommended that the Company’s stockholders vote for the proposal to adopt the merger agreement, and (v) directed that the merger agreement be submitted to the Company’s stockholders for adoption at the special meeting. Accordingly, the Board unanimously recommends you vote “FOR” the proposal to adopt the merger agreement.
Your vote is important.   The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the Shares issued and outstanding as of the close of business on the record date. Whether or not you plan to attend the special meeting virtually, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or via the Internet. If your Shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your Shares without instructions from you. You should instruct your bank, broker or other nominee to vote your Shares in accordance with the procedures provided by your bank, broker or other nominee. If you fail to return your proxy card, submit your proxy by telephone or via the Internet or vote in person, or if your Shares are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote your Shares, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.
Stockholders who do not vote in favor of the proposal to adopt the merger agreement, and who demand appraisal in writing to the Company prior to the special meeting and comply with all of the applicable requirements of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and reproduced in its entirety as Annex B to the accompanying proxy statement, will be entitled to rights of appraisal to obtain the fair value of their Shares.
Your support of and interest in Waddell & Reed is sincerely appreciated.
Thomas C. Godlasky
Chairman of the Board
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger and the other transactions contemplated by the merger agreement, passed upon the merits or fairness of the merger and the other transactions contemplated by the merger agreement or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2021 and is first being mailed to Waddell & Reed stockholders on or about [•], 2021.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED JANUARY 22, 2021
WADDELL & REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [•], 2021
To the Stockholders of Waddell & Reed Financial, Inc.:
A special meeting of stockholders of Waddell & Reed Financial, Inc., a Delaware corporation (which we refer to as the “Company”), will be held via live webcast on [•], 2021, at [•] a.m., Central Time. The special meeting will be held solely in a virtual meeting format online at www.meetingcenter.io/228376211. If you plan to attend the special meeting, please review and follow the instructions in the “General Information” section of the accompanying proxy statement. In order to participate in the special virtual meeting, regardless of whether you are a registered stockholder of the Company or you are the beneficial owner of your Shares, you will need to have your 15-digit control number as well as the meeting password, each of which you may obtain in the manner set forth in the section entitled “General Information” in the accompanying proxy statement. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the public health impact of the novel coronavirus disease (COVID-19). We are holding the special meeting for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger (which, as amended or supplemented from time to time, we refer to as the “merger agreement”), dated December 2, 2020, by and among the Company, Macquarie Management Holdings, Inc., a Delaware corporation (which we refer to as “Macquarie”), Merry Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Macquarie (which we refer to as “Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia (which we refer to as “Guarantor”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Macquarie;

2.
to consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s principal executive officer, principal financial officer and three most highly compensated executive officers other than the principal executive officer and principal financial officer (which we refer to collectively as the “named executive officers”) that is based on or otherwise relates to the merger and the other transactions contemplated by the merger agreement; and

3.
to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Only stockholders of record at the close of business on [•], 2021 (which we refer to herein as the “record date”) are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. These individuals and entities will be entitled to cast one (1) vote on each matter properly brought before the special meeting for each share of Class A common stock of the Company, par value $0.01 (which we refer to as the “Shares” and each a “Share”) held of record as of the close of business on the record date.
A list of the stockholders entitled to vote at the special meeting will be available during ordinary business hours ten (10) days before the special meeting at the Company’s principal place of business located at 6300 Lamar Avenue, Overland Park, Kansas 66202. Requests to inspect the list prior to the special meeting should be addressed to the Company’s Investor Relations Department at the Company’s principal place of business. To access the list during the special meeting, please use the virtual meeting website link set forth above.
For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.
The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board also considered such other matters as it considered necessary or appropriate. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the execution, delivery and performance of the merger agreement, (iii) determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders, (iv) recommended that the Company’s stockholders vote for the proposal to adopt the merger agreement, and (v) directed that the merger agreement be submitted to the Company’s stockholders for adoption at the special meeting.
The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies.
Your vote is very important, regardless of the number of Shares that you own. Because stockholders cannot take any action at the special meeting unless a majority of the Shares issued and outstanding and entitled to vote thereat is represented, it is important that you attend the special meeting virtually or are represented by proxy at the special meeting. To assure that your Shares are represented at the special meeting, regardless of whether you plan to attend the virtual special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-prepaid reply envelope, or submit your proxy by telephone or the Internet. If your Shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your Shares without instructions from you. You should instruct your bank, broker or other nominee to vote your Shares in accordance with the procedures provided by your bank, broker or other nominee.
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson Inc. Stockholders, banks and brokers may call toll-free at (888) 613-9988.

If you fail to return your proxy card, submit your proxy by telephone or via the Internet or vote in person, or if your Shares are held in “street name” by your bank, broker or other nominee, and you fail to instruct your bank, broker or other nominee to vote your Shares, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.
By Order of the Board of Directors,
Mark P. Buyle
Senior Vice President, Chief Legal Officer,
General Counsel & Secretary
[•], 2021
Please Vote — Your Vote is Important

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SUMMARY
This summary highlights certain information in this proxy statement but may not contain all of the information that may be important to you. You should carefully read the entire proxy statement, the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Waddell & Reed Financial, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Waddell & Reed Financial, Inc. as “Waddell & Reed” the “Company,” “we,” “us” or “our.”
The Parties (see page 22)
Waddell & Reed
Waddell & Reed is a holding company, incorporated in the state of Delaware in 1981, that conducts business through its subsidiaries. Waddell & Reed provides investment management and advisory services, investment product underwriting and distribution, and shareholder services administration to a group of mutual funds and institutional accounts. Waddell & Reed also provides wealth management services, primarily to retail clients through Waddell & Reed, Inc. (which we refer to as “W&R”), and independent financial advisors associated with W&R, who provide financial planning and advice to their clients. As of December 31, 2020, Waddell & Reed’s asset management business had $74.8 billion of assets under management and as of September 30, 2020, Waddell & Reed’s wealth management business had assets under administration of $62.7 billion. Waddell & Reed’s principal executive offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202, and our telephone number is (913) 236-2000.
Macquarie
Macquarie Management Holdings, Inc., a Delaware corporation (which we refer to as “Macquarie”), is a holding company and an indirect wholly-owned subsidiary of Macquarie Group Limited, a publicly listed company in Australia (which we refer to as “MGL”). Macquarie is part of MGL’s operating group, “Macquarie Asset Management” — a leading independent global asset management company — and, together with its subsidiaries, operates in the U.S. under the marketing name “Macquarie Investment Management.” Macquarie’s principal executive offices are located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 255-2300.
Merger Sub
Macquarie formed Merry Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Macquarie (which we refer to as “Merger Sub”), on November 30, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement (as defined below). Merger Sub has not conducted any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Macquarie’s acquisition of Waddell & Reed. Merger Sub’s principal executive offices are located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 255-2300.
Guarantor
Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia (which we refer to as “Guarantor”), is a wholly-owned subsidiary of MGL (the ultimate controlling entity of Macquarie). Guarantor’s principal executive offices are located at 50 Martin Place, Sydney, NSW, Australia, and its telephone number is +61 2 8232 333.
The Merger (see page 30)
On December 2, 2020, Waddell & Reed, Macquarie, Merger Sub and Guarantor entered into an Agreement and Plan of Merger (which, as amended or supplemented from time to time, we refer to as the “merger agreement”). Under the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Waddell & Reed (which we refer to as the “merger”). Waddell & Reed will be the surviving corporation in the merger as a wholly-owned subsidiary of Macquarie (which we refer to as the “Surviving Corporation”).
Upon completion of the merger, each share of Class A common stock of the Company, par value $0.01 per share (which we refer to as the “Shares” and each, a “Share”), issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “Effective Time”) (other than Shares directly owned and held (i) by Macquarie or Merger Sub (which we refer to individually as an “Excluded Share” and, collectively, the “Excluded Shares”) and (ii) any stockholder who is entitled to demand and has properly demanded appraisal of such stockholder’s Shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware (which we refer to individually as a “Dissenting Share” and, collectively, the “Dissenting Shares”)) will be converted into the right to receive $25.00 per Share in cash, without interest (which we refer to as the “merger consideration”) and subject to any withholding of taxes required by applicable law in accordance with the merger agreement. At the Effective Time, all of the Shares (other than Excluded Shares and Dissenting Shares) will cease to be issued and outstanding, will be cancelled and retired and will cease to exist, and each certificate formerly representing any of the Shares and each book-entry account formerly representing any uncertificated Shares (which we refer to as “Book-entry Shares”) (other than, in each case, Excluded Shares and Dissenting Shares) will thereafter represent only the right to receive the merger consideration.
Following the completion of the merger, Waddell & Reed will cease to be a publicly traded company and the Surviving Corporation will become a wholly-owned subsidiary of Macquarie.
Wealth Management Transactions (see page 98)
In connection with the execution of the merger agreement, Macquarie entered into a stock and asset purchase agreement (which we refer to as the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (which we refer to as “LPL”), pursuant to which LPL has agreed, among other things, to acquire from Macquarie W&R’s wealth management business (including the broker-dealer services, investment advisory services and insurance products provided by W&R or any of its subsidiaries through independent financial advisors associated with W&R) (which we refer to as the “Wealth Management Business”) on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Wealth Management Business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”). Consummation of the Wealth Management Transactions is expected to occur concurrently with the consummation of the merger, but the consummation of the Wealth Management Transactions is not a condition to the consummation of the merger.
The Special Meeting (see page 23)
A special meeting of our stockholders will be held via live webcast on [•], 2021, at [•] a.m., Central Time. The special meeting will be held solely in a virtual meeting format online. To participate at the special meeting online, please review and follow the instructions under the Q&A entitled “How can I attend and vote at the online meeting?” below. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the public health impact of the novel coronavirus disease (COVID-19). At the special meeting, you will be asked to, among other things, vote for the proposal to adopt the merger agreement. See the section entitled “The Special Meeting,” beginning on page 23, for additional information on the special meeting, including how to vote your Shares.
Stockholders Entitled to Vote; Vote Required to Approve the Proposal to Adopt the Merger Agreement (see page 24)
You may vote at the special meeting only if you were a holder of record of Shares as of the close of business on [•], 2021, which is the record date for the special meeting (which we refer to as the “record date”). You will be entitled to one (1) vote for each Share that you owned on the record date. As of the record date, there were [•] Shares issued and outstanding and entitled to vote at the special meeting.

The approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter (which we refer to as the “Company Stockholder Approval”).
How to Vote (see page 25)
Stockholders of record have a choice of voting at the special meeting online by following the instructions for internet voting on the enclosed proxy card, or by authorizing a proxy by (1) calling a toll-free telephone number set forth on the enclosed proxy card, (2) through the internet following the instructions set forth on the enclosed proxy card or (3) completing the enclosed proxy card and mailing it in the prepaid envelope provided. Please refer to your proxy card or the information forwarded to you by your bank, broker, trust or other nominee to see which options are available to you. To facilitate timely receipt of your proxy despite any potential systems disruption due to COVID-19, we encourage you to vote via the internet or telephone (if such voting methods are available to you) by following the instructions on the enclosed proxy card promptly. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m. Central Time on the day before the special meeting.
If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your Shares, your bank, broker, trust or other nominee will not be able to vote your Shares at the special meeting.
Any stockholder can attend the special meeting via the virtual meeting website by visiting www.meetingcenter.io/228376211 (password: WDR2021) before the scheduled start time. See “General Information” for additional requirements, including the instructions under the Q&A entitled “How can I attend and vote at the online meeting?”.
YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD. If the merger is completed, a letter of transmittal with instructions for the surrender of certificates representing Shares or book-entry Shares will be mailed to stockholders shortly after the merger is completed.
For additional information regarding the procedure for authorizing your proxy, see the sections entitled “The Special Meeting — How to Vote,” beginning on page 25, and “The Special Meeting — Solicitation of Proxies,” beginning on page 26. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson Inc. Stockholders, banks and brokers may call toll-free at (888) 613-9988.
Recommendation of the Board; Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement (see pages 45 and 46)
The board of directors of the Company (which we refer to as the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board also considered such other matters as the Board considered necessary or appropriate. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the execution, delivery and performance of the merger agreement, (iii) determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders, (iv) recommended that the Company’s stockholders vote for the proposal to adopt the merger agreement, and (v) directed that the merger agreement be submitted to the Company’s stockholders for adoption at the special meeting.
The Board unanimously recommends that at the special meeting you vote “FOR” the proposal to adopt the merger agreement, “FOR” the approval, by a non-binding advisory vote, of the compensation that may be paid or become payable to Waddell & Reed’s named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to adjourn the special meeting if necessary or appropriate, to solicit additional proxies.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Merger — Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement,” beginning on page 46. In addition, in considering the recommendation of the Board with respect to the merger and the other transactions contemplated by the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Waddell & Reed stockholders generally. See the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 59.
Opinion of Financial Advisor (page 53 and Annex C)
Pursuant to an engagement letter, dated October 19, 2020, the Company retained J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) as its financial advisor in connection with the proposed merger. At the meeting of the Board on December 2, 2020, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its December 2, 2020 oral opinion by delivering its written opinion, dated December 2, 2020, to the Board that, as of such date, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of J.P. Morgan, dated December 2, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Waddell & Reed stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any stockholder of Waddell & Reed as to how such stockholder should vote with respect to the proposed merger or any other matter. For a description of the opinion that the Board received from J.P. Morgan, see the section entitled “Opinion of Financial Advisor” beginning on page 53.
Market Price and Dividend Data (see page 104)
Waddell & Reed Class A common stock is traded on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “WDR.” On December 1, 2020, the last full trading day before the public announcement of the merger agreement, the closing price for Waddell & Reed Class A common stock was $16.87 per Share. On [•], 2021, the last full trading day prior to the date of this proxy statement, the closing price for Waddell & Reed Class A common stock was $[•] per Share.
Certain Effects of the Merger (see page 63)
Upon completion of the merger, Merger Sub will be merged with and into Waddell & Reed upon the terms set forth in the merger agreement. As the Surviving Corporation in the merger, Waddell & Reed will continue to exist following the merger as a wholly-owned subsidiary of Macquarie.
Following the completion of the merger, the Shares will no longer be traded on the NYSE or any other public market. In addition, the registration of the Shares under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), will be terminated.
Consequences if the Merger is Not Completed (see page 63)
If the proposal to adopt the merger agreement does not receive the required approval from Waddell & Reed’s stockholders, or if the merger is not completed for any other reason, you will not receive any consideration from Macquarie or Merger Sub for your Shares. Instead, Waddell & Reed will remain a public company, and the Shares will continue to be listed and traded on the NYSE.

In addition, if the merger agreement is terminated under specified circumstances, Waddell & Reed may be required to pay Macquarie a termination fee of $47 million. The merger agreement also provides that Macquarie may be required to pay Waddell & Reed a reverse termination fee of $125 million if the merger agreement is terminated under specified circumstances (which reverse termination fee is reduced to $94 million under specified circumstances). See the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 95.
Treatment of Outstanding Equity Awards (see page 70)
The merger agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment:
Company RSUs
Each outstanding restricted stock unit (which we refer to as “Company RSUs”) that was granted under the Waddell & Reed Financial, Inc. Cash Settled RSU Plan, as amended and restated, effective February 19, 2020 (which we refer to as the “RSU Plan”), or the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated (which we refer to as the “Company Stock Incentive Plan”), will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment equal to (i) (A) the merger consideration, multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any taxes withheld pursuant to the merger agreement.
Company Restricted Stock
Immediately prior to the Effective Time, each Share of restricted stock granted or issued under the Company Stock Incentive Plan that is subject to vesting or other forfeiture conditions or repurchase by the Company (which we refer to as “Company Restricted Stock”) will vest in full and any forfeiture restrictions applicable to such Company Restricted Stock will immediately lapse. By virtue of the merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock will be treated as a Share for all purposes of the merger agreement, including the right to receive the merger consideration in accordance with the terms thereof, less applicable taxes required to be withheld with respect to such vesting.
Employee Matters (see page 88)
•
Retention.   Certain employees of the Company (other than the Company’s executive officers who are party to a Change of Control Agreement (as defined below)) are eligible to receive retention payments under the Company’s Retention Bonus Plan (which we refer to as the “Retention Program”) and, in the case of one employee not covered under the Retention Program, pursuant to an agreement in substantially similar form to the Change of Control Agreement providing such employee with retention benefits. The cost of the Retention Program and the retention benefits provided to such sole employee may not exceed, in the aggregate, $25,022,000 plus an additional amount, not to exceed $1,000,000, equal to the amount of any at-risk additional bonuses that are earned but not paid to the Company’s executive officers under their Change of Control Agreements due to payout caps on the at-risk additional bonuses.

•
Compensation.   For a period of twelve months following the Closing Date, Macquarie will provide and cause its affiliates and successors to provide each employee of Waddell & Reed or its subsidiaries as of the Effective Time who continues to be employed by Macquarie or any of its affiliates (which we refer to as a “continuing employee”) with: (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time; (ii) a target annual incentive opportunity that is, at the discretion of Macquarie, either (A) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time or (B) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to similarly situated employees of Macquarie and its affiliates; and (iii) employee health and welfare benefits (excluding defined benefit pension benefits, retiree health and welfare and severance benefits) that are, at the discretion of Macquarie, either substantially comparable in the aggregate to those (A) provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time, or (B) that are generally made available to similarly situated employees of Macquarie and its subsidiaries from time to time.
•
Severance.   Macquarie agreed that each continuing employee will, for twelve months following the Closing Date, be entitled to the severance arrangements provided by Waddell & Reed and its subsidiaries to such continuing employee pursuant to the Waddell & Reed Financial, Inc. Change of Control Severance Plan in effect as of the date of the merger agreement or the Change of Control Agreements, as applicable.

Interests of Directors and Executive Officers in the Merger (see page 59)
In considering the recommendation of the Board that you vote “FOR” the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Waddell & Reed stockholders generally. These interests include, among others,
•
the opportunity of the Company’s executive officers to receive cash retention payments and severance payments and benefits under Change of Control Retention and Severance Agreements entered into effective December 2, 2020 (which we refer to as the “Change of Control Agreements”), and vesting acceleration of their outstanding unvested equity awards; and

•
continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to completion of the merger.

The Board was aware of these interests and considered them at the time it adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, approved the execution, delivery and performance of the merger agreement, and made its unanimous recommendation to Waddell & Reed stockholders.
Conditions to the Merger (see page 90)
Conditions to Each Party’s Obligations
The obligations of Waddell & Reed, Macquarie, Merger Sub and Guarantor to effect the merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:
•
the Company Stockholder Approval will have been obtained (which we refer to as the “Stockholder Approval Condition”);

•
the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), relating to (1) the transactions contemplated by the merger agreement, including the merger, and (2) the Wealth Management Transactions will each have expired or been terminated (which we refer to collectively as the “HSR Clearance Condition”);

•
each of the applicable waiting periods (or extensions thereof) and consents, non-objections or approvals relating to the transactions contemplated by (1) the merger agreement, including the merger, and (2) the Wealth Management Transactions under the applicable laws, statutes, rules, or other similar requirements of certain specified jurisdictions and regulatory authorities will have expired, been terminated or received and be in full force and effect, as applicable (which we refer to collectively as the “Regulatory Approvals Condition”); and

•
(1) the absence of any law, injunction or governmental order restraining, enjoining or prohibiting the consummation of the transactions contemplated by the merger agreement, including the merger; and (2) the absence of any law, injunction or governmental order initiated by a governmental entity restraining, enjoining, prohibiting the consummation of the Wealth Management Transactions (which we refer to collectively as the “Legal Restraints Condition”).

Conditions to Macquarie’s and Merger Sub’s Obligations
The obligations of Macquarie and Merger Sub to effect the merger are subject to the satisfaction, or waiver by Macquarie, at or prior to the Effective Time, of the following additional conditions:
•
subject to materiality qualifiers in certain cases, the accuracy of each of Waddell & Reed’s representations and warranties in the merger agreement;

•
Waddell & Reed having performed in all material respects all obligations and agreements required to be performed or complied with by it under the merger agreement prior to or on the Closing Date;

•
the non-occurrence of any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect (as defined below) on Waddell & Reed since the date of the merger agreement (which we refer to as the “MAE Condition”);

•
Waddell & Reed having received, as of the close of business in accordance with the Company’s historic accounting practices on the day that is five (5) business days prior to the Closing Date (which we refer to as the “Calculation Time”), the consent of investment advisory clients of Waddell & Reed and its subsidiaries representing a Closing Revenue Run Rate (as defined below) of at least 65% of the aggregate annualized investment advisory, investment management, subadvisory or similar fees (excluding performance-based, incentive, contingent, administrative, transfer agency or similar fees) of all investment advisory clients of Waddell & Reed and its subsidiaries paid or earned and payable by such clients based upon total net assets under management as of November 30, 2020 (which we refer to as the “Client Consent Condition”);

•
For purposes of this proxy statement and the merger agreement, “Closing Revenue Run Rate” means, as of the Calculation Time, the sum of (x) the aggregate annualized investment advisory, investment management, subadvisory or similar fees (excluding performance-based, incentive, contingent, administrative, transfer agency or similar fees) (based upon total net assets under management as of November 30, 2020, as adjusted for net cash inflows and outflows from that date until the Calculation Time, but not changes due to market appreciation or depreciation or any currency fluctuations, and excluding the assets of certain institutional clients) for all investment advisory clients of Waddell & Reed and its subsidiaries (except as provided in the following sentence) paid or earned and payable by such clients pursuant to any investment advisory agreement that is in effect as of the Calculation Time, plus (y) $19,643,489. The determination of Closing Revenue Run Rate will exclude any non-consenting clients as of the Calculation Time (and the assets under management attributable to such non-consenting clients), but will include any new client between the date of the merger agreement and the Calculation Time (and the assets under management attributable to such new clients) subject to the satisfaction of certain conditions.

•
Waddell & Reed having, as of the Calculation Time, assets under administration (as adjusted pursuant to the merger agreement) representing at least 40% of the total net assets held in client accounts managed or serviced by independent financial advisors associated with W&R as of November 30, 2020 (which we refer to as the “AUA Condition”). The determination of the AUA Condition will exclude any non-consenting clients (and the assets under administration attributable to non-consenting clients).

•
Macquarie must have received a certificate of an executive officer of Waddell & Reed, dated as of the Closing Date, to the effect that each of (i) the Stockholder Approval Condition, (ii) the conditions related to Waddell & Reed’s compliance with its representations and warranties, obligations and agreements contained in the merger agreement (as described in the bullets above), (iii) the MAE Condition, (iv) the Client Consent Condition and (v) the AUA Condition have been satisfied.

Conditions to Waddell & Reed’s Obligations
Our obligations to effect the merger are subject to the satisfaction, or waiver by us, at or prior to the Effective Time of the following additional conditions:
•
subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Macquarie and Merger Sub in the merger agreement;

•
each of Macquarie and Merger Sub having performed in all material respects all obligations and agreements required to be performed or complied with by it prior to or on the Closing Date; and

•
Waddell & Reed must have received a certificate of an executive officer of Macquarie stating that the conditions set forth in the bullets above have been satisfied.

Regulatory Approvals (see pages 65 and 81)
Subject to the terms and conditions set forth in the merger agreement, Waddell & Reed and Macquarie have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement, and the Wealth Management Transactions, as promptly as practicable, including preparing and filing with any governmental entity or other third party, in consultation with the other party, all necessary applications, notices, petitions, filings and resubmitting any such notices, petitions, filings or other documents in the event they are rejected for any reason by the relevant governmental entity. These actions and filings include (A) those required pursuant to the HSR Act, (B) those with the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”) related to obtaining CFIUS Approval (as defined below), (C) those required by the Financial Industry Regulatory Authority (which we refer to as “FINRA”) related to obtaining FINRA Approval (as defined below) and (D) a change in control application filed with the New Hampshire Banking Department pursuant to RSA 383-C:8-803 (which we refer to as the “NH Filing”). Waddell & Reed and Macquarie have agreed to take all actions or steps as may be necessary to obtain as promptly as practicable the expiration or termination of the applicable HSR Act waiting periods, CFIUS Approval, FINRA Approval, approval of the New Hampshire Banking Department of the NH Filing (which we refer to as “NH Approval”) and any other consents, approvals, clearances, waivers, licenses, registrations, permits, authorizations and legal orders necessary or advisable from any third party or governmental entity in connection with the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions. For a description of Waddell & Reed’s, Macquarie’s and Merger Sub’s respective obligations under the merger agreement with respect to regulatory approvals, see the sections entitled “The Merger — Regulatory Approvals Required for the Merger” beginning on page 65 and “The Agreement and Plan of Merger — Efforts to Complete the Merger,” beginning on page 81.
On December 23, 2020, each of Waddell & Reed and Macquarie filed its required notification and report forms with the U.S. Department of Justice (which we refer to as the “DOJ”) and the U.S. Federal Trade Commission (which we refer to as the “FTC”) under the HSR Act with respect to the merger (the “Merger HSR Filing”), commencing the initial 30-calendar-day waiting period. On December 23, 2020, each of Macquarie and LPL filed its required notification and report forms under the HSR Act with respect to the Wealth Management Transactions (the “LPL HSR Filing” and, collectively with the Merger HSR Filing, the “HSR Filings”), commencing the initial 30-calendar-day waiting period. On January 15, 2021, the FTC and DOJ granted early termination of the waiting period under the HSR Act with respect to the Merger HSR Filing. On January 15, 2021, the FTC and DOJ granted early termination of the waiting period under the HSR Act with respect to the LPL HSR Filing.
On January 15, 2021, LPL, W&R and Ivy Distributors jointly filed the FINRA Application (as defined below) with FINRA with respect to the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions.
On January 9, 2021, Waddell & Reed and Macquarie jointly filed a draft of the CFIUS Filing (as defined below) with CFIUS.
On December 28, 2020, LPL filed the NH Filing with the New Hampshire Banking Department.

Restriction on Solicitation of Competing Proposals (see page 83)
Until the Effective Time or the earlier valid termination of the merger agreement in accordance with its terms, subject to certain exceptions, we are not permitted to (i) initiate, solicit, cooperate with, assist, participate in or knowingly take any action to encourage, induce or facilitate the making, submission or announcement of any acquisition proposal (as defined below); or (ii) enter into, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, any person or entity (each of which we refer to individually as a “person”), in each case, in connection with an acquisition proposal.
Notwithstanding these restrictions, under certain circumstances, we may, prior to the time the Company Stockholder Approval has been obtained, in response to an unsolicited, bona fide written acquisition proposal that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to result in a superior proposal (as defined below) and with respect to which the Board determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the Board’s fiduciary duties to the Company’s stockholders under applicable law, then the Company and its officers, directors, advisors and other representatives may, subject to compliance with certain obligations contained in the merger agreement (to provide Macquarie with advance notice and to keep Macquarie reasonably informed), (i) engage or participate in discussions or negotiations with, and only with, the person (or such person’s representatives) that has made such acquisition proposal, and (ii) furnish to the person (or such person’s representatives) that has made the acquisition proposal information relating to the Company and its subsidiaries or afford access to the business, properties, assets, books, records or the personnel of the Company and its subsidiaries, in each case pursuant to an acceptable confidentiality agreement. For additional information, see the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals” beginning on page 83.
The merger agreement also provides, among other restrictions, that the Board cannot: (i) approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, or publicly propose to approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, any acquisition proposal, or publicly disclose that the Board (or any Board committee) has determined that any acquisition proposal constitutes a superior proposal; (ii) fail to make the recommendation that the Company’s stockholders adopt the merger agreement (which we refer to as the “Board recommendation”) or to include the Board recommendation in this proxy statement; (iii) following the commencement of a tender offer or exchange offer that constitutes an acquisition proposal, fail to publish, send or give to the Company’s stockholders a statement affirming the Board recommendation; (iv) withdraw, change, amend, modify or qualify the Board recommendation in a manner adverse to Macquarie or Merger Sub, or publicly propose to do the same (any action or failure to act taken by the Board (or by any Board committee) set forth in the foregoing clauses (i)  — (iv), a “change of Board recommendation”); (v) take any action to make any takeover law inapplicable to any third party or any acquisition proposal; (vi) enter into any merger agreement, letter of intent, purchase agreement or other similar contract constituting, relating to or that is intended to or is reasonably likely to lead to an acquisition proposal (other than an acceptable confidentiality agreement) or enter into any contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, including the merger, or resolve or agree to take any of the foregoing actions; or (vii) fail to enforce, terminate, waive, amend or modify any provision of, or grant permission or a release under, any standstill, confidentiality agreement or similar contract with respect to any equity interests of the Company or its subsidiaries to which the Company or any of its subsidiaries is a party.
For additional information, see the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals” beginning on page 83. Under certain circumstances, Waddell & Reed is permitted to terminate the merger agreement in order to enter into an alternative acquisition agreement (as described below under the section entitled “The Agreement and Plan of Merger — Obligation of the Board with Respect to Its Recommendation” beginning on page 86) with respect to a superior proposal, concurrently with the payment by Waddell & Reed to Macquarie of a termination fee equal to $47 million.

Termination of the Merger Agreement (see page 93)
The merger agreement may be terminated and the merger may be abandoned by the mutual written consent of Macquarie and Waddell & Reed at any time prior to the Effective Time, whether before or after the time that the Company Stockholder Approval has been obtained. In addition, the merger agreement may be terminated by either Macquarie or Waddell & Reed if:
•
the Effective Time has not occurred on or before December 2, 2021 (as such date may be extended by Macquarie or Waddell & Reed for a period of up to three months, as described in the section entitled “The Merger Agreement — Termination of the Merger Agreement” on page 93) (the “outside date trigger”);

•
any court or other governmental entity has issued a legal order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, including the merger, or, solely as a result of any legal action or proceeding initiated by a governmental entity, the Wealth Management Transactions, whether before or after the time that the Company Stockholder Approval has been obtained, and such legal order, decree, ruling has become final and nonappealable; or

•
the special meeting (including any adjournment or postponement thereof) has concluded, the stockholders of the Company have duly voted and the Company Stockholder Approval has not been obtained (the “company stockholder approval trigger”).

Waddell & Reed may also terminate the merger agreement:
•
at any time prior to obtaining the Company Stockholder Approval if the Board determines to accept a superior proposal, but only in compliance with the terms of the merger agreement applicable to acquisition proposals; provided that such termination will not be effective unless Waddell & Reed concurrently enters into an alternative acquisition agreement and pays a termination fee equal to $47 million to Macquarie (as described in the section entitled “— Expenses; Termination Fees”) (the “superior proposal trigger”);

•
at any time prior to the Effective Time if (A) there has been a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Macquarie or Merger Sub, in any case, such that any of the conditions set forth in “— Conditions to Each Party’s Obligations” and “— Conditions to Waddell & Reed’s Obligations” above would not then be satisfied; (B) Waddell & Reed has delivered to Macquarie written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Macquarie and such breach has not been cured (except that Waddell & Reed will not be permitted to terminate the merger agreement pursuant to this bullet if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of the merger agreement by Waddell & Reed or (y) Waddell & Reed is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement); or

•
any governmental entity from which a Closing Condition Regulatory Approval (as defined below) must be obtained to satisfy the Regulatory Approvals Condition has denied such Closing Condition Regulatory Approval, and such denial has become final and non-appealable (the “Company Regulatory Approvals Condition denial trigger”).

Macquarie may also terminate the merger agreement, at any time prior to the Effective Time, if:
•
there has been a change of Board recommendation (whether or not in compliance with Waddell & Reed’s obligations in the merger agreement) (except that in no event will Macquarie be entitled to terminate the merger agreement pursuant to this bullet following the receipt of the Company Stockholder Approval) (the “Board recommendation trigger”);

•
Waddell & Reed has willfully breached any of its obligations as set forth in the section entitled “— Restriction on Solicitation of Competing Proposals” above or its obligation to call and hold the special meeting pursuant to the merger agreement in any material respect (the “no shop trigger”);

•
(A) there has been a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Waddell & Reed, in any case, such that any of the conditions set forth in “— Conditions to Each Party’s Obligations” and “— Conditions to Macquarie’s Obligations” above would not then be satisfied; (B) Macquarie has delivered to Waddell & Reed written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days have elapsed since the date of delivery of such written notice to Waddell & Reed and such breach has not been cured (except that Macquarie will not be permitted to terminate the merger agreement pursuant to this bullet if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of the merger agreement by Macquarie or Merger Sub or (y) Macquarie or Merger Sub is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;
•
since the date of the merger agreement, there has occurred any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, and continues to have, a material adverse effect on Waddell & Reed, and either such change, event, development, occurrence, state of facts, circumstance or effect is not capable of being remedied; or

•
any governmental entity from which a Closing Condition Regulatory Approval must be obtained to satisfy the Regulatory Approvals Condition has denied such Regulatory Approval, and such denial has become final and non-appealable (the “Macquarie Regulatory Approvals Condition denial trigger”).

Termination Fees (see page 95)
Upon termination of the merger agreement under specified circumstances, Waddell & Reed will be required to pay Macquarie a termination fee of $47 million. The merger agreement also provides that Macquarie may be required to pay Waddell & Reed a reverse termination fee of $125 million if the merger agreement is terminated under specified circumstances (which reverse termination fee is reduced to $94 million under specified circumstances). For additional information, see the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees” beginning on page 95.
Rights of Stockholders Who Seek Appraisal (see page 99)
If the merger is completed, the Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 99 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex B). This means that you may be entitled to have the fair value of your Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration, without interest, less any required withholding taxes, pursuant to the merger agreement, if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have otherwise received under the merger agreement.
To exercise your appraisal rights with respect to your Shares, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt the merger agreement and you must not vote (either in person or by proxy) in favor of such proposal with respect to your Shares. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 99 and the text of the DGCL appraisal rights statute is reproduced in its entirety as Annex B to this proxy statement. We encourage you to read these provisions carefully and in their entirety. If you hold your Shares through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, broker or other nominee. In view of the complexity of the DGCL relating to appraisal rights, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex B.

Material U.S. Federal Income Tax Consequences of the Merger (see page 64)
The receipt of cash in exchange for Shares pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) who receives cash in exchange for Shares in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired for the same cost in a single transaction). You should refer to the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64, and consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger to you in light of your own circumstances.
Guaranty (see page 97)
Guarantor agreed to absolutely, unconditionally and irrevocably guarantee each and every obligation, liability, covenant and other agreement of Macquarie and Merger Sub under the merger agreement, including payment of the merger consideration when due, in each case whether or not any bankruptcy or similar proceeding has stayed the accrual or collection of any guaranteed obligation or operated as a discharge thereof.
Additional Information (see page 110)
You can find more information about Waddell & Reed in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

GENERAL INFORMATION
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers do not address all questions that may be important to you as a Waddell & Reed stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in this proxy statement.
Q:
Why am I receiving this proxy statement?

A:
On December 2, 2020, Waddell & Reed entered into the merger agreement with Macquarie, Merger Sub and Guarantor. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement.

Q:
As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $25.00 in cash, without interest and subject to any withholding of taxes required by applicable law in accordance with the merger agreement, for each Share you own as of immediately prior to the Effective Time. For further information, see the section entitled “The Agreement and Plan of Merger — Merger Consideration,” beginning on page 69.

Q:
What are the material U.S. federal income tax consequences of the merger?

A:
The receipt of cash in exchange for Shares pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as such term is defined below in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) who receives cash in exchange for Shares in the merger will recognize gain or loss equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired for the same cost in a single transaction). In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. You should refer to the discussion in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 63, and consult your own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of the merger to you in light of your own circumstances.

Q:
What will happen to outstanding Waddell & Reed equity compensation awards in the merger?

A:
For information regarding the treatment of outstanding Waddell & Reed equity awards, see the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards,” beginning on page 70.

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting of Waddell & Reed stockholders will be held on [•], 2021, at [•] a.m., Central Time, in a virtual meeting format online at www.meetingcenter.io/228376211, and at any adjournments or postponements of the special meeting. If you plan to attend the special meeting, please review the instructions under the Q&A entitled “How can I attend and vote at the online meeting?” below.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of record of Shares as of the close of business on [•], 2021, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one (1) vote on each of the proposals presented in this proxy statement for each Share that you held on the record date.

Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
a proposal to adopt the merger agreement;

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Waddell & Reed’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 59; and

•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Pursuant to Waddell & Reed’s bylaws and Delaware law, only the matters set forth in the notice of the special meeting may properly be brought before the special meeting.
Q:
What vote is required to approve each of the proposals?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter. Abstentions and failures to vote will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on Waddell & Reed or Macquarie or any of their respective subsidiaries, and, if the merger is approved by Waddell & Reed stockholders and completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. Abstentions and failures to vote will have no effect on approval of the non-binding compensation advisory proposal.
If a quorum is present at the special meeting, the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. If a quorum is not present at the special meeting, approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the outstanding Shares represented at the special meeting, either in person or by proxy. If a quorum is present at the special meeting, abstentions and failures to vote will have no effect on approval of the adjournment proposal. If a quorum is not present at the special meeting, abstentions will have the same effect as votes “AGAINST” the adjournment proposal and failures to vote will have no effect on approval of the adjournment proposal.
Q:
How does the Board recommend that I vote on the proposals?

A:
After careful consideration, the Board has unanimously determined that the merger and the other transactions contemplated by the merger agreement, are advisable and fair to, and in the best interests of, the Company and its stockholders, and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the non-binding compensation advisory proposal and “FOR” the proposal to adjourn the special meeting if necessary or appropriate.

For a discussion of the factors that the Board considered in determining to recommend the approval of the proposal to adopt the merger agreement, please see the section entitled “The Merger — Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement,” beginning on page 46.
In addition, in considering the recommendation of the Board with respect to the merger and the other transactions contemplated by the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Waddell & Reed stockholders generally. See the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 59.
Q:
How can I attend and vote at the online meeting?

A:
For registered stockholders:   If on the record date your Shares were registered directly in your name with our transfer agent, Computershare Ltd. (“Computershare”), then you are a stockholder of record (also known as a “record holder”). Stockholders of record at the close of business on the record date will be able to attend the special meeting, vote, and submit questions during the special meeting by visiting www.meetingcenter.io/228376211 at the meeting date and time. We encourage you to access the special meeting prior to the start time. Online access will begin at [•] a.m., Central Time. The two items of information needed to access the Special Meeting from the website are the following:
Username: the 15-digit control number located in the shaded bar on the proxy card
Meeting password: WDR2021
For beneficial owners:   If on the record date your Shares were not registered directly in your name with Computershare but instead held by an intermediary, such as a bank, broker or other nominee, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you must register in advance to attend the special meeting, vote and submit questions. To register in advance you will need to obtain a legal proxy from the bank, broker or other nominee that holds your Shares giving you the right to vote the Shares. Once you have received a legal proxy form from your bank, broker or other nominee, forward the email with your name and the legal proxy attached or send a separate email with your name and legal proxy attached labeled “Legal Proxy” in the subject line to Computershare, at legalproxy@computershare.com. Requests for registration must be received no later than 5:00 p.m., Central Time, on [•], 2021. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/228376211 and enter your control number and the meeting password, WDR2021. If you do not have your control number you may attend as a guest (non-stockholder) by going to www.meetingcenter.io/228376211 and entering the requested information. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the special meeting.
401(k) Plan Shares:   If you are a participant in the Waddell & Reed Financial, Inc. 401(k) Plan (the “401(k) Plan”) and have a portion of your 401(k) Plan account invested in shares of our Class A common stock through the Waddell & Reed Financial, Inc. Unitized Stock Fund (“401(k) Plan Shares”), you may submit voting instructions to direct the 401(k) Plan trustee to vote your 401(k) Plan Shares, as described below, but you may not vote your 401(k) Plan Shares in person at the special meeting.
Q:
Do I need to attend the special meeting?

A:
No. It is not necessary for you to attend the virtual special meeting in order to vote your Shares. You may vote by telephone, through the Internet or by mail, as described in more detail below.

Q:
How do I vote my Shares without attending the special meeting?

A:
Stockholder of record: Shares registered in your name.   If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the special meeting in any of the following ways:

•
By Telephone or via the Internet.   You can submit a proxy to vote your Shares by telephone or via the Internet by following the instructions on the enclosed proxy card. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m., Central Time, on the day before the special meeting. Have your proxy card in hand as you will be prompted to enter your control number.

•
By Mail.   You can submit a proxy to vote your Shares by mail if you received a printed proxy card by completing, signing, dating and promptly returning your proxy card in the postage-prepaid envelope provided with the materials. Proxies submitted by mail must be received by the close of business on [•], 2021 in order to ensure that your vote is counted.

To facilitate timely receipt of your proxy despite any potential systems disruption due to COVID-19, we encourage you to vote via the Internet or telephone following the instructions on the enclosed proxy card promptly. If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Central Time on the day before the special meeting.
Submitting your proxy by mail, by telephone or through the Internet will not prevent you from casting your vote at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting via the virtual meeting website to ensure that your Shares are represented at the special meeting.
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting if necessary or appropriate.
Beneficial owner: Shares registered in the name of bank, broker or other nominee.   If you are a beneficial owner of shares registered in the name of your bank, broker or other nominee, you should have received voting instructions from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your bank, broker or other nominee. Follow the instructions from your broker, bank or other nominee included with this proxy statement, or contact your bank, broker or other nominee to request a proxy form.
401(k) Plan Shares.   If you are a participant in the 401(k) Plan and have a portion of your 401(k) Plan account invested in 401(k) Plan Shares, you may submit voting instructions to direct the 401(k) Plan trustee to vote your 401(k) Plan Shares, as described below.
Q:
How will my proxy be voted?

A:
Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting at the special meeting or any adjournments or postponements thereof in the manner directed on the proxy. [•] and [•] are named as proxy holders in the proxy form and have been designated by the Board to represent you and vote your Shares at the special meeting. All Shares represented by a properly executed proxy on which no choice is specified will be voted (1) “FOR” the proposal to adopt the merger agreement, (2) “FOR” the non-binding compensation advisory proposal, (3) “FOR” the proposal to adjourn the special meeting if necessary or appropriate, and (4) in accordance with the proxy holders’ best judgment as to any other business that properly comes before the special meeting.

If a 401(k) Plan participant does not submit voting instructions, or submits voting instructions, but does not indicate a choice for one or more proposals, the trustee of the 401(k) Plan will vote the 401(k) Plan Shares allocated to the participant’s account in the same proportion as the 401(k) Plan Shares for which directions have been received.
Q:
How do participants in the 401(k) Plan vote?

A:
If you participate in the 401(k) Plan and have a portion of your 401(k) Plan account invested in 401(k) Plan Shares, your completed proxy card or proxy vote using the Internet voting site or the toll-free telephone number listed on the proxy card will serve as the voting instructions for the trustee of the 401(k) Plan. Your voting instructions must be received by no later than 11:59 Central Time, on [•], 2021. Computershare will tabulate the voting instructions with respect to all 401(k) Plan Shares and will provide the voting instructions to the 401(k) Plan trustee who will vote the shares. Your voting instructions will be held in strict confidence by Computershare and will not be shared with anyone at the Company. If a 401(k) Plan participant does not submit voting instructions, or submits voting instructions, but does not indicate a choice for one or more proposals, the trustee of the 401(k) Plan will vote the 401(k) Plan Shares allocated to the participant’s account in the same proportion as the 401(k) Plan Shares for which directions have been received.

If you participate in the 401(k) Plan and have a portion of your 401(k) Plan account invested in 401(k) Plan Shares, and are also the registered owner of shares of our Class A common stock, you will receive a single proxy card for all of these shares.
Q:
If my Shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those Shares for me with respect to the proposals?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your Shares at the special meeting unless you have properly instructed your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your Shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.
Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your Shares unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the outstanding Shares, the failure to provide your nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Furthermore, your Shares will not be included in the calculation of the number of Shares present at the special meeting for purposes of determining whether a quorum is present.

Q:
How do I vote during the meeting?

A:
If you have not already voted your Shares in advance as described in the Q&A entitled “How do I vote my Shares without attending the Special Meeting?” above, provided you are a registered stockholder with a control number or a beneficial stockholder that has submitted a legal proxy and has received a control number from Computershare, you will also be able to vote your shares electronically during the special meeting by clicking on the “Cast Your Vote” link on the meeting center site. Whether or not you plan to attend the special meeting, we urge you to vote and submit your proxy in advance of or during the special meeting by one of the methods described in the proxy materials.

Q:
How do I ask questions during the meeting?

A:
If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/228376211, entering your control number and meeting password, WDR2021, and clicking on the message icon in the upper right-hand corner of the page. To return to the main page, click the “i” icon at the top of the screen. Please note that guest access is in listen-only mode and you will not have the ability to ask questions or vote during the special meeting.

Q:
How many Shares need to be represented at the special meeting?

A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of Shares issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. As of the close of business on the record date, there were [•] Shares outstanding. If you are a Waddell & Reed stockholder as of the close of business on the record date and you vote by mail, by telephone, through the Internet or at the special meeting, you will be considered part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.

All Shares held by stockholders that attend the special meeting via the virtual meeting website, or by proxy, and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Waddell & Reed’s named executive officers that is based on or otherwise relates to the merger?

A:
In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger. In accordance with the rules promulgated under Section 14A of the Exchange Act, Waddell & Reed is providing its stockholders with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Waddell & Reed’s named executive officers in connection with the merger. For additional information, see the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 28.
Q:
What will happen if Waddell & Reed stockholders do not approve the non-binding compensation advisory proposal?

A:
The vote to approve the non-binding compensation advisory proposal is a vote separate and apart from the vote to approve the proposal to adopt the merger agreement. Approval of the non-binding compensation advisory proposal is not a condition to completion of the merger, and it is advisory in nature only, meaning that it will not be binding on Waddell & Reed or Macquarie or any of their respective subsidiaries. Accordingly, if the merger and the other transactions contemplated by the merger agreement are approved by Waddell & Reed’s stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your Shares in one (1) of the ways described below as soon as possible. With respect to each proposal described herein, you will be entitled to one (1) vote for each Share that you owned on the record date.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before the proxy is exercised at the special meeting. You may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to Waddell & Reed’s Secretary at Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same Shares. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting via the virtual meeting website and voting at the meeting by following the internet voting instructions on your proxy card. However, simply attending the special meeting without voting will not revoke or change your proxy. “Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.

If you are a participant in the 401(k) Plan and have a portion of your 401(k) Plan account invested in 401(k) Plan Shares, you may revoke your voting instructions and change your voting instructions with respect to those shares by timely submitting later-dated voting instructions, later-dated voting instructions by telephone or later-dated voting instructions via the Internet (which automatically revokes the earlier voting instructions).
Q:
What does it mean if I receive more than one (1) proxy card?

A:
If you receive more than one (1) proxy card, it means that you hold Shares that are registered in more than one (1) account. For example, if you own your Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Therefore, to ensure that all of your Shares are voted, you will need to submit your proxies by mailing in each proxy card you receive or by telephone or through the Internet by using the different voter control number(s) on each proxy card.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two (2) or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have instituted householding for stockholders of record. If you share an address with another stockholder and received only one copy of this proxy statement, and you would like to request a separate copy of this proxy statement, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. We will promptly deliver a separate copy of this proxy statement upon receipt of such request. Similarly, stockholders sharing an address that are receiving multiple copies of the Company’s proxy materials may request that they receive a single copy of those materials in the future by contacting the Company at the address and phone number above.

In addition, certain brokerage firms may have instituted householding for beneficial owners of Shares held through brokerage firms. If your family has multiple accounts holding Shares, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
Q:
What happens if I sell my Shares before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of completion of the merger. If you own Shares as of the close of business on the record date but transfer your Shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your Shares as of immediately prior to the Effective Time.

Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:
Stockholders who do not vote in favor of the adoption of the merger agreement are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if they take certain actions and meet certain conditions. For additional information, see the section entitled “Appraisal Rights” beginning on page 99. For the full text of Section 262 of the DGCL, please see Annex B of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you wish to exercise your appraisal rights, we encourage you to seek the advice of financial and legal counsel.

Q:
If I hold my Shares in certificated form, should I send in my stock certificates now?

A:
No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:
Should I send in my Company RSUs and Company Restricted Stock now?

A:
No. At the Effective Time, your Company RSUs and Company Restricted Stock will be terminated and cancelled in exchange for any applicable consideration. You will receive further instructions for such exchange.

Q:
When is the merger expected to be completed?

A:
Waddell & Reed and Macquarie are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed in the middle of 2021, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the approval of the proposal to adopt the merger agreement by Waddell & Reed stockholders, the receipt of certain regulatory approvals, the Client Consent Condition, and the AUA Condition. For additional information, see the section entitled “The Agreement and Plan of Merger — Conditions to the Merger,” beginning on page 90.
Q:
What happens if the merger is not completed?

A:
If the proposal to adopt the merger agreement is not approved by the holders of a majority of the outstanding Shares entitled to vote on the matter or if the merger is not completed for any other reason, you will not receive any consideration from Macquarie or Merger Sub for your Shares. Instead, Waddell & Reed will remain a public company, and the Shares will continue to be registered under the Exchange Act and listed and traded on the NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of Shares. Under certain circumstances, if the merger is not completed, we may be obligated to pay Macquarie a termination fee. For additional information, see the section entitled “The Merger — Consequences if the Merger is Not Completed,” beginning on page 63.

Q:
Where can I find more information about Waddell & Reed?

A:
Waddell & Reed files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 110.

Q:
Who can help answer my questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting Shares, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Georgeson Inc. (“Georgeson”)
1290 Avenue of the Americas, 9th floor
New York, New York 10104
Stockholders, Banks and Brokers may call toll-free: (888) 613-9988
If your Shares are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain information in this proxy statement constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and the industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management and assets under administration, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We caution that forward-looking statements are qualified by the existence of certain known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain Waddell & Reed stockholder approval and regulatory and client approvals or as a result of a decrease in assets under administration or assets under management;

•
the announcement and pendency of the merger may disrupt Waddell & Reed’s business operations (including the threatened or actual loss of employees, clients, independent financial advisors associated with W&R or vendors); and

•
Waddell & Reed could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that may affect our business or the combined business’ future operating results are disclosed in the Item 1 “Business” and Item 1A “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020 (as updated by subsequent Quarterly Reports on Form 10-Q), all of which are filed with the SEC and incorporated by reference into this proxy statement, which include, but are not limited to:
•
the adverse effect from a decline in securities markets or in the relative investment performance of our products;

•
our inability to pay future dividends;

•
the loss of existing distribution channels or the inability to access new ones;

•
a reduction of the assets we manage on short notice; and

•
adverse results of litigation and/or arbitration.

The foregoing list of factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the SEC. Waddell & Reed can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The statements made in this proxy statement are current as of the date of this proxy statement only, and Waddell & Reed undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement.

PARTIES TO THE MERGER
Waddell & Reed
Waddell & Reed is a holding company that conducts business through its subsidiaries. Waddell & Reed provides investment management and advisory services, investment product underwriting and distribution, and shareholder services administration to a group of mutual funds and institutional accounts. Waddell & Reed also provides wealth management services, primarily to retail clients through Waddell & Reed, Inc. (as defined above, “W&R”), and independent financial advisors associated with W&R, who provide financial planning and advice to their clients.
Waddell & Reed was incorporated in the state of Delaware in 1981 to serve as a holding company for its various subsidiaries. Founded in 1937, we are one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors group of mutual funds in 1940. Today, investment products are distributed under the Ivy Investments brand, as well as through independent financial advisors associated with W&R. As of December 31, 2020, Waddell & Reed’s asset management business had $74.8 billion of assets under management and as of September 30, 2020, Waddell & Reed’s wealth management business had assets under administration of $62.7 billion. Waddell & Reed’s principal executive offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202, and our telephone number is (913) 236-2000. The Shares are listed on the NYSE and trade under the symbol “WDR.”
Our website address is http://ir.waddell.com/. The information provided on our website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to our website in this proxy statement.
Additional information about Waddell & Reed is contained in our public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 110, for more information.
Macquarie
Macquarie is a holding company and an indirect wholly-owned subsidiary of MGL. Macquarie is part of MGL’s operating group, “Macquarie Asset Management” — a leading independent global asset management company — and, together with its subsidiaries, operates in the U.S. under the marketing name “Macquarie Investment Management.” Macquarie’s principal executive offices are located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 255-2300.
Merger Sub
Macquarie formed Merger Sub on November 30, 2020, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not conducted any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Macquarie’s acquisition of Waddell & Reed. Upon completion of the merger, Merger Sub will merge with and into Waddell & Reed, and the separate existence of Merger Sub will cease. Merger Sub’s principal executive offices are located at 100 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106, and its telephone number is (215) 255-2300.
Guarantor
Guarantor is a wholly-owned subsidiary of MGL (the ultimate controlling entity of Macquarie). Guarantor’s principal executive offices are located at 50 Martin Place, Sydney, NSW, Australia, and its telephone number is +61 2 8232 333.

THE SPECIAL MEETING
We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place of the Special Meeting
Waddell & Reed will hold the special meeting via live webcast on [•], 2021, at [•] a.m., Central Time, in a virtual meeting format online at www.meetingcenter.io/228376211, and at any adjournments or postponements of the special meeting. If you plan to attend the special meeting, please review and follow the instructions in the “General Information” section of the accompanying proxy statement. Please note that you will not be able to attend the virtual special meeting in person. We have chosen to hold a virtual rather than an in-person meeting due to the public health impact of COVID-19.
Purpose of the Special Meeting
At the special meeting, Waddell & Reed’s stockholders of record will be asked to consider and vote on:
•
a proposal to adopt the merger agreement, dated as of December 2, 2020, by and among Waddell & Reed, Macquarie, Merger Sub, a wholly-owned subsidiary of Macquarie, and (solely for limited purposes) Guarantor;

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to Waddell & Reed’s named executive officers that is based on or otherwise relates to the merger, as discussed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 59; and

•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

Recommendation of the Board
The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the execution, delivery and performance of the merger agreement, (iii) determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders, (iv) recommended that the Company’s stockholders vote for the proposal to adopt the merger agreement, and (v) directed that the merger agreement be submitted to the Company’s stockholders for adoption at the special meeting. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.
The Board also unanimously recommends a vote “FOR” the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Record Date and Quorum
Each holder of record of Shares as of the close of business on [•], 2021, which is the record date for the special meeting, is entitled to receive notice of, and to vote at, the special meeting. For each proposal described herein, you will be entitled to one (1) vote for each Share that you owned on the record date. As of the record date, there were [•] Shares issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the holders of a majority of the Shares issued and outstanding and entitled to vote constitutes a quorum for the special meeting.

If you are a Waddell & Reed stockholder of record and you vote by mail, by telephone or through the Internet or at the special meeting, then your Shares will be counted as part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.
All Shares held by stockholders of record that are present at the special meeting via the virtual meeting website or by proxy and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the special meeting may be adjourned.
Vote Required for Approval
Proposal to Adopt the Merger Agreement.   The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter.
Non-Binding Compensation Advisory Proposal.   The approval of the non-binding compensation advisory proposal requires the affirmative vote of Shares representing a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. The vote is advisory only and, therefore, is not binding on Waddell & Reed or Macquarie or any of their respective subsidiaries, and, if the merger and the other transactions contemplated by the merger agreement are approved by Waddell & Reed stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.
Adjournment Proposal.   If a quorum is present at the special meeting, the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. If a quorum is not present at the special meeting, the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the outstanding Shares represented at the special meeting, either in person or by proxy.
Effect of Abstentions and Broker Non-Votes
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. Consequently, abstentions and failures to vote will have no effect on approval of the proposal.
If a quorum is present at the special meeting, the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. Consequently, if a quorum is present at the special meeting, abstentions and failures to vote will have no effect on approval of the proposal. If a quorum is not present at the special meeting, abstentions will have the same effect as votes “AGAINST” the proposal and failures to vote will have no effect on approval of the proposal.
A “broker non-vote” occurs when Shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the Shares on a particular proposal but has discretionary voting power on other proposals. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and therefore will not vote on non-routine matters if instructions are not given. Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters. Accordingly, if your Shares are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your Shares, and your Shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Because the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Because the approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter, and the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of (i) a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter (if a quorum is present at the special meeting) or (ii) a majority of the outstanding Shares represented at the special meeting, either in person or by proxy (if a quorum is not present at the special meeting), the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of those proposals.
How to Vote
Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. To facilitate timely receipt of your proxy despite any potential systems disruption due to COVID-19, we encourage you to vote via the Internet or telephone (if such voting methods are available to you) by following the instructions on the enclosed proxy card promptly. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Central Time on the day before the special meeting.
If you submit your proxy by mail, by telephone or through the Internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your Shares will be voted in favor of that proposal.
If you indicate “ABSTAIN” on a proposal to be voted, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the non-binding compensation advisory proposal or (assuming a quorum is present) the proposal to adjourn the special meeting if necessary or appropriate. If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your Shares, your bank, broker, trust or other nominee will not be able to vote your Shares on the proposals.
Any stockholder can attend the special meeting via the virtual meeting website by visiting www.meetingcenter.io/228376211 (password: WDR2021) before the scheduled start time. See “General Information” for additional requirements, including the instructions under the Q&A entitled “How can I attend and vote at the online meeting?”. Please note that if you wish to vote at the special meeting and your Shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the bank, broker or other holder of record authorizing you to vote at the special meeting. Obtaining a legal proxy may take several days.
If you do not submit a proxy or otherwise vote your Shares in any of the ways described above, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, but will have no effect on the approval of the non-binding compensation advisory proposal or the approval of the proposal to adjourn the special meeting if necessary or appropriate.
If you have any questions about how to vote or direct a vote in respect of your Shares, you may contact our proxy solicitor, Georgeson Inc., toll-free at (888) 613-9988.
YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD. A letter of transmittal with instructions for the surrender of certificates representing Shares or Book-entry Shares will be mailed to stockholders shortly after the merger is completed.
Revocation of Proxies
Any proxy given by a Waddell & Reed stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
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by submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

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by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Waddell & Reed’s Secretary at Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202;

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by submitting a later-dated proxy card relating to the same Shares; or

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by attending the special meeting via the virtual meeting website and voting during the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting by following the Internet voting instructions on your proxy card).

“Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement. Your Shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.
If a quorum is present at the special meeting, the special meeting may be adjourned if there is an affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. In addition, even if a quorum is not present at the special meeting, the affirmative vote of shares representing a majority of the Shares present at the special meeting via the virtual meeting website or by proxy at the special meeting may adjourn the meeting to another place, date or time. In either case, the adjourned meeting may take place without further notice other than by an announcement made at the special meeting unless the adjournment is for more than thirty (30) days or, if, after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, then Waddell & Reed may seek to adjourn the special meeting. The Board may, with the prior written consent of Macquarie, postpone the special meeting upon public announcement made prior to the date previously scheduled for the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the merger agreement.
Solicitation of Proxies
Waddell & Reed is soliciting the enclosed proxy card on behalf of the Board, and Waddell & Reed will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, Waddell & Reed and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
Waddell & Reed has retained Georgeson to assist in the solicitation process. Waddell & Reed will pay Georgeson a fee of approximately $17,500 plus reimbursement of certain specified out-of-pocket expenses. Waddell & Reed also has agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Waddell & Reed will ask banks, brokers, trusts and other nominees to forward Waddell & Reed’s proxy solicitation materials to the beneficial owners of Shares held of record by such banks, brokers, trusts or other nominees. Waddell & Reed will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson. Stockholders, banks and brokers may call toll-free at (888) 613-9988.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
As discussed elsewhere in this proxy statement, Waddell & Reed stockholders will consider and vote on a proposal to adopt the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 30, and “The Agreement and Plan of Merger,” beginning on page 68.
The Board unanimously recommends that Waddell & Reed stockholders vote “FOR” the proposal to adopt the merger agreement. For more information see the section entitled “The Merger — Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement,” beginning on page 46.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the proposal to adopt the merger agreement.
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote on such matter.

PROPOSAL 2: NON-BINDING COMPENSATION ADVISORY PROPOSAL
Under Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to provide our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Waddell & Reed’s named executive officers that is based on or otherwise relates to the merger, as disclosed in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger — Golden Parachute Compensation,” beginning on page 61, including the accompanying table and footnotes. Accordingly, Waddell & Reed stockholders are being provided with the opportunity to cast an advisory vote on such payments.
As an advisory vote, this proposal is not binding upon Waddell & Reed or the Board, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements between Waddell & Reed and the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the proposal to adopt the merger agreement is approved (subject only to the contractual conditions in the merger agreement applicable thereto as well as the applicable contractual arrangements between Waddell & Reed and the named executive officers). However, Waddell & Reed seeks your support and believes that your support is appropriate because Waddell & Reed has a comprehensive executive compensation program designed to link the compensation of its executives with Waddell & Reed’s performance and the interests of Waddell & Reed’s stockholders. Accordingly, you are asked to vote on the following resolution:
“RESOLVED, that the stockholders of Waddell & Reed Financial, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Waddell & Reed Financial, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Directors and Executive Officers in the Merger — Golden Parachute Compensation,” beginning on page 61 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”
The Board unanimously recommends that Waddell & Reed stockholders vote “FOR” the non-binding compensation advisory proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the non-binding compensation advisory proposal.
The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. The vote is advisory only and, therefore, not binding on Waddell & Reed or Macquarie or any of their respective subsidiaries, and, if the merger and the other transactions contemplated by the merger agreement are approved by Waddell & Reed’s stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

PROPOSAL 3: AUTHORITY TO ADJOURN THE SPECIAL MEETING
Waddell & Reed stockholders may be asked to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
The Board unanimously recommends that stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the proposal to adjourn the special meeting to a later date or time if necessary or appropriate.
If a quorum is present at the special meeting, the approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast online during the special meeting or by proxy at the special meeting on such matter. If a quorum is not present at the special meeting, approval of the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the outstanding Shares represented at the special meeting, either in person or by proxy.

THE MERGER
Overview
Waddell & Reed is seeking the approval by Waddell & Reed stockholders of the proposal to adopt the merger agreement Waddell & Reed entered into on December 2, 2020 with Macquarie, Merger Sub and (solely for limited purposes) Guarantor. Under the terms of the merger agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Waddell & Reed. Waddell & Reed will survive the merger as a wholly-owned subsidiary of Macquarie.
The Board has adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, approved the execution, delivery and performance of the merger agreement, and recommended that Waddell & Reed stockholders vote “FOR” the proposal to adopt the merger agreement.
Upon completion of the merger, each Share that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive $25.00 per Share in cash, without interest and subject to any withholding of taxes required by applicable law in accordance with the merger agreement.
Following the completion of the merger, Waddell & Reed will cease to be a publicly traded company and will become a wholly-owned subsidiary of Macquarie.
Background of the Merger
The terms of the merger agreement are the result of arm’s length negotiations between Waddell & Reed and Macquarie. The following is a summary of the events leading up to the merger agreement and the key meetings, negotiations, discussions, and actions by and between Waddell & Reed, Macquarie and LPL and their respective advisors that preceded the public announcement of the merger.
The Board, together with executive management, regularly reviews and assesses Waddell & Reed’s strategic direction, financial performance and business plans with a view towards strengthening Waddell & Reed’s business and identifying opportunities to increase stockholder value, taking into account financial, industry, competitive and other considerations. As part of this process, from time to time, the Board and executive management review potential strategic alternatives for Waddell & Reed, including strategic acquisitions, divestitures and business combinations. The Executive Committee of the Board, consisting of Thomas C. Godlasky, Jerry W. Walton, Michael F. Morrissey, and Philip J. Sanders, Chief Executive Officer of Waddell & Reed (which we refer to as the “Executive Committee”), has all powers of the Board that may be delegated to a committee of the Board under Delaware law. As part of the process for reviewing potential strategic alternatives for Waddell & Reed and negotiating this transaction, the Executive Committee occasionally evaluates key developments in the interim between meetings of the full Board so that Waddell & Reed’s executive management can receive instructions on how to proceed and arrive at a result that can be presented to the full Board.
On March 9, 2020, Mr. Sanders, Brent K. Bloss, President of Waddell & Reed, and Benjamin R. Clouse, Senior Vice President and Chief Financial Officer of Waddell & Reed, had a telephone call with representatives of Waddell & Reed’s financial advisor, J.P. Morgan, to discuss the current market environment (particularly COVID-19-related market volatility and the impact on the trading price of the Shares) and stockholder engagement considerations.
On March 16, 2020, Robbie Burns, Division Director, Corporate Development of Macquarie, had a telephone call with a representative of J.P. Morgan to informally inquire about whether Waddell & Reed would be open to discussing interest Macquarie may have in potentially acquiring Waddell & Reed. During the call, Mr. Burns mentioned that Macquarie had been in contact with a potential strategic partner interested in Waddell & Reed’s wealth management business. Following the call, the representative of J.P. Morgan informed Mr. Sanders that J.P. Morgan had received an inquiry from a representative of Macquarie expressing potential interest in Waddell & Reed.

On April 6, 2020, the Executive Committee held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of a financial advisor other than J.P. Morgan, and representatives of Norton Rose Fulbright US LLP, Waddell & Reed’s outside counsel (which we refer to as “Norton Rose Fulbright”). During the meeting, the Executive Committee discussed current market dynamics, stockholder engagement and the environment for mergers and acquisitions with the representatives of the financial advisor and Norton Rose Fulbright.
On April 7, 2020, representatives of J.P. Morgan met by videoconference with Messrs. Sanders, Bloss, and Clouse, Mark P. Buyle, Senior Vice President, Chief Legal Officer, General Counsel and Secretary of Waddell & Reed, and Jeffrey P. Bennett, Associate General Counsel and Assistant Secretary of Waddell & Reed, to prepare for a previously scheduled meeting of the Executive Committee to be held on April 9, 2020. During this meeting, the representatives of J.P. Morgan discussed with the representatives of Waddell & Reed the recent inquiry from a representative of Macquarie expressing potential interest in Waddell & Reed.
On April 9, 2020, the Executive Committee held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. During the meeting, the Executive Committee discussed current market dynamics, stockholder engagement, the environment for mergers and acquisitions and strategic inquiries received by J.P. Morgan with the representatives of J.P. Morgan and Norton Rose Fulbright.
On April 16, 2020, a representative of RBC Capital Markets, LLC, financial advisor to Macquarie (which we refer to as “RBC”), had a telephone call with Mr. Sanders during which the RBC representative stated that Macquarie had engaged RBC to act as Macquarie’s financial advisor and to prepare a proposal regarding a potential acquisition of Waddell & Reed by Macquarie. The representative of RBC also informed Mr. Sanders that Macquarie intended to partner with LPL as a potential acquirer of Waddell & Reed’s wealth management business.
On April 17, 2020, Shawn Lytle, President of Macquarie, contacted a representative of J.P. Morgan and requested a return call to discuss the potential acquisition of Waddell & Reed by Macquarie.
On April 19, 2020, Waddell & Reed entered into a confidentiality agreement with J.P. Morgan so that Waddell & Reed could hold more in-depth discussions with J.P. Morgan for the purpose of evaluating its potential role as a financial advisor to Waddell & Reed.
On April 20, 2020, the Board held a meeting by teleconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. During the meeting, Mr. Sanders reported that he had a telephone call with a representative of RBC on April 16, 2020 during which the RBC representative stated that Macquarie had engaged RBC to pursue an offer for Waddell & Reed and that Macquarie intended to partner with LPL. The Board also discussed stockholder engagement and the environment for mergers and acquisitions with the representatives of J.P. Morgan and Norton Rose Fulbright. The representatives of J.P. Morgan provided overviews of Macquarie and LPL and the possible reasons for Macquarie’s and LPL’s interest in Waddell & Reed and discussed with the Board potential responses to the outreach. The representatives of Norton Rose Fulbright also reviewed with the Board its fiduciary duties under Delaware law in light of the approach by Macquarie. The Board determined that it would meet again later in the week to further discuss stockholder engagement, the environment for mergers and acquisitions and potential responses to Macquarie.
On April 22, 2020, Waddell & Reed and J.P. Morgan executed an engagement letter for the purpose of J.P. Morgan providing financial advisory services to Waddell & Reed in connection with stockholder engagement matters.
On April 23, 2020, a representative of J.P. Morgan had a telephone call with Mr. Lytle to acknowledge receipt of his contact on April 17, 2020 and communicate that Waddell & Reed intended to contact Macquarie after its upcoming earnings release.
On April 24, 2020, the Board held a meeting by teleconference, which was attended by members of Waddell & Reed management, to continue discussing stockholder engagement, the environment for mergers and acquisitions, current market conditions and potential responses to Macquarie, particularly related to the complexity associated with a three-party transaction. The Board discussed the risks associated with LPL’s involvement, especially given that LPL is a key competitor in the wealth management industry, and the risks associated with engaging without a full understanding of the seriousness and the value of the Macquarie approach. Following discussion, the Board determined that Waddell & Reed should ascertain Macquarie’s view on value before engaging further. The Board instructed Mr. Sanders to convey the decision of the Board to J.P. Morgan and work with them to determine the approach and timing to respond to Macquarie.
On April 28, 2020, Waddell & Reed issued a press release announcing its financial results for the fiscal quarter ended March 31, 2020 and held an earnings release conference call.
On April 29, 2020, Waddell & Reed held its 2020 Annual Meeting of Stockholders.
On May 4, 2020, Mr. Sanders had a telephone call with Mr. Lytle to discuss Macquarie’s outreach to J.P. Morgan in connection with a potential acquisition of Waddell & Reed by Macquarie. Messrs. Sanders and Lytle discussed Waddell & Reed’s quarterly earnings that had been released to the public and the progress made by Waddell & Reed in its ongoing business transformation to position the Company for growth. Mr. Sanders indicated that Waddell & Reed was focused on executing its standalone strategic business plan, but was open to maintaining a dialogue if there was a compelling opportunity.
On May 6, 2020, a representative of J.P. Morgan had a telephone call with Mr. Lytle to follow up on Mr. Lytle’s call with Mr. Sanders on May 4, 2020 and obtain further clarification regarding Macquarie’s interest in Waddell & Reed.
On May 8, 2020, Mr. Sanders contacted Mr. Lytle to schedule a time to follow up on their conversation on May 4, 2020.
On May 9, 2020, Mr. Sanders had a telephone call with Mr. Lytle to follow up on their conversation on May 4, 2020. During the conversation, Mr. Sanders communicated that Waddell & Reed was focused on executing its strategic business plan and was not contemplating a sale process. Mr. Lytle acknowledged Waddell & Reed’s position.
On May 22, 2020, a representative of RBC spoke with Mr. Sanders. During the conversation, the representative of RBC communicated that Macquarie would be discussing Waddell & Reed at the upcoming meeting of Macquarie’s board of directors on June 2, 2020, and Mr. Sanders should expect a communication from Macquarie shortly after that board meeting. The representative of RBC also stated that Macquarie had continued interest in pursuing a potential acquisition of Waddell & Reed.
On June 5, 2020, Mr. Lytle contacted Mr. Sanders to schedule a call on June 8, 2020.
On June 8, 2020, Messrs. Lytle and Sanders had a telephone call to discuss Macquarie’s interest in pursuing a transaction with Waddell & Reed. Mr. Lytle communicated to Mr. Sanders that Macquarie intended to submit a non-binding expression of interest for the acquisition by Macquarie of all outstanding shares of Class A common stock of Waddell & Reed (which we sometimes refer to as the “Shares”), immediately followed by the sale by Macquarie of Waddell & Reed’s wealth management business to LPL in a separate transaction between Macquarie and LPL.
On June 9, 2020, Macquarie submitted a non-binding expression of interest (which we refer to as the “June 9 Proposal”) proposing that Macquarie acquire all outstanding shares of Waddell & Reed for $19.00 per share in cash, representing a premium of 19.5% percent to the closing price of the Shares on June 9, 2020. The June 9 Proposal provided that, immediately following Macquarie’s acquisition of all outstanding shares of Waddell & Reed, Macquarie would sell Waddell & Reed’s wealth management business to LPL. The June 9 Proposal requested exclusivity to conduct 30 days of due diligence. The June 9 Proposal was subject to, among other conditions, completion of confirmatory due diligence, the negotiation of a definitive agreement regarding the proposed transaction, and final approval of the boards of directors of Macquarie and LPL.
On June 15, 2020, Mr. Sanders and Mr. Lytle had a discussion, during which Mr. Sanders stated that Waddell & Reed expected to discuss the June 9 Proposal with the Board and respond promptly.
On June 18, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright,

to discuss the June 9 Proposal. At the meeting, representatives of J.P. Morgan reviewed with the Board the terms of the June 9 Proposal, an overview of Macquarie and LPL, and preliminary financial analyses regarding Waddell & Reed. The Board discussed with the representatives of J.P. Morgan and Norton Rose Fulbright potential responses to the June 9 Proposal, including the benefits and risks of such responses. The representatives of Norton Rose Fulbright reviewed with the Board its fiduciary duties under Delaware law in connection with the Board’s evaluation of the June 9 Proposal. Following further discussion, the Board determined that Waddell & Reed should reject the June 9 Proposal and not engage, and instructed Mr. Sanders to call Macquarie to communicate the Board’s decision and follow up with a formal rejection letter.
On June 22, 2020, Mr. Sanders had a telephone call with Mr. Lytle to communicate the Board’s rejection of the June 9 Proposal. Mr. Sanders indicated that the Board carefully reviewed and discussed the June 9 Proposal, with the assistance of its independent financial and legal advisors, and determined to reject the June 9 Proposal on the basis that it significantly undervalued Waddell & Reed, did not reflect the meaningful transformational efforts underway and was not in the best interests of Waddell & Reed and its stockholders. The next day, Waddell & Reed submitted to Macquarie a formal letter rejecting the June 9 Proposal.
On June 24, 2020, a representative of RBC had a telephone call with a representative of J.P. Morgan to discuss the Waddell & Reed rejection letter, Macquarie's disappointment with such rejection and desire for finding a path forward.
On June 25, 2020, a representative of RBC had a telephone call with Mr. Sanders to discuss the Waddell & Reed rejection letter, Macquarie's disappointment with such rejection and desire for finding a path forward.
On July 1, 2020, Mr. Burns had a discussion with a representative of J.P. Morgan, during which Mr. Burns reiterated the message from the representative of RBC that Macquarie had continued interest in pursuing a mutually-agreeable transaction with Waddell & Reed.
On July 8, 2020, Mr. Lytle had a discussion with Mr. Sanders to communicate that Macquarie intended to submit a supplemental interest letter proposing that Macquarie acquire all outstanding shares of common stock of Waddell & Reed, immediately followed by the sale by Macquarie of Waddell & Reed’s wealth management business to LPL in a separate transaction between Macquarie and LPL.
On July 31, 2020, Mr. Lytle contacted Mr. Sanders to communicate that Macquarie planned to send the supplemental interest letter the following week.
On August 3, 2020, Macquarie submitted a supplemental interest letter with regards to the June 9 Proposal (which we refer to as the “August 3 Proposal”) proposing that Macquarie acquire all outstanding shares of common stock of Waddell & Reed for $22.00 per share in cash, representing a premium of 52.2% percent to the closing price of the Shares on August 3, 2020. Macquarie also submitted a due diligence information request list along with the August 3 Proposal. The August 3 Proposal was subject to, among other conditions, the negotiation of a definitive agreement regarding the proposed transaction.
On August 7, 2020, Mr. Sanders had a telephone call with Mr. Lytle to obtain clarification regarding the August 3 Proposal and context regarding Macquarie’s interest in Waddell & Reed.
On August 20, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright, to discuss the August 3 Proposal. At the meeting, representatives of J.P. Morgan reviewed with the Board the terms of the August 3 Proposal and preliminary financial analyses regarding Waddell & Reed. The representatives of Norton Rose Fulbright reviewed with the Board its fiduciary duties under Delaware law in connection with the Board’s evaluation of the August 3 Proposal. Following discussion, the Board determined that J.P. Morgan should obtain clarification regarding terms of the August 3 Proposal, including valuation, from Macquarie before providing Macquarie any due diligence information.
On August 24, 2020, representatives of J.P. Morgan had a telephone call with Messrs. Lytle and Burns, Matthew J. Audette, Managing Director, Chief Financial Officer of LPL, and Jeremy Holly, Senior Vice

President and Head of Corporate Development of LPL, and representatives of RBC and Centerview Partners LLC, financial advisor to LPL (which we refer to as “Centerview”) to clarify several terms in the August 3 Proposal, including valuation, structure, timing and process.
On August 26, 2020, representatives of J.P. Morgan contacted Messrs. Lytle, Burns, Audette, and Holly to communicate that Waddell & Reed intended to provide certain preliminary due diligence information for purposes of clarifying the terms of the August 3 Proposal. In order to permit the sharing of such due diligence information, representatives of J.P. Morgan indicated that they would send draft confidentiality agreements to representatives of Macquarie and LPL.
On August 27, 2020, representatives of J.P. Morgan sent draft confidentiality agreements to representatives of Macquarie and LPL. Over the next several days, the parties negotiated the terms of the confidentiality agreements.
On September 7, 2020, Waddell & Reed entered into a confidentiality agreement with each of Macquarie and LPL. Over the next several days, J.P. Morgan, on behalf of and following consultation with representatives of Waddell & Reed, provided clarifying due diligence information to Macquarie and LPL and responded to supplemental due diligence questions from Macquarie and LPL and its financial advisors in connection with the August 3 Proposal.
On September 11, 2020, representatives of J.P. Morgan had a telephone call with Mr. Burns and representatives of RBC to discuss Macquarie’s reactions to the clarifying due diligence information provided over the last several days. That same day, a representative of RBC submitted a presentation to representatives of J.P. Morgan containing certain supplemental information in response to Waddell & Reed’s questions regarding the August 3 Proposal and incorporating the clarifying due diligence information that Waddell & Reed had provided to Macquarie and LPL. The presentation reaffirmed Macquarie’s offer of $22.00 per share in cash for the acquisition of all outstanding shares of common stock of Waddell & Reed.
On September 22, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. At the meeting, representatives of J.P. Morgan provided an overview of the latest developments regarding the August 3 Proposal, including Waddell & Reed’s entry into the confidentiality agreements with Macquarie and LPL and the sharing of due diligence information to permit Macquarie to provide clarification regarding the terms of the August 3 Proposal. The representatives of Norton Rose Fulbright reviewed with the Board its fiduciary duties under Delaware law in connection with the Board’s evaluation of the August 3 Proposal. The representatives of J.P. Morgan reviewed with the Board the terms of the August 3 Proposal, including the supplemental information in response to Waddell & Reed’s questions and the reconfirmation of the $22.00 per share in cash price, potential responses to the August 3 Proposal, and preliminary financial analyses regarding Waddell & Reed. Following discussion, the Board instructed J.P. Morgan to respond to Macquarie by rejecting the August 3 Proposal and stating that Macquarie’s proposed purchase price would need to be at least $25.00 per share in cash in order for Waddell & Reed to permit further due diligence.
On September 23, 2020, representatives of J.P. Morgan had a telephone call with Messrs. Lytle, Burns, Audette, and Holly, during which the representatives of J.P. Morgan, on behalf of the Board, communicated the Board’s rejection of the August 3 Proposal and the position of the Board that Waddell & Reed would be unwilling to engage unless Macquarie’s proposed purchase price was at least $25.00 per share in cash. It was also communicated that such a price could only be subject to confirmatory due diligence, and would be expected to be “firm.” Messrs. Lytle, Burns, Audette, and Holly acknowledged the update and commented that they would discuss further internally and collectively before formally reverting to J.P. Morgan.
On September 30, 2020, a representative of J.P. Morgan contacted Mr. Burns regarding anticipated timing of a response to the September 23, 2020 call.
On October 1, 2020, a representative of RBC had a telephone call with a representative of J.P. Morgan to communicate that Macquarie intended to send a further revised non-binding expression of interest with a purchase price of $25.00 per share in cash.

Also on October 1, 2020, Macquarie submitted a further revised non-binding expression of interest as a follow up on the August 3 Proposal (which we refer to as the “October 1 Proposal”), proposing that Macquarie acquire all outstanding shares of common stock of Waddell & Reed for $25.00 per share in cash, which Macquarie characterized as its “final offer.” The $25.00 per share in cash price represented a premium of 71.8% percent to the closing price of the Shares on October 1, 2020. Macquarie also submitted an additional due diligence information request list. The October 1 Proposal was subject to, among other conditions, completion of confirmatory due diligence and the negotiation of a definitive agreement regarding the proposed transaction.
That same day, Mr. Sanders contacted Mr. Lytle to acknowledge receipt of the October 1 Proposal.
In connection with submission of the October 1 Proposal, Macquarie also sent Waddell & Reed a draft exclusivity agreement on October 1, 2020.
On October 2, 2020, Mr. Sanders had a telephone call with Mr. Lytle regarding the October 1 Proposal. During the call, Messrs. Sanders and Lytle discussed additional context regarding the October 1 Proposal, including the need for confidentiality agreements and protocols to prevent a leak of information, intention to maintain a presence in Kansas City for both the asset management and wealth management businesses and the need to move quickly to minimize distraction and leak risk.
On October 4, 2020, Messrs. Sanders and Clouse had a telephone call with Messrs. Lytle and Audette to clarify and obtain additional details regarding the financial assumptions underlying the October 1 Proposal and discuss a potential acquisition being considered by Waddell & Reed at the time.
On October 5, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. At the meeting, Mr. Sanders reported to the Board that he had a telephone call with Mr. Lytle to discuss the October 1 Proposal and had a telephone call with Messrs. Clouse, Lytle and Audette regarding the financial assumptions underlying the October 1 Proposal. The Board discussed with the representatives of J.P. Morgan the terms of the October 1 Proposal and preliminary financial analyses by J.P. Morgan regarding Waddell & Reed. The Board also discussed with the representatives of J.P. Morgan and Norton Rose Fulbright the ramifications of entering into confidentiality and exclusivity arrangements. During the April 20, 2020 meeting of the Board until the execution of the merger agreement, at various regular and special meetings of the Board where a possible transaction with Macquarie was discussed, including the October 5, 2020 meeting, the Board considered possible alternatives to a transaction with Macquarie, including remaining independent, undertaking potential strategic acquisitions of third parties and conducting a public or private “auction,” and the risks associated with such alternatives. The Board considered and assessed the value of engaging in an auction process and/or a market check with other potential strategic and financial buyers of Waddell & Reed, with the assistance of J.P. Morgan. The Board discussed the effect such an auction process or market check could have on a potential transaction with Macquarie.
The Board also noted that for investment and wealth management firms, including Waddell & Reed, any auction process or market check could result in public leaks of a potential transaction, which could pose significant risks to its existing operations and have an adverse impact on, among others, employees, contractors, clients and external partners. In particular, the Board expressed concern about the potential effects of disruptive leaks and rumors regarding a potential sale of Waddell & Reed on independent financial advisors associated with W&R and Waddell & Reed’s ability to attract and retain clients and personnel. The Board noted that a significant loss of existing clients due to any instability created by public disclosure of such an auction process could have a material adverse impact on Waddell & Reed’s business. In light of these considerations, the Board determined that the substantial risks to Waddell & Reed’s business and prospects from an auction or similar sale process substantially outweighed the potential benefits, if any, and did not consider it in the best interests of Waddell & Reed to undertake such a process. Following discussion, the Board instructed Waddell & Reed management to negotiate new confidentiality agreements with Macquarie and LPL and an exclusivity agreement with Macquarie to allow the parties to engage in more detailed due diligence. Following further discussion and based on, among other factors, J.P. Morgan’s qualifications, professional reputation and industry expertise, the Board also instructed Waddell & Reed management to engage J.P. Morgan to serve as financial advisor to Waddell & Reed in connection with a potential strategic transaction.

On October 6, 2020, Mr. Sanders had a telephone call with Mr. Lytle, during which Mr. Sanders informed Mr. Lytle of the Board’s authorization for Waddell & Reed to engage in discussions with Macquarie based on the minimum $25.00 per share in cash price set forth in the October 1 Proposal. Mr. Sanders communicated to Mr. Lytle the expectation that Macquarie inform Waddell & Reed immediately if Macquarie’s proposed purchase price falls below $25.00 per share. That same day, representatives of J.P. Morgan had a telephone call with Messrs. Lytle, Burns, Audette, and Holly as well as representatives of RBC and Centerview to discuss next steps in the negotiation of the confidentiality agreements and exclusivity agreement.
On October 7, 2020, a representative of J.P. Morgan sent each of Macquarie and LPL comments on the draft exclusivity agreement proposed by Macquarie and draft confidentiality agreements in order to facilitate the delivery of certain non-public information regarding Waddell & Reed in connection with the consideration of a potential acquisition of Waddell & Reed by Macquarie immediately followed by the sale of Waddell & Reed’s wealth management business from Macquarie to LPL. Over the next several days, the parties negotiated the terms of the exclusivity agreement and the confidentiality agreements, with the participation of representatives from Norton Rose Fulbright, Allen & Overy LLP, outside counsel to Macquarie (which we refer to as “Allen & Overy”), and Ropes & Gray LLP, outside counsel to LPL (which we refer to as “Ropes & Gray”).
On October 14, 2020, market rumors arose regarding the potential for acquisitions in the asset management industry. Following this market speculation, a representative of J.P. Morgan received communications from several parties, each expressing some degree of interest in acquiring the wealth management portion of Waddell & Reed’s business if JP Morgan Chase & Co. were to acquire the asset management business, and one expressing some degree of interest in acquiring Waddell & Reed as a whole.
Also on October 14, 2020, representatives of Norton Rose Fulbright had a telephone call with representatives of Allen & Overy, J.P. Morgan, LPL and RBC to negotiate certain remaining terms of the exclusivity agreement and confidentiality agreements.
Later that day, Waddell & Reed entered into the confidentiality agreement with each of Macquarie and LPL. Pursuant to the confidentiality agreements, each of Macquarie and LPL agreed to, among other things, a customary standstill provision for a period of 18 months. The confidentiality agreements each contained a “fall away” provision stating that the standstill provision would cease to apply on the date on which Waddell & Reed enters into a definitive agreement with respect to a transaction involving more than 50% of Waddell & Reed’s equity securities or all or substantially all of Waddell & Reed’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise).
Concurrently with entry into the confidentiality agreements, Waddell & Reed entered into the exclusivity agreement with Macquarie. The exclusivity agreement obligated Waddell & Reed to, among other things, negotiate exclusively with Macquarie regarding certain acquisitions of the assets or common stock of Waddell & Reed or mergers or similar business combinations involving Waddell & Reed, until the earliest to occur of (i) 11:59 p.m. New York City Time on November 13, 2020, subject to extension to 11:59 p.m. New York City Time on November 28, 2020 upon Macquarie confirming the per share price of $25.00 in cash included in the October 1 Proposal and Macquarie proceeding in good faith, (ii) the execution of a definitive agreement by Macquarie providing for a business combination transaction to acquire all of the outstanding shares of Waddell & Reed or other similar transaction involving Macquarie, LPL and Waddell & Reed, and (iii) Macquarie providing notice to Waddell & Reed that Macquarie was no longer interested in pursuing such a transaction or that Macquarie intended to reduce the per share price of $25.00 in cash included in the October 1 Proposal.
Also on October 14, 2020, representatives of J.P. Morgan had a telephone call with Mr. Burns and representatives of RBC to discuss process and timing for the proposed transactions among Waddell & Reed, Macquarie and LPL.
On October 15, 2020, Mr. Sanders had a telephone call with Messrs. Lytle and Audette to discuss the process during the exclusivity period under the exclusivity agreement, timeline for Macquarie’s and LPL’s due diligence, legal documentation for the proposed transaction, timing considerations and overall guiding principles for the proposed transaction.

Also on October 15, 2020, Macquarie and its financial and legal advisors and LPL and its financial and legal advisors were provided access to a virtual dataroom that contained materials and information applicable to Macquarie’s and LPL’s due diligence investigation of Waddell & Reed and the potential transactions. Macquarie and LPL conducted a due diligence review from October 15, 2020 through the execution of the merger agreement.
On October 17, 2020, a representative of J.P. Morgan received a communication from a party expressing some degree of interest in acquiring the wealth management portion of Waddell & Reed’s business if JP Morgan Chase & Co. were to acquire the asset management business.
On October 19, 2020, Waddell & Reed and J.P. Morgan entered into an engagement letter for J.P. Morgan to act as Waddell & Reed’s financial advisor in connection with a potential strategic transaction.
Also on October 19, 2020, representatives of J.P. Morgan had a telephone call with Messrs. Burns and Holly as well as representatives of RBC and Centerview to discuss the due diligence progress and process and plans for due diligence meetings.
That same day, representatives of J.P. Morgan had a telephone call with representatives of RBC to discuss financial statement matters, and the representatives of RBC requested to be informed if there were any material developments with respect to Waddell & Reed’s earnings for the third quarter 2020.
During the period between late October 2020 and late November 2020, representatives of Macquarie and LPL had a series of videoconference and telephonic meetings with representatives of Waddell & Reed and representatives of J.P. Morgan in connection with Macquarie’s and LPL’s due diligence investigations of Waddell & Reed.
On October 20, 2020, Messrs. Sanders and Bloss had a telephone call with Messrs. Lytle, Burns, Audette and Holly. During the call, the parties discussed the rationale for Macquarie’s interest in Waddell & Reed’s asset management business and LPL’s interest in Waddell & Reed’s wealth management business, the timeline for the proposed transactions, and the anticipated areas of focus during the negotiation process.
On October 21, 2020, a representative of J.P. Morgan received an additional communication from one of the parties that contacted the representative of J.P. Morgan on October 14, 2020, again expressing some degree of interest in acquiring the wealth management portion of Waddell & Reed’s business if JP Morgan Chase & Co. were to acquire the asset management business.
Also on October 21, 2020, Messrs. Bloss and Burns had a telephone call to discuss financial statement matters and retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.
On October 23, 2020, Mr. Sanders had a telephone call with Mr. Lytle to discuss the capabilities, strategies, and talent of Waddell & Reed’s investment management division and portfolio managers. That same day, Messrs. Sanders and Bloss had a telephone call with Mr. Holly and Rich Steinmeier, Managing Director, Divisional President, Business Development of LPL, during which the parties discussed the due diligence process and LPL’s transition plans for independent financial advisors associated with W&R.
Also on October 23, 2020, a representative of Allen & Overy sent a draft merger agreement to representatives of Norton Rose Fulbright. The draft merger agreement included merger consideration of $25.00 in cash, without interest and subject to any required tax withholding, for each share of Waddell & Reed’s Class A common stock issued and outstanding immediately prior to the effective time of the merger, other than certain excluded shares. Among other things, the draft merger agreement included provisions that, subject to certain exceptions, restricted the ability of (i) Waddell & Reed to pay dividends with respect to its Class A common stock without Macquarie’s prior written consent, (ii) Waddell & Reed to solicit competing acquisition proposals, and (iii) the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, in each case during the time between the execution of the merger agreement and the effective time of the merger or earlier termination of the merger agreement. In addition, the draft merger agreement incorporated the Wealth Management Transactions into numerous representations and warranties, covenants and conditions set forth in the draft merger agreement. The draft merger agreement included an unspecified termination fee payable by Waddell & Reed in specified circumstances, including termination of the merger agreement by Waddell & Reed to accept a superior proposal and enter into an alternative acquisition agreement. The draft merger agreement also included an unspecified termination fee payable by Macquarie in specified circumstances, to be equal to the termination fee payable by Waddell & Reed. The draft merger agreement also required, as closing conditions, that Waddell & Reed obtain consent from clients representing at least an unspecified percentage of Waddell & Reed’s management fee revenue run-rate calculated as of specified measurement date (which we refer to as the “AUM condition”), and that assets under administration in Waddell & Reed’s wealth management business (as adjusted pursuant to the merger agreement) attributable to clients as of a specified measurement date represent at least an unspecified percentage of the total net assets held in client accounts managed or serviced by independent financial advisors associated with W&R as of a base measurement date, excluding non-consenting clients (which we refer to as the “AUA condition”).
Also on October 26, 2020, Messrs. Sanders and Bloss had a telephone call with Messrs. Lytle, Burns, Audette, and Holly. During the call, Macquarie confirmed the proposed $25.00 per share in cash merger consideration. The parties also discussed due diligence matters, communication plans, fund approval matters and the transition of independent financial advisors associated with W&R.
On October 27, 2020, Messrs. Bloss, Clouse, and Buyle met by videoconference with Mr. Burns and other representatives of Macquarie to discuss matters related to Waddell & Reed’s new corporate headquarters in Kansas City, Missouri.
Also on October 27, 2020, Mr. Clouse received a communication from the party that contacted the representative of J.P. Morgan on October 14, 2020 and October 21, 2020, again expressing some degree of interest in acquiring the wealth management portion of Waddell & Reed’s business if such a transaction was being contemplated.
On October 28, 2020, Messrs. Bloss and Clouse met by videoconference with Mr. Burns, during which the parties discussed the ongoing due diligence process and certain Waddell & Reed real estate matters.
On October 29, 2020, Messrs. Bloss and Clouse met by videoconference with Mr. Burns, during which the parties discussed retention and severance arrangements for Waddell & Reed employees in connection with the proposed transactions.
On October 30, 2020, Messrs. Sanders and Lytle had a telephone call, during which they discussed an overview of the capabilities of the Ivy investment management team and engaged in a high level discussion regarding engagement with investment and distribution personnel following the signing of the merger agreement. Messrs. Sanders and Lytle also discussed how to execute the post-signing process during the COVID-19 pandemic with a remote workforce.
On November 2, 2020, Messrs. Sanders and Lytle had a telephone call to discuss the draft merger agreement sent to representatives of Norton Rose Fulbright by a representative of Allen & Overy on October 23, 2020. During the call, Mr. Sanders advised that the merger agreement should not include the AUM condition or the AUA condition and should not incorporate the Wealth Management Transactions into the representations and warranties, covenants and conditions set forth in the draft merger agreement sent by Allen & Overy on October 23, 2020. That same day, a representative of J.P. Morgan had a telephone call with a representative of RBC to convey the same message that Mr. Sanders conveyed to Mr. Lytle regarding the merger agreement.
Also on November 2, 2020, Mr. Sanders had a telephone call with John Leonard, Global Head of Equities of Macquarie, to discuss an overview of Ivy investment management capabilities and personnel.
Mr. Sanders also had a telephone call with Messrs. Bloss, Lytle, Burns, Audette and Holly on November 2, 2020. During the call, the parties discussed reconfirmation of the $25.00 per share in cash price, due diligence matters, status of the merger agreement and communication matters.
Also on November 2, 2020, a representative of Norton Rose Fulbright had a telephone call with a representative of Allen & Overy, during which they engaged in a high level discussion of the proposed transaction and the required regulatory approvals involved in the proposed transaction.

On November 3, 2020, Messrs. Sanders, Bloss, Clouse, Godlasky, and Walton had a telephone call to discuss proposed retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.
On November 4, 2020, the Board held a regularly scheduled meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, a representative of a compensation consultant hired by Waddell & Reed to provide guidance with respect to Waddell & Reed employee compensation arrangements (which we refer to as the “Company Compensation Consultant”), and representatives of Norton Rose Fulbright. During the meeting, the representatives of J.P. Morgan provided the Board with an update regarding the proposed transaction between Waddell & Reed and Macquarie, including timeline considerations and key negotiation points of the merger agreement. The Board discussed with the representatives of Norton Rose Fulbright the regulatory and legal closing conditions set forth in the draft merger agreement and the estimated timeline to satisfy those conditions. The representative of the Company Compensation Consultant then reviewed with the Board market practices and recommendations with respect to 2020 and 2021 incentive compensation, retention bonuses, severance arrangements and other considerations for Waddell & Reed employees, including executive officers, in connection with the proposed transaction between Waddell & Reed and Macquarie. Messrs. Bloss and Clouse reported to the Board that the compensation consultant hired by the Compensation Committee of the Board (which we refer to as the “Committee Compensation Consultant”) was reviewing the Company Compensation Consultant’s recommendations with respect to Waddell & Reed’s executive officers. Messrs. Bloss and Clouse also reported that Waddell & Reed management had engaged in preliminary discussions with Macquarie on the approach regarding compensation arrangements.
Also on November 4, 2020, the Compensation Committee of the Board held a regularly scheduled meeting by videoconference, which was attended by members of Waddell & Reed management. During the meeting, Mr. Bloss provided the Compensation Committee with an overview of proposed executive officer compensation arrangements in connection with the proposed transaction between Waddell & Reed and Macquarie. Mr. Bloss indicated that Waddell & Reed management had engaged the Company Compensation Consultant to provide recommendations regarding retention and severance arrangements for Waddell & Reed employees, including executive officers, and noted that the Committee Compensation Consultant would review the Company Compensation Consultant’s recommendations with respect to Waddell & Reed’s executive officers and would advise the Compensation Committee and the Board with respect to those recommendations.
Later in the day on November 4, 2020, a representative of Norton Rose Fulbright sent a revised draft merger agreement to representatives of Allen & Overy. The revised draft merger agreement removed the Wealth Management Transactions from the representations and warranties, covenants and conditions into which they had been incorporated in Allen & Overy’s initial draft of the merger agreement. The revised draft merger agreement also, among other things, (i) added exceptions related to the COVID-19 pandemic to the definition of “Company Material Adverse Effect” and the interim operating covenants, (ii) modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (iii) deleted the AUM condition and the AUA condition, (iv) added a provision permitting Waddell & Reed to pay regular quarterly cash dividends with respect to its Class A common stock and dividend equivalent payments with respect to Company RSUs, not exceeding $0.25 per share, (v) proposed a termination fee equal to 10.0% of Waddell & Reed’s equity value payable by Macquarie in the event the merger agreement is terminated due to failure to obtain approval under the HSR Act and other regulatory approvals in connection with the transactions contemplated by the merger agreement, and (vi) proposed a termination fee equal to 2.0% of Waddell & Reed’s equity value payable by Waddell & Reed in specified circumstances, including without limitation termination of the merger agreement by Waddell & Reed to accept a superior proposal and enter into an alternative acquisition agreement. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
On November 5, 2020, representatives of J.P. Morgan, RBC and Centerview had a telephone call to discuss the key negotiation points regarding the merger agreement.

Also on November 5, 2020, Messrs. Sanders and Lytle had a telephone call to discuss the status of the proposed transaction.
On November 10, 2020, a representative of Allen & Overy sent a revised draft merger agreement to representatives of Norton Rose Fulbright. The revised draft merger agreement reincorporated the Wealth Management Transactions into numerous representations and warranties, covenants and conditions set forth in the merger agreement. The revised draft merger agreement also (i) added back the AUM condition, proposing that Waddell & Reed obtain consent from clients representing at least 80% of Waddell & Reed’s management fee revenue run-rate calculated as of specified measurement date, and the AUA condition, proposing a threshold of 60% of the total net assets held in client accounts managed or serviced by independent financial advisors associated with W&R as of a base measurement date, excluding non-consenting clients, (ii) modified the definition of “Company Material Adverse Effect” to include events that prevent or materially delay consummation of the transactions contemplated by the merger agreement and the Wealth Management Transactions, (iii) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (iv) modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (v) revised the termination fee payable by Waddell & Reed to be equal to 3.5% of Waddell & Reed’s equity value, and (vi) revised the termination fee payable by Macquarie to be equal to 3.5% of Waddell & Reed’s equity value. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 10, 2020, Messrs. Sanders, Bloss, Lytle, Burns, Audette and Holly had a telephone call to discuss due diligence and timeline matters, the AUM condition and the AUA condition, the level at which Waddell & Reed would agree to assist in the completion of the Wealth Management Transactions, interim operating covenants in the merger agreement, termination fees payable by Waddell & Reed and Macquarie under the merger agreement, retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction, and engagement of the Ivy Funds board of trustees.
On November 11, 2020, representatives of Norton Rose Fulbright, Allen & Overy, Ropes & Gray, Stradley Ronon Stevens & Young, LLP, outside counsel to Macquarie with respect to fund matters, Waddell & Reed, Macquarie and LPL had a telephone call to discuss certain regulatory approvals required in the connection with the transactions contemplated by the merger agreement and the Wealth Management Transactions.
Also on November 11, 2020, Messrs. Bloss, Clouse, Lytle and Burns had a telephone call to discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction and incentive compensation for Waddell & Reed employees for 2020 and 2021. During the call, the parties also discussed LPL’s plans for retention of independent financial advisors associated with W&R and the ability of Waddell & Reed to pay dividends pursuant to the merger agreement. That same day, Messrs. Sanders and Lytle had a telephone call to further discuss the timeline for the proposed transaction and the level of conditionality in the merger agreement arising from the Wealth Management Transactions. Mr. Lytle reconfirmed Macquarie’s proposed price of $25.00 per share in cash during the call.
On November 12, 2020, Messrs. Sanders and Lytle had a telephone call to discuss due diligence matters, the closing conditions and other terms of the merger agreement, and retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.
Also on November 12, 2020, Messrs. Bloss and Holly had a telephone call to discuss due diligence matters.
That same day, representatives of J.P. Morgan had a telephone call with Messrs. Lytle and Burns to discuss key negotiation points regarding the merger agreement, including retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction, the AUM condition and the AUA condition, and retention packages to be offered by LPL to independent financial advisors associated with W&R.
On November 13, 2020, representatives of Norton Rose Fulbright had a telephone call with representatives of Allen & Overy to continue to negotiate the open terms of the merger agreement. During the call, significant areas of discussion and negotiation included the level of conditionality in the merger agreement arising from the Wealth Management Transactions, the AUM condition and the AUA condition, the amount of the termination fees payable by Waddell & Reed and Macquarie, and the provisions in the merger agreement restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement. The parties also discussed other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 13, 2020, representatives of J.P. Morgan had a telephone call with Messrs. Lytle and Burns to discuss key negotiation points regarding the merger agreement.
On November 14, 2020, Messrs. Sanders, Bloss, Clouse, Lytle and Burns had a telephone call to discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction and the ability of Waddell & Reed to pay dividends pursuant to the merger agreement.
On November 15, 2020, Messrs. Bloss, Clouse and Burns had a telephone call to again discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.
On November 16, 2020, a representative of Norton Rose Fulbright sent a revised draft merger agreement to representatives of Allen & Overy. The revised draft merger agreement again removed the Wealth Management Transactions from the representations and warranties, covenants and conditions into which they had been incorporated in Allen & Overy’s previous draft of the merger agreement. The revised draft merger agreement also (i) removed events that prevent or materially delay consummation of the transactions contemplated by the merger agreement and the Wealth Management Transactions from the definition of “Company Material Adverse Effect” and added an exception to the definition for a decrease in Waddell & Reed’s assets under management, (ii) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (iii) further modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (iv) modified the closing conditions such that the AUM condition would be set at 60% of Waddell & Reed’s management fee revenue run-rate calculated as of specified measurement date, and deleted the AUA condition, (v) modified the termination fee payable by Waddell & Reed to be equal to 3.0% of Waddell & Reed’s equity value, and (vi) revised the termination fee payable by Macquarie to be equal to 8.0% of Waddell & Reed’s equity value and provided that the fee would also be payable in the event Macquarie terminates the merger agreement due to the failure of the AUM condition. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 16, 2020, Messrs. Sanders, Bloss, Lytle, Burns, Audette, and Holly had a telephone call to discuss the status of the proposed transaction.
That same day, a representative of J.P. Morgan had a telephone call with Mr. Burns to discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction and other key negotiation points regarding the merger agreement. The parties discussed the need for an all-hands negotiation call in the near future.
Later that day, representatives of Norton Rose Fulbright and Allen & Overy met by videoconference to continue to negotiate the open terms of the merger agreement. The key areas of discussion and negotiation during the call were the same areas discussed on the November 13, 2020 telephone call among representatives of Norton Rose Fulbright and Allen & Overy, but also included the definition of “Company Material Adverse Effect” and the treatment of Waddell & Reed’s new headquarters set forth in the merger agreement.
Also on November 16, 2020, Mr. Lytle sent written confirmation to Mr. Sanders regarding confirmation of Macquarie’s proposed price of $25.00 per share in cash.
On November 17, 2020, Messrs. Sanders, Bloss, and Clouse had a telephone call with Messrs. Lytle and Burns and other representatives of Macquarie to further discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.

On November 18, 2020, a representative of Allen & Overy sent a revised draft merger agreement to representatives of Norton Rose Fulbright. The revised draft merger agreement (i) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (ii) further modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (iii) added closing conditions related to the receipt of regulatory approvals and absence of governmental injunctions or restraints in connection with the Wealth Management Transactions, (iv) noted that the AUM condition was subject to further discussion, and reinserted the AUA condition, with the percentage subject to further discussion, and (v) modified the termination fee payable by Macquarie to be payable in the event Macquarie terminates the merger agreement due to the failure of (A) the AUM condition or (B) the AUA condition, but not payable in the event the merger agreement is terminated due to failure to obtain approval under the HSR Act and other regulatory approvals in connection with the transactions contemplated by the merger agreement or the Wealth Management Transactions. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 18, 2020, representatives of Norton Rose Fulbright and Allen & Overy had a telephone call to further negotiate the open terms of the merger agreement based on the revised draft merger agreement received by Norton Rose Fulbright that day.
That same day, Messrs. Sanders and Lytle had a telephone call to discuss key negotiation points regarding the merger agreement, including the percentages to be set forth in the AUM condition and the AUA condition and the level of conditionality in the merger agreement arising from the Wealth Management Transactions. Messrs. Sanders, Bloss, and Clouse also discussed with Messrs. Lytle and Burns retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction.
On November 19, 2020, Messrs. Sanders, Bloss, and Clouse had multiple telephone calls with Messrs. Lytle and Burns to further discuss retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction and other key negotiation points regarding the merger agreement.
On November 20, 2020, a representative of Norton Rose Fulbright sent a revised draft merger agreement to representatives of Allen & Overy. The revised draft merger agreement (i) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (ii) further modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (iii) noted that the percentages to be set forth in the AUM condition and the AUA condition remained an open issue, and (iv) noted that the amount of the termination fees payable by Waddell & Reed and Macquarie remained an open issue. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 20, 2020, a representative of J.P. Morgan had a telephone call with Mr. Lytle to discuss the key negotiation points regarding the merger agreement, including the percentages to be set forth in the AUM condition and the AUA condition, the amount of the termination fees payable by Waddell & Reed and Macquarie, retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction, and the ability of Waddell & Reed to pay dividends pursuant to the merger agreement.
On November 23, 2020, a representative of Allen & Overy sent a revised draft merger agreement to representatives of Norton Rose Fulbright. The revised draft merger agreement (i) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (ii) further modified the provisions restricting the ability of Waddell & Reed to solicit competing acquisition proposals and the Board to change its recommendation that the Waddell & Reed stockholders adopt the merger agreement, (iii) modified the AUM condition to require that Waddell & Reed obtain consent from clients representing at least 65% of Waddell & Reed’s management fee revenue run-rate calculated as of specified measurement date, and the AUA condition to require a threshold of 40% of the total net assets held in client accounts managed or serviced by independent financial advisors associated with W&R as of a base measurement date, excluding non-consenting clients, and (iv) modified the termination fee payable by

Macquarie to be equal to 8.0% of Waddell & Reed’s equity value, with a reduction to 6.0% of Waddell & Reed’s equity value under specified circumstances. The revised draft merger agreement also revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement.
Also on November 23, 2020, Messrs. Sanders, Bloss, Lytle, Burns, Audette, and Holly had a telephone call to discuss the status of the merger agreement, corporate approvals required in connection therewith, timeline considerations, communication plans and key personnel engagement plans in connection with potential announcement of the proposed transaction.
On November 24, 2020, representatives of J.P. Morgan had a telephone call with Mr. Lytle to discuss key negotiation points regarding the merger agreement.
Also on November 24, 2020, representatives of Waddell & Reed, Macquarie, J.P. Morgan, RBC, Allen & Overy, and Norton Rose Fulbright met by videoconference to negotiate the terms of the merger agreement. During the meeting, the significant areas of discussion and negotiation included the level of conditionality in the merger agreement arising from the Wealth Management Transactions, the circumstances under which a termination fee would be payable by Macquarie, the calculation of the percentages to be set forth in the AUM condition and the AUA condition, the definition of “Company Material Adverse Effect,” and other covenants, representations and warranties, and conditions set forth in the draft merger agreement.
On November 25, 2020, a representative of Norton Rose Fulbright had a telephone call with a representative of Allen & Overy to further discuss the merger agreement following the videoconference on November 24, 2020.
That same day, Messrs. Sanders and Lytle had a telephone call to discuss the status of the proposed transaction.
On November 27, 2020, a representative of Norton Rose Fulbright sent a revised draft merger agreement to representatives of Allen & Overy. The revised draft merger agreement (i) noted that the ability of Waddell & Reed to pay regular quarterly cash dividends and dividend equivalent payments remained an open issue, (ii) noted that the calculation of certain aspects of the AUM condition remained an open issue, and (iii) refined the computation of the termination fee payable by Macquarie, and revised, refined, and proposed changes to other interim operating covenants, representations and warranties, conditions, and other provisions of the draft merger agreement. That same day, a representative of Allen & Overy sent a draft of the purchase agreement for the Wealth Management Transactions between Macquarie and LPL to representatives of Norton Rose Fulbright.
That same day, Messrs. Sanders and Lytle had a telephone call to discuss the status of the proposed transaction.
Also on November 27, 2020, a representative of Norton Rose Fulbright sent a draft of Waddell & Reed’s disclosure schedules to representatives of Allen & Overy. From November 27, 2020 through December 2, 2020, representatives of Norton Rose Fulbright and Allen & Overy exchanged drafts of the disclosure schedules and held conference calls to finalize the disclosure schedules.
On November 29, 2020, the Executive Committee held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, representatives of Norton Rose Fulbright, and a representative of the Committee Compensation Consultant. During the meeting, the Executive Committee discussed with the representatives of J.P. Morgan and Norton Rose Fulbright the key terms of the merger agreement, including the AUM condition and the AUA condition, the termination fees payable by Waddell & Reed and Macquarie, the level of conditionality in the merger agreement arising from the Wealth Management Transactions, the interim operating covenants of Waddell & Reed, and the ability of Waddell & Reed to pay dividends pursuant to merger agreement. Following discussion, the Executive Committee and management of Waddell & Reed determined that Waddell & Reed should not be restricted from paying regular quarterly dividends prior to closing of the transaction. The representatives of Norton Rose Fulbright reviewed with the Executive Committee the Board’s fiduciary duties under Delaware law in connection with the Board’s evaluation of the merger agreement and the proposed transaction. Members of Waddell & Reed management also discussed with the Executive Committee the proposed retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction that had been negotiated with Macquarie, noting that the Committee Compensation Consultant had reviewed the arrangements for Waddell & Reed’s executive officers. The representative of the Committee Compensation Consultant noted to the Executive Committee that the arrangements were reasonable in the aggregate.
Later that day, a representative of Allen & Overy sent a revised draft merger agreement to representatives of Norton Rose Fulbright. The revised draft merger agreement, among other things, (i) modified the provisions relating to fund approval matters, (ii) modified the provisions relating to the necessary regulatory approvals in connection with the Wealth Management Transactions, and (iii) clarified the circumstance in which the termination fee payable by Macquarie would be reduced to 6.0% of Waddell & Reed’s equity value.
Also on November 29, 2020, a representative of Allen & Overy sent a revised draft of the purchase agreement for the Wealth Management Transactions to representatives of Norton Rose Fulbright.
Also on November 29, 2020 and November 30, 2020, a representative of J.P. Morgan had two telephone calls with Mr. Lytle to discuss the status of the proposed transaction and the key negotiation points regarding the merger agreement, specifically as it related to the payment of regular quarterly dividends prior to the closing of the transaction.
On November 30, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. Mr. Sanders reported to the Board regarding the status of negotiations with Macquarie. During the meeting, the Board discussed with the representatives of J.P. Morgan and Norton Rose Fulbright the key terms of the merger agreement, including the AUM condition and the AUA condition, the termination fees payable by Waddell & Reed and Macquarie, the level of conditionality in the merger agreement arising from the Wealth Management Transactions, the interim operating covenants of Waddell & Reed, and the ability of Waddell & Reed to pay dividends pursuant to merger agreement. The representatives of J.P. Morgan reported to the Board that Macquarie was no longer negotiating for a restriction on Waddell & Reed’s ability to pay dividends. The representatives of J.P. Morgan also reminded the Board that during the exclusivity period with Macquarie, there had been speculation about mergers and acquisitions in the asset management industry resulting from public comments by the chief executive officer of JP Morgan Chase & Co. about potential interest in the space, and that Waddell & Reed had been the actual subject of rumors. They also highlighted for the Board the inbound expressions of interest that J.P. Morgan had received regarding Waddell & Reed’s wealth management business. The representatives of Norton Rose Fulbright reviewed with the Board its fiduciary duties under Delaware law in connection with the Board’s evaluation of the merger agreement and the proposed transaction. Members of Waddell & Reed management also discussed with the Board the proposed retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction that had been negotiated with Macquarie, noting that the Committee Compensation Consultant had reviewed the arrangements for Waddell & Reed’s executive officers and deemed them to be reasonable in the aggregate. The Board also discussed with members of Waddell & Reed’s management the projections provided by Waddell & Reed to J.P. Morgan in connection with its financial analyses and the preparation by J.P. Morgan of its fairness opinion in connection with the proposed transaction.
Also on November 30, 2020, a representative of Allen & Overy sent a draft of Macquarie’s disclosure schedules to representatives of Norton Rose Fulbright. From November 30, 2020 through December 2, 2020, Norton Rose Fulbright and Allen & Overy exchanged drafts of the disclosure schedules to finalize them.
That same day, representatives of Norton Rose Fulbright and Allen & Overy met by videoconference to continue negotiating the merger agreement. Key areas of discussion and negotiation during the call included the termination fee payable by Macquarie, the calculation of the percentages set forth in the AUM condition and the AUA condition, the definition of “Company Material Adverse Effect,” and other covenants, representations and warranties, and conditions set forth in the draft merger agreement.
From November 30, 2020 until December 2, 2020, Norton Rose Fulbright and Allen & Overy exchanged drafts of the merger agreement, and representatives of Norton Rose Fulbright, Allen & Overy, Waddell & Reed, and Macquarie held conference calls, to resolve the remaining open points in the merger agreement.

On December 1, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, representatives of Norton Rose Fulbright, and a representative of the Committee Compensation Consultant. The representatives of Norton Rose Fulbright reviewed with the Board its fiduciary duties under Delaware law in connection with the Board’s evaluation of the merger agreement and the proposed transaction. During the meeting, the Board discussed in detail with the representatives of Norton Rose Fulbright the key terms of the merger agreement. The Board also discussed in detail with the representatives of J.P. Morgan the financial analyses conducted by J.P. Morgan in connection with the proposed transaction. The Board also discussed with the representatives of Norton Rose Fulbright the proposed retention and severance arrangements for Waddell & Reed employees in connection with the proposed transaction that had been negotiated with Macquarie. Members of Waddell & Reed management also noted to the Board that the Committee Compensation Consultant had reviewed the arrangements for Waddell & Reed’s executive officers, and the representative of the Committee Compensation Consultant noted to the Board that the arrangements were reasonable in the aggregate. After discussion, the Board expressed support for, but not final approval of, the merger agreement and the proposed transaction.
On December 2, 2020, the Board held a meeting by videoconference, which was attended by members of Waddell & Reed management, representatives of J.P. Morgan, and representatives of Norton Rose Fulbright. A representative of Norton Rose Fulbright updated the Board on the key terms of the merger agreement and the board’s fiduciary duties. J.P. Morgan then reviewed with the Board its financial analysis of the merger consideration provided for in the merger agreement and delivered to the Board its December 2, 2020 oral opinion, which was confirmed by delivery of a written opinion, dated December 2, 2020, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of Waddell & Reed’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below in the section entitled “Opinion of Financial Advisor” beginning on page 53 of this proxy statement. After considering the proposed terms of the transaction with Macquarie, and taking into consideration the matters discussed during that meeting and prior meetings of the Board, including the factors described above and under the section entitled “The Merger — Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement,” the Board unanimously (i) adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (ii) approved the execution, delivery and performance of the merger agreement, (iii) determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of Waddell & Reed and its stockholders, (iv) recommended that Waddell & Reed’s stockholders vote for the proposal to adopt the merger agreement, and (v) directed that the merger agreement be submitted to Waddell & Reed’s stockholders for adoption at the special meeting. The Board also unanimously approved the retention and severance arrangements for Waddell & Reed employees, including executive officers, in connection with the merger, with Mr. Sanders recusing himself on the vote related to his own arrangements and such arrangements being approved by the remaining members of the Board, all of whom are independent directors under the NYSE corporate governance listing standards and none of whom had any personal interest in such matters.
Later on December 2, 2020, representatives of Waddell & Reed and Macquarie exchanged and released signature pages to the merger agreement and representatives of Macquarie and LPL released signature pages to the purchase agreement for the Wealth Management Transactions.
On December 2, 2020, Waddell & Reed and Macquarie each issued a press release announcing the transaction following the close of trading on the NYSE market.
Recommendation of the Board
At a meeting of the Board on December 2, 2020, after having undertaken a thorough review of, and having carefully considered the factors described below in the section entitled “— Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement” and such other matters as it considered necessary or appropriate, including detailed discussions with Waddell & Reed’s management and its legal and financial advisors, the Board unanimously:

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adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger;

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approved the execution, delivery and performance of the merger agreement;

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determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders;

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recommended that the Company’s stockholders vote for the proposal to adopt the merger agreement; and

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directed that the merger agreement be submitted to the Company’s stockholders for adoption at the special meeting.

Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement.
The Board also unanimously recommends a vote “FOR” the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
Reasons for Recommending the Approval of the Proposal to Adopt the Merger Agreement
In unanimously determining that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Waddell & Reed and its stockholders and unanimously recommending that the Company’s stockholders vote for the proposal to adopt the merger agreement, the Board consulted with Waddell & Reed’s management and the Board’s legal and financial advisors, and reviewed a significant amount of information and considered a number of factors, including, without limitation, those listed below.
The Board made its determination regarding the merger agreement, the merger and the other transactions contemplated by the merger agreement and its recommendation to the stockholders, based upon the totality of the information presented and considered by it. The following summary of the information and factors considered by the Board is not intended to be exhaustive (and the factors described therein are not presented in order of priority), but the principal factors considered by the Board in their consideration of the merger and the other transactions contemplated by the merger agreement. The determination and recommendation of the Board was made after consideration of all of the factors noted below and other factors and in light of the Board’s knowledge of the business, financial condition and prospects of Waddell & Reed and after consultation with Waddell & Reed’s management and the Board’s legal and financial advisors.
Information Considered
In making its determination and recommendation, the Board, as applicable, considered and relied on extensive information, advice and analysis, including, without limitation (and not in order of relative importance):
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information concerning the business, operations, properties, assets, financial performance and condition, operating results and prospects of Waddell & Reed and its businesses, including management’s forecasts of Waddell & Reed’s future financial performance and the risks associated with Waddell & Reed’s ability to achieve such projections;

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(i) potential strategic alternatives to the acquisition by Macquarie, including, without limitation, the alternative of continuing to operate Waddell & Reed as an independent entity and the desirability and perceived risks of that alternative, (ii) the potential benefits to Waddell & Reed stockholders of these alternatives and the timing and likelihood of effecting such alternatives and (iii) the Board’s assessment that none of these alternatives were reasonably likely to present superior opportunities for Waddell & Reed to create greater value for Waddell & Reed stockholders, taking into account risks of execution as well as business, competitive, financial, industry, market and regulatory risks;

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The various the financial presentations of J.P. Morgan during the course of negotiations surrounding the merger, as more fully described in the section entitled “Background of the Merger” beginning on page 30, and the December 2, 2020, oral opinion of J.P. Morgan delivered to the Board, which was confirmed by delivery of a written opinion, dated December 2, 2020, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described in the section entitled “— Opinion of Financial Advisor” beginning on page 53;

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the impact and status of general industry, regulatory, political, economic and market conditions and trends relevant to Waddell & Reed’s business;

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discussions with Waddell & Reed’s management and the Board’s legal and financial advisors, including as to, among other things, the terms and conditions of the merger agreement, as well as the potential benefits and risks associated with the merger and the other transactions contemplated by the merger agreement;

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information regarding the terms and conditions of previous acquisitions of similarly situated companies and other relevant precedent transactions;

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legal advice regarding the duties and responsibilities of the Board, and certain financial perspectives of the Board’s financial advisors; and

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various other factors, considerations and information, including, without limitation, those items more fully described below.

Benefits of the Merger
In making its recommendation and determination, the Board, considered a number of potential benefits of the merger and the other transactions contemplated by the merger agreement to Waddell & Reed and its stockholders including, without limitation, the following principal factors (not in order of relative importance):
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Attractive Value.   The current and historical market prices of Waddell & Reed common stock, including the market performance of the common stock relative to those of other participants in Waddell & Reed’s industries and general market indices, and the fact that the merger consideration of $25.00 per Share represented a premium of approximately 48% over the closing price per Share on December 1, 2020 (the last trading day prior to the Board’s approval of the merger agreement) and a premium of approximately 57% over the 90-day volume weighted average price per Share as of December 1, 2020.

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Certainty of Value.   The offer price is all cash, which provides stockholders immediate certainty of value and liquidity for their Shares and enables stockholders to realize value that has been created at Waddell & Reed while eliminating long-term business and execution risk. Specifically, among other things, the Board considered that:

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the negotiations with Macquarie were extensive, lasted for several months, and resulted in an increase in consideration from Macquarie’s initial proposals, and as a result, the Board concluded that the value offered under the merger agreement is the highest price that Macquarie would be willing to offer; and

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the value to holders of Shares should not be subject to fluctuation due to market volatility during the period of time between signing the merger agreement and consummation of the merger.

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Value Relative to Stand-Alone Prospects.   The offer price compares favorably to the projected long-term value of Waddell & Reed if, as an alternative to the merger, Waddell & Reed were to remain as a stand-alone entity after taking into account the risks and uncertainties associated with this alternative, including those relating to Waddell & Reed’s competitive position within the asset management and wealth management industries, changes occurring in the asset management and wealth management industries and current market and financial conditions. Specifically, among other things, the Board considered:
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Waddell & Reed’s historical and projected financial performance, including the management projections, the execution risks implicit in the management projections, and Waddell & Reed’s historical ability to achieve management’s projections;

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the possibility of legislation and increased regulation that could have an adverse effect on the business model or operations of Waddell & Reed, particularly through the imposition of fiduciary or similar standards on independent financial advisors associated with W&R;

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the potential for consolidation within the asset management and wealth management industries, and the potential commercial benefits to our competitors available from such consolidation, including economies of scale and operational efficiencies;

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the changing competitive landscape in the asset management industry, including the cumulative effect of fee pressure, a shift to passive investments and the increasing technology expenditures to stay competitive, both domestically and internationally; and

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the competitive environment for the Wealth Management Business, including the emergence of robo or digital advisors, the use of artificial intelligence or algorithm-based models to provide wealth management services, new market entrants to the wealth management industry, competition for independent financial advisors, and the costs associated with responding to each of these developments.

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Opinion of Financial Advisor.   The December 2, 2020, oral opinion of J.P. Morgan delivered to the Board, which was confirmed by delivery of a written opinion, dated December 2, 2020, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below in the section entitled “— Opinion of Financial Advisor” beginning on page 53. The full text of the written opinion of J.P. Morgan, dated December 2, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference.

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High likelihood of Completion.   The likelihood of completion of the merger is considered to be high, particularly in light of the terms of the merger agreement and the closing conditions, including:

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the absence of a financing condition in the merger agreement and the representation of Macquarie in the merger agreement that as of the Closing it will have sufficient available aggregate funds to make payment of all amounts to be paid by it under the merger agreement;

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the commitment of Macquarie in the merger agreement to use its reasonable best efforts to satisfy conditions and complete the merger, and the commitments of Macquarie to take certain specified actions (subject to agreed limitations) to obtain antitrust approvals and CFIUS Approval;

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the absence of any condition with respect to consents or approvals in the merger agreement, other than the Company Stockholder Approval, the HSR Approvals, the Closing Condition Regulatory Approvals (including, but not limited to, the FINRA Approval and the CFIUS Approval), the Client Consent Condition and the AUA Condition (as described below under the section entitled “The Agreement and Plan of Merger — Investment Advisory Agreement Consents; Client Consent Percentage; Company Advisor Percentage” beginning on page 78); and

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the fact that the merger is not subject to approval of MGL’s stockholders.

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Non-Price Terms of the Merger Agreement. The non-price terms and conditions of the merger agreement and related transaction documents, including, without limitation:

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the provisions allowing the Board to change its recommendation prior to obtaining the Company Stockholder Approval in specified circumstances relating to a superior proposal (as described below under the section entitled “The Agreement and Plan of Merger — Restriction on Solicitation of Competing Proposals” beginning on page 83) or intervening event (as described below under the section entitled “The Agreement and Plan of Merger — Obligation of the Board with Respect to Its Recommendation” beginning on page 86), subject to Macquarie’s right to terminate the merger agreement and receive payment of the termination fee of $47 million (as described below under the section entitled “Expenses; Termination Fees” beginning on page 95);
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the provision allowing the Board to terminate the merger agreement to enter into a superior proposal, subject to certain conditions (including certain rights of Macquarie to match the superior proposal and payment of the termination fee of $47 million), as described below under the section entitled “Expenses; Termination Fees” beginning on page 95);

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as outlined above, Macquarie’s obligation under the merger agreement to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist with the other parties in doing, all things necessary, proper or advisable under applicable consummate the merger and the other transactions contemplated by the merger agreement, and the Wealth Management Transactions, including to obtain the regulatory approvals necessary to consummate the merger (without, in the case of the clearance under any applicable antitrust laws, any limitation on the amount of assets that Macquarie may be required to divest or hold separate in order to secure such clearance), except to the extent that taking any such actions would have a material adverse effect on the existing business of Macquarie or on the existing business of the Company; and

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Macquarie’s obligation to pay of a reverse termination fee of $125 million if the merger agreement is terminated under specified circumstances (which reverse termination fee is reduced to $94 million under specified circumstances) as described below under the section entitled “Expenses; Termination Fees” beginning on page 95.

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Opportunity for Waddell & Reed’s Stockholders to Vote.   The fact that the merger and the other transactions contemplated by the merger agreement would be subject to the approval of the stockholders, and the stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting.

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Appraisal Rights.   The fact that stockholders of Waddell & Reed who do not vote to adopt the merger agreement and who follow certain prescribed procedures are entitled to dissent from the merger and receive the appraised fair value of their Shares, as and to the extent provided under Delaware law, see the section entitled “Appraisal Rights” beginning on page 99.

Risks and Potential Negative Factors
In the course of its deliberations, the Board also considered certain risks and other potentially negative factors concerning the merger and the other transactions contemplated by the merger agreement, including, without limitation (and not in order of relative importance):
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No Stockholder Participation in Future Growth or Earnings.   The nature of the merger as a cash transaction means that Waddell & Reed would no longer exist as an independent public company following the merger and that Waddell & Reed stockholders will not participate in future earnings or growth of the combined company and will not benefit from any appreciation in value of the combined company;

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No Solicitation and Termination Fee.   Subject to certain exceptions, the merger agreement precludes Waddell & Reed from soliciting or entertaining alternative acquisition proposals and requires Waddell & Reed to pay Macquarie a termination fee of $47 million in certain circumstances including if the Board changes their recommendation that stockholders vote in favor of adopting the merger agreement, as described below under the section entitled “Expenses; Termination Fees” beginning on page 95;

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Potential Loss of Business Opportunities.   The merger agreement provisions generally require Waddell & Reed to conduct its business in the ordinary course and the other restrictions on the conduct of Waddell & Reed’s business prior to completion of the merger may delay or prevent

Waddell & Reed from undertaking business opportunities that may arise pending completion of the merger; as described below under the section entitled “Covenants Regarding Conduct of Business by the Company and its Subsidiaries Prior to the Merger” beginning on page 74;
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Risk Associated with Failure to Consummate the Merger.   The possibility that the transactions contemplated by the merger agreement, including the merger, might not be consummated, and the fact that if the merger is not consummated, (i) Waddell & Reed’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transactions contemplated by the merger agreement, (ii) Waddell & Reed will have incurred significant transaction costs, (iii) Waddell & Reed’s continuing business relationships with clients and employees and independent financial advisors associated with W&R may be adversely affected, (iv) the trading price of the Shares may be adversely affected and (v) the market’s perceptions of Waddell & Reed’s prospects may be adversely affected;

•
Effects of Transaction Announcement.   The effect of the public announcement of the merger agreement, including effects on Waddell & Reed’s ability to attract and retain key personnel and to maintain client relations during the pendency of the transactions contemplated by the merger agreement, as well as the potential for litigation in connection with the merger and the associated costs, burden and inconvenience involved in defending those proceedings;

•
Timing Risks.   The amount of time it could take to complete the merger, and the risk that the pendency of the merger for an extended period of time following the announcement of the execution of the merger agreement could divert Waddell & Reed’s management’s attention from their work and have an adverse impact on Waddell & Reed, including its relationships with clients, employees and independent financial advisors associated with W&R;

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Tax Consideration.   The exchange of Shares for cash in the merger generally will be a taxable transaction for U.S. holders for U.S. federal income tax purposes;

•
Directors and Executive Officers Compensation.   The fact that Waddell & Reed’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Waddell & Reed’s stockholders (see the section entitled “— Interests of Directors and Executive Officers in the Merger” beginning on page 59); and

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Other Risks.   See the other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as updated by subsequent Quarterly Reports on Form 10-Q), all of which are filed with the SEC and incorporated by reference into this proxy statement, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

The Board, with the assistance of Waddell & Reed’s management and the Board’s legal and financial advisors, assessed these risks and concluded that the potential benefits of the merger agreement, if it is completed, were sufficient to justify proceeding with the merger and the other transactions contemplated by the merger agreement.
In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Instead the Board based its recommendation on the totality of the information presented, including the factors described above. The Board’s reasons for recommending the proposal to adopt the merger agreement include certain assumptions relating to forward-looking information, and such information and assumptions are subject to various risks. See “Risk Factors” in Waddell & Reed’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (as updated by subsequent Quarterly Reports on Form 10-Q), all of which are filed with the SEC and incorporated by reference into this proxy statement, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21.

Recommendation of the Company’s Board of Directors
After careful consideration, the Board has unanimously adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and determined the merger agreement and the transactions contemplated thereby, including the merger, to be advisable, fair to and in the best interests of the Company and its stockholders.
The Board unanimously recommends that the stockholders of the Company vote “FOR” the proposal to adopt the merger agreement.
Certain Financial Projections Utilized in Connection with the Merger
Waddell & Reed does not as a matter of course make public long-term forecasts as to future performance or other prospective financial information beyond the current year, and Waddell & Reed is especially wary of making forecasts or projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, the Company provided J.P. Morgan with internal financial forecasts relating to the Company prepared by the management of the Company for fiscal years 2021 through 2025 (which we refer to as the “Company Projections”). J.P. Morgan was directed to use and rely upon the Company Projections for purposes of their financial analysis and fairness opinions and such use was approved for J.P. Morgan’s use by the Board. Macquarie did not receive or obtain the Company Projections prior to the execution of the merger agreement, and did not rely on the Company Projections in connection with its determination of the merger consideration payable under the merger agreement.
The Company Projections were based on numerous variables and assumptions made by Company management at the time prepared, including with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company. The Company Projections assumed that the Company operates on a stand-alone basis, reflecting organic growth but excluding growth from potential mergers and acquisitions activities.
The following table presents a summary of the Company Projections (based on best estimates at the time of preparation of the numerous variables noted above):
	Calendar Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Asset Management
Gross Revenue ($mm)(1)	$553	$547	$546	$553	$567
Net Revenue ($mm)(1)	$492	$488	$488	$496	$509
EBITDA ($mm)(2)	$111	$109	$111	$111	$114
Unlevered Free Cash Flow	$77	$76	$81	$80	$81
Wealth Management
Gross Revenue ($mm)	$613	$651	$690	$733	$780
EBITDA ($mm)(2)	$34	$40	$45	$50	$56
Unlevered Free Cash Flow	$16	$20	$28	$31	$35

(1)
Gross revenue includes, and net revenue excludes, inter-company revenue sharing.

(2)
EBITDA is a non-GAAP financial measure and is defined as operating income plus depreciation.

The inclusion of information about the Company Projections in this proxy statement should not be regarded as an indication that any of the Company, Macquarie or any other recipient of this information considered, or now considers, it necessarily predictive of actual future results or material information given the inherent risks and uncertainties associated with such forecasts and the Company Projections should not be relied upon as predictive of future results or material information.
Waddell & Reed has included a summary of the Company Projections for the purpose of providing stockholders and investors access to certain non-public information that was furnished to the Board and

Waddell & Reed’s financial advisors in connection with the consideration and negotiation of the merger, and such information may not be appropriate for other purposes. The Company Projections are subjective in many respects and thus subject to interpretation. Although presented with numeric specificity, the Company Projections reflect numerous estimates and assumptions with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company’s business, including the factors listed under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K (as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this proxy statement), all of which are difficult to predict and many of which are beyond the Company’s control. The Company Projections also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Company Projections. The Company cannot provide any assurance that the assumptions underlying the Company Projections will be realized.
Many of the assumptions reflected in the Company Projections are subject to change and the Company Projections do not reflect revised prospects for the Company’s business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time such financial information was prepared. The Company has not updated and does not intend to update or otherwise revise the Company Projections to reflect circumstances existing after the date the Company Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Company Projections are shown to be in error. There can be no assurance that the results reflected in the Company Projections will be realized or that actual results will not materially vary from the Company Projections. The Company Projections cover multiple years and such information by its nature becomes less predictive with each successive year. Therefore, the Company Projections included in this proxy statement should not be relied on as necessarily predictive of actual future events nor construed as financial guidance.
None of Waddell & Reed or its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding Waddell & Reed’s ultimate performance compared to the information contained in the Company Projections or that the Company Projections will be achieved. Waddell & Reed has made no representation to Macquarie, in the merger agreement or otherwise, concerning the Company Projections.
Waddell & Reed stockholders are urged to review the Company’s most recent SEC filings for a description of risk factors with respect to the Company’s business. You should read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 21 for additional information regarding the risks inherent in forward-looking information such as the Company Projections and the section entitled “Where You Can Find More Information” beginning on page 110.
The Company Projections were not prepared with a view toward public disclosure nor toward complying with U.S. Generally Accepted Accounting Principles (which we refer to as “GAAP”) (including because certain metrics are non-GAAP measures, and the forecasts contained therein do not include footnote disclosures as may be required by GAAP), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Company Projections included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent auditor has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Company Projections and, accordingly, the Company’s independent auditor does not express an opinion or any other form of assurance with respect thereto. The Company’s independent auditor report incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Company Projections and should not be read to do so. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures such as those used in the Company Projections may not be comparable to similarly titled amounts used by other companies or persons.
The information about the Company Projections set forth above does not give effect to the merger and also does not take into account the effect of any failure of the merger to be consummated.

The Company Projections are not included in this proxy statement to influence your decision or induce any Company stockholder to vote in favor of the merger agreement or any other proposals to be voted on at the special meeting, but instead to provide Company stockholders access to certain non-public information that was made available to the Board and Waddell & Reed’s financial advisors.
THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE COMPANY PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FORECASTS ARE NOT REALIZED OR ARE SHOWN TO BE IN ERROR.
Opinion of Financial Advisor
Pursuant to an engagement letter, dated October 19, 2020, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At the meeting of the Board on December 2, 2020, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed its December 2, 2020 oral opinion by delivering its written opinion, dated December 2, 2020, to the Board that, as of such date, the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger was fair, from a financial point of view, to such stockholders.
The full text of the written opinion of J.P. Morgan, dated December 2, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Waddell & Reed stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•
reviewed the merger agreement;

•
reviewed certain publicly available business and financial information concerning Waddell & Reed and the industries in which it operates;

•
compared the proposed financial terms of the proposed merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of Waddell & Reed with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company’s Class A common stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of Waddell & Reed relating to its business; and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Waddell & Reed and Macquarie with respect to certain aspects of the proposed merger, and the past and current business operations of Waddell & Reed, the financial condition and future prospects and operations of Waddell & Reed, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Waddell & Reed and Macquarie or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with Waddell & Reed, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Waddell & Reed or Macquarie under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Waddell & Reed to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Waddell & Reed and Macquarie in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan’s analysis did not reflect or address, and J.P. Morgan expressed no view as to, the terms of the Wealth Management Purchase Agreement between Macquarie and LPL. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Waddell & Reed with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on Waddell & Reed or on the contemplated benefits of the proposed merger.
The projections furnished to J.P. Morgan were prepared by the management of Waddell & Reed as discussed more fully under “Certain Financial Projections Utilized in Connection with the Merger” beginning on page 51. Waddell & Reed does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Waddell & Reed management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the section entitled “Certain Financial Projections Utilized in Connection with the Merger” beginning on page 51.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of Waddell & Reed or as to the underlying decision by Waddell & Reed to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the consideration to be paid to the holders of the Company’s Class A common stock in the proposed merger or with respect to the fairness of any such compensation.

J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Waddell & Reed or any other alternative transaction.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board and in the presentation delivered to the Board on December 2, 2020 in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Sum-of-the-Parts — Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of Waddell & Reed’s asset management business and wealth management business with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to Waddell & Reed’s asset management business or wealth management business, as applicable. The companies selected by J.P. Morgan were as follows:
Asset Management
•
Affiliated Managers Group, Inc.

•
Artisan Partners Asset Management Inc.

•
Franklin Resources, Inc.

•
Invesco Ltd.

•
Janus Henderson Group plc.

•
Victory Capital Holdings, Inc.

•
Virtus Investment Partners, Inc.

Wealth Management
•
Blucora, Inc.

•
LPL Financial Holdings Inc.

•
Raymond James Financial, Inc.

•
Stifel Financial Corp.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to those of Waddell & Reed’s asset management business or wealth management business, as applicable. However, none of the companies selected is identical to Waddell & Reed’s asset management business or wealth management business, and certain of these companies may have characteristics that are materially different from those of Waddell & Reed’s asset management business or wealth management business. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Waddell & Reed’s asset management business or wealth management business.
Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of that company’s common stock on a fully diluted basis, plus any debt and preferred equity, less cash) to the consensus equity research analyst estimate for the company’s EBITDA (earnings before interest, taxes, depreciation, amortization) for the year ending December 31, 2021.

Based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 5.0x to 9.0x for Waddell & Reed’s asset management business and 10.0x to 10.7x for Waddell & Reed’s wealth management business. After applying such ranges to the projected EBITDA for Waddell & Reed’s asset management business or wealth management business, as applicable, for the year ending December 31, 2021, based on the projections provided by Waddell & Reed’s management, and then adjusting for Waddell & Reed’s estimated cash, liquid securities and total debt, the analysis indicated an implied per share equity value range for shares of the Company’s Class A common stock, rounded to the nearest $0.25, of $20.00 to $27.25.
The implied per share equity value range for shares of the Company’s Class A common stock was compared to Waddell & Reed’s closing share price of $16.87 on December 1, 2020, the NYSE trading day immediately preceding the date of the written opinion, and the merger consideration of $25.00 per share of the Company’s Class A common stock.
Sum-of-the-Parts — Selected Transactions Analysis
Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for the purposes of J.P. Morgan’s analysis, may be considered similar to Waddell & Reed’s asset management business or wealth management business. Specifically, J.P. Morgan reviewed the following transactions:
Month/Year Announced	Acquiror	Target
Asset Management
April 2014	TIAA (formerly TIAA-CREF)	Nuveen, LLC (formerly Nuveen Investments, Inc.)
October 2016	Henderson Group plc	Janus Capital Group Inc.
December 2016	Virtus Investment Partners, Inc.	RidgeWorth Holdings LLC
March 2017	Standard Life plc	Aberdeen Asset Management PLC
March 2017	HNA Capital (U.S.) Holding LLC	OM Asset Management plc
October 2018	Invesco Ltd.	OppenheimerFunds, Inc.
November 2018	Victory Capital Holdings, Inc.	USAA Asset Management Company
February 2020	Franklin Resources, Inc.	Legg Mason, Inc.
October 2020	Morgan Stanley	Eaton Vance Corp.
Wealth Management
January 2014	RCS Capital Corporation	Cetera Financial Group
October 2015	Blucora, Inc.	HD Vest Financial Services
March 2019	Blucora, Inc.	1st Global, Inc.
November 2019	Advisor Group, Inc.	Ladenburg Thalmann Financial Services Inc.
None of the selected transactions reviewed was identical to the proposed acquisition of Waddell & Reed’s asset management business or wealth management business. However, the selected transactions were chosen, among other reasons, because certain aspects of the transactions, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the proposed acquisition of Waddell & Reed’s asset management business or wealth management business, as applicable. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed acquisition of Waddell & Reed’s asset management business or wealth management business.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s implied firm value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction.

Based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 7.0x to 11.0x for Waddell & Reed’s asset management business and 11.0x to 17.0x for Waddell & Reed’s wealth management business. After applying such ranges to the projected EBITDA of Waddell & Reed’s asset management business or wealth management business, as applicable, for the year ending December 31, 2020, based on the projections provided by Waddell & Reed’s management, and then adjusting for Waddell & Reed’s estimated cash, liquid securities and total debt, J.P. Morgan arrived at an implied per share equity value range for the Company’s Class A common stock, rounded to the nearest $0.25, of $23.50 to $33.00.
The implied per share equity value range for shares of the Company’s Class A common stock was compared to the closing share price of $16.87 on December 1, 2020, the NYSE trading day immediately preceding the date of the written opinion, and the merger consideration of $25.00 per share of the Company’s Class A common stock.
Sum-of-the-Parts — Discounted Cash Flow Analysis.
J.P. Morgan conducted a sum-of-the-parts discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company’s Class A common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projection period.
J.P. Morgan calculated the unlevered free cash flows that Waddell & Reed is expected to generate during fiscal years 2021 through 2025 for each of its asset management business and wealth management business based upon projections provided by the management of Waddell & Reed. J.P. Morgan also calculated a range of terminal asset values of each of these businesses at the end of the five-year period ending in 2025 by applying a terminal value growth rate ranging from (0.5%) to 0.5% to the unlevered free cash flow of Waddell & Reed’s asset management business during the final year of the five-year period and applying a terminal value growth rate ranging from 1.5% to 2.5% to the unlevered free cash flow of Waddell & Reed’s wealth management business during the final year of the five-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 9.25% to 11.25% for Waddell & Reed’s asset management business and 9.75% to 11.75% for Waddell & Reed’s wealth management business, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Waddell & Reed’s asset management business or wealth management business, as applicable. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for Waddell & Reed’s estimated cash, liquid securities and total debt.
Based on the foregoing, this analysis indicated an implied per share equity value range for the Company’s Class A common stock, rounded to the nearest $0.25, of $22.50 to $27.50.
The implied per share equity value range for shares of the Company’s Class A common stock was compared to Waddell & Reed’s closing share price of $16.87 on December 1, 2020, the NYSE trading day immediately preceding the date of the written opinion, and the merger consideration of $25.00 per share of the Company’s Class A common stock.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Waddell & Reed. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Waddell & Reed’s asset management business or wealth management business, and none of the selected transactions reviewed was identical to the proposed acquisition of Waddell & Reed’s asset management business or wealth management business. However, the companies selected were chosen, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to those of Waddell & Reed’s asset management business or wealth management business, as applicable. The transactions selected were similarly chosen because certain aspects of the transactions, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the proposed acquisition of Waddell & Reed’s asset management business or wealth management business, as applicable. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Waddell & Reed’s asset management business or wealth management business and the transactions compared to the proposed acquisition of Waddell & Reed’s asset management business or wealth management business.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Waddell & Reed with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Waddell & Reed and the industries in which it operates.
For services rendered in connection with the proposed merger and the delivery of its opinion, Waddell & Reed has agreed to pay J.P. Morgan an estimated fee of approximately $25 million, $3 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and a substantial portion of which is contingent and payable upon the consummation of the proposed merger. In addition, Waddell & Reed has agreed, subject to certain limitations, to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.
During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Waddell & Reed, certain affiliates of Macquarie, LPL and certain of LPL’s affiliates, for which J.P. Morgan and such of J.P. Morgan’s affiliates have received customary compensation. Such services during such period for Waddell & Reed have included acting as financial advisor to Waddell & Reed in connection with its strategic planning in April 2020. Such services during such period for certain affiliates of Macquarie have included acting as joint lead bookrunner on offerings of debt securities in June 2020 and January 2020, joint lead bookrunner on an offering of equity securities of MGL, in September 2019, and as financial advisor on the sale by affiliates of Macquarie of a stake in an asset in December 2019. Such services during such period for LPL and certain affiliates of LPL have included acting as joint lead arranger and bookrunner on credit facilities of LPL and an affiliate of LPL in July 2019 and November 2019 and joint lead bookrunner on an offering of debt securities by LPL in November 2019. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of LPL, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Waddell & Reed, Macquarie and LPL Financial Holdings Inc. (which we refer to as “LPL Parent”). During the two year period preceding the date of J.P. Morgan’s opinion, the aggregate fees received by J.P. Morgan from Waddell & Reed were approximately $0.4 million and from MGL were approximately $19.7 million and from LPL were approximately $4.8 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Waddell & Reed, Macquarie or LPL Parent for their own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.
Interests of Directors and Executive Officers in the Merger
Members of our Board and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of Waddell & Reed stockholders generally. You should keep this in mind when considering the recommendation of the Board for the approval of the proposal to adopt the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger and the other transactions contemplated by the merger agreement and in making their recommendation that Waddell & Reed stockholders approve the proposal to adopt the merger agreement. These interests are described below.
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section (including the subsection below entitled “— Golden Parachute Compensation”), the following assumptions were used:
•
the relevant price per Share is $25.00, which is the price per Share to be paid in connection with the merger;

•
the assumed effective date of the merger is January 15, 2021, the latest practicable date prior to the filing of the final proxy statement, which is also the assumed Closing Date solely for purposes of the disclosure in this section, unless noted otherwise; and

•
the employment of each executive officer of Waddell & Reed will have been involuntarily terminated without cause by Waddell & Reed immediately following the assumed effective date of the merger on January 15, 2021.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate as of the date referenced, therefore, the actual amounts, if any, that may be paid or become payable may materially differ from the amounts set forth below.
Company RSUs
As of the record date, there were 48,404 outstanding restricted stock units (as defined above, “Company RSUs”) held by our directors and executive officers. Each outstanding Company RSU that was granted under the RSU Plan or the Company Stock Incentive Plan will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment equal to (i) (A) the merger consideration, multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any taxes withheld pursuant to the merger agreement.
Company Restricted Stock
As of the record date, there were [•] outstanding Shares of restricted stock granted or issued under the Company Stock Incentive Plan that are subject to vesting or other forfeiture conditions or repurchase by the Company (as defined above, “Company Restricted Stock”). Immediately prior to the Effective Time, each share of Company Restricted Stock will vest in full and any forfeiture restrictions applicable to such Company Restricted Stock will immediately lapse. By virtue of the merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock will be treated as a Share for all purposes of the merger agreement, including the right to receive the merger consideration in accordance with the terms thereof, less applicable taxes required to be withheld with respect to such vesting.

Retention and Severance Arrangements
Each of Waddell & Reed’s executive officers entered into a Change of Control Retention and Severance Agreement effective December 2, 2020 (as defined above, the “Change of Control Agreements”). The Change of Control Agreements provide for the following retention and severance payments to the executives:
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A cash retention bonus (which we refer to as the “Retention Bonus”), calculated as described below, that is payable to the executive in a single lump sum immediately prior to the Effective Time if (i) the executive remains continuously employed until the Closing Date or (ii) the executive’s employment terminates before the Closing Date due to his or her death or disability.

•
A cash payment equal to the executive’s target annual cash incentive opportunity for the 2021 calendar year, prorated through the date of a qualifying termination (as defined below) (which we refer to as the “Prorated 2021 Target STI Payment”). An executive’s Prorated 2021 Target STI Payment is payable to the executive in a single lump sum on or before March 15, 2022, provided the executive remains continuously employed until the Closing Date or his or her employment terminates before the Closing Date due to his or her death or disability.

•
A cash severance payment (which we refer to as the “Severance Payment”) payable to the executive in a single lump sum if the executive incurs a qualifying termination (as defined below) of employment within 24 months following the Effective Time. An executive’s Severance Payment is equal to his or her highest annual base salary during the period that begins on December 2, 2020, and ends on the date of his or her qualifying termination. For this purpose, a “qualifying termination” means the executive’s employment is terminated (i) by the Company (or its successor) other than for “cause,” (ii) by the executive for “good reason,” or (iii) due to the executive’s death or disability. The Change of Control Agreement conditions receipt of the Severance Payment on the executive entering into a release of claims in favor of the Company.

The amount of an executive’s Retention Bonus is the amount equal to the sum of his or her “fixed retention bonus,” “at-risk retention bonus,” and “at-risk additional bonus,” each as calculated as follows: an executive’s “fixed retention bonus” is the amount equal to the sum of his or her (a) annual base salary in effect on December 2, 2020, (b) target annual cash incentive opportunity for the 2020 calendar year (“2020 Target Cash Bonus Opportunity”), (c) target annual long-term incentive opportunity for the 2021 calendar year, prorated through the Closing Date (the “Prorated 2021 Target LTI Payment”), and (d) $50,000.
An executive’s “at-risk retention bonus” is a performance-based bonus in the target amount (which is also the maximum amount) equal to the sum of the executive’s annual base salary in effect on December 2, 2020, and his or her 2020 Target Cash Bonus Opportunity. Seventy-five percent (75%) of the executive’s at-risk retention bonus will be determined based on the amount by which the Client Consent Percentage (as defined below) and the Company Advisor Percentage (as defined below), each as determined pursuant to the merger agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the executive’s target at-risk retention bonus will be determined based on the executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his or her death or disability), as determined by the Company’s Chief Executive Officer and Macquarie in their good faith discretion.
An executive’s “at-risk additional bonus” is a performance-based bonus in a target amount (which is also the maximum amount) equal to a specified amount of the aggregate $5 million bonus pool amount, which individual target amounts were approved by the Board in connection with its approval of the Change of Control Agreement. Seventy-five percent (75%) of each executive’s at-risk additional bonus will be determined based on the amount by which the Client Consent Percentage and the Company Advisor Percentage, each as determined pursuant to the merger agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the executive’s at-risk additional bonus will be determined based on the executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his or her death or disability), as determined by the Company’s Chief Executive Officer and Macquarie in their good faith discretion.
The Change of Control Agreement also includes a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax. Similarly, if any of the payments payable to the executive after the Effective Time, whether under the agreement or otherwise, which are subject to Part 2D.2 of the Australian Corporations Act of 211 (Cth) (the “Corporations Act”) exceed the amount that is permitted to be paid to the executive under the Corporations Act, then such payment will be reduced to the greatest amount that is permitted to be paid to the executive.
For an estimate of the value of the payments and benefits described above that would be payable to each of Waddell & Reed’s named executive officers, see the “Golden Parachute Compensation” table below.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below presents the estimated amounts of compensation that each named executive officer would receive that are based on or otherwise related to the merger. For purposes of this proxy statement, the “named executive officers” are those individuals who are identified as named executive officers in the Company’s proxy statement for the 2020 annual meeting of stockholders, who will also be the named executive officers for the Company’s fiscal year ended December 31, 2020. This compensation is referred to as “golden parachute” compensation under the applicable SEC disclosure rules, and in this section we use that term to describe the merger-related compensation payable to the Company’s named executive officers. This merger-related compensation will be submitted to a non-binding advisory vote of the Company’s stockholders. See the section entitled “Proposal 2: Non-Binding Compensation Advisory Proposal,” beginning on page 28. The amounts set forth below have been calculated assuming the merger was consummated on January 15, 2021, and, where applicable, assuming each named executive officer experienced a qualifying termination of employment as of January 15, 2021. The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of the merger, including any equity award grants that may be made after the assumed effective time of January 15, 2021. Some of the assumptions are based on information not currently available, and as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. The Company’s named executive officers will not receive pension, non-qualified deferred compensation, tax reimbursements, perquisites or benefits in connection with the merger. All dollar amounts set forth below have been rounded to the nearest whole number.
Golden Parachute Compensation (estimated assuming an effective time of the merger and a qualifying employment termination as of January 15, 2021)
Name	Cash(1)	Equity(2)	Other	Total
Philip J. Sanders	$5,969,170	$8,090,775	$—	$14,059,945
Benjamin R. Clouse	$2,687,435	$1,694,700	$—	$4,382,135
Brent. K. Bloss	$4,063,489	$4,321,875	$—	$8,385,364
Daniel P. Hanson	$3,935,089	$5,866,775	$—	$9,801,864
Shawn M. Mihal	$2,485,647	$1,685,125	$—	$4,170,772

(1)
Cash.   The amounts in this column represent, for each of the named executive officers, the aggregate dollar value of (i) a cash retention bonus in an aggregate amount equal to $5,192,029 for Mr. Sanders, $2,245,859 for Mr. Clouse, $3,506,126 for Mr. Bloss, $3,377,726 for Mr. Hanson, and $2,065,099 for Mr. Mihal, which is payable to the executive in a single lump sum immediately prior to the Effective Time (if the executive remains continuously employed until the date on the Closing Date or the executive’s employment terminates before the Closing Date due to his death or disability), (ii) a cash payment equal to the executive’s target annual cash incentive opportunity for the 2021 calendar year, prorated through the date of a qualifying termination, in an amount equal to $52,140 for Mr. Sanders, $21,575 for Mr. Clouse, $32,363 for Mr. Bloss, $32,363 for Mr. Hanson, and $20,548 for Mr. Mihal, which is payable to the executive in a single lump sum on or before March 15, 2022 (provided the executive remains continuously employed until the Closing Date or his employment terminates before the Closing

Date due to his death or disability), and (iii) a lump sum severance payable to the executive upon a qualifying termination of employment within twenty four (24) months following the completion of the merger in an amount equal to $725,000 for Mr. Sanders, $420,000 for Mr. Clouse, $525,000 for Mr. Bloss, $525,000 for Mr. Hanson, and $400,000 for Mr. Mihal. The cash retention bonus described in clause (i) of the prior sentence represent the sum of the executive’s “fixed retention bonus,” “at-risk retention bonus,” and “at-risk additional bonus,” each as described above.
(2)
Equity.   The amounts in this column represent the aggregate value of the unvested Company Restricted Stock and unvested Company RSUs held by each named executive officer, which will vest and be cashed out upon the Closing Date, and would be calculated on the same basis for any holder of these types of awards. These amounts do not reflect certain compensation actions that may occur prior to completion of the merger, including any equity award grants that may be made after the assumed effective time of January 15, 2021 (including equity award grants that are anticipated to be made in March 2021 based on 2020 performance in accordance with Waddell & Reed’s typical annual grant cycle and as permitted by the merger agreement). For more information regarding the treatment of outstanding Waddell & Reed equity awards, see the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards,” beginning on page 70. The amounts in this column are all “single trigger” as such amounts are payable upon the Closing Date pursuant to the merger agreement.

Name	Company Restricted Stock ($)	Company RSUs ($)
Philip J. Sanders	$8,090,775	$—
Benjamin R. Clouse	$1,694,700	$—
Brent. K. Bloss	$4,321,875	$—
Daniel P. Hanson	$5,866,775	$—
Shawn M. Mihal	$1,614,650	$70,475
Director and Officer Indemnification and Insurance
The merger agreement provides that, for a period of six years after completion of the merger, the Surviving Corporation and Macquarie will (with respect to Macquarie, only to the extent that the Surviving Corporation is permitted to do so under applicable law), jointly and severally, indemnify and provide advancement of expenses to the present and former directors and officers of the Company and its subsidiaries (which we refer to as the “Indemnified Persons”) to the same extent such individuals are indemnified as of the date of the merger agreement by the Company pursuant to applicable law, the governing or organizational documents of the Company and its subsidiaries or indemnification agreements between such Indemnified Persons and the Company and its subsidiaries, arising out of acts or omissions occurring at or prior to the Effective Time, subject to any limitation imposed from time to time under applicable law.
Macquarie has agreed to cause the Surviving Corporation to continue to maintain in effect for six years after completion of the merger Waddell & Reed’s directors’ and officers’ liability and fiduciary liability insurance policies with respect to claims arising from facts or events which occurred at or before the completion of the merger with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Persons as such policies maintained by Waddell & Reed as of the date of the merger agreement (which we refer to as the “D&O Insurance”). Notwithstanding the foregoing, the Surviving Corporation is not required to expend for such D&O Insurance an aggregate premium amount in excess of 300% of the current amount per annum Waddell & Reed paid for such D&O Insurance as of the date of the merger agreement, and if the aggregate premiums of such D&O Insurance exceed that amount or such D&O Insurance is otherwise not available, Macquarie will be obligated to maintain D&O Insurance with the greatest coverage available for a cost not exceeding that amount.
Macquarie or Waddell & Reed may purchase at or prior to the completion of the merger a six-year prepaid “tail” policy with D&O Insurance coverage not less than the existing coverage and other terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the D&O Insurance in effect as of the date of the merger agreement, in which event Macquarie will not have any obligations under the immediately preceding paragraph, provided that the aggregate premium for such D&O

Insurance may not exceed 300% of the current amount per annum Waddell & Reed paid for such D&O Insurance as of the date of the merger agreement.
Certain Effects of the Merger
If the proposal to adopt the merger agreement is approved by the holders of a majority of the outstanding Shares entitled to vote on such matter and the other conditions to the closing of the merger are either satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into Waddell & Reed upon the terms set forth in the merger agreement. As the Surviving Corporation in the merger, Waddell & Reed will continue to exist following the merger as a wholly-owned subsidiary of Macquarie.
Following the merger, all of Waddell & Reed’s equity interests will be legally and beneficially owned by Macquarie, and none of Waddell & Reed’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, Waddell & Reed, the Surviving Corporation or Macquarie after the completion of the merger. As a result, Waddell & Reed’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Waddell & Reed or Macquarie common stock. Following the merger, Macquarie will benefit from any increase in Waddell & Reed’s enterprise value and also will bear the risk of any decrease in Waddell & Reed’s enterprise value.
Upon completion of the merger, each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive the merger consideration, without interest and subject to any withholding of taxes required by applicable law in accordance with the merger agreement. See the section entitled “The Agreement and Plan of Merger — Merger Consideration,” beginning on page 69.
For information regarding the effects of the merger on Waddell & Reed’s outstanding equity awards, please see the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 59, and the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards,” beginning on page 70.
Waddell & Reed common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “WDR.” Following the completion of the merger, the Shares will no longer be traded on the NYSE or any other public market. In addition, the registration of Shares under the Exchange Act will be terminated, and Waddell & Reed will no longer be required to file periodic and other reports with the SEC with respect to Waddell & Reed common stock.
Consequences if the Merger is Not Completed
If the proposal to adopt the merger agreement is not approved by the holders of Shares representing a majority of the outstanding Shares entitled to vote on such matter or if the merger is not completed for any other reason, you will not receive any consideration from Macquarie or Merger Sub for your Shares. Instead, Waddell & Reed will remain a public company, and the Shares will continue to be listed and traded on the NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Shares. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of Shares, including the risk that the market price of Shares may decline to the extent that the current market price of Shares reflects a market assumption that the merger will be completed. If the proposal to adopt the merger agreement is not approved by the holders of Shares representing a majority of the outstanding Shares entitled to vote on such matter or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.
In addition, if the merger agreement is terminated under specified circumstances, Waddell & Reed is required to pay Macquarie a termination fee of $47 million. Macquarie may be required to pay Waddell & Reed a reverse termination fee of $125 million if the merger agreement is terminated under specified circumstances (which reverse termination fee is reduced to $94 million under specified circumstances). See the section entitled “The Agreement and Plan of Merger — Expenses; Termination Fees,” beginning on page 95.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Shares who receive cash for their Shares in the merger. This discussion does not address the consequences of the merger to U.S. holders who receive cash pursuant to the exercise of appraisal rights. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a U.S. holder in light of such U.S. holder’s particular circumstances. In addition, this summary does not address the Medicare tax on net investment income or describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation.
This summary only addresses Shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), generally, property held for investment. This summary does not address tax considerations applicable to any U.S. holders that may be subject to special treatment under the U.S. federal income tax laws, such as, for example:
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a bank, insurance company or other financial institution;

•
a tax-exempt organization;

•
a retirement plan or other tax-deferred account;

•
a partnership, an S corporation or other pass-through entities for U.S. federal income tax purposes (or an investor in such an entity);

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a mutual fund;

•
a real estate investment trust or regulated investment company;

•
a personal holding company;

•
a dealer or broker in stocks and securities or currencies;

•
a trader in securities that elects mark-to-market treatment;

•
a holder of Shares subject to the alternative minimum tax provisions of the Code;

•
a holder of Shares that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a U.S. holder that has a functional currency other than the U.S. dollar;

•
a holder that holds Shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction; or

•
a U.S. expatriate.

This summary is based on the Code, the U.S. Treasury regulations promulgated under the Code and published administrative rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (which we refer to as the “IRS”) with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Shares that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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a trust that (i) is subject to the supervision of a court within the United States and the control of one (1) or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•
an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns Shares, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Shares, and any partners in that partnership, should consult their own tax advisors regarding the tax consequences of the merger to them in light of their specific circumstances.
THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS. THIS SUMMARY DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAXATION CONSEQUENCES RELEVANT TO BENEFICIAL OWNERS OF SHARES THAT ARE NOT U.S. HOLDERS. WE URGE U.S. HOLDERS AND OTHER BENEFICIAL OWNERS OF SHARES TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.
U.S. Holders
A U.S. holder’s receipt of cash in exchange for Shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder will recognize gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the Shares converted into the right to receive cash in the merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction). Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the Shares is more than one (1) year at the Effective Time. Long-term capital gain recognized by a non-corporate U.S. holder generally is subject to tax at a reduced rate of U.S. federal income tax. There are limitations on the deductibility of capital losses.
Information Reporting and Backup Withholding
A U.S. holder may be subject to information reporting. In addition, all payments to which a U.S. holder would be entitled pursuant to the merger will be subject to backup withholding at the statutory rate of twenty-four percent (24%) unless such holder (i) is a corporation or other exempt recipient (and, when required, demonstrates this fact), or (ii) provides a taxpayer identification number (which we refer to as a “TIN”) and certifies, under penalty of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not otherwise establish exemption should complete and return the IRS Form W-9 in order to provide the information and certification necessary to avoid backup withholding and possible penalties. If a U.S. holder does not provide a correct TIN, such U.S. holder may be subject to backup withholding and penalties imposed by the IRS.
Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a U.S. holder’s U.S. federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner.
Regulatory Approvals Required for the Merger
FINRA Approval
Waddell & Reed must file an application with Financial Industry Regulatory Authority (which we refer to as “FINRA”) in accordance with FINRA Rule 1017 regarding the change of ownership of more than twenty-five percent (25%) of the equity of certain of its subsidiaries registered, or required to be registered, with the SEC as broker-dealers and that are members of FINRA (which we refer to as the “Broker-Dealer Subsidiaries”) as a result of the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions. Under the terms of the merger agreement, the Company must cause each Broker-Dealer Subsidiary to, and Macquarie must use commercially reasonable efforts to cause LPL to, cooperate with each other to prepare and file a single application jointly prepared and submitted by the Broker-Dealer Subsidiaries and LPL (and if necessary under (c) below, Delaware Distributors, L.P., a Delaware limited partnership and a wholly-owned subsidiary of Macquarie (which we refer to as “DDLP”) with respect to a material change to its business operations) pursuant to FINRA Rule 1017 (or separate applications, if required or requested by FINRA) (which we refer to as the “FINRA Application”), addressing: (a) one or more of the Broker-Dealer Subsidiaries’ change of ownership, control, or sale of assets; (b) a material change in business operations to LPL resulting from LPL’s acquisition of the Wealth Management Business, including the Conversion (as defined below) and change in custodian; and (c) a material change in business operations to Ivy Distributors, Inc., one of the Broker-Dealer Subsidiaries and the current distributor of the Public Funds (which we refer to as “Ivy Distributor”) or DDLP, if reasonably necessary in connection with the transfer of the distribution of the Public Funds and other products from Ivy Distributor to DDLP. The transaction may not close if FINRA objects to the matters addressed in the FINRA Application.
On January 15, 2021, LPL, W&R and Ivy Distributors jointly filed the FINRA Application with FINRA with respect to the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions.
New Hampshire Banking Department Approval
Under the terms of the merger agreement, NH Approval is required under the merger agreement as a condition to completion of the merger.
On December 28, 2020, LPL filed the NH Filing with the New Hampshire Banking Department.
HSR Approvals
The completion of the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions is subject to antitrust clearance in the United States. Under the merger agreement, the respective obligations of Waddell & Reed, Macquarie, Merger Sub and Guarantor to complete the merger are subject to, among other things, (i) the expiration or earlier termination of the waiting period under the HSR Act relating to the transactions contemplated by the merger agreement, including the merger (as defined above, the “Merger HSR Approval”), and (ii) the expiration or earlier termination of the waiting period under the HSR Act relating to the Wealth Management Transactions (as defined above, the “Wealth Management Transactions HSR Approval” and, collectively with the Merger HSR Approval, the “HSR Approvals”).
On December 23, 2020, each of Waddell & Reed and Macquarie filed its required notification and report forms with the U.S. Department of Justice (as defined above, the “DOJ”) and the U.S. Federal Trade Commission (as defined above, the “FTC”) under the HSR Act with respect to the merger (as defined above, “Merger HSR Filing”), commencing the initial 30-calendar-day waiting period. On December 23, 2020, each of Macquarie and LPL filed its required notification and report forms under the HSR Act with respect to the Wealth Management Transactions (as defined above, “LPL HSR Filing” and, collectively with the Merger HSR Filing, the “HSR Filings”), commencing the initial 30-calendar-day waiting period.
On January 15, 2021, the FTC and DOJ granted early termination of the waiting period under the HSR Act with respect to the Merger HSR Filing. On January 15, 2021, the FTC and DOJ granted early termination of the waiting period under the HSR Act with respect to the LPL HSR Filing.
At any time before or after consummation of the merger, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or

Macquarie or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws against the Company or to prevent the merger under certain circumstances.
For a description of Waddell & Reed’s, Macquarie’s and Merger Sub’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger — Efforts to Complete the Merger,” beginning on page 81.
CFIUS Approval
Under Section 721 of Title VII of the Defense Production Act of 1950 (codified at 50 U.S.C. § 4565) (as amended, and all rules and regulations promulgated thereunder, collectively, the “DPA”), the President of the United States, acting on his own or through CFIUS, an inter-agency committee chaired by the Secretary of the Treasury and composed of officials from the Departments of Commerce, Defense, Energy, Homeland Security, Justice, State, Treasury and other Executive Branch offices, is authorized to review transactions involving foreign persons that could result in control of a U.S. business engaged in interstate commerce in the United States (or, for certain U.S. businesses, investments by foreign persons that do not result in control of the U.S. business) if the President determines that there is credible evidence that the transaction threatens to impair the national security of the United States, and if other provisions of existing law do not provide adequate and appropriate authority to protect national security. CFIUS may clear a proposed transaction unconditionally or impose mitigation requirements as a condition of such clearance. CFIUS may also recommend that the President issue an executive order prohibiting a transaction or requiring a divestiture.
Pursuant to the DPA, a party or parties to a proposed transaction may voluntarily submit a notification of such transaction to CFIUS. The President or CFIUS may also initiate a review of a transaction on their own initiative, without any submission by the parties.
Under the merger agreement, the respective obligations of Waddell & Reed, Macquarie, Merger Sub and Guarantor to complete the merger are subject to, among other things, the satisfaction of the condition that one of the following will have occurred prior to the closing: (a) the parties to the merger agreement (or their respective counsel) will have received a written notification from CFIUS indicating CFIUS has concluded its review of or investigation into the transactions contemplated by the merger agreement, and that (i) the transactions contemplated by the merger agreement, are not a “covered transaction” and not subject to CFIUS’ review under applicable law, or (ii) there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, and CFIUS formally has concluded all action with respect to its review or investigation of the transactions contemplated by the merger agreement, or (b) CFIUS will have sent a report to the President of the United States requesting the President’s decision on the CFIUS filing submitted jointly by Macquarie and Waddell & Reed, and either (x) the period during which the President must act will have expired without any such action being threatened, announced or taken or (y) the President will have determined not to take any action to suspend or prohibit the consummation of the transactions contemplated by the merger agreement (each of (a) and (b), as defined above, the “CFIUS Approval”).
On January 9, 2021, Waddell & Reed and Macquarie jointly filed a draft of the CFIUS Filing with CFIUS. For a description of Waddell & Reed’s, Macquarie’s and Merger Sub’s respective obligations under the merger agreement with respect to regulatory approvals, see the section entitled “The Agreement and Plan of Merger — Efforts to Complete the Merger,” beginning on page 81.
Litigation Related to the Merger
As of the date of this proxy statement, Waddell & Reed is not aware of any lawsuits that have been filed relating to any of (1) the transactions contemplated by the merger agreement, including the merger, or the merger agreement, or (2) the Wealth Management Transactions or the Wealth Management Purchase Agreement.

THE AGREEMENT AND PLAN OF MERGER
Explanatory Note Regarding the Merger Agreement
The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.
The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Macquarie or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 110.
The representations and warranties made in the merger agreement by the Company, Macquarie and Merger Sub were made as of the date of the merger agreement or other specific dates, solely for purposes of the contract between the parties, and are qualified and subject to important limitations agreed to by the Company, Macquarie and Merger Sub in connection with negotiating the terms of the merger agreement and those representations and warranties should not be relied upon by any other person. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as fact. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.
Date of the Merger Agreement
The merger agreement was executed by the Company, Macquarie, Merger Sub and Guarantor on December 2, 2020.
The Merger
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, and the separate existence of Merger Sub will cease. The Company will continue as the Surviving Corporation and as a wholly owned subsidiary of Macquarie and will continue to be governed by the laws of the State of Delaware.
Closing; Effective Time
Unless the merger agreement is terminated pursuant to the conditions set forth in the section entitled “— Termination of the Merger Agreement” below, the closing of the merger (which we refer to as the “Closing”) will take place (i) at 10:00 a.m. New York time on the third (3rd) business day following the satisfaction or waiver of each of the conditions set forth in the merger agreement (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by law, waiver of such conditions at the Closing); or (ii) such other date as Macquarie and the Company may mutually agree in writing.

On the Closing Date, the parties to the merger agreement will cause a certificate of merger (which we refer to as the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and will make all other filings or recordings required under the DGCL. The merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be agreed by the parties and specified in the Certificate of Merger.
Organizational Documents; Directors and Officers
The Certificate of Merger will provide that the charter of the Company, as in effect immediately prior to the Effective Time, will be amended as of the Effective Time to be in the form attached to the merger agreement, and as so amended will be the charter of the Surviving Corporation until thereafter changed or amended as provided in such charter or by applicable law. Additionally, at the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time, will be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company) the bylaws of Merger Sub, and as so amended will be the bylaws of the Surviving Corporation until thereafter changed or amended as provided in such bylaws or by applicable law.
The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time will become the officers of the Surviving Corporation and, in each case, will hold office from the Effective Time, until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Merger Consideration
Waddell & Reed Common Stock
At the Effective Time, each Share (including, each restricted share of Waddell & Reed common stock granted pursuant to any Waddell & Reed benefit plan) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares), will be converted into the right to receive $25.00 in cash, without interest and subject to any withholding of taxes required by applicable law in accordance with the merger agreement.
All Shares (other than Excluded Shares and Dissenting Shares) will cease to be issued and outstanding, will be cancelled and retired and will cease to exist, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such Shares or evidenced by way of book-entry in the register of stockholders of the Company immediately prior to the Effective Time, other than in each case those representing Excluded Shares and Dissenting Shares, will thereafter cease to have any rights with respect to such Shares, except the right to receive the applicable merger consideration.
Merger Sub Common Stock
Each share of stock of Merger Sub will be converted into and become one (1) share of common stock, par value $0.01 per share, of the Surviving Corporation.
Excluded Shares
At the Effective Time, all Shares that are held in the treasury of the Company or owned of record by any subsidiary of the Company, and all Excluded Shares will cease to be outstanding, be cancelled without payment of any consideration and will cease to exist.
Dissenting Shares
At the Effective Time, Dissenting Shares shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting

Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with the merger agreement.
Treatment of Outstanding Equity Awards
The merger agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment:
Company RSUs
Each outstanding Company RSU that was granted under any Company Stock Plan will be terminated and cancelled as of immediately prior to the Effective Time in exchange for the right to receive a cash payment equal to (i) (A) the merger consideration, multiplied by (B) the number of Shares subject to such Company RSU immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any taxes withheld pursuant to the merger agreement.
Company Restricted Stock
Each outstanding share of Company Restricted Stock will vest in full and any forfeiture restrictions applicable to such Company Restricted Stock will immediately lapse. By virtue of the merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock will be treated as a Share for all purposes of the merger agreement, including the right to receive the merger consideration in accordance with the terms thereof, less applicable taxes required to be withheld with respect to such vesting.
Exchange of Certificates
Exchange Procedures
The conversion of Shares into the right to receive the merger consideration will occur at the Effective Time. Concurrently with the Effective Time, Macquarie will deposit, or cause to be deposited, with a bank or trust company as determined by Macquarie (that is reasonably satisfactory to Waddell & Reed) (which we refer to as the “paying agent”), in trust for the benefit of the holders of Shares, an amount of immediately available funds equal to the aggregate merger consideration. Any amounts payable in respect of Company RSUs will not be deposited with the paying agent but will instead be paid through the payroll of the Surviving Corporation and its affiliates.
Promptly after the Effective Time, the paying agent will send a letter of transmittal to each person who is a record holder of Shares as of immediately prior to the Effective Time along with instructions explaining how to surrender Waddell & Reed stock certificates or transfer Book-entry Shares to the paying agent in exchange for the merger consideration.
As soon as reasonably practicable after the Effective Time, each record holder of Shares (other than Excluded Shares and Dissenting Shares), (i) upon surrender of a certificate (or affidavit of loss in lieu of a certificate) to the paying agent together with the duly executed letter of transmittal and any other documents as may reasonably be required by the paying agent, (ii) upon the transfer of Book-entry Shares not held through Depository Trust Company (which we refer to as “DTC”), in accordance with the terms of the letter of transmittal, or (iii) upon the transfer of Book-entry Shares held through DTC (including by delivery of an “agent’s message,” in accordance with DTC’s procedures and such other procedures as agreed by Macquarie, the paying agent and DTC), will be entitled to receive the amount of cash (without interest) into which the aggregate number of Shares held by such record holder were converted in the merger. After completion of the merger, each certificate that previously represented Shares and each Book-entry Share that previously was registered to a holder on Waddell & Reed’s stock transfer books will only represent the right to receive the merger consideration into which those Shares were converted.

Any certificate that has been surrendered will be cancelled by the paying agent. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check in the proper amount of cash may be issued with respect to such Shares to such a transferee only if, in the case of Book-entry Shares, written instructions authorizing the transfer of Book-entry Shares are presented to the paying agent and, in the case of certificates, the certificate representing such Shares are presented to the paying agent, and in each case, together with all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
You should not send in your Share certificate(s) with your proxy card. A letter of transmittal with instructions for the surrender of certificates representing Shares will be mailed to stockholders shortly after the merger is completed.
No Further Ownership Rights in Shares
All cash paid upon conversion of Shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the Shares.
Lost Certificates
If any certificate has been lost, stolen or destroyed, upon the signing of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate or other documentation (including an indemnity in customary form) reasonably requested by Macquarie, the paying agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable merger consideration with respect to the Shares formerly represented thereby.
Representations and Warranties
The Company, on the one hand, and Macquarie and Merger Sub, on the other hand, have made representations and warranties to each other in the merger agreement. The representations and warranties referenced below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC after January 1, 2019 and confidential disclosures made by the parties to each other for the purpose of allocating contractual risk between the parties instead of establishing the matters as facts (including in the disclosure letter delivered by the Company in connection with the merger agreement (which we refer to as the “Disclosure Schedule”)). The representations and warranties contained in the merger agreement should not be relied upon as characterizations of the actual state of facts or condition of the Company, Macquarie, Merger Sub, or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the merger agreement will expire at the Effective Time.
Representations and Warranties of the Company
The Company has made customary representations and warranties to Macquarie and Merger Sub in the merger agreement regarding aspects of the Company’s business and various other matters pertinent to the merger. The topics covered by its representations and warranties include, but are not limited to, the following:
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the organization, good standing and qualification to do business of the Company and each of its subsidiaries;

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the Company’s authority to enter into, and, subject to the Company stockholder approval, consummate the transactions contemplated by the merger agreement, including the merger, and the recommendation of the Board to adopt the merger agreement;

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the absence of conflicts with, or violations of, organizational documents, laws, material contracts and material permits, and the governmental and regulatory approvals required to complete the merger, in each case as a result of (1) the Company’s execution, delivery or performance of the merger agreement, or (2) the consummation by the Company of the transactions contemplated by the merger agreement, including the merger, and the transfer of certain subsidiary stock as part of the Wealth Management Transactions;
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the capital structure of, and the absence of restrictions with respect to the capital stock of, the Company and its subsidiaries;

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the Company’s SEC filings since January 1, 2018 and the financial statements contained in those filings;

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the Company’s internal control over financial reporting, the Company’s compliance with the Sarbanes-Oxley Act and certain accounting matters;

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the absence of undisclosed liabilities;

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(1) the absence of a material adverse effect on the Company and certain other changes or events since September 30, 2020 through the date of the merger agreement, and (2) that the Company and its subsidiaries have conducted their businesses in the ordinary course from September 30, 2020 through the date of the merger agreement;

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the existence of, and the Company’s (or, as applicable, its subsidiary’s) and the applicable counterparty’s compliance with, contracts of the Company and its subsidiaries that are described in the material contracts representations and warranties section in the merger agreement (each of which we refer to individually as a “material contract”);

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tax matters;

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the organization, good standing and qualification to do business of the Company’s Public Funds and Private Funds, and each such fund’s compliance with applicable laws;

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(1) clients of the Company’s registered investment adviser business, (2) such registered investment adviser business’s compliance with applicable law, (3) the legally compliant nature of each investment advisory agreement pursuant to which the applicable Company subsidiary renders such investment advice to clients and (4) clients of the Company’s wealth management business;

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employee benefits matters;

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labor and other employment matters;

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the Company’s and its subsidiaries’ intellectual property;

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information technology, cybersecurity and data privacy;

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the Company’s and its subsidiaries’ compliance with applicable laws;

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compliance matters related to (1) the Company’s registered investment adviser businesses and subsidiaries and (2) the Company’s broker-dealer businesses and subsidiaries;

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environmental matters;

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the Company’s and its subsidiaries’ possession of and compliance with licenses, permits and registrations necessary for the operation of each of their respective businesses;

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real property of the Company and its subsidiaries;

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the absence of pending or threatened litigation, investigations and outstanding legal orders and judgments;

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current insurance coverage for the Company and each of its subsidiaries;

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the Company’s and its subsidiaries’ compliance with applicable anti-bribery and anti-corruption laws, sanctions and anti-money laundering laws;

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the absence of related-party transactions;

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the inapplicability of takeover laws and the absence of any stockholder rights agreement of the Company;

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the Company’s receipt of the fairness opinion from its financial advisor; and

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the absence of broker’s or finder’s fees payable by Company (or any subsidiary thereof) in connection with the transactions contemplated by the merger agreement, including the merger, other than those payable to J.P. Morgan.

Some of the Company’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a “material adverse effect” on the Company means, with respect to the Company and its subsidiaries, any change, event, development, occurrence, state of facts, circumstance or effect that is, or would reasonably be expected to be, individually or in the aggregate with all other changes, events, developments, occurrences, states of facts, circumstances or effects, materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following changes, events, developments, occurrences, states of facts, circumstances or effects will constitute or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect on the Company:
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changes affecting the economies of, or financial, credit or capital market conditions anywhere in the world in which the Company and its subsidiaries operate;

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changes in the trading volume or trading price of the Company’s common stock;

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changes generally affecting the industries in which the Company and its subsidiaries operate;

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national or international political conditions, acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of the merger agreement;

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changes in applicable law or GAAP, or the interpretation thereof;

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any failure in and of itself by the Company to meet any published or internal projections, forecasts, estimates or predictions of the Company’s revenues, earnings or other financial performance or results of operations;

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any epidemic, pandemic or disease outbreak, including COVID-19 and the implementation of COVID-19 measures, and any material worsening of any epidemic, pandemic or disease outbreak;

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any adverse changes resulting from the execution and delivery of the merger agreement or the public announcement of the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or its subsidiaries with employees, clients or suppliers (including such an impact resulting in any threatened or actual loss of employees, clients or suppliers or a disruption in the relationship with employees, Clients or suppliers), subject to certain agreed upon exceptions;

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a decline in the net assets managed or advised by the Company (or any subsidiary) or the loss of independent financial advisors associated with W&R; or

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any actions required to be taken or not taken by the Company or its subsidiaries pursuant to the merger agreement.

However, (a) with respect to the exceptions described in the first (1st), sixth (6th) and ninth (9th) bullets above, the underlying cause(s) of any such exempted change may be deemed to constitute and/or be take in account in determining whether there has been a material adverse effect, and (b) solely with respect to the exceptions described in the first (1st), third, (3rd), fourth (4th) and sixth (6th) bullets above, any such change, event, development, occurrence, state of facts, circumstance or effect will be taken into account to the extent it has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such change, event, development, occurrence, state of facts, circumstance or effect has on other companies operating in the industries in which the Company or any of its subsidiaries engages (with the parties agreeing, for purposes of the merger agreement, that the COVID-19 pandemic has not, as of the date of the merger agreement, had such a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole).

Representations and Warranties of Macquarie and Merger Sub
Macquarie and Merger Sub made customary representations and warranties to the Company in the merger agreement, including, but not limited to, representations and warranties relating to the following:
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the organization, good standing and qualification to do business of Macquarie and Merger Sub;

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each of Macquarie’s and Merger Sub’s authority to enter into and consummate the transactions contemplated by the merger agreement, including the merger;

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the absence of conflicts with, or violations of, organizational documents, laws, and contracts, agreements, leases, instruments or permits of Macquarie or Merger Sub, and the governmental and regulatory approvals required to complete the merger, in each case as a result of Macquarie’s or Merger Sub’s execution, delivery or performance of the merger agreement, or the consummation by Macquarie or Merger Sub of the transactions contemplated by the merger agreement, including the merger, or the Wealth Management Transactions;

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the absence of pending or threatened litigation and investigations or outstanding legal orders and judgments;

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Macquarie’s and Merger Sub’s ownership of the Company’s common stock;

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Macquarie’s ownership of Merger Sub’s capital stock;

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the financial ability of Macquarie to consummate the merger;

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the accuracy of information to be supplied by Macquarie and Merger Sub for inclusion in this proxy statement;

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the absence of liability on the Company for any broker’s fees, finder’s fees or other commission in connection with the transactions contemplated by the merger agreement based upon arrangements made by or on behalf of Macquarie or Merger Sub;

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the absence, as of the date of the merger agreement, of any contracts or arrangements between Macquarie or any of its subsidiaries, on the one hand, and any executive officer or director of the Company, on the other hand, with respect to the Company or the transactions contemplated by the merger agreement;

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certain matters related to the Wealth Management Purchase Agreement; and

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the ability of the Public Funds to rely on the manager-of-managers exemptive order granting relief from Section 15(a) and Rule 18f-2 under the Investment Company Act issued by the SEC to Delaware Management Business Trust and certain of its affiliates (each a wholly owned subsidiary of Macquarie) on January 17, 2017.

Covenants Regarding Conduct of Business by the Company and its Subsidiaries Prior to the Merger
Under the merger agreement, the Company has agreed that, during the period from the date of the merger agreement to the earlier of the Effective Time or the valid termination of the merger agreement in accordance with its terms (except as described in the Disclosure Schedule, expressly permitted by any other provision of the merger agreement or required by law, or unless Macquarie otherwise consents in writing (which consent will not be unreasonably withheld, delayed or conditioned)), the Company will, and will cause each of its subsidiaries to, (i) conduct its operations in the ordinary course of business consistent with past practice, (ii) comply, in all material respects, with the requirements of all contracts of the Company and its subsidiaries and all laws, (iii) use commercially reasonable efforts to maintain all material permits, and use its commercially reasonable efforts to keep available the services of its and its subsidiaries’ officers, employees and constituents, and (iv) use commercially reasonable efforts to preserve their assets, technology and the goodwill, reputation and brand value associated with their respective businesses, as well as their relationships with customers, suppliers, licensors, licensees, resellers, clients, company advisors and others having material business dealings with them.
Neither the Company nor any of its subsidiaries will (except as described in the Disclosure Schedule, expressly permitted by any other provision of the merger agreement or required by law), during the period from the date of the merger agreement to the earlier of the Effective Time or the valid termination of the merger agreement in accordance with its terms, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Macquarie (which consent will not be unreasonably withheld, delayed or conditioned):
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amend or otherwise change the organizational documents of the Company or its subsidiaries;

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issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, or subjection to any lien of, any shares of capital stock or other equity interests in the Company or any of its subsidiaries of any class (including any Company RSUs), or any securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities or any other ownership interest, of the Company or any of its subsidiaries, other than (A) the grant or issuance of any Company RSU, Company Restricted Stock or common stock to the extent described in the Disclosure Schedule, or (B) upon the vesting of any Company Restricted Stock outstanding on the date of the merger agreement or issued after the date of the merger agreement to the extent described in the Disclosure Schedule;

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declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any shares of capital stock or other equity interests (other than (A) declaring, setting aside or paying (x) regular quarterly cash dividends payable by the Company in respect of shares of its common stock, and dividend equivalent payments payable by the Company to holders of Company RSUs, not exceeding $0.25 per share of common stock with declaration, record and payment dates substantially consistent with those of the dividends and dividend equivalent payments paid by the Company during its most recent fiscal year and (y) dividends paid by a subsidiary of the Company to the Company or another subsidiary of the Company in the ordinary course of business consistent with past practice, and (B) paying lump sum cash payments to holders of Company RSUs in connection with the vesting of Company RSUs that are outstanding on the date of the merger agreement or granted or issued after the date of the merger agreement to the extent described in the Disclosure Schedule) or enter into any contract with respect to the voting or registration of its capital stock;

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(A) except as required by the terms of the instruments governing such securities as of the date of the merger agreement, redeem, purchase or otherwise acquire any outstanding shares of capital stock or other equity interests of the Company or any of its subsidiaries, except in connection with the exercise, settlement, vesting or forfeiture of any Company RSUs or Company Restricted Stock; or (B) reclassify, combine, split, subdivide, adjust or amend the rights of, any shares of capital stock or other equity interests of the Company or any of its subsidiaries;

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merge or consolidate the Company or any of its subsidiaries with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

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acquire or dispose of (including by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any person or any division thereof, including investment securities (other than (A) immaterial acquisitions or dispositions of investment securities in the ordinary course of business consistent with past practice that do not change the composition or maturity of the investment securities held by the Company or any of its subsidiaries for their own account as of the date of the merger agreement and (B) dispositions of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice) or invest the proceeds received in respect of any investment securities, including dividends, interest or amounts paid upon maturity or disposition, in securities or other investments other than cash or cash equivalents;

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incur, create, assume or otherwise become liable for any indebtedness (excluding borrowings under any of the Company’s or its subsidiaries’ existing credit facilities in the ordinary course of business to satisfy working capital or other liquidity requirements arising in the ordinary course of business), or issue or sell options, warrants, calls or other rights to acquire any indebtedness of the Company or any of its subsidiaries, or take any action that would result in any amendment, modification or change of any term of any indebtedness of the Company or any of its subsidiaries, or create or incur any lien (other than a permitted lien) on any material asset, subject to certain exceptions, including indebtedness incurred in the ordinary course of business not to exceed $2,000,000;
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make any loans, advances or capital contributions to, or investments in, any other person, subject to certain exceptions;

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(A) terminate (other than by expiration in accordance with its terms), cancel, materially amend or agree to any material change in or material waiver under any material contract or, other than in the ordinary course of business, enter into any contract that would constitute a material contract, except with respect to cancellations, terminations, amendments or waivers of hedging agreements (or provisions thereof) that the Company determines to be both in the best interests of the Company and consistent with prudent risk management practices, (B) other than in the ordinary course of business, amend, agree to reduce the fee rate or waive any fees payable to the Company or any of its subsidiaries under or otherwise change the economic terms of any client’s investment advisory agreement or brokerage agreement, including materially changing the basis on which the amount of fees, commissions or other charges is calculated under any client’s investment advisory agreement or brokerage agreement, or materially changing the nature or amount of expenses borne by any party to any client’s investment advisory agreement or brokerage agreement or (C) terminate (other than by expiration in accordance with its terms or for casualty or condemnation), cancel, materially amend or agree to any material change in or material waiver under any real property lease or amend, waive or agree to any change in the headquarters lease or any development documents related to the relocation of the Company’s headquarters;

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terminate, allow to lapse, amend or modify any material permit in a manner that is material and adverse to the Company or any of its subsidiaries;

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make, commit to or authorize (A) other than as required pursuant to any contract in effect as of the date hereof, any material expenditures in connection with the relocation of operations, employees or assets of the Company or any of its subsidiaries to the Company’s new headquarters, including not entering into any contract with respect or related to tenant improvements for the new headquarters or (B) any capital expenditures that (i) involve the purchase of real property or (ii) are in excess of the Company’s proposed capital expenditures as described in the Disclosure Schedule;

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except as described in the Disclosure Schedule or except to the extent required by (A) applicable law, (B) the terms of any Company benefit plan as in effect on the date of the merger agreement and as described in the Disclosure Schedule or (C) commitments under contracts of the Company or any of its subsidiaries or policies with respect to severance or termination pay in existence on the date of the merger agreement, in each case, as described in the Disclosure Schedule (i) grant, announce or increase any bonuses, long-term incentive opportunities, salaries or other compensation or benefits payable or to become payable to its directors, officers, employees, independent contractors or consultants (or any of their dependents or beneficiaries) other than in the ordinary course of business consistent with past practice; (ii) grant any rights to severance, retention, change-in-control or termination pay to, or enter into any employment, retention, change-in-control or severance agreement with, any director, officer, stockholders, independent contractors, consultants or employee of the Company or any of its subsidiaries (or any of their respective dependents or beneficiaries) containing severance protection above what is required under applicable law, other than in the ordinary course of business consistent with past practice; (iii) establish, adopt, enter into or amend any plan, program or arrangement that would be a Company benefit plan if in existence on the date hereof; or (iv) except as contemplated by the terms of the merger agreement, take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under, any benefit or incentive plan of the Company; (v) terminate the employment of any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum in 2020, except for good reason as reasonably determined by the Company; (vi) terminate any contract providing for severance, retention, change in control or other termination-related payments or benefits aggregating more than $250,000; or (vii) terminate the agreement of any financial advisors associated with Waddell & Reed, except for good reason as reasonably determined by the Company;

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hire any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum, except to provide necessary services in the ordinary course of business, or hire any employee whose annual base salary and annual incentive bonus opportunity aggregate not more than $250,000 per annum, except to provide necessary services in the ordinary course of business;

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engage any consultant or independent contractor (other than independent financial advisors associated with W&R), except (A) to provide necessary services in the ordinary course of business and in each case for compensation not exceeding $250,000 per annum, or (B) in connection with the transactions contemplated by the merger agreement, including the merger;

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make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, Regulation S-X under the Exchange Act, applicable law or regulatory guidelines (in each case following consultation with the Company’s independent auditor);

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(A) cause any Public Fund that holds itself out as qualifying as a “regulated investment company” under Section 851 of the Code to fail to so qualify and (B) except as required by law or in the ordinary course of business consistent with past practice (i) initiate any material modification to the prospectus and other offering, advertising and marketing materials, as amended or supplemented, of any Public Fund to effect any material change to the investment objectives or investment policies of such Public Fund, (ii) increase any existing contractual fee waivers on Public Funds or impose new contractual fee waivers on any Public Funds, (iii) effect any merger, consolidation or other reorganization of any Public Fund, or (iv) launch any new Public Fund or other fund;

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pay, discharge, compromise, settle or satisfy any legal actions or proceedings in excess of $1,000,000 in any individual case or series of related cases or $3,000,000 in the aggregate, other than legal actions or proceedings arising since September 30, 2020 in the ordinary course of business; provided that the payment, discharge, settlement or satisfaction of such legal action or proceeding does not include any obligation (other than the payment of money) to be performed by the Company or any of its subsidiaries;

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enter into any material new line of business;

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(A) make, change or revoke any material tax election, change any annual tax accounting period or change any method of tax accounting; (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable law); (C) enter into any tax allocation agreement, tax sharing agreement or tax indemnity agreement; (D) settle or compromise any audit or assessment related to a material amount of taxes or surrender any claim for a refund of a material amount of taxes; (E) file any material amended tax return; or (F) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of a material amount of taxes (excluding extensions as a result of ordinary course extensions of time to file tax returns);

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write up, write down or write off the book value of any assets, except (A) for depreciation and amortization in accordance with GAAP consistently applied or (B) as otherwise required or permitted under GAAP;

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except in connection with actions permitted by the terms of the merger agreement applicable to “acquisition proposals,” take any action to exempt or make not subject to (A) the limitations on “business combinations” set forth in Section 203 of the DGCL or (B) any other takeover law, any person (other than Macquarie, Merger Sub or any affiliate of Macquarie) or any action taken by such person, which person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;

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(A) impair, abandon, fail to diligently maintain or protect any right, title or interest of the Company or any of its subsidiaries in any material Company owned intellectual property, (B) encumber, sell, transfer or otherwise dispose of any right, title or interest of the Company or any of its subsidiaries in any Company owned intellectual property, (C) license or sublicense any material Company owned intellectual property (other than to a client in the ordinary course of business consistent with past practice) or (D) disclose or make accessible any trade secrets included in the Company intellectual property to any person (other than in the ordinary course of business consistent with past practice, and pursuant to a valid and enforceable written obligation to maintain the confidentiality of such trade secrets); or
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agree in writing or otherwise commit to take any of the actions restricted in the bullets above.

Nothing in the merger agreement, however, gives Macquarie or Merger Sub the right to control or direct the operations of the Company or its subsidiaries prior to the Effective Time.
Investment Advisory Agreement Consents; Client Consent Percentage; Company Advisor Percentage
Clients other than Funds.   Waddell & Reed has agreed to use commercially reasonable efforts to obtain, in accordance with applicable law and the applicable investment advisory agreement, as promptly as reasonably practicable after the date of the merger agreement, the consent of each client that is not a fund to the “assignment” (as defined under the Investment Advisers Act of 1940, as amended) of its investment advisory arrangement with Waddell & Reed or one if its subsidiaries as a result of the transactions contemplated by the merger agreement, including the merger (which we refer to as an “Advisers Act Assignment”). In that regard, Waddell & Reed has agreed to send as promptly as reasonably practicable after the date of the merger agreement (and in no less than 60 calendar days prior to the Closing Date) a written notice (which we refer to as a “Negative Consent Notice”), in form and substance reasonably satisfactory to Macquarie, to each such client (except as provided in the following sentence) informing it of the transactions contemplated by the merger agreement, including the merger, and that the consent of such client to the Advisers Act Assignment will be deemed to have been granted if such client does not terminate its investment advisory agreement within sixty (60) calendar days after the sending of the Negative Consent Notice. If the applicable investment advisory agreement or applicable law requires the written consent of the client to the Advisers Act Assignment, or if Waddell & Reed or its applicable subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a client to the Advisers Act Assignment, then Waddell & Reed or its applicable subsidiary will send a written notice, as promptly as reasonably practicable after the date of the merger agreement and in accordance with applicable law and the applicable investment advisory agreement, which will be in form and substance reasonably satisfactory to Macquarie, informing such client of the transactions contemplated by the merger agreement, including the merger, and requesting such client’s written consent to the Advisers Act Assignment, and such client will not be deemed to have granted its consent to the Advisers Act Assignment unless and until the client provides its written consent.
Private Funds.   Waddell & Reed has agreed to use commercially reasonable efforts to obtain, as promptly as reasonably practicable after the date of the merger agreement and in accordance with applicable law and the applicable fund documents, for each fund managed by Waddell & Reed or one of its subsidiaries (other than a fund registered or required to be registered under the Investment Company Act of 1940, as amended (which we refer to as the “1940 Act” and such fund as a “Public Fund”) or a non-U.S. retail fund) (which we refer to as a “Private Fund”), (i) the consent of such Private Fund (or some percentage of the Private Fund’s board of directors, advisory committee, investment committee or investors therein, as applicable) to the Advisers Act Assignment of such Private Fund’s investment advisory agreement with Waddell & Reed or any of its subsidiaries as required by applicable law or by such Private Fund’s fund documents and (ii) any other additional private fund consent or authorization applicable to such Private Fund necessary to effectuate the transactions contemplated by the merger agreement, including the merger, or required to prevent or waive any put right, right of redemption, termination of the investment period, termination of such Private Fund or default materially adverse to Waddell & Reed or any of its subsidiaries pursuant to any fund document of such Private Fund.
Public Funds.   Pursuant to the 1940 Act, the transaction may result in a termination of all existing investment advisory arrangements between the Public Funds, on the one hand, and Waddell & Reed or one of its applicable subsidiaries, on the other hand. Accordingly, Waddell & Reed has agreed to use, and to cause each applicable subsidiary to use, its commercially reasonable efforts to (i) obtain, as promptly as reasonably practicable after the date of the merger agreement and in accordance with applicable law, the requisite approval of the board of directors or trustees, as applicable, of each Public Fund of a new investment advisory arrangement with Waddell & Reed or its applicable subsidiary in accordance with Section 15 of the 1940 Act and (ii) ensure that each Public Fund obtain the requisite approval of the shareholders of such Public Fund to such new investment advisory arrangement (unless such approval is not required under applicable law). In addition, Waddell & Reed has agreed to concurrently seek interim approval with respect to any existing advisory arrangements with Public Funds. In no event will seeking or obtaining an interim approval in respect of a Public Fund relieve the parties of their obligations to obtain the requisite approval described above.
Waddell & Reed and Macquarie have agreed that any new client that is not a fund that enters into an investment advisory agreement with an Waddell & Reed subsidiary between the date of the merger agreement and the closing date will be deemed a consenting client if (i) such new client’s consent has been obtained in accordance with the terms of the merger agreement or (ii) Waddell & Reed has disclosed in writing, in accordance with applicable law, the Advisers Act Assignment of such client’s investment advisory agreement with Waddell & Reed or any of its subsidiaries as a result of the transactions contemplated by the merger agreement, including the merger, to such new client before such new client becomes a client and, in each case under the foregoing clauses (i) and (ii), such new client has not, prior to the closing date, terminated in writing its investment advisory agreement or revoked in writing its consent.
In connection with obtaining the client consents discussed above, Waddell & Reed has agreed to take reasonable steps to keep Macquarie promptly informed of the status of such client consents and, upon Macquarie’s reasonable request, to make available to Macquarie copies of all such executed client consents and any related materials and other records relating to such client request process.
Client Consent Percentage.   For each full calendar month beginning January 2021 and continuing until the Closing (other than the calendar month immediately preceding the month in which the Closing occurs), Waddell & Reed will deliver to Macquarie, no later than ten business days after the end of such month, a schedule setting forth in reasonable detail the calculation of the aggregate annualized investment advisory, investment management, subadvisory or similar fees (excluding performance-based, incentive, contingent, administrative, transfer agency or similar fees) (based upon total net assets under management as of November 30, 2020, as adjusted for net cash inflows and outflows from that date until the date of such determination, but not changes due to market appreciation or depreciation or any currency fluctuations, and excluding the assets of certain institutional clients) for all investment advisory clients of Waddell & Reed and its subsidiaries (the “Revenue Run Rate”) as of the last business day of such month.
By no later than the fourth business day following the date upon which the Calculation Time occurs, Waddell & Reed will deliver to Macquarie its good faith calculation of the Revenue Run Rate for all consenting clients determined as of the Calculation Time (such Revenue Run Rate, the “Closing Revenue Run Rate”) and the client consent percentage (which is a fraction (expressed as a percentage), the numerator of which is the Closing Revenue Run Rate and the denominator of which is the Revenue Run Rate as of November 30, 2020) (the “Client Consent Percentage”)), together with reasonable supporting detail.
Conversion Consents for Wealth Management Transactions.   The Company has agreed to use commercially reasonable efforts to obtain, in accordance with applicable law and the applicable brokerage agreement or investment advisory agreement, as promptly as reasonably practicable after the date of the merger agreement, the consent of each client that is not a fund to (x) the transfer of such client’s assets from the Company’s transfer agent subsidiary or third-party custodian, as applicable, to LPL (or its designated affiliate) and (y) the transfer of the brokerage and advisory services provided to such clients from W&R to LPL (or its designated affiliate), in each case in connection with the Wealth Management Transactions (the “Conversion”). In that regard, the Company has agreed to send as promptly as reasonably practicable following FINRA’s approval of the applicable consent letters, a written notice (a “Conversion Negative Consent Notice”) in accordance with applicable law and the applicable brokerage agreement or investment advisory agreement, in form and substance reasonably satisfactory to Macquarie, to each such client (except as provided in the following sentence) informing it of the Conversion and LPL’s intention to provide brokerage, advisory or custody services pursuant to the existing brokerage agreement or investment advisory agreement with such client after the Conversion if such client does not terminate its brokerage agreement or investment advisory agreement prior to the Conversion, and that the consent of such Client will be deemed to have been granted if such Client does not terminate its brokerage agreement or investment advisory agreement, within 45 calendar days after the sending of the Conversion Negative Consent Notice (or such longer period as may be required under the applicable brokerage agreement or investment advisory agreement). If the applicable brokerage agreement, investment advisory agreement or applicable law requires the written consent of the client to the assignment of such client’s brokerage agreement or investment advisory agreement, or if Waddell & Reed or its applicable subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a client to such assignment, then Waddell & Reed or its applicable subsidiary will send, as promptly as reasonably practicable after the date of the merger agreement, a written notice, in accordance with applicable law and the applicable brokerage agreement or investment advisory agreement, which will be in form and substance reasonably satisfactory to Macquarie, informing such client of the Conversion, and requesting written consent to the assignment of such client’s brokerage agreement or investment advisory agreement.
Company Advisor Percentage.   The Company Advisor Percentage (which is a fraction (expressed as a percentage), the numerator of which is the assets under administration (as adjusted pursuant to the merger agreement) attributable to clients of independent financial advisors associated with W&R as of the Calculation Time and the denominator of which is the total net assets held in client accounts managed or serviced by independent financial advisors associated with W&R as of November 30, 2020. The determination of the Company Advisor Percentage will exclude any non-consenting clients (and the assets under administration attributable to non-consenting clients). By no later than the fourth business day following the date upon which the Calculation Time occurs, Waddell & Reed will deliver to Macquarie its good faith calculation of the Company Advisor Percentage, together with reasonable supporting detail.
Access to Information
During the period prior to the Effective Time (or the earlier valid termination of the merger agreement), the Company will, and will cause its subsidiaries and their respective representatives to: (i) provide to Macquarie, Merger Sub, LPL and their respective representatives reasonable access, at reasonable times, upon prior notice to the Company, to the officers, employees, agents, properties, offices and other facilities of the Company and its subsidiaries, and to the books and records thereof (including tax returns); (ii) cooperate with Macquarie and LPL as promptly as practical to provide and facilitate reasonable access to employees during regular business hours for meetings and interviews prior to Closing and provide Macquarie reasonable access to each employee’s full compensation history (including equity grants) and job description; (iii) furnish as promptly as practicable such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its subsidiaries as Macquarie, LPL or their respective representatives may reasonably request; (iv) (A) cooperate with Macquarie and its representatives in connection with (I) Macquarie’s obligations under the merger agreement and (II) preparations to integrate the Public Funds or Private Funds onto Macquarie’s platform following the Effective Time, and (B) cooperate with Macquarie and LPL and their respective representatives in connection with their obligations under the Wealth Management Purchase Agreement and consummation of the transactions contemplated thereby, including the separation, following (or simultaneously with) the Closing hereunder, of the Wealth Management Business from the Company and determining the extent and treatment of any shared services, employees, intellectual property or other assets between the businesses and the treatment of any intragroup arrangements; and (v) take any action reasonably requested by Macquarie to (A) ensure that the program management agreement for the Ivy InvestEd 529 Plan (which is part of AZ529, Arizona’s Education Savings Plan created by the State of Arizona) (which we refer to as the “529 Plan”) and each other contract related to the 529 Plan has been fully assigned, conveyed or otherwise transferred to Ivy Distributor, (B) transfer sponsorship of Welfare Benefit Plans from the Wealth Management Business to the Company and (C) amend the Welfare Benefit Plans to provide that all employees of the Wealth Management Business transferring to LPL will no longer be eligible to participate in the Welfare Benefit Plans as of the Closing. However, none of the Company, its subsidiaries or their respective representatives will be required to provide access to or to disclose information to the extent that such access or disclosure (i) would contravene any applicable law, contract of the Company or its subsidiaries, or legal order, or (ii) would reasonably be expected to violate or result in a loss or impairment of any attorney-client privilege, in each case, subject to certain limited exceptions.

Efforts to Complete the Merger
Subject to the terms and conditions set forth in the merger agreement, the Company and Macquarie have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement, and the Wealth Management Transactions, as promptly as practicable after the date of the merger agreement, including (i) preparing and filing with any governmental entity or other third party, in consultation with the other party, all necessary applications, notices, petitions, filings (including the HSR Filings and any filings or other submissions necessary or advisable in connection with obtaining a Regulatory Approval, including the FINRA Approval and the CFIUS Approval) and resubmitting any such notices, petitions, filings or other documents in the event they are rejected for any reason by the relevant governmental entity; and (ii) taking all actions or steps as may be necessary, including promptly providing any additional information requested by any governmental entity, to obtain as promptly as practicable the expiration or termination of the waiting period in connection with the HSR Filings, the Regulatory Approvals and any other consents, approvals, clearances, waivers, licenses, registrations, permits, authorizations and legal orders necessary or advisable from any third party or governmental entity in connection with the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions.
HSR Filings.   Macquarie and the Company agreed to (i) make their respective Merger HSR Filings as promptly as practicable, and in any event within fifteen (15) business days after the execution of the merger agreement (the parties filed this notification and report on December 23, 2020); and (ii) supply as promptly as practicable any additional information and documentary material that may be requested by any governmental entity pursuant to the HSR Act in connection with the Merger HSR Filings. Macquarie agreed to, and to use its commercially reasonable efforts to cause LPL to, comply with the terms of the Wealth Management Purchase Agreement to make the LPL HSR Filings as promptly as practicable, and in any event within fifteen (15) business days after the execution of the Wealth Management Purchase Agreement (Macquarie and LPL filed this notification and report on December 23, 2020). The Company agreed to supply as promptly as practicable any information and any certifications as to such information required for Macquarie to make the LPL HSR Filings. Macquarie and the Company also agreed to use their respective reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be requested by any governmental entity pursuant to the HSR Act in connection with the LPL HSR Filing.
FINRA Application.   Under the terms of the merger agreement, as promptly as reasonably practicable, and in any event within 45 calendar days after the execution of the merger agreement, the Company must cause each Broker-Dealer Subsidiary to, and Macquarie must use commercially reasonable efforts to cause LPL to, cooperate with each other to prepare and file the FINRA Application in accordance with the requirements of FINRA Rule 1017, respond promptly to any further requests by FINRA and, more generally, seek approval by FINRA of the FINRA Application. Macquarie agreed to (and to cause its affiliates to) timely provide to the Company all information required to complete the FINRA Application and to respond to any further FINRA requests.
CFIUS Filing.   Under the terms of the merger agreement, Macquarie and the Company must use their reasonable best efforts to obtain the CFIUS Approval, as promptly as practicable, including by, as promptly as reasonably practicable (and in any event within 45 calendar days after the execution of the merger agreement), Macquarie and the Company preparing and submitting a draft joint voluntary notice in accordance with the DPA to CFIUS and, as promptly as possible after receiving comments on the draft joint voluntary notice from CFIUS, addressing such comments and submitting a final joint voluntary notice to CFIUS (the “CFIUS Filing”). With respect to Macquarie, Merger Sub or any of their respective affiliates, “reasonable best efforts” includes agreeing to any commercially reasonable action, condition or restriction required by CFIUS as a condition to the CFIUS Approval (including entering into any mitigation agreement with CFIUS as may be required). On January 9, 2021, Waddell & Reed and Macquarie jointly filed a draft of the CFIUS Filing (as defined below) with CFIUS.
Other Regulatory Filings.   Macquarie and the Company will, as promptly as reasonably practicable, prepare and make any filings, and submit all required notices, petitions or other documents necessary in connection with obtaining any other regulatory approvals required for the transactions contemplated by the merger agreement, including merger, or the Wealth Management Transactions.
In connection with their respective obligations to obtain all waiting period expirations or terminations, consents, non-objections or approvals for the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions, under the HSR Act or any other regulatory law, each of Macquarie and the Company will (i) cooperate in all respects and consult with each other in connection with any communication, filing or submission and in connection with any legal action or proceeding, including any legal action or proceeding initiated by a private party, including by allowing the other party and its counsel to have a reasonable opportunity to review in advance and comment on drafts of any communications, filings and submissions (and documents submitted therewith) and considering any such comments in good faith; (ii) promptly inform the other party of any communication regarding the merger agreement or the transactions contemplated by the merger agreement, including the merger, received by such party from, or given by such party to, the DOJ, the FTC, FINRA, CFIUS, any other governmental entity or, in connection with any legal action or proceeding by a private party, with any other person , including by promptly providing copies to the other party of any such written communications, and of any material communication received or given in connection with any legal action or proceeding by a private party; and (iii) permit the other party to review in advance any communication it gives to, and consult with each other in advance of any meeting, substantive telephone call, or conference with, the DOJ, the FTC, CFIUS, or such other governmental entity or other person, and to the extent permitted by the DOJ, the FTC, CFIUS, or any other applicable governmental entity or other person, give the other party and its counsel the opportunity to attend and participate in such meetings, substantive telephone calls and conferences and, in each case, consider in good faith such other party’s comments with respect to such communication or meeting.
The Company and Macquarie will also (i) cooperate with each other as each such party determines which additional filings, and which additional consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or legal orders such party is required to obtain from governmental entities prior to the Effective Time in connection with the execution and delivery of the merger agreement and consummation of the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions and (ii) use their respective reasonable best efforts to timely make all such filings that it is required to make and timely seek all such consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or legal orders necessary for the consummation of the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions.
With respect to obtaining clearance under applicable antitrust laws, “reasonable best efforts” will require Macquarie, Merger Sub and any of their respective affiliates to offer to, agree to or actually (i) divest, hold separate (including by establishing a trust) or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Macquarie, the Company or any of their respective affiliates; (ii) pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or legal orders of a governmental entity or any other person (other than the payment of filing fees and expenses and fees of counsel) in connection with the transactions contemplated by the merger agreement, including the merger; (iii) limit the ability of Macquarie or its affiliates to conduct, own, operate or control their respective businesses, assets or properties or of the businesses, properties or assets of the Company and its subsidiaries, or otherwise enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement; and (iv) litigate or participate in the litigation of any legal action or proceeding brought by any governmental entity and appeal any legal order (A) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement; or (B) seeking to prohibit or limit in any respect or place any conditions on the ownership or operation by the Company, Macquarie or any of their respective affiliates of all or any portion of the business or assets of Macquarie, the Company or any of their respective affiliates, or to require any such person to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any material portion of the business or assets of Macquarie, the Company or any of their respective affiliates; provided that Macquarie, Merger Sub and their respective affiliates will not be required to take the actions set forth in clauses (i) through (iv) to the extent that taking any such actions would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the existing business of Macquarie or on the existing business of the Company.
Subject to the above obligations to cooperate and consult with each other, Macquarie will (i) control the strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any governmental entity in connection with the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions and (ii) control the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a governmental entity in connection with the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a governmental entity relating to the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions and of all other regulatory matters incidental thereto, in each case so long as Macquarie’s actions in connection therewith are otherwise in accordance with Macquarie’s obligations under the merger agreement (except that Macquarie may, pursuant to the Wealth Management Purchase Agreement, delegate to LPL the right to exercise any such control in connection with any LPL Regulatory Approval). With respect to the Merger HSR Filing, neither Macquarie nor the Company will commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust laws or enter into a timing agreement with any governmental entity, in each case with respect to the transactions contemplated by the merger agreement, including the merger, without the prior written consent of the other party, such consent not to be unreasonably withheld. With respect to the LPL HSR Filing, Macquarie will use commercially reasonable efforts to cause LPL not to commit to or agree with any governmental entity to stay, toll or extend any applicable waiting period under the HSR Act or any other antitrust laws or enter into a timing agreement with any governmental entity, in each case with respect to the Wealth Management Transactions, without the prior written consent of Macquarie, such consent not to be unreasonably withheld.
Each of the Company and Macquarie must reasonably cooperate with each other and their respective representatives in obtaining any consents, approvals or waivers that may be required from any third party in connection with the transactions contemplated by the merger agreement, including the merger, or the Wealth Management Transactions (including pursuing the approvals and consents described above). Each of the Company and Macquarie must use their respective reasonable best efforts, in each case as promptly as practicable to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions.
There can be no certainty that the regulatory approvals required to consummate the transactions contemplated by the merger agreement, including the merger, and the Wealth Management Transactions will be obtained within the period of time contemplated by the merger agreement or that any such approvals would not be conditioned upon actions that are not required to be taken by the Company or Macquarie under the merger agreement, or that a regulatory challenge to the merger will not be made.
Restriction on Solicitation of Competing Proposals
No Solicitation
Pursuant to the terms of the merger agreement, the Company agreed to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any persons or entities by the Company, its subsidiaries or any of its officers, directors, advisors and other representatives with respect to any acquisition proposal.
Subject to certain exceptions described below, the Company has agreed that it will not, and will cause its subsidiaries and officers, directors, advisors and other representatives not to, and will not authorize or permit its officers, directors, advisors and other representatives to (directly or indirectly):
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initiate, solicit, cooperate with, assist, participate in or knowingly take any action to encourage, induce or facilitate (including by way of providing non-public information relating to the Company or its subsidiaries or affording access to the business or properties of the Company) the making, submission or announcement of any acquisition proposal;
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enter into, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, any person, in each case, in connection with an acquisition proposal;

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take any action to make any takeover law inapplicable to any third party or any acquisition proposal;

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enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar contract constituting, relating to or that is intended to or is reasonably likely to lead to an acquisition proposal (other than an acceptable confidentiality agreement) or enter into any contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, including the merger, or resolve or agree to take any of the foregoing actions; or

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fail to enforce, terminate, waive, amend or modify any provision of, or grant permission or a release under, any standstill, confidentiality agreement or similar contract with respect to any equity interests of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party; provided that if the Board determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then the Company may waive any such standstill or similar agreement to the extent necessary to permit the person bound by such provision or agreement to make an acquisition proposal to the Board.

See also the section entitled “Obligation of the Board with Respect to Its Recommendation,” beginning on page 86.
An “acquisition proposal” is defined in the merger agreement to mean any indication of interest, inquiry, request for non-public information, proposal or offer from any person, entity or group of persons and/or entities, other than Macquarie and its subsidiaries, in each case relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or its subsidiaries (including securities of the Company’s subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable; (b) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (i) 20% or more of the outstanding shares of the Company’s common stock or (ii) any equity or voting securities of the Company or any of its subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company or 20% or more of the revenues or earnings of the Company and its subsidiaries on a consolidated basis; (c) tender offer or exchange offer that, if consummated, would result in such person or group beneficially owning (i) 20% or more of the outstanding shares of Company’s common stock or (ii) any equity or voting securities of the Company or any of its subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of the revenues or earnings of the Company and its subsidiaries on a consolidated basis; or (d) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, under which such person or group would acquire, directly or indirectly, (i) assets (including securities of the Company’s subsidiaries) equal to 20% or more of the consolidated assets of the Company and its subsidiaries, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (ii) beneficial ownership of (A) 20% or more of the outstanding shares of Company’s common stock or (B) any equity or voting securities of the Company or any of its subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of the revenues or earnings of the Company and its subsidiaries on a consolidated basis.
Non-Solicitation Exceptions
Notwithstanding the restrictions described above, prior to the time, but not after, the Company Stockholder Approval is obtained, in response to a bona fide written acquisition proposal received after the date of the merger agreement that the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) constitutes or would reasonably be expected to result in a superior proposal (as defined below), and with respect to which the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the Board’s fiduciary duties to the Company’s stockholders under applicable law, then the Company and its officers, directors, advisors and other representatives may:
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engage or participate in discussions or negotiations with, and only with, the person (or such person’s representatives) that has made such acquisition proposal, and

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furnish to such person (or such person’s representatives) that has made the acquisition proposal information relating to the Company and its subsidiaries or afford access to the business, properties, assets, books, records or the personnel of the Company and its subsidiaries, in each case pursuant to an acceptable confidentiality agreement; provided that the Company did not receive such acquisition proposal in connection with or as a result of breaching or violating the terms of the merger agreement.

A “superior proposal” is defined in the merger agreement to mean any unsolicited, bona fide written acquisition proposal (that has not been withdrawn and that did not result from a breach or violation (other than an isolated, inadvertent and immaterial breach or violation) of the non-solicitation provisions of the merger agreement), (with all references to “20%” in the definition of acquisition proposal being deemed to be references to “50%”), that (A) if a cash transaction (whether in whole or in part), is not subject to a financing condition (and if financing is required, such financing is then fully committed and reasonably determined to be available by the Board); (B) is reasonably likely to be consummated on the terms and conditions contemplated thereby; and (C) the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) is more favorable to the stockholders of the Company (in their capacity as such) from a financial point of view than the merger, in each case taking into account such factors as are determined by the Board in good faith to be relevant, including (i) the identity of the person(s) making such acquisition proposal and the prior history of such person(s) with the consummation or failure to consummate similar transactions, (ii) the anticipated timing, conditions and prospects for completion of the transaction contemplated by such offer or proposal, including any governmental or other approval requirements (including divestitures and entry into other commitments and limitations) and (iii) any proposal to amend the merger agreement made by Macquarie in connection therewith or in response thereto.
Notification to Macquarie
The Company will promptly (and in any event within 24 hours) after the receipt by the Company of any acquisition proposal, and prior to engaging or participating in any discussions or negotiations with, or furnishing information to, a person (or such person’s representatives) who has made an acquisition proposal, (i) notify Macquarie of the receipt by the Company or its officers, directors, advisors and other representatives of such acquisition proposal, which notice will include (A) the material terms and conditions of such acquisition proposal and (B) the identity of the person or group making any such acquisition proposal and (ii) contemporaneously with or prior to furnishing any information to such person (or such person’s representatives), furnish such information to Macquarie (to the extent such information has not been previously furnished by the Company to Macquarie). The Company (or its outside counsel) will (w) keep Macquarie reasonably informed on a current basis with respect to such acquisition proposal; (x) promptly (and in any event within 24 hours) provide notice to Macquarie of any change in the terms (including all amendments) of any such acquisition proposal; (y) upon Macquarie’s request provide an update on the status of discussions regarding the terms (including all amendments) of any such acquisition proposal; and (z) promptly (and in any event within 24 hours) after receipt or delivery thereof, provide Macquarie (or its outside counsel) with copies of all material documents (including any written or electronic material to the extent such material contains any financial terms, conditions or other material terms relating to any acquisition proposal, including the financing thereof) exchanged between the Company or its subsidiaries or any of its officers, directors, advisors and other representatives, on the one hand, and the person making an acquisition proposal or any of its affiliates, or their respective officers, directors, advisors and other representatives, on the other hand. The Company will not, and will cause the Company’s subsidiaries not to, enter into any contract with any person subsequent to the date of the merger agreement that prohibits the Company from providing the information required by the non-solicitation provisions of the merger agreement to Macquarie.
Obligation of the Board with Respect to Its Recommendation
Subject to certain exceptions, the Board may not effect a “change of Board recommendation,” which means any of the following actions (or a failure to take action) by the Board (or by any Board committee):
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approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, or publicly propose to approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, any acquisition proposal, or publicly disclose that the Board (or any Board committee) has determined that any acquisition proposal constitutes a superior proposal;

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fail to make the Board’s recommendation that the Company’s stockholders adopt the merger agreement (as defined above, the “Board recommendation”) or to include the Board recommendation in this proxy statement;

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following the commencement of a tender offer or exchange offer that constitutes an acquisition proposal, fail to publish, send or give to the Company’s stockholders, in accordance with applicable law, within the ten business day period after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement affirming the Board recommendation; or

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withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Macquarie or Merger Sub, the Board recommendation (it being understood that any failure to publicly and without qualification reaffirm the Board recommendation within ten (10) business days after an acquisition proposal is made public or any request by Macquarie to do so (which request may only be made once with respect to any such acquisition proposal, except that Macquarie may make an additional request after any material change in the terms of such acquisition proposal) will be treated as a withdrawal of the Board recommendation that is adverse to Macquarie for purposes hereof);

Nevertheless, if the Company receives an acquisition proposal, other than in connection with or as a result of breaching or violating the non-solicitation provisions of the merger agreement, that the Board concludes in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a superior proposal, the Board may, prior to the time, but not after, the Company Stockholder Approval is obtained, if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to take such actions contemplated by clauses (x) or (y) below would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, (x) effect a change of Board recommendation as a result of such superior proposal or (y) terminate the merger agreement in accordance with its terms and simultaneously enter into an alternative acquisition agreement implementing such superior proposal; provided, however, that the Company will not terminate the merger agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) will be void and of no force or effect, unless concurrently with such termination the Company pays the Company termination fee (as defined below) to Macquarie and otherwise complies with the applicable provisions of the merger agreement (see the section entitled “Waddell & Reed Termination Rights,” beginning on page 93); and, provided further, that the Board may not effect a change of Board recommendation pursuant to the foregoing clause (x) or terminate the merger agreement pursuant to the foregoing clause (y) unless:
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the Company has provided prior written notice to Macquarie, at least four business days in advance of such change of Board recommendation or termination (the “superior proposal notice period”), of its intention to effect such a change of Board recommendation (which notice itself will not constitute a change of Board recommendation) or to terminate the merger agreement to enter into an alternative acquisition agreement implementing such superior proposal, which notice will specify the basis upon which the Board intends to effect such change of Board recommendation or terminate the merger agreement and the material terms and conditions of such superior proposal (and the identity of the person or group making such superior proposal), and has contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the person making such superior proposal (the “alternative acquisition agreement”) and other material documents with respect to such superior proposal (including any with respect to the financing thereof); and
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prior to effecting such change of Board recommendation or terminating the merger agreement to enter into an alternative acquisition agreement implementing such superior proposal, (A) during the superior proposal notice period, the Company has negotiated (to the extent Macquarie wishes to so negotiate), and has caused the Company’s officers, directors, advisors and other representatives to negotiate, with Macquarie in good faith to enable Macquarie to make any amendments to the terms and conditions of the merger agreement such that such acquisition proposal would cease to constitute a superior proposal, and (B) following the end of such superior proposal notice period, the Board has considered any such amendments in good faith, and after consultation with its financial advisors and outside legal counsel, the Board has determined that, notwithstanding the terms of any such proposed amendments, such superior proposal continues to constitute a superior proposal.

In addition, notwithstanding anything to the contrary in the non-solicitation provisions described above, and solely in response to an intervening event (as defined below), the Board may effect a change of Board recommendation prior to the time, but not after, the Company Stockholder Approval is obtained if the Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that the Board may not effect such a change of Board recommendation unless:
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the Company has provided prior written notice to Macquarie, at least four business days in advance of such change of Board recommendation (the “intervening event notice period”), of its intention to effect such a change of Board recommendation (which notice itself will not constitute a change of Board recommendation), which notice will specify the details of such intervening event and the basis upon which the Board intends to effect such change of Board recommendation; and

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prior to effecting such change of Board recommendation, (A) during the intervening event notice period, the Company has negotiated (to the extent Macquarie wishes to so negotiate), and has caused the Company’s officers, directors, advisors and other representatives to negotiate, with Macquarie in good faith to enable Macquarie to make any amendments to the terms and conditions of the merger agreement so that a change of Board recommendation is no longer necessary, and (B) following the end of such intervening event notice period, the Board has considered any such amendments in good faith and, after consultation with its financial advisors and outside legal counsel, the Board has determined that, notwithstanding the terms of any such binding written offer, it would continue to be inconsistent with the directors’ fiduciary duties under applicable law to not effect the change of Board recommendation.

An “intervening event” means any material, favorable event or development or material, favorable change in circumstances with respect to the Company and its subsidiaries taken as a whole that (A) is materially more favorable to the recurring financial condition and results of operations of the Company and its subsidiaries, taken as a whole; (B) was neither known to the Board or any officer of the Company, nor reasonably foreseeable as of or prior to the date of the merger agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Board); and (C) does not relate to (i) any acquisition proposal, (ii) any events, changes or circumstances relating to Macquarie, Merger Sub or any of their affiliates, including the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement, including the merger, or compliance with or performance under the merger agreement or the transactions contemplated by the merger agreement, (iii) clearance of the transactions contemplated by the merger agreement under the HSR Act or compliance with any other antitrust laws or receipt of the other Regulatory Approvals, (iv) the fact the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, (v) changes after the date of the merger agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company or (vi) any event, development or change in circumstances resulting from a breach of the merger agreement by the Company or any action relating to any regulatory approvals (including the status thereof) taken pursuant to the terms of the merger agreement.

In addition, notwithstanding anything to the contrary in the non-solicitation provisions described above, the Board may take and disclose to the Company’s stockholders a position contemplated by Rule 14e- 2(a) or Rule 14d-9 or otherwise complying with the provisions of Rule 14d-9, in each case in response to a tender offer, so long as (except as otherwise permitted under the terms of the merger agreement), such disclosure is limited to (i) a “stop, look and listen” statement or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (ii) an express rejection of any applicable acquisition proposal, or (iii) an express reaffirmation of the Board recommendation.
Obligations with Respect to the Special Meeting
Waddell & Reed will cause a stockholders meeting to be duly called and held for the purpose of obtaining the Company Stockholder Approval (which we refer to as the “special meeting”). Waddell & Reed will take all lawful actions to solicit from the stockholders of the Company proxies in favor of the adoption of the merger agreement and secure any other vote or consent of the Company’s stockholders as required by the rules of the NYSE, the DGCL or other applicable law to effect the merger. Waddell & Reed may, following consultation with Macquarie, adjourn the special meeting (x) to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is made available to the Company’s stockholders in advance of the special meeting or (y) to the extent that, as of the time that the special meeting is originally scheduled, adjournment of the special meeting is necessary to enable the Company to solicit additional proxies required to constitute a quorum necessary to conduct the business of the special meeting and to obtain the Company Stockholder Approval. In addition, Waddell & Reed may, and will upon Macquarie’s request, adjourn the special meeting in order to provide for the expiration of the superior proposal notice period or intervening event notice period, as applicable.
Employee Matters
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Retention.   Certain employees of the Company (other than the Company’s executive officers who are party to a Change of Control Agreement) are eligible to receive retention payments under the Company’s Retention Bonus Plan (which we refer to as the “Retention Program”) and, in the case of one employee not covered under the Retention Program, pursuant to an agreement in substantially similar form to the Change of Control Agreement providing such employee with retention benefits. The cost of the Retention Program and the retention benefits provided to such sole employee may not exceed, in the aggregate, $25,022,000 plus an additional amount, not to exceed $1 million, equal to the amount of any at-risk additional bonuses that are earned but not paid to the Company’s executive officers under their Change of Control Agreements due to payout caps on the at-risk additional bonuses.

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Compensation.   For one year following the Closing Date, Macquarie will provide and cause its affiliates and successors to provide each employee of Waddell & Reed or its subsidiaries as of the Effective Time who continues to be employed by Macquarie or any of its affiliates (as defined above, a “continuing employee”) with: (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time; (ii) a target annual incentive opportunity that is, at the discretion of Macquarie, either (A) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time or (B) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to similarly situated employees of Macquarie and its affiliates; and (iii) employee health and welfare benefits (excluding defined benefit pension benefits, retiree health and welfare and severance benefits) that are, at the discretion of Macquarie, either substantially comparable in the aggregate to those (A) provided to such continuing employee by Waddell & Reed and its subsidiaries immediately prior to the Effective Time, or (B) that are generally made available to similarly situated employees of Macquarie and its subsidiaries from time to time.

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Severance.   Macquarie agreed that each continuing employee will, for one year following the Closing Date, be entitled to the severance arrangements provided by Waddell & Reed and its subsidiaries to such continuing employee pursuant to the Waddell & Reed Financial, Inc. Change of Control Severance Plan in effect as of the date of the merger agreement or the Change of Control Agreements, as applicable.
Additionally, Macquarie will, or will cause the Surviving Corporation to, recognize the service of each employee of the Company or its subsidiaries for purposes of vesting, eligibility and level of benefits (but not for accrual purposes, except for vacation and severance, if applicable, and not for purposes of any defined benefit or retiree medical plan) in each employee benefit plan of Macquarie or its subsidiaries (a “Macquarie Benefit Plan”) in which any continuing employee will participate after the Effective Time. To the extent any employee of the Company or its subsidiaries in the United States participates in a Macquarie Benefit Plan that is a welfare plan or arrangement of Macquarie or any of its subsidiaries following the Closing Date (a “Macquarie Welfare Plan”), Macquarie and any of its subsidiaries will use commercially reasonable efforts (including adopting any required plan amendments) to cause all (i) pre-existing condition limitations that otherwise would be applicable to such employee and his or her covered dependents to be waived to the extent satisfied under any benefit plan of the Company comparable to such Macquarie Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such employee’s commencement of participation in such Macquarie Welfare Plan; (ii) participation waiting periods under each Macquarie Welfare Plan that would otherwise be applicable to such employee to be waived to the same extent waived or satisfied under any benefit plan of the Company comparable to such Macquarie Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such employee’s commencement of participation in such Macquarie Welfare Plan; and (iii) co-payments and deductibles paid by such employees in the plan year in which the Effective Time occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement under any such Macquarie Welfare Plan.
The Company has agreed to take any actions Macquarie may reasonably request prior to the Effective Time with respect to the 401(k) plan of the Company (the “401(k) Plan”), including amending or terminating the 401(k) Plan prior to the Effective Time, provided that such actions do not preclude the immediate participation of the employees in any successor 401(k) plan.
Director and Officer Indemnification and Insurance
The merger agreement provides that, for a period of six years after completion of the merger, the Surviving Corporation and Macquarie will (with respect to Macquarie, only to the extent that the Surviving Corporation is permitted to do so under applicable law), jointly and severally, indemnify and provide advancement of expenses to the present and former directors and officers of the Company and its subsidiaries (which we refer to as the “Indemnified Persons”) to the same extent such individuals are indemnified as of the date of the merger agreement by the Company pursuant to applicable law, the governing or organizational documents of the Company and its subsidiaries or indemnification agreements between such Indemnified Persons and the Company and its subsidiaries, arising out of acts or omissions occurring at or prior to the Effective Time, subject to any limitation imposed from time to time under applicable law.
Macquarie has agreed to cause the Surviving Corporation to continue to maintain in effect for six years after completion of the merger Waddell & Reed’s directors’ and officers’ liability and fiduciary liability insurance policies with respect to claims arising from facts or events which occurred at or before the completion of the merger with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Persons as such policies maintained by Waddell & Reed as of the date of the merger agreement (collectively, “D&O Insurance”). Notwithstanding the foregoing, the Surviving Corporation is not required to expend for such D&O Insurance an aggregate premium amount in excess of 300% of the current amount per annum Waddell & Reed paid for such D&O Insurance as of the date of the merger agreement, and if the aggregate premiums of such D&O Insurance exceed that amount or such D&O Insurance is otherwise not available, Macquarie will be obligated to maintain D&O Insurance with the greatest coverage available for a cost not exceeding that amount.
Macquarie or Waddell & Reed may purchase at or prior to the completion of the merger a six-year prepaid “tail” policy with D&O Insurance coverage not less than the existing coverage and other terms, conditions, retentions and limits of liability that are at least as favorable as those contained in the D&O Insurance in effect as of the date of the merger agreement, in which event Macquarie will not have any obligations under the immediately preceding paragraph, provided that the aggregate premium for such D&O

Insurance may not exceed 300% of the current amount per annum Waddell & Reed paid for such D&O Insurance as of the date of the merger agreement.
Transaction Litigation
Waddell & Reed will promptly notify, and keep Macquarie informed, of any stockholder demands, litigations, arbitrations or other similar proceedings (including derivative claims) against it or its directors or officers relating to the merger agreement or any of the transactions contemplated by the merger agreement, including the merger, or any relating matters. Waddell & Reed will give Macquarie the opportunity to participate in the defense and settlement of any such litigation. Waddell & Reed will not settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any such litigation without Macquarie’s prior written consent (which will not be unreasonably withheld, conditioned or delayed).
Other Covenants and Agreements
Waddell & Reed and Macquarie have made certain other covenants and agreements with each other regarding various other matters including:
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prohibition on the adoption of a stockholder rights plans (or “poison pill”);

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preparation of this proxy statement;

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compliance with Section 15(f) of the 1940 Act;

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compliance with, and timely filing under, securities laws and regulations;

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public statements and announcements concerning the transactions contemplated by the merger agreement;

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WARN Act compliance; and

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the taking of actions in connection with, or to facilitate, the consummation of the Wealth Management Transactions.

Conditions to the Merger
Conditions to Each Party’s Obligations
Each party’s obligations to effect the merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:
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the Company Stockholder Approval will have been obtained (which we refer to as the “Stockholder Approval Condition”);

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the waiting period under the HSR Act relating to the transactions contemplated by the merger agreement, including the merger (which we refer to as the “Merger HSR Approval”), will have expired or been earlier terminated (which we refer to as the “Merger HSR Clearance Condition”);

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the waiting period under the HSR Act relating to the Wealth Management Transactions (which we refer to as the “Wealth Management Transactions HSR Approval” and, collectively with the Merger HSR Approval, the “HSR Approvals”) will have expired or been earlier terminated (which we refer to as the “Wealth Management Transactions HSR Clearance Condition” and, collectively with the Merger HSR Clearance Condition, the “HSR Clearance Condition”);

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each of the applicable waiting periods (or extensions thereof) or consents, non-objections or approvals relating to:

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the transactions contemplated by the merger agreement, including the merger, under the applicable laws, statutes, rules, or other similar requirements of certain specified jurisdictions and regulatory authorities (which we refer to as the “Macquarie Regulatory Approvals”) will have expired, been terminated or received and be in full force and effect, as applicable (which we refer to as the “Macquarie Regulatory Approvals Condition”); and

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the Wealth Management Transactions under the applicable laws, statutes, rules, or other similar requirements of certain specified jurisdictions and regulatory authorities (which we refer to as the “LPL Regulatory Approvals” and, collectively with the Macquarie Regulatory Approvals, the “Closing Condition Regulatory Approvals”) will have expired, been terminated or received and be in full force and effect, as applicable (which we refer to as the “LPL Regulatory Approvals Condition” and, collectively with the Macquarie Regulatory Approvals Condition, the “Regulatory Approvals Condition”);

and, in each case, without the imposition of a requirement that Macquarie or any of its subsidiaries take any action or comply with any restriction that Macquarie would not be required to take or comply with under the terms of the merger agreement. The Closing Condition Regulatory Approvals include FINRA Approval, CFIUS Approval and NH Approval. For purposes of this proxy statement and the merger agreement:
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“FINRA Approval” means the approval of the actions contemplated by the single application jointly prepared and submitted by the Broker-Dealer Subsidiaries and LPL (and any other necessary parties) under applicable law (or separate applications, if required or requested by FINRA), addressing, among other things, (a) one or more of the Broker-Dealer Subsidiaries’ change of ownership, control, or sale of assets; (b) a material change in business operations to LPL resulting from LPL’s acquisition of the Wealth Management Business and (c) a material change in business operations to Ivy Distributor if reasonably necessary in connection with the transfer of the distribution of the Public Funds and other products from Ivy Distributor to DDLP. The FINRA Approval will be a Macquarie Regulatory Approval, except that if the FINRA application is split into separate applications as required by, or at the request of, FINRA, then the FINRA application with respect to the Wealth Management Transactions will be an LPL Regulatory Approval.

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“CFIUS Approval” means that (a) the parties (or their respective counsel) will have received a written notification from CFIUS indicating CFIUS has concluded its review of or investigation into the transactions contemplated by the merger agreement, and that (i) the transactions contemplated by the merger agreement, are not a “covered transaction” and not subject to CFIUS’ review under applicable law, or (ii) there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, and CFIUS formally has concluded all action with respect to its review or investigation of the transactions contemplated by the merger agreement, or (b) CFIUS will have sent a report to the President of the United States requesting the President’s decision on the CFIUS filing submitted jointly by Macquarie and Waddell & Reed, and either (x) the period during which the President must act will have expired without any such action being threatened, announced or taken or (y) the President will have determined not to take any action to suspend or prohibit the consummation of the transactions contemplated by the merger agreement.

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(1) the consummation of the transactions contemplated by the merger agreement, including the merger, will not then be restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court or other governmental entity of competent jurisdiction, and (2) there will not be in effect any law, statute, rule, or other similar requirement promulgated or deemed applicable to the transactions contemplated by the merger agreement, including the merger, by any governmental entity of competent jurisdiction that prevents the consummation of the transactions contemplated by the merger agreement, including the merger (clauses (1) and (2) are referred to individually as a “Merger legal restraint” and, collectively, the “Merger legal restraints”; and the absence of any Merger legal restraint is referred to as the “Merger legal restraints condition”); and

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(1) the consummation of the Wealth Management Transactions will not then be restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court or other governmental entity of competent jurisdiction, in each case resulting from an action initiated by a governmental entity, and (2) there will not be in effect any law, statute, rule, or other similar requirement promulgated or deemed applicable to the Wealth Management Transactions by any governmental entity of competent jurisdiction that prevents the consummation of the Wealth Management Transactions (clauses (1) and (2) are referred to individually as a “Wealth Management Transactions legal restraint” and, collectively, the “Wealth Management Transactions legal restraints”); and the absence of any Wealth Management Transactions legal restraint and any Wealth Management Transactions legal restraint is referred to as the “Wealth Management Transactions legal restraints condition” and, collectively with the Merger legal restrains condition, the “Legal Restraints Condition”).
Conditions to Macquarie’s and Merger Sub’s Obligations
The obligations of each of Macquarie and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Macquarie at or prior to the Effective Time, of the following conditions:
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each of Waddell & Reed’s representations and warranties contained in the merger agreement related to (i) Waddell & Reed’s and each of its subsidiaries’ organization, good standing, corporate power to conduct its business, and organizational documents, (ii) Waddell & Reed having all corporate power and having taken all corporate action necessary in order to execute, deliver and perform its obligations under the merger agreement and to consummate the merger, subject to Waddell & Reed obtaining the Company Stockholder Approval, (iii) required consents and approvals of, filings with and notices to governmental entities, (iv) the opinion of Waddell & Reed’s financial advisor, (v) brokers (which we refer to as the “Fundamental Representations”) that are qualified by materiality or material adverse effect must be true and correct in all respects, and all of the Fundamental Representations that are not qualified by materiality or material adverse effect must be true and correct in all material respects, in each case, as of the date of the merger agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;

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each of Waddell & Reed’s representations and warranties contained in the merger agreement related to Waddell & Reed’s capital structure (which we refer to as the “Capitalization Representation”) must be true and correct in all respects (except for such inaccuracies as are de minimis in the aggregate) as of the date of the merger agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;

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all representations and warranties of Waddell & Reed set forth in the merger agreement other than the Fundamental Representations and the Capitalization Representation (disregarding all materiality qualifications contained in such representations and warranties) must be true and correct as of the date of the merger agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate, as have not had, and would not reasonably be expected to have, a material adverse effect on the Company;

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Waddell & Reed must have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the Closing Date;

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the non-occurrence of any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Waddell & Reed since the date of the merger agreement (as previously defined, the “MAE Condition”);

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Waddell & Reed having received, as of the Calculation Time, the consent of investment advisory clients of Waddell & Reed and its subsidiaries representing a Closing Revenue Run Rate (as defined below) of at least 65% of the aggregate annualized investment advisory, investment management, subadvisory or similar fees (excluding performance-based, incentive, contingent, administrative, transfer agency or similar fees) of all investment advisory clients of Waddell & Reed and its subsidiaries paid or earned and payable by such clients based upon total net assets under management as of November 30, 2020 (which we refer to as the “Client Consent Condition”);

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For purposes of this proxy statement and the merger agreement, “Closing Revenue Run Rate” means, as of the Calculation Time, the sum of (x) the aggregate annualized investment advisory, investment management, subadvisory or similar fees (excluding performance-based, incentive, contingent, administrative, transfer agency or similar fees) (based upon total net assets under management as of November 30, 2020, as adjusted for net cash inflows and outflows from that date until the Calculation Time, but not changes due to market appreciation or depreciation or any currency fluctuations) for all investment advisory clients of Waddell & Reed and its subsidiaries (except as provided in the following sentence) paid or earned and payable by such clients pursuant to any investment advisory agreement that is in effect as of the Calculation Time, plus (y) $19,643,489. The determination of Closing Revenue Run Rate will exclude any non-consenting clients as of the Calculation Time (and the assets under management attributable to such non-consenting clients), but will include any new client between the date of the merger agreement and the Calculation Time (and the assets under management attributable to such new clients) subject to the satisfaction of certain conditions (see the section entitled “Investment Advisory Agreement Consents; Client Consent Percentage; Company Advisor Percentage,” beginning on page 78).

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Waddell & Reed having, as of the Calculation Time, assets under administration (as adjusted pursuant to the merger agreement) representing at least 40% of the total net assets held in client accounts managed or serviced by financial advisors associated with W &R as of November 30, 2020 (which we refer to as the “AUA Condition”). The determination of the AUA Condition will exclude any non-consenting clients (and the assets under administration attributable to non-consenting clients).

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Macquarie must have received a certificate of an executive officer of Waddell & Reed, dated as of the Closing Date, to the effect that each of (i) the Stockholder Approval Condition, (ii) the conditions related to Waddell & Reed’s compliance with its representations and warranties, obligations and agreements contained in the merger agreement (as described in the bullets above), (iii) the MAE Condition, (iv) the Client Consent Condition and (iv) the AUA Condition have been satisfied.

Conditions to Waddell & Reed’s Obligations
The obligations of Waddell & Reed to effect the merger are subject to the satisfaction of, or waiver by Waddell & Reed at or prior to the Effective Time, of the following additional conditions:
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all representations and warranties of Macquarie’s and Merger Sub’s set forth in the merger agreement (disregarding all materiality qualifications contained in such representations and warranties) must be true and correct as of the date of the merger agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate, as have not had, and would not reasonably be expected to have, a material adverse effect on Macquarie;

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Macquarie and Merger Sub must have performed in all material respects all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the Closing Date; and

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Waddell & Reed must have received a certificate of an executive officer of Macquarie stating that the conditions set forth in the bullets above have been satisfied.

Termination of the Merger Agreement
Termination Rights Exercisable by Either Macquarie or Waddell & Reed
The merger agreement may be terminated and the merger may be abandoned by the mutual written consent of Macquarie and Waddell & Reed at any time prior to the Effective Time, whether before or after the time that the Company Stockholder Approval has been obtained. In addition, the merger agreement may be terminated by either Macquarie or Waddell & Reed if:

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the Effective Time has not occurred on or before 11:59 p.m. New York time on December 2, 2021 (except that (1) the outside date may be extended by Macquarie or Waddell & Reed for a period of up to three months if any of the HSR Clearance Condition, the Legal Restraints Condition or the Regulatory Approvals Condition have not been satisfied as such date, but all other conditions to Closing have been, or are capable of being, fulfilled as of such date, and (2) the right to terminate the merger agreement under this bullet point will not be available to any party whose breach in any material respect of the merger agreement has caused the failure of the closing of the merger to have occurred on or before the outside date) (as previously defined, the “outside date trigger”);

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any court of competent jurisdiction or other governmental entity has issued a legal order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, including the merger, or, solely as a result of any legal action or proceeding initiated by a governmental entity, the Wealth Management Transactions, whether before or after the time that the Company Stockholder Approval has been obtained, and such legal order, decree, ruling has become final and nonappealable (except that (1) the party seeking to terminate the merger agreement under this bullet must have used the level of efforts to remove such restraint or prohibition that is required by the merger agreement, and (2) the right to terminate the merger agreement under this bullet will not be available to any party whose material breach of any provision of the merger agreement results in the imposition of such legal order, decree, ruling or other action or the failure of such legal order, decree, ruling or other action to be resisted, resolved or lifted); or

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the special meeting (including any adjournment or postponement thereof) has concluded, the stockholders of the Company have duly voted and the Company Stockholder Approval has not been obtained (as previously defined, the “company stockholder approval trigger”).

Waddell & Reed Termination Rights
Waddell & Reed may also terminate the merger agreement and abandon the merger at any time:
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at any time prior to obtaining the Company Stockholder Approval if the Board determines to accept a superior proposal, but only in compliance with the terms of the merger agreement applicable to “acquisition proposals” (as described in sections “— Restriction on Solicitation of Competing Proposals”); provided that such termination will not be effective unless the Company concurrently enters into an alternative acquisition agreement and pays the Company termination fee to Macquarie (as described in section “— Expenses; Termination Fees”) (as previously defined, the “superior proposal trigger”);

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at any time prior to the Effective Time if (A) there has been a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Macquarie or Merger Sub, in any case, such that any of the conditions set forth in “— Conditions to Each Party’s Obligations and — Conditions to Waddell & Reed’s Obligations” above would not then be satisfied; (B) the Company has delivered to Macquarie written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days has elapsed since the date of delivery of such written notice to Macquarie and such breach has not been cured (except that the Company will not be permitted to terminate the merger agreement pursuant to this bullet if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of the merger agreement by the Company or (y) the Company is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement); or

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any governmental entity from which a Closing Condition Regulatory Approval must be obtained to satisfy the Regulatory Approvals Condition has denied such Closing Condition Regulatory Approval, and such denial has become final and non-appealable (except that the right to terminate the merger agreement pursuant to this bullet will not be available to the Company if the Company’s material breach of any provision of the merger agreement results in the denial of such Closing Condition Regulatory Approval).

Macquarie Termination Rights
Macquarie may also terminate the merger agreement and abandon the merger at any time prior to the Effective Time if:

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the Board has made a change of Board recommendation or has approved or recommended an acquisition proposal (whether or not in compliance with the Company’s obligations in the merger agreement) (except that in no event will Macquarie be entitled to terminate the merger agreement pursuant to this bullet following the receipt of the Company Stockholder Approval) (as previously defined, the “Board recommendation trigger”);

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the Company has willfully breached any of its obligations as set forth in the section entitled “—Restriction on Solicitation of Competing Proposals” above or its obligation to call and hold the special meeting pursuant to the merger agreement in any material respect (as previously defined, the “no shop trigger”);

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(A) there has been a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of the Company, in any case, such that any of the conditions set forth in “— Conditions to Each Party’s Obligations and— Conditions to Macquarie’s Obligations” above would not then be satisfied; (B) Macquarie has delivered to the Company written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured (except that Macquarie will not be permitted to terminate the merger agreement pursuant to this bullet if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of the merger agreement by Macquarie or Merger Sub or (y) Macquarie or Merger Sub is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement (as previously defined, the “closing condition failure trigger”);

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since the date of the merger agreement, there has occurred any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, and continues to have, a material adverse effect on Waddell & Reed, and either such change, event, development, occurrence, state of facts, circumstance or effect is not capable of being remedied; or

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any governmental entity from which a Closing Condition Regulatory Approval must be obtained to satisfy the Regulatory Approvals Condition has denied such Closing Condition Regulatory Approval, and such denial has become final and non-appealable (except that the right to terminate the merger agreement pursuant to this bullet will not be available to Macquarie if Macquarie’s material breach of any provision of the merger agreement results in the denial of such Closing Condition Regulatory Approval).

Effect of Termination
If the merger agreement is validly terminated by either Waddell & Reed or Macquarie, the merger agreement will become void and there will be no liability or obligation on the part of Macquarie, Merger Sub or Waddell & Reed or their respective subsidiaries, officers, directors, employees, agents or representatives to the merger agreement (or any representative of such party); provided, however, that no termination will relieve:
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the parties’ respective obligations under the merger agreement relating to confidentiality, public announcements and certain miscellaneous provisions;

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the parties’ respective obligations in respect of the termination fees, as described below under the section entitled “— Expenses; Termination Fees”; and

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the parties from any liability or damages incurred or suffered by a party to the extent such liability or damages were the result of the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement; provided that, if the reverse termination fee is paid by Macquarie to Waddell & Reed the payment of such fee will be the sole and exclusive remedy of the Company.

Expenses; Termination Fees
All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will generally be borne by the party that incurs such fees and expenses.

Waddell & Reed has agreed to pay Macquarie a termination fee of $47 million (which we refer to as the “Company termination fee”) if the merger agreement is terminated in specified circumstances. Macquarie will be entitled to receive the Company termination fee from Waddell & Reed in the event that:
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the merger agreement is terminated by Macquarie as a result of (i) the Board recommendation trigger or (ii) the no shop trigger, and the Company termination fee will be payable immediately prior to or concurrently with such termination;

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the merger agreement is terminated by Waddell & Reed as a result of the superior proposal trigger, and the Company termination fee will be payable within two business days after such termination;

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the merger agreement is terminated (A) by Macquarie or Waddell & Reed as a result of (i) the outside date trigger or (ii) company stockholder approval trigger, or (B) by Macquarie as a result of the closing condition failure trigger and (x) prior to the date of such termination an acquisition proposal has been made known to the Board or management of the Company or publicly disclosed (and, in each case, not publicly withdrawn) or any third party has publicly announced (and not publicly withdrawn) an intention to make an acquisition proposal, and (y) concurrently with, or within 12 months after, such termination, the Company either (i) consummates a transaction that constitutes an acquisition proposal or (ii) enters into a definitive agreement to engage in a transaction that constitutes an acquisition proposal, and the Company termination fee will be payable concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction;

Macquarie has agreed to pay Waddell & Reed a termination fee of $125 million (which we refer to as the “Macquarie termination fee”) if the merger agreement is terminated in specified circumstances. Waddell & Reed will be entitled to receive the Macquarie termination fee from Macquarie in the event that:
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the merger agreement is terminated by Macquarie or Waddell & Reed pursuant to the outside date trigger, and on the date of such termination all of the conditions set forth in “— Conditions to Each Party’s Obligations and — Conditions to Macquarie’s Obligations” above (other than the Client Consent Condition and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), and the Macquarie termination fee will be payable within two business days after such termination; provided that if the merger agreement is terminated as described in this bullet as a result of the failure to satisfy the Client Consent Condition, and the aggregate Revenue Run Rate calculated as of the date immediately prior to the date of such termination and including only the consenting clients, excluding the assets of certain institutional clients, is less than 65% of the aggregate Revenue Run Rate as of November 30, 2020 of all clients, excluding the assets of certain institutional clients, then the Macquarie termination fee will be reduced to $94 million;

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the merger agreement is terminated by Macquarie or Waddell & Reed pursuant to the outside date trigger, and on the date of such termination all of the conditions set forth in “— Conditions to Each Party’s Obligations and — Conditions to Macquarie’s Obligations” above (other than the AUA Condition and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), and the Macquarie termination fee will be payable within two business days after such termination;

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the merger agreement is terminated by Macquarie or Waddell & Reed pursuant to the outside date trigger, and on the date of such termination (i) all of the conditions set forth in “— Conditions to Each Party’s Obligations” above (other than (x) the Wealth Management Transactions HSR Clearance Condition, (y) the Wealth Management Transactions legal restraints condition, or, (z) solely due to the failure to obtain the LPL Regulatory Approvals (including in the case of a FINRA Application, the failure to obtain any FINRA approvals solely related to the Wealth Management Transactions), the Regulatory Approvals Condition) and (ii) all of the conditions set forth in “— Conditions to Macquarie’s Obligations” above have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), and the Macquarie termination fee will be payable within two business days after such termination; and
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the merger agreement is terminated by Macquarie pursuant to the Macquarie Regulatory Approvals Condition denial trigger or Waddell & Reed pursuant to the Company Regulatory Approvals Condition denial trigger (in each case, solely due to the failure to obtain the LPL Regulatory Approvals), and the Macquarie termination fee will be payable within two business days after such termination.

Guaranty
Guarantor agreed to absolutely, unconditionally and irrevocably guarantee each and every obligation, liability, covenant and other agreement of Macquarie and Merger Sub under the merger agreement, including payment of the merger consideration when due, in each case whether or not any bankruptcy or similar proceeding has stayed the accrual or collection of any guaranteed obligation or operated as a discharge thereof.
Miscellaneous
Specific Performance
The parties to the merger agreement are entitled to enforce specifically the terms and provisions of the merger agreement, and each has waived the defense that a remedy at law would be adequate. This entitlement is in addition to any other right or remedy to which the parties are entitled at law or in equity.
Amendment of the Merger Agreement
The merger agreement may be amended in writing by action of the boards of directors of the respective parties at any time before or after approval of the matters presented in connection with the merger by the Waddell & Reed stockholders, but, after any such approval, no amendment may be made which by law requires further approval by the Waddell & Reed stockholders or which reduces the merger consideration or adversely affects the holders of Shares, without approval by such holders.
Governing Law; Submission to Jurisdiction; No Jury Trial
The merger agreement and any legal action or proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement, including the merger, will be governed by Delaware law. Each of the parties to the merger agreement has agreed that any legal action or proceeding between or among the parties to the merger agreement based on any matter arising out of or in connection with the merger agreement or the transactions contemplated by the merger agreement, including the merger, must be brought and determined only in the Delaware Court of Chancery and any state appellate court within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). In addition, each of the parties to the merger agreement has irrevocably and unconditionally waived any right to a trial by jury in respect of any litigation arising out of or relating to the merger agreement and any of the agreements delivered in connection with the merger agreement.

WEALTH MANAGEMENT TRANSACTIONS
In connection with the execution of the merger agreement, and as a condition to Macquarie’s willingness to enter into the merger agreement, Macquarie entered into a stock and asset purchase agreement (which we refer to as the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (which we refer to as “LPL”), pursuant to which LPL has agreed, among other things, to acquire from Macquarie W&R’s wealth management business (including the broker-dealer services, investment advisory services and insurance products provided by W&R or any of its subsidiaries through independent financial advisors associated with W&R) (which we refer to as the “Wealth Management Business”) on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Wealth Management Business and the transactions contemplated by the Wealth Management Purchase Agreement, as defined above, being the “Wealth Management Transactions”). Consummation of the Wealth Management Transactions is expected to occur concurrently with the consummation of the merger. While the consummation of the Wealth Management Transactions is not a condition to the consummation of the merger, each of the following is a mutual condition to the consummation of the merger: (i) receipt of the Wealth Management Transactions HSR Approval; (ii) the lack of Wealth Management Transactions legal restraints; and (iii) receipt of the LPL Regulatory Approvals (including, without limitation, the filing of the FINRA Application in respect of the Wealth Management Transaction (whether as part of a joint filing or, if required by FINRA, a separate filing)) (see the section entitled “Conditions to Merger,” beginning on page 90).

APPRAISAL RIGHTS
If the merger is completed, the Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal of their shares of our common stock, and otherwise comply with the requirements for perfecting and preserving appraisal rights, will be entitled to appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of our common stock and to receive payment in cash for the “fair value” of your shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of our common stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the consideration (i.e., $131.50 per share, without any interest, less any required withholding taxes, pursuant to the merger agreement) that you would otherwise be entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to such appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.
This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.
Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, a company must notify each of its stockholders who were stockholders of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than twenty (20) days before the meeting to vote on the merger agreement, that appraisal rights are available. A copy of Section 262 of the DGCL must be included with the notice.
This proxy statement constitutes the Company’s notice pursuant to Section 262 of the DGCL to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex B, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex B. Failure to strictly comply, timely and properly, with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, the Company encourages stockholders considering exercising such rights to seek the advice of financial and legal counsel.
If you wish to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a written demand for appraisal of your shares of our common stock before the vote is taken on the proposal to adopt the merger agreement at the special meeting, which written demand must reasonably inform us of the identity of the stockholder of record of shares of our common stock who intends to demand appraisal of his, her or its shares of our common stock (provided that if you do not hold record ownership of your shares, such demand must be made by or on behalf of the record holder thereof); (ii) you must hold your shares of our common stock from the date of making such demand through the date on which the effective time occurs (the “effective date”); (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the proposal to adopt the merger agreement with respect to your shares of our common stock for which you intend to demand appraisal; and (iv) you or any other stockholder or beneficial owner of shares of our common stock entitled to appraisal in connection with the merger must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock of all such stockholders within one hundred and twenty (120) days after the effective date. The Company, as the surviving corporation to the merger, is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our common stock within the time prescribed in Section 262 of the DGCL.
If any of these conditions is not satisfied with respect to any of your shares of our common stock and the merger is completed, you will be entitled to receive the per share merger consideration for such shares of our common stock as provided in the merger agreement, but you will not have appraisal rights with respect to such shares of our common stock. A proxy with respect to any such shares that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the proposal to adopt the merger agreement, result in the loss of the stockholder’s right of appraisal with respect to such shares and nullify any previously delivered written demand for appraisal in respect thereof. Therefore, a stockholder who submits a proxy for his, her or its shares of our common stock and who wishes to exercise appraisal rights with respect to such shares must either revoke such proxy, submit a later-dated proxy with respect to such shares containing instructions to vote “AGAINST” the proposal to adopt the merger agreement or “ABSTAIN” from voting on the proposal to adopt the merger agreement or attend the special meeting virtually and vote in person “AGAINST” the proposal to adopt the merger agreement or “ABSTAIN” from voting on the proposal to adopt the merger agreement with respect to such shares. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.
All demands for appraisal (i) should be addressed to the Corporate Secretary at Company’s principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, (ii) must be delivered to the Company before the vote is taken on the proposal to adopt the merger agreement at the special meeting, and (iii) must be executed by, or on behalf of, the applicable stockholder of record of the shares of our common stock for which appraisal is sought. The demand will be deemed sufficient if it reasonably informs the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the fair value of his, her or its shares of our common stock. A stockholder’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting will result in the loss of appraisal rights.
Only a stockholder of record of shares of our common stock is entitled to demand an appraisal of the shares registered in that holder’s name on the date the written demand for appraisal is made. Accordingly, to be effective, a demand for appraisal by a holder of our common stock must be made by, or on behalf of, the stockholder of record. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, and in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand should state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she is not also the stockholder of record of such shares of our common stock. If the beneficial owner is not the stockholder of record of such shares, the beneficial holder must have the applicable stockholder of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of our common stock.
If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the stockholder or stockholders of record and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the stockholder or stockholders of record. A stockholder of record, such as a bank, broker or other nominee, who holds shares of our common stock as a nominee for others may exercise his, her or its right of appraisal with respect to such shares of our common stock held for one or more beneficial owners, while not exercising this right with respect to shares of our common stock held for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the stockholder of record. If a stockholder holds shares of our common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record owner.
Within ten (10) days after the effective date, the Company, as the surviving corporation in the merger, must give notice of the effective date to each of the Company’s stockholders of record who has complied with Section 262 of the DGCL and who did not vote in favor of the proposal to adopt the merger agreement. At any time within sixty (60) days after the effective date, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the per share merger consideration in accordance with the terms of the merger agreement for that holder’s shares of our common stock by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date will require written approval of the Company, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided that the foregoing will not affect the right of any stockholder that has made an appraisal demand but that has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the per share merger consideration, without interest, less any required withholding taxes, pursuant to the merger agreement within sixty (60) days after the effective date. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand for appraisal within sixty (60) days after the effective date, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our common stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the per share merger consideration, that such stockholders would otherwise be entitled to receive in accordance with the terms of the merger agreement.
Within one hundred and twenty (120) days after the effective date, but not thereafter, either the Company, as the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Company, as the surviving corporation. The Company, as the surviving corporation, has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of our common stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within one hundred and twenty (120) days after the effective date, any holder of dissenting shares will be entitled to receive from the Company, as the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of our common stock not voted in favor of the proposal to adopt the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten (10) days after such written request has been received by Company, as the surviving corporation, or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.
If a petition for appraisal is duly filed by a stockholder of record or beneficial owner, the stockholder of record or beneficial owner must deliver a copy of the petition to Company, as the surviving corporation, and the Company will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal and the Company, as the surviving corporation, from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of our common stock and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Additionally, and notwithstanding anything herein to the contrary, because our common stock will have been publicly listed on the NYSE, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of our common stock or (2) the per share merger consideration in respect of such total number of shares of common stock exceeds $1 million.
After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares of our common stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the “fair value” of our common stock as of the effective date after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceedings, if the Delaware Court of Chancery so determines, by the Company, as the surviving corporation, to the stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares of our common stock or, in the case of holders of uncertificated shares of our common stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date and the date of payment of the judgment. Notwithstanding anything herein to the contrary, at any time before the entry of judgment in the proceedings, the Company, as the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to “fair value” under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the per share merger consideration that stockholders would otherwise be entitled to receive in accordance with the terms of the merger agreement. Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of our common stock is less than the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each stockholder party to the appraisal proceeding is responsible for its own attorneys’ fees and expert witnesses’ fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of our common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within one hundred and twenty (120) days after the effective date, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of our common stock will be deemed to have been automatically canceled, ceased to exist, and converted at the effective time into the right to receive the per share merger consideration, without interest, less any applicable withholding taxes, pursuant to the merger agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of our common stock who desires such a petition to be filed is advised to file it on a timely basis. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the per share merger consideration offered pursuant to the merger agreement.
Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.
In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights are encouraged to consult their legal and financial advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

MARKET PRICE AND DIVIDEND DATA
Waddell & Reed Class A common stock is traded on the NYSE under the symbol “WDR.” As of the close of business on [•], 2021, the record date, there were [•] Shares outstanding and entitled to vote, held by approximately [•] holders of record of the Shares. Because many Shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.
The following table presents the closing per Share price, as reported on the NYSE on December 1, 2020, the last full trading day before the public announcement of the merger agreement, and on [•], 2021, the last full trading day before the filing of this proxy statement:
Date	Closing per Share Price
December 1, 2020		$16.87
[•], 2021	$	[•]
You are encouraged to obtain current market pricing for the Shares in connection with voting your Shares. Following the merger, there will be no further market for the Shares, and the Shares will be delisted from the NYSE and deregistered under the Exchange Act.
Under the merger agreement, the declaration and payment of regular quarterly cash dividends not to exceed $0.25 per Share, with declaration, record and payment dates substantially consistent with those of the dividends paid by the Company during its most recent fiscal year is permitted.

STOCK OWNERSHIP
We have listed below, as of January 15, 2021 (except as otherwise indicated), the beneficial ownership of Shares by (i) each of our directors, (ii) each of our “named executive officers” (those individuals who are identified as named executive officers in the Company’s proxy statement for the 2020 annual meeting of stockholders, who will also be the named executive officers for the Company’s fiscal year ended December 31, 2020), (iii) all of our directors and executive officers as a group and (iv) each person known by us to be the beneficial owner of more than five percent (5%) of the number of outstanding Shares. The table is based on information we received from the directors, executive officers and filings made with the SEC. We are not aware of any other beneficial owner of more than five percent (5%) of the number of outstanding Shares as of January 15, 2021. Unless otherwise indicated, each of our directors and named executive officers has (a) the same business address as Waddell & Reed and (b) sole investment and voting power over all of the shares that he or she beneficially owns. All Share numbers have been rounded to the nearest whole number.
Name of Owner	Common Stock Beneficially Owned(1)(2)	Percent of Outstanding Common Stock(2)
Invesco Ltd	3,640,875 (3)	5.9%
FMR LLC	3,828,528(4)	6.2%
The Vanguard Group	7,234,354(5)	11.6%
BlackRock, Inc.	11,060,024(6)	17.8%
Kathie J. Andrade	13,150	*
Brent K. Bloss	375,467	*
Benjamin R. Clouse	111,089(7)	*
Sharilyn S. Gasaway	52,187	*
Thomas C. Godlasky	58,026	*
Daniel P. Hanson	388,583(8)	*
James A. Jessee	11,229	*
Katherine M.A. (“Allie”) Kline	6,794	*
Dennis E. Logue	76,956
Shawn M. Mihal	89,578	*
Michael F. Morrissey	52,187	*
Philip J. Sanders	754,542	*
Jerry W. Walton	76,831	*
All current executive officers and directors as a group (16 persons)	2,290,998	3.7%

*
Less than one percent (1%).

(1)
Except as otherwise indicated and except for Shares held by members of an individual’s family or jointly with right of survivorship with an individual’s spouse, all Shares are held with sole dispositive and voting power.

(2)
Includes, for the executive officers listed below, the following number of unvested shares of restricted

Class A common stock granted under the Company’s Stock Incentive Plan. No directors hold any unvested shares of restricted Class A common stock.
Name	Number of Shares
Philip J. Sanders	323,631
Benjamin R. Clouse	67,788
Brent. K. Bloss	172,875
Daniel P. Hanson	234,671
Shawn M. Mihal	64,586
All current executive officers as a group (8 persons)	1,016,466

(3)
Represents Shares held by Invesco Ltd., certain of its subsidiaries and affiliates, and other companies, 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309. All of the Shares are held with sole voting power and sole investment power. The number of Shares in the preceding information is based upon a Schedule 13G report filed by Invesco Ltd. reporting ownership as of December 31, 2019. The percentages are based on Waddell & Reed’s outstanding shares as of January 15, 2021.

(4)
Represents Shares held by FMR LLC, certain of its subsidiaries and affiliates, and other companies, 245 Summer Street Boston, MA 02210. The reporting stockholder reports sole voting power and sole investment power with respect to 993,788 and 3,828,525 shares, respectively. The number of Shares in the preceding information is based upon a Schedule 13G report filed by FMR LLC reporting ownership as of December 31, 2019. The percentages are based on Waddell & Reed’s outstanding shares as of January 15, 2021.

(5)
Represents Shares held by The Vanguard Group, certain of its subsidiaries and affiliates, and other companies, 100 Vanguard Boulevard, Malvern, PA 19355. The reporting stockholder reports sole voting power with respect to 70,956 shares, shared voting power with respect to 13,124 shares, sole investment power with respect to 7,161,102 shares and shared investment power with respect to 73,252 shares. The number of Shares in the preceding information is based upon a Schedule 13G report filed by The Vanguard Group reporting ownership as of December 31, 2019. The percentages are based on Waddell & Reed’s outstanding shares as of January 15, 2021.

(6)
Represents Shares held by BlackRock, Inc., certain of its subsidiaries and affiliates, and other companies, 55 East 52nd Street, New York, NY 10022. The reporting stockholder reports sole voting power with respect to 10,863,036 shares and sole investment power with respect to 11,060,024 shares. The number of Shares in the preceding information is based upon a Schedule 13G report filed by BlackRock, Inc. reporting ownership as of December 31, 2019. The percentages are based on Waddell & Reed’s outstanding shares as of January 15, 2021.

(7)
Includes 2,588 shares of Class A common stock owned by Mr. Clouse’s spouse.

(8)
Includes 19,184 shares of Class A common stock owned by Mr. Hanson’s spouse.

OTHER MATTERS
Other Matters for Action at the Special Meeting
No other matters will be presented for consideration at the special meeting other than as described in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS
The merger is expected to be completed in the middle of 2021. Until the merger is completed, Waddell & Reed’s stockholders will continue to be entitled to attend and participate in Waddell & Reed stockholder meetings, including the annual meeting, if any. If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of Waddell & Reed. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.
Stockholder Proposals Submitted Pursuant to SEC Rule 14a-8 to be Considered for Inclusion in the Company’s Proxy Materials.   Waddell & Reed stockholders may submit proposals on matters appropriate for stockholder action at meetings of Waddell & Reed stockholders in accordance with Rule 14a-8 of the Exchange Act. In order for a stockholder proposal to be eligible to be included in the Company’s proxy statement and proxy card for the 2021 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act. The deadline for submitting such proposals was November 13, 2020. However, if the 2021 Annual Meeting of Stockholders is held more than 30 days before or more than 30 days after April 29, 2021 (the one-year anniversary date of the 2020 Annual Meeting of Stockholders), then we must receive your stockholder proposal or information about your proposed director candidate a reasonable time before we begin to print and mail our proxy materials for the 2021 Annual Meeting of Stockholders. Nothing in this paragraph will be deemed to require Waddell & Reed to include in its proxy statement and proxy relating to the 2021 Annual Meeting of Stockholders any stockholder proposal that may be omitted from the proxy materials of Waddell & Reed under applicable regulations of the Exchange Act in effect at the time such proposal is received.
Director Nominations and Other Business to be Brought Before the 2021 Annual Meeting of Stockholders.    Notice of any director nomination or the proposal of other business that you intend to present at the 2021 Annual Meeting of Stockholders, but do not intend to have included in the Company’s proxy statement and form of proxy relating to the 2021 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, not earlier than the close of business on December 30, 2020 and not later than the close of business on January 19, 2021. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2020 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the later of the 100th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company’s Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2021 Annual Meeting of Stockholders.

HOUSEHOLDING OF PROXY MATERIAL
The SEC permits companies to send a single set of certain disclosure documents to any household at which two (2) or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. We have instituted householding for stockholders of record. If you share an address with another stockholder and received only one copy of this proxy statement, and you would like to request a separate copy of this proxy statement, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. We will promptly deliver a separate copy of this proxy statement upon receipt of such request. Similarly, stockholders sharing an address that are receiving multiple copies of the Company’s proxy materials may request that they receive a single copy of those materials in the future by contacting the Company at the address and phone number above.
In addition, certain brokerage firms may have instituted householding for beneficial owners of Shares held through brokerage firms. If your family has multiple accounts holding Shares, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement.
We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, filed with the SEC on May 1, 2020, June 30, 2019, filed with the SEC on July 31, 2020, and September 30, 2019, filed with the SEC on October 30, 2020;

•
information responsive to Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 6, 2020; and

•
our Current Reports on Form 8-K, filed with the SEC on February 24, 2020, April 30, 2020, October 21, 2020, December 2, 2020 and December 4, 2020 (excluding any information furnished pursuant to Items 2.02 or 7.01 of the Current Reports on Form 8-K).

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202 or by calling (913) 236-2000.
If you would like to request documents from us, please do so at least five (5) business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
WADDELL & REED FINANCIAL, INC.,
MACQUARIE MANAGEMENT HOLDINGS, INC.,
MERRY MERGER SUB, INC.,
and
(solely for purposes of Section 9.15)
MACQUARIE FINANCIAL HOLDINGS PTY LTD

dated as of December 2, 2020

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of December 2, 2020 (this “Agreement”), is entered into by and among Macquarie Management Holdings, Inc., a Delaware corporation (“Parent”); Merry Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”); Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”); and (solely for purposes of Section 9.15) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the Laws of the Commonwealth of Australia (“Parent Guarantor”).
WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Merger”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has duly and unanimously adopted resolutions (a) approving and declaring the advisability of this Agreement; (b) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger; (c) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders; and (d) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”);
WHEREAS, the respective boards of directors of Parent and Merger Sub have approved and declared advisable this Agreement and the Transactions, including the Merger, and the board of directors of Parent has determined that this Agreement and the Transactions are fair to and in the best interests of Parent’s stockholders;
WHEREAS, in connection with the execution and delivery of this Agreement, Parent has advised the Company that Parent is entering into a stock and asset purchase agreement (the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (“LPL”), pursuant to which LPL has agreed, among other things, to acquire from Parent the Wealth Management Business on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Wealth Management Business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”), but the consummation of the Wealth Management Transactions is not a condition to the consummation of the Transactions; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Certain Definitions.   For all purposes of this Agreement, the following terms shall have the respective meanings specified in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined herein).
“401(k) Plan” has the meaning set forth in Section 6.7(e).
“529 Plan” means the Ivy InvestED 529 Plan, which is part of AZ529, Arizona’s Education Savings Plan created by the State of Arizona, which is a qualified tuition program within the meaning of Section 529 of the Code, or any successor provision.
“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are no less favorable in the aggregate to the Company than those contained in the Parent Confidentiality Agreement (provided that such confidentiality agreement need not contain a standstill provision or prohibit the making or amending of an Acquisition Proposal), (b) does not prohibit the Company from complying with the provisions of Section 6.3 and (c) does not include any provision providing for an exclusive right to negotiate with the Company prior to the termination of this Agreement.
“Acquisition Proposal” means (other than the Transactions) any indication of interest, inquiry, request for non-public information, proposal or offer from any Person or Group, other than Parent and its Subsidiaries, in each case relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company or the Company Subsidiaries (including securities of the Company Subsidiaries) equal to 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company on a consolidated basis are attributable; (b) direct or indirect acquisition or issuance (whether in a single transaction or a series of related transactions) of (i) 20% or more of the outstanding shares of Company Common Stock or (ii) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company or 20% or more of the revenues or earnings of the Company and the Company Subsidiaries on a consolidated basis; (c) tender offer or exchange offer that, if consummated, would result in such Person or Group beneficially owning (i) 20% or more of the outstanding shares of Company Common Stock or (ii) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and the Company Subsidiaries or 20% or more of the revenues or earnings of the Company and the Company Subsidiaries on a consolidated basis; or (d) merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Company Subsidiaries, under which such Person or Group would acquire, directly or indirectly, (i) assets (including securities of the Company Subsidiaries) equal to 20% or more of the consolidated assets of the Company and the Company Subsidiaries, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, or (ii) beneficial ownership of (A) 20% or more of the outstanding shares of Company Common Stock or (B) any equity or voting securities of the Company or any of the Company Subsidiaries representing, directly or indirectly, 20% or more of the consolidated assets of the Company and the Company Subsidiaries or 20% or more of the revenues or earnings of the Company and Company Subsidiaries on a consolidated basis.
“Action” means any legal, administrative, arbitral or other litigation, action, claim, charge, suit, hearing, mediation, grievance, investigation, demand, governmental or regulatory audit, proceeding (including disciplinary proceeding) or inquiry of any nature.
“Additional Private Fund Consent” means, with respect to any Private Fund, (a) any authorization or other approval from, or filing with, a Governmental Entity necessary to obtain the consent of such Private Fund or otherwise effectuate the Transactions with respect to such Private Fund, and (b) any consent required to prevent or waive any put right, right of redemption, termination of the investment period, termination of such Private Fund or default materially adverse to the Company or any Company Subsidiary pursuant to any Fund Document of such Private Fund.
“Adjusted Assets Under Administration” means, for any account of any Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), as of a particular date of determination, the Base Date Assets Under Administration, with respect to each such account, or, for any Person who becomes a Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor) after the Base Date (or becomes a Client as a result of a Person becoming a Company Advisor after the Base Date), the initial Assets Under Administration in each account of such Client, in each case, as adjusted, in the case of any Company Advisor Percentage determination after the Base Date, to reflect net cash, securities or asset flows with respect to the total Assets Under Administration with respect to each account of such Client (including any additions, withdrawals, terminations, redemptions or deposit of additional cash, securities or assets, or written notices of additions (provided that any such addition shall only be included to the extent such notice is legally binding), withdrawal, redemption or termination) that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, on or after the date that such Person became a Client) through such date of determination; provided, however, that (x) in no event will the Adjusted Assets Under Administration for any Client be less than zero and (y) any account from which assets have been withdrawn to produce a zero balance shall be deemed terminated and to have no Assets Under Administration. For the avoidance of doubt, for any Company Advisor Percentage determination after the Base Date, any increase or decrease in the applicable Assets Under Administration with respect to the accounts of such Client due to market appreciation or depreciation and any currency fluctuations, in each case, that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, that occurred on or after the date that such Person became a Client) through such date of determination, will be excluded from the calculation of Adjusted Assets Under Administration and net cash, securities and asset flows will be added or subtracted based on the amount of such flows.
“Adjusted Assets Under Management” means, for any account of any Client, as of a particular date of determination, the Base Date Assets Under Management with respect to each such account, or, for any Person who becomes a Client after the Base Date, the initial assets under management in each account of such Client, in each case, as adjusted, in the case of any Revenue Run Rate determination after the Base Date, to reflect net cash flows with respect to the total net assets under management with respect to each account of such Client (including any additions, withdrawals, terminations, redemptions or deposit of additional cash, or written notices of additions (provided that any such addition shall only be included to the extent such notice is legally binding), withdrawal, redemption or termination) that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, on or after the date that such Person became a Client) through such date of determination; provided, however, that (x) in no event will the Adjusted Assets Under Management for any Client be less than zero, (y) any account from which assets have been withdrawn to produce a zero balance shall be deemed terminated and to have no assets under management and (z) Adjusted Assets Under Management shall not include any Institutional Client Assets. For the avoidance of doubt, (a) for any Revenue Run Rate determination after the Base Date, any increase or decrease in the applicable assets under management with respect to the accounts of such Client due to market appreciation or depreciation and any currency fluctuations, in each case, that occurred after the Base Date (or, in the case of a Person that becomes a Client after the date of this Agreement, that occurred on or after the date that such Person became a Client) through such date of determination, will be excluded from the calculation of Adjusted Assets Under Management and net cash flows will be added or subtracted based on the amount of such flows and (b) any assets under management for any Client for which the Company or its Subsidiaries act as investment adviser and sub-adviser shall be counted only once.
“advertisement” has the meaning set forth in Section 4.19(h).
“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, where “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise; provided, however, that no Fund will be deemed to be an Affiliate of the Company solely by reason of the Company or a Company Subsidiary acting as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Fund.
“Affiliate Client” means a Client that is the Company or an Affiliate of the Company. For the avoidance of doubt, “Affiliate Client” shall not include third party accounts held at Affiliates of the Company that are invested in any Public Fund or Private Fund.
“Affirmative Consent Client” has the meaning set forth in Section 6.15(a).
“After Consultation” by a Person means after consultation with such Person’s outside legal counsel and, other than with respect to determinations with respect to the fiduciary duties of such Person’s board of directors under applicable Law, such Person’s financial advisor of nationally recognized reputation (it being acknowledged and agreed that the Company Financial Advisor is a financial advisor of nationally recognized reputation).
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 6.3(d)(i).

“Anti-corruption Laws” has the meaning set forth in Section 4.26(a).
“Anti-Money Laundering Laws” means all Laws, financial reporting standards and recordkeeping and other requirements issued, entered into or promulgated by any Governmental Entity concerning money laundering or similar activities.
“Antitrust Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.
“Applicable Fees” means investment advisory, investment management, subadvisory or similar fees, in each case, for all Clients paid or earned and payable to any Investment Adviser Subsidiary (or, after the Closing, any Affiliate of any Investment Adviser Subsidiary) pursuant to the applicable Investment Advisory Agreement of each Client that is in effect as of such date of determination (excluding, for the avoidance of doubt, any performance-based (including adjustments to fee rates with respect to any fulcrum fees), incentive, contingent, administrative, transfer agency or similar fees payable to such Investment Adviser Subsidiary).
“Assets Under Administration” means total assets held in Client accounts managed or serviced by Company Advisors, including, without duplication, all such assets in discretionary and non-discretionary Client accounts managed or serviced by Company Advisors pursuant to an Investment Advisory Agreement and all such assets in Client accounts subject to a brokerage agreement.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.2(a).
“Base Date” means November 30, 2020.
“Base Date Assets Under Administration” means, for any Client of a Company Advisor or Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), the Assets under Administration with respect to each account of such Client as of the Base Date, adjusted to reflect any pending redemptions or withdrawals, or written notices of withdrawal or redemption received by the applicable Company Subsidiary or Company Advisor, as of the Base Date.
“Base Date Assets Under Management” means, for any Client, the total net assets under management with respect to each account of such Client as of the Base Date, calculated in the same manner as provided for in the calculation of Applicable Fees under the applicable Investment Advisory Agreement, adjusted to reflect any pending redemptions or withdrawals, or written notices of withdrawal or redemption received by the applicable Investment Adviser Subsidiary, as of the Base Date. For the avoidance of doubt, any assets under management for any Client for which the Company and any Investment Adviser Subsidiary act as investment advisor and sub-advisor shall be counted only once.
“Base Date Revenue Run Rate” means the aggregate Revenue Run Rate for all accounts of all Clients determined as of the Base Date.
“BD Compliance Policies” has the meaning set forth in Section 4.20(e).
“Benefit Plan Client” has the meaning set forth in Section 4.18(e).
“Book-entry Shares” has the meaning set forth in Section 2.7(a)(ii).
“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Sydney, Australia are authorized or required by Law to be closed.
“Calculation Time” means the close of business in accordance with the Company’s historic accounting practices on the day that is five Business Days prior to the Closing Date.
“Capitalization Date” has the meaning set forth in Section 4.4(a).
“Certificate” has the meaning set forth in Section 2.7(a)(ii).

“CFIUS” means the Committee on Foreign Investment in the United States, including any successor or replacement thereof or any member agency thereof acting in such capacity.
“CFIUS Approval” means that (a) the parties (or their respective counsel) shall have received a written notification from CFIUS indicating CFIUS has concluded its review of or investigation into the Transactions and that (i) the Transactions do not constitute a “covered transaction” as defined in Exon-Florio’s implementing regulations at 31 CFR Part 800 and are not subject to CFIUS’ review, or (ii) there are no unresolved national security concerns with respect to the Transactions and CFIUS formally has concluded all action with respect to its review or investigation of the Transactions, or (b) CFIUS shall have sent a report to the President of the United States requesting the President’s decision on the CFIUS Filing and either (x) the period during which the President must act shall have expired without any such action being threatened, announced or taken or (y) the President shall have announced (or otherwise communicated, directly or indirectly, to Parent and the Company) a decision not to take any action to suspend or prohibit the Transactions.
“CFIUS Filing” has the meaning set forth in Section 6.4(b)(iv).
“CFTC” has the meaning set forth in Section 4.19(a).
“Change of Board Recommendation” has the meaning set forth in Section 6.3(a)(iv).
“Client” means any Person (including the sponsor of the 529 Plan or any managed accounts platform) to which the Company, any Company Subsidiary or Company Advisor provides investment management, investment advisory services (including any sub-advisory services) or other services, including with respect to the 529 Plan, whether pursuant to an Investment Advisory Agreement, a brokerage agreement or any other agreement.
“Client Consent Percentage” means a fraction (expressed as a percentage), the numerator of which is the Closing Revenue Run Rate and the denominator of which is the Base Date Revenue Run Rate.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Revenue Run Rate” means the sum of (x) the aggregate Revenue Run Rate for all accounts of all Clients determined as of the Calculation Time, it being understood and agreed that the determination of Closing Revenue Run Rate (a) shall include as Clients all Persons that become Clients after the date hereof and their respective Adjusted Assets Under Management, (b) shall exclude any Non-Consenting Clients and their respective Adjusted Assets Under Management and (c) other than as provided in the definition of “Adjusted Assets Under Management” and the foregoing clauses (a) and (b), be calculated using the same methodology used to calculate the Base Date Revenue Run Rate plus (y) $19,643,489.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Expenses” has the meaning set forth in Section 8.3(f).
“Commercially Available Software” means “off-the-shelf,” “browse-wrap,” “click-through” or similar Software that has not been materially modified or customized for the Company or any Company Subsidiary, and is generally available to the public on non-discriminatory terms (including Open Source Materials).
“Company” has the meaning set forth in the Preamble.
“Company Advisor” means, as of a particular time, (a) any individual registered with FINRA as a representative of Waddell & Reed, Inc. to offer and sell securities products, (b) any individual who provides investment advisory services on behalf of, and is supervised by, Waddell & Reed, Inc. and (c) any individual licensed under applicable insurance Law to offer or sell insurance products through Waddell & Reed, Inc. or any of its Affiliates.
“Company Advisor Percentage” means a fraction (expressed as a percentage), the numerator of which is the Adjusted Assets Under Administration attributable to Clients of Company Advisors and Company Subsidiaries (if such assets under administration are not assigned to any Company Advisor), as of the

Calculation Time, and the denominator of which is the Base Date Assets Under Administration; provided that for such purpose Adjusted Assets Under Administration (a) shall only include the assets attributable to any individual who, as of the Calculation Time, is a Company Advisor (regardless whether such Company Advisor has executed a registered representative agreement or investment advisor representative agreement, as applicable, with LPL) or a Company Subsidiary (if such assets under administration are not assigned to any Company Advisor), and (b) with respect to separately managed accounts managed or serviced pursuant to an Investment Advisory Agreement, shall exclude any Non-Consenting Clients and their respective Adjusted Assets Under Administration.
“Company Benefit Plan” means each “employee benefit plan” as defined in ERISA (whether or not subject to ERISA), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, a Company Subsidiary or any ERISA Affiliate, which is maintained, sponsored or contributed to (or required to be contributed to) by the Company, a Company Subsidiary or any ERISA Affiliate, or under which the Company, a Company Subsidiary or any ERISA Affiliate has any Liability or obligations, contingent or otherwise, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, retention, severance, vacation, paid time off, holiday, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements.
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in the Recitals.
“Company Broker-Dealer Subsidiary” has the meaning set forth in Section 4.20.
“Company Common Stock” means the Class A Common Stock of the Company, par value $0.01.
“Company Disclosure Schedule” has the meaning set forth in Article IV.
“Company Employees” has the meaning set forth in Section 6.7(a).
“Company Executive Incentive Plan” means the Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated.
“Company Financial Advisor” means J.P. Morgan Securities LLC.
“Company Financial Statements” has the meaning set forth in Section 4.6(a).
“Company Incentive Plans” means the Company Executive Incentive Plan, the Company Stock Incentive Plan and the Company RSU Plan.
“Company Indemnification Agreements” has the meaning set forth in Section 6.9(a).
“Company Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time) director or officer of the Company or any Company Subsidiary (or, to the extent a Company Subsidiary is not a corporation, individuals performing functions similar to those of a director or officer of a corporation at such Company Subsidiary), in each case, when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any Company Subsidiary.
“Company Intellectual Property” means any and all (a) Company Owned Intellectual Property and (b) Intellectual Property that is (i) licensed or sublicensed to the Company or any of the Company Subsidiaries or (ii) otherwise used or held for use in connection with the operation of the business of the Company or any Company Subsidiary.
“Company Material Adverse Effect” means any change, event, development, occurrence, state of facts, circumstance or effect that is, or would reasonably be expected to be, individually or in the aggregate with all other changes, events, developments, occurrences, states of facts, circumstances or effects, materially adverse to the business, condition (financial or otherwise), assets, Liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that none of the following changes, events, developments, occurrences, states of facts, circumstances or effects shall constitute or shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (a) changes after the date hereof affecting the economies of, or financial, credit or capital market conditions anywhere in the world in which the Company and the Company Subsidiaries operate; (b) changes after the date hereof in the trading volume or trading price of the Company Common Stock (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (c) changes after the date hereof generally affecting the industries in which the Company and the Company Subsidiaries operate; (d) national or international political conditions, acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement; (e) changes after the date hereof in applicable Law or GAAP, or the interpretation thereof; (f) any failure in and of itself by the Company to meet any published or internal projections, forecasts, estimates or predictions of the Company’s revenues, earnings or other financial performance or results of operations (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (g) any epidemic, pandemic or disease outbreak, including COVID-19 and the implementation of COVID-19 Measures, and any material worsening of any epidemic, pandemic or disease outbreak after the date hereof (any escalation or worsening thereof shall be deemed to include any outbreak or spread of virus, disease or illness occurring at the properties or facilities of the Company or the Company Subsidiaries); (h) any adverse changes resulting from the execution and delivery of this Agreement or the authorized public announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company or Company Subsidiaries with employees, Clients or suppliers (including such an impact resulting in any threatened or actual loss of employees, Clients or suppliers or a disruption in the relationship with employees, Clients or suppliers), provided that the exception in this clause (h) will not be deemed to apply to references to Company Material Adverse Effect in the representation and warranty set forth in Section 4.3 and, to the extent related to Section 4.3, the conditions set forth in Section 7.2(a); (i) a decline in the net assets managed or advised by the Company or the Company Subsidiaries or any loss of Company Advisors (it being acknowledged and agreed that the underlying cause(s) of any such decline in net assets or loss of Company Advisors shall be taken into consideration unless otherwise excluded by this definition); or (j) any actions required to be taken or not taken by the Company or any Company Subsidiary (other than the Company’s obligations under the first sentence of Section 6.1(a)) pursuant to this Agreement, except in the case of each of clauses (a), (c), (d), (e) and (g), to the extent that any such change, event, development, occurrence, state of facts, circumstance or effect has a disproportionate adverse effect on the Company and Company Subsidiaries, taken as a whole, relative to the adverse effect such change, event, development, occurrence, state of facts, circumstance or effect has on other companies operating in the industries in which the Company or any of its Subsidiaries engages, it being agreed, for purposes of this Agreement, that the COVID-19 pandemic has not, as of the date of this Agreement, had such a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole.
“Company Organizational Documents” means the certificate of incorporation and bylaws of the Company, as each is currently in effect.
“Company Owned Intellectual Property” means any and all Intellectual Property that is owned by or purported to be owned by the Company or any of the Company Subsidiaries.
“Company Permits” has the meaning set forth in Section 4.22.
“Company Platforms” means any and all of the Software owned, purported to be owned, used or otherwise licensed by the Company or any Company Subsidiary in the conduct of the business of the Company or any Company Subsidiary that is designed to enable or assist with (a) financial planning or asset management or (b) any research, analytics or data structuring or organization in any way related thereto, in each case, including all Copyrights, data, source code, object code, specifications and documentation related thereto, and Trade Secrets embodied therein or otherwise related thereto.

“Company Preferred Stock” has the meaning set forth in Section 4.4(a).
“Company Registered Intellectual Property” means any and all registrations of and applications to register Company Owned Intellectual Property with or before any Governmental Entity or domain name registrar.
“Company Restricted Stock” means shares of Company Common Stock, granted or issued under the Company Stock Incentive Plan, that is subject to vesting or other forfeiture conditions or repurchase by the Company.
“Company RSU” means any restricted stock unit granted under the Company RSU Plan or the Company Stock Incentive Plan.
“Company RSU Plan” means the Waddell & Reed Financial, Inc. Cash Settled RSU Plan, as amended and restated, effective February 19, 2020.
“Company SEC Documents” has the meaning set forth in Section 4.5(a).
“Company Stock Incentive Plan” means the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated.
“Company Stockholder Approval” has the meaning set forth in Section 4.2(c).
“Company Subsidiary” means a Subsidiary of the Company, whether direct or indirect.
“Company Termination Fee” has the meaning set forth in Section 8.3(a)(i).
“Consenting Client” means
(a)   each Public Fund in respect of which Public Fund Board Approval (which, for the avoidance of doubt, does not include solely an Interim Public Fund IAA Approval) or Sub-Advised Fund Board Approval (which, for the avoidance of doubt, does not include solely an Interim Public Fund IAA Approval), as applicable, and Public Fund Shareholder Approval or Sub-Advised Fund Shareholder Approval (except, in the case of a Sub-Advised Fund, if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC with respect to such Sub-Advised Fund), as applicable, has been obtained in accordance with Section 6.15(c) and applicable Law; and
(b)   each other Client whose consent (or, if applicable, the consent of the investors therein) to the assignment or deemed assignment of its Investment Advisory Agreement or brokerage agreement as a result of the Transactions shall have been obtained or be deemed to have been obtained, as applicable, in accordance with Section 6.15 (including pursuant to a Negative Consent Notice to the extent contemplated in Section 6.15), including, for the avoidance of doubt, any consents that may be required in connection with the 529 Plan;
provided that anything to the contrary herein notwithstanding (i) in the case of clause (b), (A) a Client that is a Private Fund shall not be deemed a Consenting Client unless it (or the investors therein, if applicable) has also provided or been deemed to have provided in accordance with applicable Law and applicable Fund Documents any applicable Additional Private Fund Consent if and to the extent required by Section 6.15(b) and (B) a Client that receives investment advisory services from an Investment Adviser Subsidiary through a wrap program, separately managed account program or other managed account program, in any such case, sponsored by a third party shall not be deemed a Consenting Client if such sponsor has not provided or been deemed to have provided in accordance with Section 6.15 (or has revoked in writing prior to the Calculation Time) (x) its consent to the assignment or deemed assignment of the related Investment Advisory Agreement with the Company or any Company Subsidiary of the Company if such consent is required by such Investment Advisory Agreement or applicable Law or (y) any other consent required by a Contract with such sponsor as a result of the Transactions; and (ii) in the case of either clause (a) or (b), no Client shall be deemed a Consenting Client if, prior to the Calculation Time, it has revoked in writing its consent (or Additional Private Fund Consent, as applicable) or terminated in writing its Investment Advisory Agreement.

“Continuation Period” has the meaning set forth in Section 6.7(b).
“Continuing Employees” has the meaning set forth in Section 6.7(b).
“Contract” means, with respect to a Person, any written or oral contract, agreement, obligation, commitment, arrangement, understanding, instrument, lease, sublease or license to which such Person is a party or by which such Person is otherwise bound.
“Conversion” has the meaning set forth in Section 6.16.
“Conversion Negative Consent Notice” has the meaning set forth in Section 6.16.
“Copyrights” means any and all copyrights, works of authorship, databases and mask works (whether registered or unregistered, including rights in derivative works, “works made for hire,” data collections and “moral” rights) and registrations and applications to register any of the foregoing anywhere in the world (including renewals, extensions and reversions thereof).
“COVID-19 Measures” means (a) any applicable quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other applicable Law, Order or recommendations of a Governmental Entity in the relevant jurisdiction, including the Centers for Disease Control and Prevention and the Occupational Safety and Health Administration, or (b) any commercially reasonable measures adopted by the Company or any Company Subsidiary (i) for the protection of the health and safety of its employees, clients, vendors, service providers or any other persons who physically interact with representatives of the Company or any Company Subsidiary or (ii) otherwise substantially consistent with actions taken by Parent or any of Parent’s Subsidiaries or others in the industries and geographic regions in which affected businesses of the Company and the Company Subsidiaries operate, in each case, in response to or in connection with the COVID-19 pandemic.
“Development Contingency” means any (a) breach by the Company or any of its Affiliates of; (b) acceleration of any rights of any counterparty under; (c) loss or diminution of any rights or benefits of the Company or its Affiliates under; (d) triggering of any right to terminate, accelerate, or modify the rights of any counterparty under; or (e) increase in the costs, liability, or obligations of the Company or its Affiliates under any of the Development Documents.
“Development Documents” means all Contracts with the State of Missouri, the city of Kansas City, Missouri or any other Governmental Entity regarding the relocation of the Company’s headquarters or any incentives related to such relocation of the New Headquarters.
“DGCL” has the meaning set forth in the Recitals.
“Dissenting Shares” has the meaning set forth in Section 2.7(c).
“DOJ” has the meaning set forth in Section 6.4(c).
“DTC” has the meaning set forth in Section 3.2(a).
“DTCC” means the Depository Trust & Clearing Corporation.
“Effective Time” has the meaning set forth in Section 2.3.
“Employment Practices” has the meaning set forth in Section 4.15(b).
“Environmental Law” means any Law relating to the pollution, protection, or restoration of the environment or worker safety or health (to the extent relating to exposure to Hazardous Substances), or natural resources, or the use, management, treatment, storage, disposal presence, or Release of Hazardous Substances.
“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each trade or business (whether or not incorporated) under common control (within the meaning of Section 4001(a) of ERISA) with the Company, or that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Fund” has the meaning set forth in Section 3.1.
“Excluded Share” has the meaning set forth in Section 2.7(a)(i).
“Exon-Florio” means the Exon-Florio amendments to the Omnibus Trade and Competitiveness Act of 1988, as amended by the Defense Authorization Act for Fiscal Year 1993, as amended, the Foreign Investment and National Security Act of 2007 and Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“FINRA Joint Application” means a single application jointly prepared and submitted by the Company Broker-Dealer Subsidiaries and LPL (and if necessary under (c) below, Delaware Distributors, L.P. with respect to a material change to its business operations) pursuant to FINRA Rule 1017 (or separate applications, if required or requested by FINRA), addressing: (a) one or more of the Company Broker-Dealer Subsidiaries’ change of ownership, control, or sale of assets; (b) a material change in business operations to LPL resulting from LPL’s acquisition of the Wealth Management Business, including the Conversion and change in custodian; and (c) a material change in business operations to Ivy Distributors, Inc. or Delaware Distributors, L.P. if reasonably necessary in connection with the transfer of the distribution of the Public Funds and other products from Ivy Distributors Inc. to Delaware Distributors, L.P.
“FINRA Approval” means the approval of the actions contemplated by the FINRA Joint Application by FINRA. The FINRA Approval shall be a Parent Regulatory Approval; provided that if the FINRA Joint Application is split into separate applications as required by, or at the request of, FINRA, then the FINRA application with respect to the Wealth Management Transactions shall be a LPL Regulatory Approval.
“FTC” has the meaning set forth in Section 6.4(c).
“Fund” means any Public Fund or Private Fund; provided, however, that solely for purposes of Section 4.12 and Section 4.19, the term “Fund” shall not include any Sub-Advised Fund.
“Fund Documents” means with respect to a Fund, the then-current limited partnership agreement, limited liability company agreement, operating agreement, shareholders’ agreement, memorandum and articles of association, agreement and declaration of trust or similar governing document governing the operations of any entities that comprise such Fund, the then-current Investment Advisory Agreements, managed account agreements, sponsorship or other agreements in respect of the management thereof, as amended from to time to time, as well as the then-current offering documents (if any) of such Fund.
“Fundamental Representations” has the meaning set forth in Section 7.2(a)(i).
“GAAP” means generally accepted accounting principles as applied in the United States.
“GIPS” has the meaning set forth in Section 4.19(h).
“Governmental Entity” means (a) any transnational, domestic or foreign national, federal, state, county, municipal or local governmental, regulatory or administrative authority, department, agency, bureau, office, board, instrumentality, commission or official, including any political subdivision; (b) any non-governmental entity, authority, agency, bureau, office, board, instrumentality, commission or official exercising or having the authority to exercise under applicable Laws thereof any executive, legislative, judicial, administrative or regulatory functions, including any SRO; or (c) any court, arbiter or administrative or arbitration tribunal with applicable jurisdiction.
“Group” means a “group” as defined in Section 13(d) of the Exchange Act.

“Hazardous Substances” means any substance, material or other matter that is (a) capable of causing harm to human health or the environment, or (b) which is regulated in any way, or for which standards are imposed, by any Governmental Entity due to its dangerous or deleterious properties or characteristics, including petroleum and petroleum byproducts and distillates, asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, mold, radon gas and radioactive substances.
“Headquarters Lease” has the meaning set forth in Section 4.23(a).
“Hedging Agreement” means (a) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, total return swap agreements, equity securities price hedge or other interest, return or currency exchange rate or commodity price hedging arrangement, and (b) any credit default swap executed for the purpose of reducing possible loss arising from default by the issuer of debt instruments.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“HSR Filings” means the Parent HSR Filing and the LPL HSR Filing.
“Indebtedness” means, without duplication (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all monetary obligations under any leasing or similar arrangement that, in connection with GAAP, consistently applied for the periods covered thereby, is or should be classified as a lease required to be recorded as debt; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and Contract rights, but excluding obligations under Hedging Agreements arising in the ordinary course of business) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (h) all contingent obligations (including any guaranty or “keep well” agreement) in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For the avoidance of doubt, Indebtedness (x) does not include obligations under Hedging Agreements arising in the ordinary course of business, and (y) shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations (including Accounting Standards Codification 815) to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose as a result of accounting for any embedded derivatives.
“Institutional Client Assets” means the assets under management reflected on Section 1.1(A) of the Company Disclosure Schedule.
“Insurance Policies” has the meaning set forth in Section 4.25.
“Intellectual Property” means any and all of any of the following, and all rights therein or arising therefrom: (a) Patents, (b) Trade Secrets, (c) Copyrights, (d) Trademarks, (e) Internet domain name registrations, (f) Software and (g) similar, corresponding or equivalent intellectual property or proprietary rights anywhere in the world.
“Interim Public Fund IAA Approval” means approval by a Public Fund Board of an interim investment advisory agreement approved in accordance with Rule 15a-4 under the Investment Company Act, including approval of any interim subadvisory agreement.
“Intervening Event” has the meaning set forth in Section 6.3(f)(ii).
“Intervening Event Notice Period” has the meaning set forth in Section 6.3(e)(i).

“Invested Capital” means any investment by the Company or any of its Affiliates in the Funds.
“Investment Adviser Subsidiaries” means each Company Subsidiary that is registered or required to be registered as an investment adviser under the Advisers Act as of the date of this Agreement.
“Investment Advisory Agreement” means a Contract under which the Company, any Company Subsidiary or any Company Advisor acts as an investment advisor or sub-advisor to, or manages any investment or trading account of, any Client and any other Contract subject to Section 205 of the Advisers Act, including any program management agreement or other Contract related to the 529 Plan.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.
“IRS” means the United States Internal Revenue Service.
“Knowledge” of a Person means (a) with respect to the Company and the Company Subsidiaries, the actual knowledge, after reasonable inquiry of those individuals with responsibility for the matter in question, of the individuals set forth on Section 1.1(D) of the Company Disclosure Schedule and (b) with respect to Parent or Merger Sub, the actual knowledge, after reasonable inquiry of those individuals with responsibility for the matter in question, of the individuals set forth on Section 1.1(A) of the Parent Disclosure Schedule.
“Law” means any federal, state, municipal, local, foreign, international or other law, statute, legislation, common law, constitution, treaty, convention, code, directive, ordinance, rule, interpretation, regulation, standard, regulatory code of practice, guidance, guideline, decision, Order or other similar requirement or agreement that is or has been issued, enacted, adopted, approved, promulgated, applied or otherwise put into effect by or under the authority of any Governmental Entity having applicable jurisdiction.
“Leased Real Property” has the meaning set forth in Section 4.23(c)(i).
“Liability” means any known or unknown liability, Indebtedness, obligation or commitment of any kind, nature or character (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared under GAAP).
“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, condition, restriction, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security (other than restrictions on transfer arising under securities Laws or the security issuer’s governing or organizational documents) or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“LPL” has the meaning set forth in the Recitals.
“LPL HSR Filing” means an appropriate Notification and Report Form submitted by each of Parent and LPL pursuant to the HSR Act in connection with the acquisition by LPL of the Wealth Management Business pursuant to the Wealth Management Purchase Agreement.
“LPL Regulatory Approvals” has the meaning set forth in Section 7.1(f)(ii).
“Material Contract” has the meaning set forth in Section 4.10(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.7(a)(i).
“Merger Sub” has the meaning set forth in the Preamble.
“Most Recent Balance Sheet” has the meaning set forth in Section 4.8(a)(i).
“MSRB” means the Municipal Securities Rulemaking Board.
“Negative Consent Notice” has the meaning set forth in Section 6.15(a).

“New Headquarters” means the proposed new headquarters of the Company located at 1400 Baltimore Avenue, Kansas City, Missouri.
“New Investment Advisory Agreement” means an investment advisory agreement entered into by an investment adviser Parent Subsidiary for the purpose of providing investment advisory or subadvisory services to a Fund upon Closing.
“New Plans” has the meaning set forth in Section 6.7(a).
“Non-Consenting Client” means each Client other than a Consenting Client.
“NSCC” means the National Securities Clearing Corporation.
“NYSE” means the New York Stock Exchange.
“Open Source Materials” means Software or other material that is distributed as “free software” or “open source software,” or pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including the GNU General Public License (GPL), GNU Affero General Public License, Lesser General Public License (LGPL), Mozilla Public License (MPL), the BSD licenses and the Apache License).
“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, settlement, ruling, verdict or award entered by or with any Governmental Entity.
“Other Filing” means any filing made by, or required to be made by, the Company with the SEC in connection with the Transactions, other than the Proxy Statement.
“Outside Date” has the meaning set forth in Section 8.1(b)(i).
“Owned Real Property” has the meaning set forth in Section 4.23(c)(i).
“Parent” has the meaning set forth in the Preamble.
“Parent Confidentiality Agreement” has the meaning set forth in Section 6.2(b).
“Parent Custodian” means The Bank of New York Mellon.
“Parent Disclosure Schedule” has the meaning set forth in Article V.
“Parent Distributor” means Delaware Distributors, L.P.
“Parent Exemptive Order” means the manager-of-managers exemptive Order granting relief from Section 15(a) and Rule 18f-2 under the Investment Company Act issued by the SEC to Delaware Management Business Trust and certain of its Affiliates, each a wholly owned Parent Subsidiary, on January 17, 2017.
“Parent Guaranteed Obligations” has the meaning set forth in Section 9.15(a).
“Parent Guarantor” has the meaning set forth in the Preamble.
“Parent Guaranty” has the meaning set forth in Section 9.15(a).
“Parent HSR Filing” means an appropriate Notification and Report Form submitted by each of Parent and the Company pursuant to the HSR Act in connection with the acquisition by Parent of the Company.
“Parent Material Adverse Effect” means any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate with all other changes, events, developments, occurrences, states of facts, circumstances or effects, would prevent or materially delay, or would reasonably be expected to prevent, or materially delay consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.
“Parent Party” has the meaning set forth in Section 9.15(a).
“Parent Regulatory Approvals” has the meaning set forth in Section 7.1(f)(i).

“Parent Subsidiary” has the meaning set forth in Section 5.3(a).
“Parent Termination Fee” has the meaning set forth in Section 8.3(c).
“Parent Welfare Plan” has the meaning set forth in Section 6.7(a).
“Patents” means patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, anywhere in the world.
“Paying Agent” has the meaning set forth in Section 3.1.
“Permitted Lien” means (a) Liens for Taxes and other charges and assessments of a Governmental Entity that are not yet due and payable and Liens for Taxes and other charges and assessments of a Governmental Entity that are being diligently contested in good faith by appropriate proceedings for which an appropriate reserve has been made in accordance with GAAP; (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens arising in the ordinary course of business and not yet due and payable and for which an appropriate reserve has been made in accordance with GAAP; (c) non-exclusive licenses to Intellectual Property granted by the Company or a Company Subsidiary in the ordinary course of business consistent with past practice; (d) Liens disclosed on existing title policies or surveys that have been previously provided or made available to Parent; (e) to the extent not described in clause (d) above, easements, rights of way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that do not, in any case, materially detract from the value or the use of the Real Property affected thereby; (f) statutory landlords’ Liens and Liens granted to landlords under the Real Property Leases; (g) Liens arising out of pledges or deposits under workers’ compensation, unemployment insurance, social security, retirement and similar Law; (h) any Liens that are disclosed in the Company Financial Statements; (i) Liens securing Hedging Agreements arising in the ordinary course of business consistent with past practice; and (j) other Liens that (A) do not and would not reasonably be likely to, individually or in the aggregate, materially impair the value or use of the assets that are subject to the applicable Liens and (B) would not reasonably be likely to, individually or in the aggregate, materially impair the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.
“Personal Information” means information that (a) identifies or can be used to identify an individual, whether directly or indirectly (including any information defined as “personal data,” “personal information” or their equivalents under any Privacy and Security Laws); or (b) can be used to authenticate an individual (including employee identification numbers, social security numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers).
“Platform Source Code” means, with respect to the Company Platforms, all (a) portions of Software code in human readable form (including related programmer comments and annotations, help text, flow charts, diagrams, database specifications and designs, data structures and instructions); and (b) proprietary information or algorithms contained, embedded or implemented, in any manner, therein.
“Premium Cap” has the meaning set forth in Section 6.9(b).
“Privacy and Security Laws” means all applicable (a) Laws regarding (i) Processing Personal Information, (ii) data security, (iii) cybersecurity, (iv) direct marketing by electronic means and (v) data breach notification; (b) self-certification and accreditation requirements, self-regulatory guidelines, and industry standards regarding (i) data privacy and information security and (ii) data breach notification; and (c) trespass, computer crime and other Laws governing unauthorized access to or use of electronic data.
“Privacy Contracts” means any and all Contracts to which the Company or any Company Subsidiary is party, or under which the Company or any Company Subsidiary otherwise has obligations with respect to the Processing, compilation, safeguarding or security (whether technical, physical or administrative) of Personal Information.

“Privacy Policies” means any and all policies of the Company or any Company Subsidiary, or policies by which the Company or any Company Subsidiary is otherwise bound, regarding Personal Information, data security, cybersecurity, direct marketing by electronic means or data breach notification.
“Private Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (a) that is not registered or required to be registered with the SEC as an investment company under the Investment Company Act, and (b) for which the Company or one or more of its Subsidiaries, acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided, however, that solely for purposes of Section 4.12 the term “Private Fund” shall not include any entity with which the Company and Company Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Private Fund.
“Process” means to collect, access, use, disclose, electronically transmit, secure, share, retain, destroy, transfer (including cross-border and onward transfers), store or otherwise handle. “Processing” and “Processed” have correlative meanings.
“Proxy Statement” has the meaning set forth in Section 6.14(a).
“Public Fund” means each vehicle for collective investment (in whatever form of organization, including the form of a corporation, company, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing) (a) that is registered or required to be registered with the SEC as an investment company under the Investment Company Act (including any business development company regulated as such under the Investment Company Act), and (b) for which the Company or one or more of its Subsidiaries acts as the sponsor, general partner, managing member, trustee, investment manager, investment advisor, sub-advisor, or in a similar capacity; provided, however, that the term “Public Fund” shall not include any entity with which the Company and Company Subsidiaries have solely a Sub-Advisory Relationship and do not otherwise act as sponsor, general partner, managing member, trustee, investment manager or investment advisor to such Public Fund (such Funds, the “Sub-Advised Funds”).
“Public Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Public Fund.
“Public Fund Board Approval” means, with respect to a Public Fund (except a Sub-Advised Fund), the requisite approval of the applicable Public Fund Board of each of the Public Fund Board Approval Items, other than the Interim Public Fund IAA Approval.
“Public Fund Board Approval Items” means, with respect to a Public Fund, the requisite approval of the applicable Public Fund Board (except with respect to any Sub-Advised Funds, in which case the items for approval are set out in “Sub-Advised Fund Board Approval Items”):
(a)   in accordance with Section 15(a) and 15(c) of the Investment Company Act of a New Investment Advisory Agreement with Delaware Management Company, Inc., to be effective as of the Closing Date (“Public Fund IAA Approval”); provided that the term “Public Fund IAA Approval” shall not include an Interim Public Fund IAA Approval;
(b)   of new subadvisory agreements with such Public Fund’s existing external subadvisers or of new subadvisory agreements with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Public Fund to the extent required by the Public Fund Board in its discretion;
(c)   of interim advisory and subadvisory agreements as provided in the definition of “Interim Public Fund IAA Approval”;
(d)   of an amended distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act, reasonably acceptable to the Public Fund Board;

(e)   of (i) a new distribution agreement for the applicable Public Fund with the Parent Distributor as a principal underwriter to such Public Fund, reasonably acceptable to the Public Fund Board, and (ii) a new custodian agreement for the applicable Public Fund with the Parent Custodian as a custodian to such Public Fund, reasonably acceptable to the Public Fund Board;
(f)   of a new fund service agreement in each case where the existing fund service agreement terminates upon its “assignment” (as defined in Section 2(a)(4) of the Investment Company Act), reasonably acceptable to the Public Fund Board;
(g)   of compliance policies and procedures of the applicable adviser, any applicable sub-adviser(s) and the Parent Distributor, reasonably acceptable to the Public Fund Board;
(h)   to permit the Public Fund to rely on the Parent Exemptive Order; and
(i)   to nominate the Persons identified by Parent as set forth on Section 1.1(B) of the Parent Disclosure Schedule and three current Public Fund Board members as may be selected by the Public Fund Board in its sole discretion for election to the Public Fund Board.
“Public Fund IAA Approval” has the meaning set forth in the definition of “Public Fund Board Approval Items.”
“Public Fund SEC Documents” means the forms, statements, reports and documents required to be filed by any Public Fund with, or required to be furnished by any Public Fund to, the SEC pursuant to the Investment Company Act, the Securities Act, the Exchange Act or other applicable Law (including any exhibits or amendments thereto).
“Public Fund Shareholder Approval” means, with respect to a Public Fund, the requisite approval of the applicable shareholders of such Public Fund of each of the Public Fund Shareholder Approval Items.
“Public Fund Shareholder Approval Items” means, with respect to a Public Fund, the requisite approval by the applicable Public Fund shareholders (a) of the Public Fund IAA Approval; (b) of new subadvisory agreements with such Public Fund’s existing external subadvisers or of new subadvisory agreements with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Public Fund, to the extent determined by the Public Fund Board; (c) to permit the Public Fund to rely on the Parent Exemptive Order; and (d) to elect the Persons identified by Parent as set forth on Section 1.1(B) of the Parent Disclosure Schedule and three current Public Fund Board members as may be selected by the Public Fund Board in its sole discretion as members of the Public Fund Board effective upon the Closing.
“Real Property” has the meaning set forth in Section 4.23(c)(i).
“Real Property Leases” has the meaning set forth in Section 4.23(c)(ii).
“Regulatory Approvals” has the meaning set forth in Section 7.1(f)(ii).
“Release” means any actual or threatened spilling, leaking, pumping, pouring, releasing, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, leaching or migrating of any Hazardous Substance.
“Relevant Data” means any and all information and data (including Personal Information) in the possession or control of the Company or any Company Subsidiary, or Processed, generated, provided or received by or on behalf of the Company or any Company Subsidiaries (including in connection with any transactions or any of the Company Platforms).
“Remediation” means any activity, action or works to assess, study, test, investigate, remove, remediate, clean up, correct, reduce, contain, prevent, minimize, mitigate, monitor or otherwise address any actual, suspected or alleged (a) presence, or Release of Hazardous Substances; (b) non-compliance with Environmental Laws; or (c) risk to human health or the environment.
“Representatives” of a Person means such Person’s officers, directors, employees, accountants, consultants, legal counsel, financial advisors and other authorized advisors and agents, in each case acting in their capacity as such.

“Restricted Party” means a Person that is (a) listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (b) a government of a Sanctioned Country or an agency, instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country; (c) any Person located in or organized under the laws of a Sanctioned Country; or (d) otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person subject to the jurisdiction of a Sanctions Authority would be prohibited or restricted from engaging in trade, business or other activities).
“Revenue Run Rate” means, as of any date, the aggregate annualized Applicable Fees payable to an Investment Adviser Subsidiary by a Client, determined by multiplying (a) (i) in the case of the Base Date Revenue Run Rate, the Base Date Assets Under Management, or (ii) in the case of the Closing Revenue Run Rate, the Adjusted Assets Under Management, in either case for each account of each such Client as of the applicable date by (b) the applicable annual fee rate or fee schedule for each account of each such Client under the applicable Investment Advisory Agreement as of the applicable date (or in the case of the Closing Revenue Run Rate, such fee rate as has been agreed with the applicable Client to be in effect following the Closing) (not including any carried interest or profits interests, and net of any fee waivers, rebates or discounts or sub-advisory fees paid by the Company or any Company Subsidiary to a Person other than the Company or a Company Subsidiary); provided that, for the avoidance of doubt, in no event will Revenue Run Rate include Applicable Fees attributable to any Affiliate Client or Invested Capital.
“Sanctioned Country” shall mean any country or other territory targeted by comprehensive country-wide or territory-wide Sanctions.
“Sanctions” shall mean the Laws, embargoes or restrictive measures concerning economic or financial sanctions or export controls administered, enacted or enforced by any Sanctions Authority.
“Sanctions Authority” shall mean the United States, the United Kingdom, the European Union, the United Nations and the governmental institutions and agencies of the foregoing charged with issuing, administering, or enforcing Sanctions, including the U.S. Treasury Department, the U.S. Department of State and the U.S. Department of Commerce.
“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and any other list or public designation of targets of Sanctions maintained by a Sanctions Authority.
“Sarbanes-Oxley Act” has the meaning set forth in Section 4.5(a).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Similar Law” has the meaning set forth in Section 4.18(e).
“Software” means any and all (a) computer software, computer programs, applications (including for mobile devices), and software implementations of algorithms, models and methodologies, whether in source code, object code or any other form; (b) databases and compilations in any form, including data, data collections, data formats and database management code; (c) specifications, utilities, user and programming interfaces, menus, icons, templates, forms, methods of processing, firmware, software engines, platforms, development tools, design tools, library functions, assemblers and compilers; (d) all versions, releases, updates, corrections, derivative works, enhancements and modifications of the foregoing; and (e) all related documentation, including user manuals, developer notes, comments and annotations, as applicable.
“Special Meeting” has the meaning set forth in Section 6.14(e).
“SRO” means a self-regulatory organization, including any “self-regulatory organization” as such term is defined in Section 3(a)(26) of the Securities Exchange Act, any “self-regulatory organization” as such term is defined in CFTC Rule 1.3, and any other U.S. or non-U.S. securities exchange, futures exchange, futures association, commodities exchange, clearinghouse or clearing agency or organization.

“Sub-Advised Funds” has the meaning set forth in the definition of “Public Fund.”
“Sub-Advised Fund Board” means the board of directors or trustees (or Persons performing similar functions) of a Sub-Advised Fund.
“Sub-Advised Fund Board Approval” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable Sub-Advised Fund Board of the items in clause (a) of the Sub-Advised Fund Board Approval Items.
“Sub-Advised Fund Board Approval Items” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable Sub-Advised Fund Board of (a) new sub-advisory agreements with a Parent Subsidiary and with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Sub-Advised Fund and (b) any related Interim Public Fund IAA Approvals.
“Sub-Advised Fund Shareholder Approval” means, with respect to a Sub-Advised Fund, the requisite approval of the applicable shareholders of each Sub-Advised Fund of the Sub-Advised Fund Shareholder Approval Items (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).
“Sub-Advised Fund Shareholder Approval Items” means, with respect to a Sub-Advised Fund, requisite approval by the applicable Sub-Advised Fund shareholders of new sub-advisory agreements with a Parent Subsidiary and with Affiliates of Parent relating to Parent’s global investment platform(s) that are relevant to such Sub-Advised Fund (except if not required under a manager-of-managers exemptive order granted under the Investment Company Act by the SEC).
“Sub-Advisory Relationship” means any Contract pursuant to which the Company or any Company Subsidiary provides sub-advisory services to any investment fund or other collective investment vehicle (including any general or limited partnership, trust, or limited liability company and whether or not dedicated to a single investor) or any account whose sponsor, principal advisor, general partner, managing member or manager is any Person who is not the Company or a Company Subsidiary.
“Subsidiary” means, with respect to any Person, any entity of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries, (c) at least 50% of any class of capital stock or of the outstanding Equity Interests are beneficially owned by such Person or (d) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act; provided, however, that no Fund or Client, or any of their respective controlled Affiliates, will be deemed to be a Subsidiary of the Company or any of its Subsidiaries.
“Superior Proposal” has the meaning set forth in Section 6.3(f)(i).
“Superior Proposal Notice Period” has the meaning set forth in Section 6.3(d)(i).
“Surviving Corporation” has the meaning set forth in Section 2.1.
“Systems” means any and all information and communications technology and systems (including hardware, Software, databases, servers, networks, routers, hubs, switches, data communication lines and other devices, assets and equipment) owned, controlled or purported to be owned by, or licensed or otherwise made available to, the Company or any Company Subsidiary.
“Takeover Law” has the meaning set forth in Section 4.29.
“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, estimated, gross margins, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees.

“Tax Return” means any report, return (including information return), election, or declaration required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Trade Secrets” means any and all trade secrets, and rights in confidential and other non-public information and data (whether or not patentable), including ideas, formulas, algorithms, models, methodologies, inventor’s notes, discoveries, improvements, algorithms, know-how, processes, techniques, testing information, research and development information, inventions, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, market surveys, market know-how, and Client, customer and supplier lists and information.
“Trademarks” means any and all trademarks, service marks, logos, trade dress, trade names, brand names, corporate names and other indicia of source or origin (whether registered, common law, statutory or otherwise), and all registrations and applications to register any of the foregoing anywhere in the world, in each case, together with all goodwill associated therewith or symbolized thereby.
“Transaction Litigation” has the meaning set forth in Section 6.18.
“Transactions” means the Merger and the other transactions contemplated by this Agreement, but excluding the Wealth Management Transactions contemplated by the Wealth Management Purchase Agreement.
“WARN Act” has the meaning set forth in Section 4.15(g).
“Wealth Management Business” means the provision or sale of broker-dealer services, investment advisory services and insurance products by Waddell & Reed, Inc. or any of its Subsidiaries through Company Advisors.
“Wealth Management Purchase Agreement” has the meaning set forth in the Recitals.
“Wealth Management Transactions” has the meaning set forth in the Recitals.
“Welfare Benefit Plans” means those health and welfare benefit plans listed on Section 4.14(a) of the Company Disclosure Schedule that are sponsored or maintained solely by the Wealth Management Business.
Section 1.2   Interpretation.   In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(a)   whenever the context requires the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders;
(b)   the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”;
(c)   unless otherwise specified, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” refer to Sections and Articles of this Agreement and Exhibits and Schedules to this Agreement;
(d)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;
(e)   all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;
(f)   the headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;
(g)   references to a Person are also to such Person’s successors and permitted assigns;
(h)   all references in this Agreement to “$” or other monetary amounts refer to U.S. dollars;

(i)   unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive, but shall be construed to mean “and/or”;
(j)   all references to the “date of this Agreement” shall refer to the date this Agreement is made and entered into;
(k)   “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not simply mean “if”;
(l)   the words “will” and “shall” shall be interpreted to have the same meaning;
(m)   if any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day;
(n)   although the same or similar subject matters may be addressed in different provisions, the parties intend that, except as reasonably apparent on the face of this Agreement or as expressly provided in this Agreement, each such provision shall be read separately, given independent significance and not construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); and
(o)   any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Laws) by succession of comparable successor Laws and (in the case of Laws) any rules and regulations promulgated under said Laws.
ARTICLE II
THE MERGER
Section 2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, and the separate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation and as a wholly owned Parent Subsidiary and shall continue to be governed by the Laws of the State of Delaware (as such, the “Surviving Corporation”).
Section 2.2   Closing.   Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver thereof at the Closing) at the offices of Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020 (or remotely via electronic exchange of documents), unless another date, time or place is agreed to in writing by Parent and the Company (the date of the Closing, the “Closing Date”).
Section 2.3   Effective Time.   Subject to the provisions of this Agreement, on the Closing Date the parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be agreed by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”
Section 2.4   Effects of the Merger.   The Merger shall have the effects provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all Liabilities and duties of the Company and Merger Sub shall become the Liabilities and duties of the Surviving Corporation.
Section 2.5   Surviving Corporation Constituent Documents.   The restated certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective

Time to be in the form attached hereto as Exhibit A, and as so amended shall be the restated certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of (except with respect to the name of the Company) the bylaws of Merger Sub, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
Section 2.6   Surviving Corporation Directors and Officers.
(a)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
(b)   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 2.7   Effect of Merger on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof:
(i)   each share of Company Common Stock (including each share of Company Common Stock described in Section 2.8(b)) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock directly owned and held by Parent or Merger Sub (each such share of Company Common Stock, an “Excluded Share”)), shall be converted into the right to receive $25.00 in cash, without interest (the “Merger Consideration”) and subject to any withholding of Taxes required by applicable Law in accordance with Section 3.7;
(ii)   all shares of Company Common Stock (other than Excluded Shares) shall cease to be issued and outstanding, shall be canceled and retired and shall cease to exist, and each holder of a valid certificate or certificates that immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) or evidenced by way of book-entry in the register of stockholders of the Company immediately prior to the Effective Time (“Book-entry Shares”), in each case other than those representing Excluded Shares, shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration; and
(iii)   each issued and outstanding share of stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
(b)   All shares of Company Common Stock that are held in the treasury of the Company or owned of record by any Company Subsidiary, and all Excluded Shares shall, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder thereof, cease to be outstanding, be cancelled without payment or any consideration therefor and cease to exist.
(c)   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such shares of Company Common Stock in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares of Company Common Stock, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 3.7. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and to control all negotiations and Actions with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment (unless required by Law) with respect to, or settle or compromise or offer to settle or compromise, any such demands, or agree to do any of the foregoing.
Section 2.8   Treatment of Company RSUs and Company Restricted Stock.
(a)   Each Company RSU, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment in an amount equal to (a) (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, plus (b) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any Taxes withheld pursuant to Section 3.7. Following the Effective Time, no such Company RSU that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder of any such Company RSU shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.8(a) in exchange for such Company RSU in accordance with this Section 2.8(a). The consideration payable under this Section 2.8(a) to each former holder of a Company RSU that was outstanding immediately prior to the Effective Time shall be paid through the Surviving Corporation’s payroll to such former holder as soon as practicable following the Effective Time (but in any event not later than ten (10) Business Days thereafter). Prior to the Effective Time, the Company shall (x) take all actions necessary or appropriate to effectuate the treatment of the Company RSUs contemplated by this Section 2.8(a), and (y) deliver written notice to each holder of a Company RSU informing such holder of the effect of the Merger on the Company RSUs.
(b)   Immediately prior to the Effective Time, each share of Company Restricted Stock shall immediately vest in full and any forfeiture restrictions applicable to such Company Restricted Stock shall immediately lapse. By virtue of the Merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock shall be treated as a share of Company Common Stock for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with the terms hereof, less applicable Taxes required to be withheld with respect to such vesting. Prior to the Effective Time, the Company shall take all actions necessary or appropriate to effectuate the treatment of the Company Restricted Stock contemplated by this Section 2.8(b).
Section 2.9   No Right to Equity under Awards.   The parties agree that following the Effective Time, no holder of a Company RSU or any other equity-based awards shall have any right to acquire any Equity Interest (including any “phantom” stock or stock appreciation rights) in the Company, any Company Subsidiary or the Surviving Corporation.
Section 2.10   Adjustments to Prevent Dilution.   In the event that the Company changes (or establishes a record date for changing) the number of shares of Company Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Company Common Stock, at any time during the period from the date of this Agreement to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect such transaction; provided, however, that nothing in this Section 2.10 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.
ARTICLE III
EXCHANGE OF CERTIFICATES
Section 3.1   Paying Agent.   Concurrently with the Effective Time, Parent shall deposit, or cause to be deposited, with a bank or trust company as Parent shall determine and who shall be reasonably satisfactory to the Company (the “Paying Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 2.7, immediately available funds equal to the aggregate Merger Consideration and Parent shall instruct the Paying Agent to timely pay the Merger Consideration subject to and in accordance with the terms of Section 3.2. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund.” If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.7, Parent shall take all steps necessary to cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Exchange Fund shall not be used for any other purpose. Any amounts payable in respect of Company RSUs shall not be deposited with the Paying Agent but shall instead be paid through the payroll of the Surviving Corporation and its Affiliates in accordance with Section 2.8(a). Any portion of the Exchange Fund made available to the Paying Agent to pay for shares of Company Common Stock that have become Dissenting Shares shall be returned to Parent upon demand.
Section 3.2   Exchange Procedures.
(a)   As promptly as practicable after the Effective Time, the Paying Agent shall send to each record holder of a Certificate or holder of Book-entry Shares (other than Excluded Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Book-entry Shares in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of shares of Company Common Stock (other than Excluded Shares), (x) upon surrender of a Certificate (or affidavit of lost, stolen or destroyed Certificate in lieu of a Certificate, as provided in Section 3.6) to the Paying Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent; (y) upon the transfer of shares of Company Common Stock that are Book-entry Shares not held through the Depository Trust Company (“DTC”), in accordance with the terms of the letter of transmittal and accompanying instructions (including such other documents as may reasonably be required by the Paying Agent); or (z) upon the transfer of shares of Company Common Stock that are Book-entry Shares held through DTC, including by delivery of an “agent’s message,” in accordance with DTC’s procedures and such other procedures as agreed by Parent, the Paying Agent and DTC, shall be entitled to receive in exchange therefor, and Parent and the Surviving Corporation shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as practicable, the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Book-entry Shares shall have been converted pursuant to this Agreement. The Paying Agent shall accept such Certificates and Book-entry Shares upon compliance by the respective holders thereof with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.
(b)   No interest shall be paid or shall accrue on any cash payable pursuant to Section 2.7(a)(i). Any Certificate that has been surrendered shall be cancelled by the Paying Agent.
(c)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a check in the proper amount of cash pursuant to Section 2.7(a)(i) may be issued with respect to such Company Common Stock to such a transferee only if (i) in the case of Book-entry Shares, written instructions authorizing the transfer of Book-entry Shares are presented to the Paying Agent, and (ii) in the case of Certificates, the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, and in each case, together with all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.
Section 3.3   No Further Ownership Rights in Company Common Stock.   All cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article II and this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock.

Section 3.4   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for nine months after the Effective Time shall be returned to the Surviving Corporation, or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates or Book-entry Shares who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) for the Merger Consideration payable upon due surrender of their Certificates or Book-entry Shares and compliance with the procedures in Section 3.2, without interest. If, immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws, any holder of Certificates or Book-entry Shares has not complied with the procedures in Section 3.2 to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates or Book-entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book-entry Shares for Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.
Section 3.5   Investment of Exchange Fund.   Any funds included in the Exchange Fund may be invested by the Paying Agent, as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. No losses with respect to any investments of the Exchange Fund will affect the amounts payable to the holders of Certificates or Book-entry Shares. Any interest and other income resulting from such investments shall promptly be paid to Parent.
Section 3.6   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.
Section 3.7   Withholding Rights.   Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or any holder of a Company RSU such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, and paid over to the relevant Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.8   Further Assurances.   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances, and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired, or to be acquired, by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 3.9   Stock Transfer Books.   From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-entry Shares shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except the right to receive the Merger Consideration as provided herein or by Law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such date) that, except (i) as otherwise expressly disclosed in the Company SEC Documents filed after January 1, 2019 and prior to the date of this Agreement (other than (x) any information that is contained solely in the “Risk Factors” section of such Company SEC Documents and (y) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents) or (ii) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”):
Section 4.1   Organization and Qualification; Subsidiaries.
(a)   Each of the Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   The Company has delivered or caused to be delivered to Parent and Merger Sub true and complete copies of the Company Organizational Documents, and the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each material Company Subsidiary and each Company Subsidiary that is not wholly owned, directly or indirectly, by the Company. The Company is not in violation in any material respect of the Company Organizational Documents, and the Company Subsidiaries are not in violation in any material respect of their respective organizational or governing documents.
(c)   Section 4.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each Company Subsidiary as of the date of this Agreement and its jurisdiction of incorporation or organization. All of the outstanding capital stock or other voting securities of, or ownership interests in, each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests) (other than restrictions arising under applicable securities Laws).
Section 4.2   Authority.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party, and to perform its obligations hereunder and thereunder and (subject to and assuming the receipt of the Company Stockholder Approval in connection with the Merger) to consummate the Transactions, including the Merger. Assuming the accuracy of the representations and warranties set forth in Section 5.5, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to adopt or authorize this Agreement or to consummate the Transactions other than, with respect to the consummation of the Merger, the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent and Merger Sub and assuming the accuracy of the representations and warranties set forth in Section 5.5, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally, and subject to the effect of general principles of equity (regardless of whether considered in an Action at law or in equity) (the “Bankruptcy and Equity Exception”).
(b)   The Company Board has taken all appropriate actions so that, assuming the accuracy of the representations and warranties set forth in Section 5.5, the restrictions on business combinations contained in Section 203 of the DGCL shall not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the Transactions, including the Merger, without any further action on the part of the stockholders of the Company or the Company Board. At a meeting duly called and held at which all of the directors of the Company were present, the Company Board duly and unanimously adopted resolutions (i) approving and declaring the advisability of this Agreement, (ii) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (iii) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders and (iv) recommending that the Company’s stockholders approve and adopt this Agreement, which resolutions, except to the extent expressly permitted by Section 6.3(d) or Section 6.3(e), have not been rescinded, modified or withdrawn in any way.
(c)   Assuming the accuracy of the representations and warranties set forth in Section 5.5, the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote thereon is required to adopt this Agreement and to consummate the Transactions, including the Merger (the “Company Stockholder Approval”). No other vote of holders of any capital stock or other Equity Interests of the Company is required by Law or otherwise in order for the Company or any Company Subsidiary to consummate the Merger and the other Transactions. If a quorum is present at the Special Meeting, approval of the proposal to approve one or more adjournments of the Special Meeting requires a majority of the votes cast. If a quorum is not present at the Special Meeting, approval of the proposal to approve one or more adjournments of the Special Meeting requires the vote of a majority of the outstanding shares of Company Common Stock represented at the Special Meeting, either in person or by proxy.
Section 4.3   No Conflict; Required Filings and Consents.   The execution and delivery of this Agreement by the Company shall not, and (assuming the receipt of the Company Stockholder Approval and the making of the filings and the receipt of the consents and waiting period terminations or expirations identified in Section 4.3(b)) the performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transactions, and the Company’s compliance with the provisions of this Agreement shall not (with or without notice or lapse of time, or both); and, assuming the accuracy of the representations and warranties set forth in Section 5.3, the transfer of the Acquired Company Shares (as defined in the Wealth Management Purchase Agreement) pursuant to the Wealth Management Transactions will not (with or without notice or the lapse of time or both):
(a)   (i) conflict with or violate the Company Organizational Documents, or any equivalent organizational or governing documents of any Company Subsidiary; (ii) conflict with or violate any Law or rule of NYSE applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected; (iii) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair the Company’s or any Company Subsidiary’s rights under, alter their respective obligations under, alter the rights or obligations of any third party under, or give to any third party any rights of purchase, termination, amendment, payment, acceleration or cancellation pursuant to, any Material Contract or under any Company Permit; or (iv) result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any Company Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), as has not had and would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement; or
(b)   require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any

Governmental Entity by or with respect to the Company, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act, including the filing of the Proxy Statement relating to the adoption by the stockholders of the Company of this Agreement; (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL; (iii) compliance with any applicable requirements of the HSR Act; (iv) the filings or notices required by, and any approvals required under, the rules and regulations of FINRA or any other SRO, including the NYSE; (v) the CFIUS Filing and CFIUS Approval; (vi) such consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, declarations, permits, filings, registrations and notifications as may be required under state or foreign securities or Takeover Laws or as are contemplated by Section 6.15; (vii) the filings or notices required by, and any approvals required under the rules and regulations of the Governmental Entities set forth on Section 4.3(b) of the Company Disclosure Schedule; and (viii) such other consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, declarations, permits, filings, registrations and notifications as will be obtained or made prior to the Closing or that, if not obtained or made, would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.
(c)   Notwithstanding anything to the contrary in Section 4.3(a) or (b), the Company makes no representation or warranty hereunder to the extent it relates to the Wealth Management Transactions with respect to (i) any conflict, violation, breach, default, impairment, alteration, right or Lien arising, or consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity required solely as a result of the identity of Parent, LPL or any of their respective Subsidiaries or the legal status or legal disability of Parent, LPL or any of their respective Subsidiaries; (ii) any matter addressed in clause (a)(ii) of this Section 4.3 other than as of the date of this Agreement; or (iii) any matter addressed in clauses (a)(iii) or (a)(iv) of this Section 4.3.
Section 4.4   Capitalization.
(a)   The authorized capital stock of the Company consists of (i) 250,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on November 30, 2020 (the “Capitalization Date”), there were 62,510,158 shares of Company Common Stock issued and outstanding (3,783,184 of which were shares of Company Restricted Stock), 37,190,603 shares of Company Common Stock were held in treasury by the Company, and no shares of Company Preferred Stock were issued or outstanding.
(b)   As of the close of business on the Capitalization Date, the Company has no shares of capital stock reserved for or otherwise subject to issuance, except for 5,143,674 shares of Company Common Stock reserved for future awards under the Company Stock Incentive Plan.
(c)   All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in material compliance with applicable Law. All shares of Company Common Stock subject to issuance under the Company Stock Incentive Plan, upon issuance prior to the Effective Time, if any, pursuant to the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and issued in material compliance with applicable Law. Section 4.4(c) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, an accurate and complete list of each outstanding Company RSU and award of Company Restricted Stock and (i) the employee number of each holder thereof, (ii) the date of grant, (iii) the vesting schedule of such Company RSU or award of Company Restricted Stock, as applicable, (iv) the exercise or purchase price thereof, if applicable and (v) the Company Incentive Plan under which each Company RSU or award of Company Restricted Stock, as applicable, was granted. Each grant of a Company RSU was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with Law, recorded on the Company’s financial statements in accordance with GAAP in all material respects consistently applied, and was validly issued, and no such grants involved any “back dating,”

“forward dating” or similar practices with respect to the effective date of the grant. Except for Company RSUs and Company Restricted Stock, there are no awards or rights outstanding under any of the Company Incentive Plans.
(d)   There are no Contracts to which the Company or any Company Subsidiary is a party, including options, warrants, debentures, notes or other rights, Contracts, arrangements or commitments of any character (i) relating to any Equity Interests of the Company; (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company; (iii) providing voting rights to holders of shares of Company Common Stock or Company Preferred Stock, or convertible into securities having such rights; or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or anti-dilutive rights with respect to, any shares of Company Common Stock or other Equity Interests in the Company. Following the close of business on the Capitalization Date, the Company has not issued any shares of its capital stock or other Equity Interests except as permitted under Section 6.1.
(e)   Section 4.4(e) of the Company Disclosure Schedule sets forth, for each Company Subsidiary (i) its authorized capital stock or other Equity Interests, (ii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iii) the record owner(s) thereof. Other than the outstanding shares of capital stock of each Company Subsidiary, there are no other Equity Interests of any Company Subsidiary.
(f)   Except for the rights of the Company or a Company Subsidiary in their capacity as a holder of the outstanding Equity Interests of a Company Subsidiary, there are no Contracts of the Company or any Company Subsidiary, including options, warrants, debentures, notes or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiary is a party (i) relating to any Equity Interests of a Company Subsidiary; (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company Subsidiaries; (iii) providing general voting rights with holders of the Equity Interests of any Company Subsidiary, or convertible into securities having such rights, or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or anti-dilutive rights with respect to, any Equity Interests in a Company Subsidiary. The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than Permitted Liens), and all of such Equity Interests have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and were issued in material compliance with applicable Law. Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any Equity Interest in any Person, or has any obligation or has made any agreement to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.
Section 4.5   SEC Filings.
(a)   Since January 1, 2018, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents (including exhibits) required to be filed or furnished (as applicable) by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed or furnished by the Company with the SEC since January 1, 2018, as such documents have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Company Subsidiaries is currently or has, since becoming a Company Subsidiary, been required to file any forms, reports or other documents with the SEC.
(b)   As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied (or with respect to Company SEC Documents filed or furnished after the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.8 are true and correct), will comply) as to form in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and did not (or with respect to Company SEC Documents filed or furnished after the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties set forth in Section 5.8 are true and correct), will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)   As of the date of this Agreement, no enforcement Action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document and none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.
Section 4.6   Financial Statements.
(a)   Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) has been prepared from, is in accordance with, and accurately reflects the books and records of the Company and the consolidated Company Subsidiaries in all material respects; (ii) has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q or any successor or like form under the Exchange Act, including the absence of footnotes); and (iii) presents fairly in all material respects the consolidated financial position and the consolidated results of operations, cash flows and stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein.
(b)   From January 1, 2018 to the date of this Agreement, the Company has not received written notice from the SEC or any other Governmental Entity indicating that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.7   Internal Controls; Sarbanes-Oxley Act.
(a)   The Company and the Company Subsidiaries (i) have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP; (ii) have implemented and maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure; and (iii) have disclosed, based on the Company’s most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to Parent prior to the date of this Agreement all disclosures of significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have been made by the Company to the Company’s auditors or audit committee at any time between January 1, 2018 and the date of this Agreement.

(b)   The Company is, and since January 1, 2018 has been, in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor, to the Knowledge of the Company, any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or director of the Company.
(c)   Since January 1, 2018, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, auditor or accountant of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any substantive complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. Since January 1, 2018, to the Knowledge of the Company, no current or former attorney representing the Company or any Company Subsidiary has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary, or any of their respective officers, directors, employees or agents, to the current Company Board or any committee thereof or to any current director or executive officer of the Company.
Section 4.8   Absence of Undisclosed Liabilities.
(a)   There are no Liabilities of the Company or any Company Subsidiary other than:
(i)   Liabilities disclosed and provided for in the consolidated balance sheet of the Company as of September 30, 2020 that is included in the Company SEC Documents as of the date of this Agreement (the “Most Recent Balance Sheet”), or disclosed in the notes thereto;
(ii)   Liabilities incurred under this Agreement or in connection with the Transactions;
(iii)   Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet; or
(iv)   Liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any Company Subsidiary in the Company Financial Statements or any Company SEC Documents.
Section 4.9   Absence of Certain Changes or Events.   From September 30, 2020 through the date hereof (a) except for any COVID-19 Measures, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects; (b) there has not been any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect; and (c) there has not been any action taken by the Company or any Company Subsidiary from September 30, 2020 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time without the prior written consent of Parent, would constitute a breach of Section 6.1.
Section 4.10   Contracts.
(a)   Section 4.10(a) of the Company Disclosure Schedule sets forth a true and complete list in all material respects of each Contract of the Company or any Company Subsidiary in effect as of the date of this Agreement that is included in any of the following categories (each such Contract a “Material Contract”; provided, however, that the term “Material Contract” shall not include any Development Documents);
(i)   all Contracts that purport to limit, curtail or restrict the freedom or right of the Company or any Company Subsidiary in any material respect (A) to engage or compete in any line of business or create, develop, market, sell, supply, provide, license or distribute any product or service, in each case, in any market or geographic area, with any Person or during any period of time (or pursuant to which a benefit or right is required to be given or would be lost as a result of so competing, engaging, marketing, selling, supplying, licensing or distributing), or (B) to solicit or hire any Person or group of Persons;
(ii)   (A) any Investment Advisory Agreement or services Contract between a Company or Company Subsidiary and any Public Fund or Sub-Advised Fund and any program management agreement or other Contract related to the 529 Plan or (B) any program management agreement or other Contract related to a managed account platform that is reasonably likely to provide annual payments in excess of $2,500,000, in each case to which the Company or a Company Subsidiary is a party;
(iii)   (A) any standard form Contract pursuant to which the Company or any Company Subsidiary provides brokerage services or investment advisory services to any Client and (B) any material Contract (or group of Contracts that, in the aggregate, are material) pursuant to which the Company or any Company Subsidiary provides brokerage services or investment advisory services to any Client that is not on such standard form and includes material deviations from any such standard form;
(iv)   any Contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;
(v)   any Contract that grants any Person other than the Company or any Company Subsidiary any (A) “most favored nation” or other material preferred pricing rights; (B) rights of first refusal, rights of first negotiation or similar rights or that materially limits or purports to materially limit the ability of the Company or any Company Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses; or (C) material caps, rebates or waivers on fees or expenses;
(vi)   any joint venture, partnership, limited liability company agreement or similar Contract with third parties;
(vii)   any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) or Subsidiary (A) entered into since January 1, 2018, (B) that contains “earn-out” provisions or other payment (including contingent payment) or holdback obligations that are or may be payable after the date of this Agreement or (C) that contains ongoing non-competition, indemnification or other obligations that are material to the Company and the Company Subsidiaries, taken as a whole;
(viii)   any Contract by which a third Person sells, licenses or otherwise provides to the Company or any Company Subsidiary content, technology, Intellectual Property or Systems that are material to the Company or any Company Subsidiary (including in connection with any Company Platforms) that provides for payments by the Company or any Company Subsidiary in excess of $500,000 annually, in each case, other than any licenses for Commercially Available Software;
(ix)   any Contract (A) granting any current or contingent right in or to, or license of, any material Company Intellectual Property to any Person (other than to a Client in the ordinary course of business consistent with past practice), (B) providing for the creation, development, modification or enhancement of any material content, technology or Intellectual Property for the benefit of the Company or any Company Subsidiary (other than Contracts of employment) or

(C) that includes a source code escrow arrangement, or pursuant to which a third party is granted any current or contingent right in or access to any Platform Source Code;
(x)   any Contract with any providers of co-location, data hosting or application services material to the Company or any Company Subsidiary;
(xi)   any Contract relating to Invested Capital or otherwise requiring the Company or any Company Subsidiary to commit capital to any Fund;
(xii)   any Contract (A) governing the terms of any existing equity or debt investment by the Company or any Company Subsidiary or (B) providing for ongoing capital commitments (including any obligation to provide funds, or make an investment, in the form of a loan, capital contribution or otherwise);
(xiii)   any Contract relating to Indebtedness for borrowed money in excess of $10,000,000, or any Contract required to be filed under Item 601(b)(4) of Regulation S-K under the Securities Act;
(xiv)   any Contract relating to the settlement of any civil, administrative or judicial Action within the past five years in excess of $1,000,000 in any individual case or series of related cases;
(xv)   any Contract providing for the employment or engagement of any individual on a full-time, part-time, consulting, independent contractor or other basis or otherwise providing compensation, benefits, severance, retention, change in control or other termination-related payments or other benefits to any individual who is a current or former equity holder, director, officer, manager, employee, consultant, independent contractor, partner or agent, other than (A) Contracts providing compensation, bonus or benefits aggregating less than $1,000,000 per annum in 2020 or (B) Contracts providing for severance, retention, change in control or other termination-related payments or benefits of less than $150,000;
(xvi)   any (A) standstill or similar agreement restricting any Person from acquiring the securities of, soliciting proxies respecting, or affecting the control of, any other Person, or (B) Contract requiring the Company or any Company Subsidiary to provide any notice or information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal or prior to entering into any discussions or Contract relating to any Acquisition Proposal or similar transaction;
(xvii)   any Contract that is reasonably likely to involve payments by or to the Company or any of the Company Subsidiaries of more than $10,000,000 over the four consecutive fiscal quarters commencing on October 1, 2020 and which is not otherwise described in clauses (i)  – (xvi) above or (xviii) – (xxii) below;
(xviii)   any Contract reasonably expected to result in payments made or received by the Company and the Company Subsidiaries in excess of $5,000,000 in any year that provides for any distribution arrangement, referral arrangement, commission sharing arrangement or co-marketing arrangement, including any agreement for soliciting, distributing or promoting investment advisory products or services or brokerage services by or to the Company or any of its Subsidiaries;
(xix)   any Contract providing for (A) indemnification of any Person with respect to material Liabilities relating to any current or former business of the Company, any of the Company Subsidiaries or any predecessor Person, other than indemnification obligations of the Company or any of the Company Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (B) any guaranty by the Company or any Company Subsidiary that is material to the Company or any Company Subsidiary (in each case with respect to which the Company or any Company Subsidiary has continuing obligations as of the date of this Agreement);

(xx)   any other Contract under which the consequences of a default, breach or early termination would reasonably be expected to have a Company Material Adverse Effect;
(xxi)   any Contract with (A) any director, executive officer or other Affiliate of the Company or (B) any record or, to the Knowledge of the Company, beneficial owner of five percent (5%) or more of the Company Common Stock; and
(xxii)   all other Contracts required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K, whether or not so filed or disclosed.
(b)   True and complete copies of each Material Contract have been made available by the Company to Parent or publicly filed with the SEC prior to the date hereof. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Material Contract is a legal, valid and binding obligation of the Company or a Company Subsidiary and, to the Knowledge of the Company, of the other party or parties thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except for such Material Contracts that expire after the date of this Agreement in accordance with their respective terms; (ii) each of the Company and each Company Subsidiary has performed all obligations required to be performed by it under each Material Contract in all material respects and, to the Knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract in all material respects; (iii) none of the Company nor any Company Subsidiary has Knowledge of, or has received written notice of, any violation or default under any Material Contract; and (iv) neither the Company nor any Company Subsidiary has received any written notice from any other party to any such Material Contract to the effect that, and otherwise has no Knowledge that, such party intends to terminate, or not renew, any such Material Contract.
Section 4.11   Tax Matters.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Each of the Company and each Company Subsidiary has timely filed with the appropriate Governmental Entity all Tax Returns required to be filed by it. All such Tax Returns are complete and accurate in all material respects. All Taxes due and owing by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid.
(b)   No deficiencies for Taxes against any of the Company and the Company Subsidiaries have been claimed, proposed or assessed by any Governmental Entity, except for delinquencies that have been paid or otherwise resolved or that are being contested in good faith and for which reserves have been established in accordance with GAAP. There are no pending and, to the Knowledge of the Company, threatened, audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company or any Company Subsidiary. Neither the Company nor any of the Company Subsidiaries has granted any currently effective waiver of any statute of limitations in respect of Taxes.
(c)   There are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of the Company Subsidiaries.
(d)   There are no Tax-sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any of the Company or any Company Subsidiary, other than pursuant to agreements entered into in the ordinary course of business the primary purposes of which is not Taxes.
(e)   Neither the Company nor any of the Company Subsidiaries (i) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company or a Company Subsidiary) or (ii) has any Liability for the Taxes of any Person (other than Taxes of the Company or any of the Company Subsidiaries) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or (B) by reason of being a transferee or successor of such Person.

(f)   Each of the Company and the Company Subsidiaries has withheld and paid all Taxes and other amounts required by Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(g)   Neither the Company nor any Company Subsidiary has distributed the stock of any corporation within the last two (2) years in a transaction intended to satisfy the requirements of Section 355 of the Code.
(h)   Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b).
(i)   From and after the Effective Time, neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for, any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) adjustment pursuant to Section 481(a) of the Code or any similar provision of Law by reason of a change in accounting method occurring prior to the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law relating to Taxes) entered into prior to the Effective Time or (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of income Tax Law).
(j)   No claim has been made in writing by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.
Sectionz 4.12   Funds.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a material adverse effect with respect to the Fund in question:
(a)   Each Public Fund is duly registered with the SEC as an investment company under the Investment Company Act and has, since January 1, 2018 (or its inception, if later), filed all Public Fund SEC Documents in compliance with the Securities Act, the Investment Company Act, the Exchange Act and other applicable Law. Since January 1, 2018 (or its inception, if later), each Public Fund’s (i) summary prospectuses, prospectus and statement of additional information (including supplements thereto) forming the part of any registration statement filed with the SEC under the Securities Act and the Investment Company Act; (ii) annual and semi-annual shareholder reports filed with the SEC pursuant to Section 30 of the Investment Company Act and (iii) supplemental advertising and marketing materials prepared by or on behalf of the Company or an Affiliate of the Company did not at the time they were filed (if required to be filed), and did not during the period of their authorized use, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. Each Investment Advisory Agreement with a Public Fund has been duly approved, continued and at all times since January 1, 2018 (or its effective date, if later) has been in compliance in all material respects with Section 15(a) and Section 15(c) of the Investment Company Act. Since January 1, 2018 (or the inception of such Fund if later), no more than 25% of the members of the board of directors or trustees of any Public Fund have been “interested persons” (as defined in the Investment Company Act) of the Company, any Company Subsidiary or any other investment adviser (including subadvisers) for such Public Fund. No Private Fund is required to register as an investment company under the Investment Company Act. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company or any Company Subsidiary is made to the Company’s Knowledge.
(b)   Each Fund that is a juridical entity is duly organized, validly existing and, with respect to entities in jurisdictions that recognize the concept of “good standing,” in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust, company or partnership power and authority to own its properties and to carry on its business as currently conducted, and is qualified to do business in each jurisdiction where it is required to be so qualified under applicable Law. Since January 1, 2018 (or the inception of such Fund if later), the shares, units or interests, as applicable, of each Fund have been issued and sold in compliance with applicable Law including, with respect to any Fund offered or sold outside the United States, the registration and licensing requirements of any applicable non-U.S. jurisdiction. Notwithstanding the foregoing, any such representation or warranty with respect to any Fund as to any period prior to the commencement of such Fund’s management by the Company or any Company Subsidiary is made to the Company’s Knowledge.
(c)   Each Fund currently is, and has since January 1, 2018 (or its inception, if later), been operated in compliance with (i) applicable Law; (ii) any applicable Order of any Governmental Entity; (iii) its governing documents, registration statements, prospectuses, offering documents and agreements; and (iv) its investment objectives, policies and restrictions. Notwithstanding the foregoing, any such representation or warranty with respect to a Fund as to which there is a Sub-Advisory Relationship is made to the Company’s Knowledge.
(d)   Since January 1, 2018, none of the offering memoranda used in connection with an offering of shares, units or interests of any Private Fund, including any supplemental advertising and marketing materials prepared by or on behalf of the Company or any Company Subsidiary contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(e)   Since January 1, 2018, the offering memoranda used in connection with an offering of shares, units or interests of any Private Fund, including any supplemental advertising and marketing materials prepared by or on behalf of the Company or any Affiliate thereof, contains all required disclosures and information to comply with applicable Laws.
(f)   There are no Liabilities or obligations of any Fund of any kind whatsoever, whether known or unknown, accrued, contingent, absolute, determined, determinable or otherwise other than (i) (A) for each Public Fund, Liabilities or obligations disclosed and provided for in the balance sheet of such Public Fund or referred to in the notes thereto contained in the most recent annual or semi-annual report filed by the Public Fund prior to the date hereof with the SEC; or (B) for each Private Fund, Liabilities or obligations disclosed and provided for in the balance sheet of such Private Fund or referred to in the notes thereto contained in the most recent report (1) distributed by the Private Fund to its shareholders or other interest holders or (2) as applicable, filed with a non-U.S. Governmental Entity, in each case prior to the date hereof and provided or made available to Parent; or (ii) for each Fund, Liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the Fund’s applicable report referenced in clause (i)(A) or (B) above.
(g)   There are no Actions pending or, to the Knowledge of the Company, threatened in writing, before any Governmental Entity, or before any arbitrator of any nature, brought by or against any of the Funds or any of their officers or directors involving or relating to the Funds, the assets, properties or rights of any of the Funds.
(h)   (i) For all taxable years since its inception date, each Fund has qualified for its intended Tax classification or treatment, as reported on its most recent applicable Tax Return, including, in the case of each Public Fund, as a regulated investment company taxable under Subchapter M of Chapter 1 of the Code, and has been organized and operated in conformity with the requirements related to such intended Tax classification or treatment, and its proposed method of operation will enable it to continue to qualify for such intended Tax classification or treatment; (ii) each Fund has timely filed (or caused to be timely filed) all Tax Returns required to be filed by it (taking into account any applicable extensions or waivers) with any Governmental Entity and has timely paid (or caused to be paid) all Taxes shown as due on such Tax Returns; (iii) there is currently no audit by any Governmental Entity of any Tax Return of any Fund pending or threatened in writing; (iv) each Fund has complied with all applicable Tax withholding and information reporting requirements; and (v) there are no outstanding waivers or comparable consents given by any Fund regarding the application of the statute of limitations with respect to Taxes.
Section 4.13   Clients.
(a)   Section 4.13(a) of the Company Disclosure Schedule sets forth, as of the Base Date (i) a complete and accurate list in all material respects of each Client for which an Investment Adviser

Subsidiary is the investment adviser or sub-adviser thereunder, excluding any Clients being serviced by Company Advisors; (ii) the Base Date Assets Under Management by the applicable Investment Adviser Subsidiary for each Client; (iii) the Base Date Revenue Run Rate with respect to each such Client; (iv) the Applicable Fees payable to such Investment Adviser Subsidiary by each such Client (other than any Affiliate Client) under the applicable Investment Advisory Agreement; and (v) the Base Date Assets Under Administration for each Company Advisor.
(b)   Since January 1, 2018, each Investment Adviser Subsidiary has provided its investment advisory services to each of its Clients in material compliance with the Advisers Act, the Investment Company Act, as applicable, and other applicable Law. Each Investment Adviser Subsidiary provides investment advisory services to the Clients solely pursuant to written Investment Advisory Agreements.
(c)   Each Investment Advisory Agreement includes all provisions required by, and complies in all material respects with, the Advisers Act, applicable provisions of the Investment Company Act and other applicable Law. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Investment Adviser Subsidiary has performed all obligations required to be performed by it under, and is not in violation of or default under the terms of, any Investment Advisory Agreement.
(d)   As of the date hereof, no Investment Adviser Subsidiary is currently subject to, or has received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity.
(e)   No Investment Adviser Subsidiary is prohibited from charging fees to any Person pursuant to “pay-to-play” rule or requirement applicable to such Investment Adviser Subsidiary (including, with respect to each Investment Adviser Subsidiary, Rule 206(4)-5 under the Advisers Act), except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.14   Employee Benefit Plans.
(a)   Section 4.14(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan. With respect to each Company Benefit Plan listed in Section 4.14(a) of the Company Disclosure Schedule, the Company has delivered or made available to Parent accurate and complete copies of (i) the Company Benefit Plan (or, if such Company Benefit Plan is not written, a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto; (ii) the current summary plan description, including any summary of material modifications; (iii) the most recently filed annual report (Form 5500 series) with any required schedules filed with the IRS with respect to such Company Benefit Plan; (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan; (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to the Company Benefit Plan; and (vi) all material documents and correspondence relating thereto received from or provided to any Governmental Entity during the past year.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained, operated, and administered in accordance with its terms and any related documents or agreements and in compliance with all Law, including ERISA and the Code; (ii) any contributions (including any premiums) required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the books and records of the Company; (iii) no event has occurred and there exists no condition or set of circumstances in connection with which the Company, any Company Subsidiary, any ERISA Affiliate or any Company Benefit Plan fiduciary could reasonably be expected to be subject to any Liability (other than for routine benefit Liabilities) under the terms of, or with respect to, any Company Benefit Plans, ERISA, the Code or any other applicable Law, nor would negotiation or consummation of the Transactions give rise to such Liability; (iv) with respect to each Company Benefit Plan, all Tax, annual reporting and other filings with a Governmental Entity required by ERISA, the Code and other applicable Law have been timely filed with the appropriate Governmental Entity and all notices and disclosures have been timely provided to participants; and (v) no Action (other than routine claims for benefits and including an audit) is pending against or involves or, to the Knowledge of the Company, is threatened against or reasonably expected to involve, any Company Benefit Plan before any court or arbitrator or any Governmental Entity.
(c)   Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code either (i) has a current favorable determination or opinion letter from the IRS as to its qualified status or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired, and no fact or event has occurred that would reasonably be expected to result in any such letter being revoked or not being reissued or (ii) may rely upon a prototype opinion letter. Each trust created under any such Company Benefit Plan is exempt from tax under Section 501(a) of the Code.
(d)   With respect to any Company Benefit Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code.
(e)   None of the Company, its Subsidiaries, or any ERISA Affiliate (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or in the past six years has, sponsored, maintained, administered or contributed to (or had any obligation to contribute to), any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.
(f)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event, such as termination of employment) will (i) result in any compensatory payment becoming due to any current or former director, officer, employee, consultant, independent contractor or other service provider of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates, or to any Governmental Entity or other Person on behalf of any such director, officer, employee, consultant, independent contractor or other service provider, from the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates under any Company Benefit Plan or otherwise; (ii) entitle any current or former director, officer, employee, consultant, independent contractor or other service provider of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates to severance pay, change in control, retention or other bonus payments or an increase in any such payments upon any termination of employment after the date hereof; (iii) increase any benefits otherwise payable under any Company Benefit Plan; (iv) result in any acceleration of the time of payment or vesting of any benefits; or (v) result in the payment of any amount that, individually or in combination with any other such payment, would not be deductible pursuant to Section 280G of the Code or Section 162(m) of the Code.
(g)   Except as required by Law, no Company Benefit Plan provides any retiree or post-employment health, disability, life insurance or other welfare benefits (whether or not insured) to any Person.
(h)   Each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in material compliance with, and the Company and its Subsidiaries have, materially complied in practice and operation with, all applicable requirements of Section 409A of the Code. Neither the Company nor any Company Subsidiary is a party to, or otherwise obligated under, any Company Benefit Plan that provides for the gross-up of the Tax imposed by Section 409A(a)(1)(B) of the Code.
(i)   The Company, any Company Subsidiary or any ERISA Affiliate may, in any manner, subject to the limitations imposed by applicable Law and reasonable notice provisions under the applicable Company Benefit Plan, and without the consent of any employee, beneficiary or other Person, prospectively terminate, modify or amend any Company Benefit Plan (or its participation in such Company Benefit Plan) effective as of any date on or after the date of this Agreement other than with respect to individual arrangements otherwise previously disclosed.

Section 4.15   Labor and Other Employment Matters.
(a)   Section 4.15(a) of the Company Disclosure Schedule lists all employees of the Company as of November 30, 2020, and for each such employee sets forth his or her (i) name, (ii) job title, (iii) department, (iv) base salary or wage rate, (v) date of hire, (vi) status as a full-time or part-time employee, (vii) exempt or non-exempt status under applicable wage and hour Laws, (viii) current year bonus, commission and other incentive-based compensation opportunity and actual bonus, commission and other incentive-based compensation paid for the previous performance year, (ix) accrued vacation and paid time off, (x) principal work location and (xi) leave status.
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) Each of the Company and each Company Subsidiary is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings, compensation and benefits, and wages and hours, including Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1967, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the applicable rules and regulations adopted by those federal agencies responsible for the administration of such Laws (“Employment Practices”); and (ii) as of the date of this Agreement, (A) there are no Actions pending or scheduled by any Governmental Entity pertaining to the Employment Practices of the Company or any Company Subsidiary; and (B) no complaints relating to Employment Practices of the Company or any Company Subsidiary have, to the Company’s Knowledge, been filed with any Governmental Entity or submitted in writing to the Company or any Company Subsidiary.
(c)   Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any Contract that is a collective bargaining agreement or other agreement with any labor union or labor organization, and no such Contract is presently being negotiated. To the Knowledge of the Company, there are no current and there has not been at any time during the last five years any campaigns to solicit cards from employees of the Company or any Company Subsidiary to authorize representation by any labor union or labor organization and there are no current, and there has not been at any time during the last five years, any other union organizing activities concerning any employees of the Company or any Company Subsidiary. There are no current and there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the last five years. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions.
(d)   To the Knowledge of the Company, no employee of the Company or any Company Subsidiary with the title of Vice President or above is in violation in any material respect of any term of any employment Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary by which the individual is employed because of the nature of the business conducted or presently proposed to be conducted by it or to the use of Trade Secrets or proprietary information of others.
(e)   Since January 1, 2018, (i) no allegations of sexual harassment or other sexual misconduct have been made against any manager (i.e., any employee who has supervisory authority over other employee(s)) of the Company or any Company Subsidiary through the formal human resources communication channels at the Company, and (ii) there are no Actions pending or, to the Company’s Knowledge, threatened related to any allegations of sexual harassment or other sexual misconduct by any manager of the Company or any Company Subsidiary. Since January 1, 2018, neither the Company nor any Company Subsidiary has entered into any settlement agreements related to any such matter.
(f)   The Company and each Company Subsidiary have (i) taken commercially reasonable steps to minimize potential workplace exposure in light of COVID-19; (ii) complied in all material respects with all Laws addressing COVID-19; and (iii) delivered or made available accurate and complete copies of all applicable written employment policies with respect to remote work practices, onsite meetings, implementation and enforcement of health and safety, social distancing and return-to-work practices and protocols that have been adopted in response to COVID-19.
(g)   Each of the Company and each Company Subsidiary is in compliance in all material respects with the Worker Readjustment and Notification Act (29 U.S.C. §2101) (the “WARN Act”) and any applicable state Laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity. For the past two years, neither the Company nor any Company Subsidiary has taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or Liability under any other comparable Law in the United States.
(h)   All current employees of the Company and any Company Subsidiary who work in the United States are, and all former employees of the Company or any Company Subsidiary who worked in the United States whose employment terminated, voluntarily or involuntarily, since January 1, 2018, were, to the Knowledge of the Company, legally authorized to work for the Company or such Company Subsidiary in the United States. The Company and any Company Subsidiary have completed and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 for all current employees.
(i)   The Company and each Company Subsidiary is in compliance in all material respects with all Laws pertaining to the classification and payment of employees and independent contractors.
Section 4.16   Intellectual Property.
(a)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries (i) solely and exclusively own all right, title and interest in and to all Company Owned Intellectual Property free and clear of all Liens, other than Permitted Liens and (ii) will, immediately following the Closing, own or have a valid and enforceable license to use any and all Company Intellectual Property (including the Platform Source Code and any Intellectual Property incorporated, embedded or otherwise included in the Company Platforms).
(b)   Section 4.16(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all material Company Registered Intellectual Property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, all Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable.
(c)   To the Knowledge of the Company, (i) no Person has infringed, misappropriated or violated any material Company Owned Intellectual Property; and (ii) neither the Company nor any Company Subsidiary, nor the products, services or conduct of their respective businesses (including any Company Platforms), has infringed, misappropriated or otherwise violated any Intellectual Property of any Person. Since January 1, 2018, no Person has asserted in writing any such infringement, misappropriation or other violation.
(d)   As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened (including any invitation to take a license) against or affecting the Company or any Company Subsidiary (i) alleging any infringement, misappropriation or other violation of a Person’s Intellectual Property rights; or (ii) challenging or seeking to restrict the Company’s or any Company Subsidiary’s rights in, or the registrability, validity or enforceability of, any material Company Owned Intellectual Property. Since January 1, 2018, neither the Company nor any Company Subsidiary has received written notice of any such allegation or challenge.
(e)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) none of the Company Owned Intellectual Property is subject to any Order restricting the Company or any Company Subsidiary’s right, title or interest therein or thereto; (ii) the Company and the Company Subsidiaries require all current and former employees, contractors and consultants who create, invent or otherwise develop Intellectual Property for or on behalf of the Company or any

Company Subsidiary to execute Contracts protecting the confidentiality of, and irrevocably assigning or otherwise transferring to the Company or any Company Subsidiary all rights to, such Intellectual Property; and (iii) no current or former employee, contractor or consultant of the Company or any Company Subsidiary owns any right, title or interest in or to any of the Company Owned Intellectual Property.
(f)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each Company Subsidiary have taken all commercially reasonable steps to (i) maintain the confidentiality of all Trade Secrets that are (A) used or held for use by the Company or any Company Subsidiary, or (B) provided, disclosed or made accessible by any customer or supplier to the Company or any Company Subsidiary; and (ii) maintain and protect all Company Owned Intellectual Property.
(g)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is restricted in its ability to develop, use, license, transfer, dispose of, enforce or assert any Company Owned Intellectual Property.
(h)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any Company Subsidiary is in breach of any terms or conditions of any license to any Open Source Materials. No Open Source Materials are or have been incorporated or embedded in, linked to, or combined or distributed with, any Company Platforms in a manner that has, or would reasonably be expected to, (i) require the disclosure or distribution of or access to any Platform Source Code; or (ii) restrict the Company or any Company Subsidiary’s ability to charge for access to or use of the Company Platforms.
Section 4.17   Privacy; Data Security.
(a)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Systems perform in a manner that permits the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted; (ii) the Company and the Company Subsidiaries have taken all commercially reasonable actions (A) to monitor and protect the confidentiality, integrity, operation and security of the Company Platforms and Systems, and (B) to implement and maintain business continuity, backup, security and disaster recovery plans, procedures and facilities; (iii) since January 1, 2018, to the Knowledge of the Company, there has been no corruption, malfunction or failure of, disruption to, or malicious code contained in, any Systems or Company Platforms; and (iv) to the Knowledge of the Company, there has been no unauthorized access, use, modification, interruption or corruption of the Systems or Company Platforms.
(b)   The Company and Company Subsidiaries are, and have been since January 1, 2018, in compliance in all material respects with, and not in material default or violation of, Privacy and Security Laws, Privacy Policies and Privacy Contracts, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will violate any Privacy and Security Laws, Privacy Policies or Privacy Contracts in any material respect.
(c)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) no Privacy Policies of the Company or any Company Subsidiary have contained any omissions or been misleading or deceptive; (ii) the Company and Company Subsidiaries have implemented and maintained reasonable safeguards, consistent with industry practice, to protect Relevant Data against loss, theft, misuse or unauthorized access, use, modification or disclosure; (iii) the Company and Company Subsidiaries have taken commercially reasonable steps to ensure that any Person to whom the Company or any Company Subsidiary has granted access to Relevant Data has implemented and maintained the same; and (iv) to the Knowledge of the Company, there has been no loss, theft, misuse or unauthorized access, use, modification or disclosure of Relevant Data.
(d)   Since January 1, 2018, (i) except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, there have been no (A) breaches, security incidents, misuse of or unauthorized access to or use of any Systems or any Relevant Data Processed thereon, stored or contained therein, or transmitted thereby or (B) unauthorized modifications or disclosures of any Relevant Data; (ii) the Company and Company Subsidiaries have not provided or been legally required to provide any notices to any Person in connection with any breaches, security incidents, misuse or unauthorized access to or use of any Systems or Relevant Data, or unauthorized modifications or disclosures of any Relevant Data; and (iii) neither the Company nor any of the Company Subsidiaries has received any written notice (including from Persons acting on its behalf) of any claim or allegation of the violation of, or failure to comply with, any Privacy and Security Laws, Privacy Policies or Privacy Contracts. No Action is pending or, to the Knowledge of the Company, threatened alleging any such violation or failure that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.18   Compliance with Law.
(a)   The Company and Company Subsidiaries are, and have been since January 1, 2018, in material compliance with, and not in default or violation of, applicable Laws of all Governmental Entities. Since January 1, 2018, none of the Company or Company Subsidiaries has received written notice of any violation (or any investigation with respect thereto) of any such Law, and none of the Company or Company Subsidiaries is in default with respect to any Order applicable to it or any of its assets, properties or operations, except for any of the foregoing that would not, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) prevent or materially delay consummation of the Transactions or the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.
(b)   Except as set forth on Section 4.18(b) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is, or since January 1, 2018, has been, (i) a “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker within the meaning of any applicable Law; (ii) required to be registered, licensed or qualified as a “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker under any applicable Law; or (iii) subject to any material Liability by reason of any failure to be so registered, licensed or qualified. Since January 1, 2018, none of the Company or Company Subsidiaries has received written notice of, and there is no pending, or threatened in writing, Action concerning any failure to obtain any “bank” or a “bank holding company” as those terms are defined in the federal Bank Holding Company Act, 12 USC §1841, trust company, introducing broker, futures commission merchant, broker-dealer, real estate broker, insurance company or insurance broker registration, license or qualification, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(c)   Fiduciary Trust Company of New Hampshire is, and since January 1, 2018, has been, in compliance with any minimum capital requirements established by the State of New Hampshire.
(d)   None of the Company or any of the Company Subsidiaries is, nor is any Affiliate of any of them, nor, to the Knowledge of the Company, any “associated person” as defined in the Exchange Act, subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any of the Company Broker-Dealer Subsidiaries as broker-dealers, municipal securities dealers, government securities brokers or government securities dealers under Section 15, Section 15B or Section 15C of the Exchange Act, or performing similar functions under the Laws of other jurisdictions, and there is no formal Action or written notice of investigation (or, to the Knowledge of the Company, any informal Action or investigation) by any Governmental Entity, whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitation, suspension or revocation, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect.
(e)   To the extent that the Company or any of its Subsidiaries has rendered investment advisory, investment management or any other related services or acted as a fiduciary (within the meaning of ERISA, the Code or any Law relating to non-ERISA benefit plan assets or accounts (“Similar Law”)) with respect to the assets of (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA and subject to Title I of ERISA or any Similar Law, (ii) a plan or arrangement subject to Section 4975 of the Code, (iii) any Person whose assets are deemed to be “plan assets” within the meaning of Department of Labor Regulation Section 2510.3-101, as modified by Section 3(42) of ERISA, or any similar concept under Similar Law, or (iv) a Person acting on behalf of any such plan or Person described in (i), (ii) or (iii) above (each, a “Benefit Plan Client”), since January 1, 2018, the Company and its Subsidiaries have acted in compliance in all material respects with the applicable requirements of ERISA, the Code and Similar Law, and none of the Company nor any of the Company Subsidiaries have engaged in, or caused a Benefit Plan Client to engage in, any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
Section 4.19   Adviser Compliance Matters.
(a)   Section 4.19(a) of the Company Disclosure Schedule lists the name of each Investment Adviser Subsidiary of the Company and each jurisdiction in which it is, or since January 1, 2018 has been, registered to provide investment advisory services. Each Investment Adviser Subsidiary of the Company is, and has been at all times required since January 1, 2018, registered as an investment adviser under the Advisers Act. Each Investment Adviser Subsidiary of the Company is, and has been at all times required since January 1, 2018, registered as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all U.S. federal, state and non-U.S. Laws requiring any such registration, licensing or qualification, except, in each case, as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Subsidiary, except each Investment Adviser Subsidiary of the Company, provides investment advisory services to any Person or, since January 1, 2018, is or has been an “investment adviser” within the meaning of the Advisers Act or required under applicable Law to be registered, licensed or qualified as an investment adviser in any state or non-U.S. jurisdiction. Neither the SEC nor any other Governmental Entity has commenced or threatened in a writing delivered to the Company or the Investment Adviser Subsidiaries any Action to revoke, limit, suspend or qualify any membership, registration, license or qualification. Neither the Company nor any of the Investment Adviser Subsidiaries is required by applicable Law to be registered with the Commodity Futures Trading Commission (the “CFTC”) or the National Futures Association as a futures commission merchant, a commodity trading advisor or a commodity pool operator, nor is the Company or any Investment Adviser Subsidiary required by applicable Law to claim any exemption from registration as a futures commission merchant, a commodity trading advisor or a commodity pool operator.
(b)   Since January 1, 2018, each Investment Adviser Subsidiary has timely filed Form ADV and Form CRS and each Form ADV or amendment to Form ADV, and each Form CRS, of each Investment Adviser Subsidiary, as of the date of filing with the SEC (and with respect to Form ADV Part 2B, Form CRS or its equivalent, its date) did not, as of such respective date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The regulatory assets under management as reported on the Investment Adviser Subsidiaries’ most recently filed Forms ADV are and have been valued fairly in accordance with general industry practices, the respective Investment Adviser Subsidiary’s valuation procedures and past practices, all applicable Law and any applicable provision of any Investment Advisory Agreement. Each Form ADV or amendment to Form ADV and each Form CRS of each Investment Adviser Subsidiary is in compliance with the applicable requirements of the Advisers Act in all material respects. Each Investment Adviser Subsidiary has delivered or made available to each Client or any other Person to whom such delivery or offer is required by applicable Law Part 2 and Part 3 of the applicable Form ADV, or any other disclosure document or other information to the extent required to be delivered or made available to any Client, potential client or other Person by the Advisers Act or other applicable Law. Any deficiencies, omissions or other issues cited (whether in writing, during a regulatory inspection, inquiry, examination or otherwise) by any Governmental Entity (including the SEC) with respect to Form ADV have been addressed and rectified in all material respects by the relevant Investment Adviser Subsidiary.
(c)   Each Investment Adviser Subsidiary has designated and approved a chief compliance officer in accordance with Rule 206(4)-7 under the Advisers Act or other applicable Law. Each Investment

Adviser Subsidiary has established in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2018, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program; (ii) a code of ethics and a written policy regarding insider trading and the protection of material non-public information; (iii) written cyber security and identity theft policies and procedures; (iv) written supervisory procedures and a supervisory control system; (v) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties; (vi) written recordkeeping policies and procedures; and (vii) other policies required to be maintained by such Investment Adviser Subsidiary under applicable Law, including (to the extent applicable) Rules 204A-1 and 206(4)-7 under the Advisers Act, except, in each case under clauses (i)-(vii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the aforementioned written compliance policies and procedures have been provided to Parent and are in compliance in all material respects with the Advisers Act and other applicable Law. Except as set forth in each Investment Adviser Subsidiary’s required annual reviews (including those required under Rule 206(4)-7(b) of the Advisers Act) or other periodic compliance reviews, in each case, which have been made available to Parent, all persons subject to such written compliance policies and procedures are in, and at all times since January 1, 2018 have been in, compliance in all material respects with such written compliance policies and procedures.
(d)   Each Client’s account is being managed, and has since January 1, 2018 (or inception of the relationship, if later) been managed, by the applicable Investment Adviser Subsidiary in compliance in all material respects with (i) applicable Law; (ii) any applicable Order of any Governmental Entity; (iii) the Client’s Investment Advisory Agreement; and (iv) the Client’s investment objectives, policies and restrictions.
(e)   With respect to each Investment Adviser Subsidiary, (i) none of such Investment Adviser Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the Knowledge of the Company, any of such Investment Adviser Subsidiary’s other “associated persons” (as defined in the Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser or (B) subject to disqualification pursuant to Rule 206(4)-3 under the Advisers Act, unless in the case of clause (A) or (B), such Investment Adviser Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification; and (ii) there is no Action pending or, to the Knowledge of the Company, threatened by any Governmental Entity that would reasonably be expected to result in the ineligibility or disqualification of such Investment Adviser Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification. No Investment Adviser Subsidiary or, to the Knowledge of the Company, any director, executive officer or any other officer thereof participating in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act is ineligible pursuant to Rule 506(d) of Regulation D under the Securities Act to serve as an investment manager, solicitor, promoter or in any other capacity with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act, nor is there any investigation pending or threatened by any Governmental Entity that would result in the ineligibility of the Company or any director, executive officer or any other officer thereof participating in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act to serve as an investment manager, solicitor, promoter or in any other capacity with respect to an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act. None of the Company, any of the Company Subsidiaries, any officer, director or employee thereof or, to the Knowledge of the Company, any other “affiliated person” (as defined in the Investment Company Act) thereof is subject to ineligibility pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in any capacity referred to in Section 9(a) thereof to a Public Fund, nor is there any Action pending or, to the Knowledge of the Company, threatened in writing, by any Governmental Entity, that would provide a basis for such ineligibility that would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each employee of the Company or any Company Subsidiary who is required to be registered or licensed as a registered representative, principal, investment adviser representative, salesperson or equivalent with any Governmental Entity is duly registered or licensed as such and such registration or license is in full force and effect.
(f)   Each Investment Adviser Subsidiary is, and since January 1, 2018, has been, in compliance with (i) the applicable provisions of the Advisers Act and (ii) all other applicable Laws of the jurisdictions in which such Investment Adviser Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Investment Adviser Subsidiary is currently subject to, or has received written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity.
(g)   The Company has made available to Parent a true and correct copy of each material no-action letter, exemptive order or similar regulatory relief issued by any Governmental Entity (including without limitation the SEC and FINRA) to any of the Company or Company Subsidiaries or any Fund that remains applicable to its respective business as conducted on the date of this Agreement. The Company, Company Subsidiaries and the Funds are in compliance in all material respects with any such material no-action letters, exemptive orders or similar regulatory relief.
(h)   Since January 1, 2018, all advertisements (as defined under the Advisers Act), including any marketing materials, performance history or track record (each, an “advertisement”) currently being, or since January 1, 2018 having been, disseminated, provided, presented or made available by the Company or any of the Investment Adviser Subsidiaries to any Client or prospective client, have complied in all material respects with the Advisers Act and any applicable and publicly available guidance of the SEC or its staff. Since January 1, 2018, all performance information contained in any such advertisement has been prepared in compliance in all material respects with the Global Investment Performance Standards of the CFA Institute (“GIPS”), and the books and records of the Company include all records and other information necessary to support the use of such performance information or any other performance history or record in accordance with GIPS, the Advisers Act, the rules thereunder and any applicable and publicly available guidance of the SEC or its staff.
(i)   Since January 1, 2018, (i) each Investment Adviser Subsidiary has satisfied its duty of “best execution” (as such term is understood under the Advisers Act) for each Client for which it exercises trading discretion and (ii) the receipt of all soft dollar brokerage and research services by each Investment Adviser Subsidiary qualifies for the safe harbor afforded by Section 28(e) of the Exchange Act, and each Investment Adviser Subsidiary has complied in all material respects with related disclosure rules. With respect to any “wrap fee program” (as defined under Rule 204(f) of the Advisers Act) sponsored or offered by an Investment Adviser Subsidiary, such “wrap fee program” complies in all material respects with the requirements of the Advisers Act, the Investment Company Act and all other applicable Law.
(j)   No Investment Adviser Subsidiary acts as an investment adviser to any non-U.S. Person or any Client outside the U.S. in a manner or to an extent that requires registration in any such jurisdiction, as reasonably determined by such Investment Adviser Subsidiary after due inquiry (including consultation with local counsel in any relevant non-U.S. jurisdiction). No Investment Adviser Subsidiary has, since January 1, 2018, engaged in any purchase, sale, lending or borrowing transactions with a Client as a principal, agent, lender or borrower, as applicable, including any transaction subject to Rule 206(3) under the Advisers Act.
Section 4.20   Broker-Dealer Compliance Matters. Section 4.20 of the Company Disclosure Schedule lists the name of each Company Subsidiary that is registered, or required to be registered, as a broker-dealer under the Exchange Act or the MSRB, as applicable (each a “Company Broker-Dealer Subsidiary”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   Since January 1, 2018, each Company Broker-Dealer Subsidiary has been duly registered as a broker-dealer with the SEC and each state and each other jurisdiction in which it is required to be so registered. Each Company Broker-Dealer Subsidiary is, and since January 1, 2018, has been a member in good standing of FINRA and each other SRO of which it is required to be a member. Each natural

Person whose functions require him or her to be licensed as a representative or principal of a Company Broker-Dealer Subsidiary is so registered with FINRA and all applicable states and other jurisdictions, and such registrations are not, and since January 1, 2018, have not been, suspended, revoked or rescinded and remain in full force and effect, and no such natural Person is registered with more than one broker-dealer in any jurisdiction where such multiple registrations would violate any applicable Law.
(b)   Each current Form BD of each Company Broker-Dealer Subsidiary is, and since January 1, 2018, has been, and any Form BD of the Company Broker-Dealer Subsidiary filed before the Closing Date will be at the time of filing, in compliance with the applicable requirements of the Exchange Act, the rules thereunder and the rules of any SRO (including the MSRB), as applicable.
(c)   (i) No Company Broker-Dealer Subsidiary, nor any of their respective Affiliates, nor any of their respective “associated persons” (as defined in the Exchange Act) is (A) ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” of a broker-dealer or (B) subject to any material disciplinary Actions or Orders that would be required to be disclosed on Form BD or Forms U-4 or U-5 (and which disciplinary Actions or Orders are not actually disclosed on such Person’s current Form BD or current Forms U-4 or U-5) to the extent that such Person or its associated persons is required to file such forms; and (ii) there is no Action pending or threatened in writing by any Governmental Entity that would reasonably be expected to result in any of the circumstances described in the foregoing clauses (i)(A) and (i)(B).
(d)   No fact relating to any Company Broker-Dealer Subsidiary or any “control affiliate” of the Company Broker-Dealer Subsidiary, as defined in Form BD, requires any response in the affirmative to any question in Item 11 of Form BD, except to the extent that such facts have been reflected on Form BD of the Company Broker-Dealer Subsidiary, as applicable.
(e)   Since January 1, 2018, each Company Broker-Dealer Subsidiary has conducted its broker-dealer activities in compliance with all requirements of the Exchange Act, the rules and regulations of the SEC, FINRA and any applicable state securities regulatory authority or SRO (including the MSRB), as applicable. Each Company Broker-Dealer Subsidiary has established, in compliance with requirements of applicable Law, and maintained in effect at all times required by applicable Law since January 1, 2018, written policies and procedures reasonably designed to achieve compliance with the Securities Exchange Act, the SEC rules thereunder, and the rules of each applicable SRO (“BD Compliance Policies”), including those required by (i) applicable FINRA rules, including FINRA Rule 3110, 3120 and 3130; (ii) anti-money laundering Laws, including a written customer identification program in compliance therewith; (iii) privacy Laws, including policies and procedures with respect to the protection of non-public Personal Information about customers, clients and other third parties; (iv) identity theft Laws, and approved such principals, managers and other supervisors as are required under the aforementioned Laws, rules and regulations; and (v) MSRB rules and regulations, as applicable. All such BD Compliance Policies comply in all material respects with applicable Laws. There has been no non-compliance with such BD Compliance Policies other than those that have been satisfactorily remedied.
(f)   Each Company Broker-Dealer Subsidiary currently maintains, and since January 1, 2018, has maintained, “net capital” (as such term is defined in Rule 15c3-1(c)(2) under the Exchange Act) equal to or in excess of the minimum “net capital” required to be maintained by such Company Broker-Dealer Subsidiary, and in an amount sufficient to ensure that it is not required to file a notice under Rule 17a-11 under the Exchange Act.
(g)   No Governmental Entity has, since January 1, 2018, initiated any Action or, to the Knowledge of the Company, investigation (other than ordinary course examinations) into any Company Broker-Dealer Subsidiary, and no Company Broker-Dealer Subsidiary has received a written “Wells notice,” other written indication of the commencement of an enforcement action or other Action from the SEC, FINRA, the MSRB or any other Governmental Entity, or other written notice alleging any material non-compliance with any applicable Law governing the operations of such Company Broker-Dealer Subsidiary and, to the Knowledge of the Company, no such Action or investigation has been threatened. The Company has no Knowledge of any unresolved material violation or material exception raised by any Governmental Entity with respect to any Company Broker-Dealer Subsidiary.

Since January 1, 2018, no Company Broker-Dealer Subsidiary has settled any claim or Action of the SEC, FINRA, the MSRB or any other Governmental Entity. No Company Broker-Dealer Subsidiary has had an order, decree or judgment entered against it in connection with any applicable Law governing its operation. Except as would not be material to the Company and the Company Subsidiaries, individually or taken as a whole, as of the date hereof, no Company Broker-Dealer Subsidiary is currently subject to, or has received any written notice of, an examination, inspection, investigation or inquiry by a Governmental Entity, and since January 1, 2018, no examination or inspection has been started or completed for which no examination report is available.
Section 4.21   Environmental Compliance.
(a)   The Company, Company Subsidiaries and their respective properties and operations are, and have been since January 1, 2018, conducted in accordance with all applicable Environmental Laws, including any licenses, permits, consents, franchises, registrations, authorizations and approvals issued or required pursuant thereto, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
(b)   There is no Action or Remediation pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Company Subsidiary or their respective assets or properties under Environmental Law and to the Knowledge of the Company, there are no facts, circumstances, or conditions that would reasonably be expected to form the basis of any such Action, Remediation, or other liability or obligation under Environmental Law, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.
Section 4.22   Licenses and Permits.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold all licenses, permits, franchises, registrations, authorizations and approvals issued or granted by any Governmental Entity necessary for the operation of their respective businesses (the “Company Permits”). The Company and Company Subsidiaries are, and since January 1, 2018, have been, in compliance with the terms of the Company Permits, except for failures to comply that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no Action pending, or, to the Knowledge of the Company, threatened in writing that seeks, or, to the Knowledge of the Company, any existing condition, situation or set of circumstances that would reasonably be expected to result in, the revocation, cancellation, termination, non-renewal or adverse modification of any Company Permit except where such revocation, cancellation, termination, non-renewal or adverse modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.23   Real Property.
(a)   The Company has made available to Parent true and complete copies of the leases subleases or licenses relating to the New Headquarters (the “Headquarters Lease”) and Development Documents. As of the date hereof, the Company has not received, and does not expect to receive on or prior to the Effective Time, any of the incentives provided under or in connection with the Headquarters Lease or the Development Documents and is not subject to any clawback, giveback or other obligation to return to or reimburse any Person, including any Governmental Entity, in respect of such relocation incentives; provided that the Company makes no representation of warranty as to the effect of the execution, delivery or performance of this Agreement with respect thereto.
(b)   With respect to the Headquarters Lease and each Development Document, (A) the Headquarters Lease or Development Document, as applicable, is a legal, valid, binding and enforceable agreement of the Company or applicable Company Subsidiary, subject to the Bankruptcy and Equity Exception; (B) neither the Company or applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to the Headquarters Lease or Development Document is in breach or default under the Headquarters Lease or such Development Document or has given or received a notice of default that remains uncured as of the date hereof; (C) there are no disputes, Actions, suits, oral agreements or forbearance programs in effect as to the Headquarters Lease or such Development Document; and (iv) the Company or applicable Company Subsidiary has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Headquarters Lease or such Development Document. None of the Company nor any Company Subsidiary owes any brokerage commission or finders’ fees with respect to the Headquarters Lease or any Development Document.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)   Each parcel of real property owned (“Owned Real Property”) or leased, subleased or licensed (“Leased Real Property,” and together with the Owned Real Property, collectively, the “Real Property”) by the Company or any Company Subsidiary is set forth in Section 4.23 of the Company Disclosure Schedule, along with its location. The Real Property constitutes all of the real property currently used by the Company and the Company Subsidiaries in the operation of the businesses of the Company and the Company Subsidiaries, and the Real Property is sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted.
(ii)   The Company has made available to Parent true and complete copies of the leases, subleases or licenses (the “Real Property Leases”) relating to the Leased Real Property and all extensions, amendments and other modifications, if any, thereof. The Company or applicable Company Subsidiary has a valid leasehold, sublease, or license interest in the Leased Real Property, subject to the Bankruptcy and Equity Exception. None of the Leased Real Property is occupied by the Company or Company Subsidiaries pursuant to a sublease, and there are no subleases, license agreements or occupancy agreements granting rights to third parties with respect to any Leased Real Property. With respect to each Real Property Lease, (i) the Real Property Lease is a legal, valid, binding and enforceable agreement of the Company or applicable Company Subsidiary, subject to the Bankruptcy and Equity Exception; (ii) neither the Company or applicable Company Subsidiary nor, to the Knowledge of the Company, any other party to the Real Property Lease is in breach or default under such Real Property Lease or has given or received a notice of default that remains uncured as of the date hereof; (iii) there are no disputes, Actions, suits, oral agreements or forbearance programs in effect as to such Real Property Lease; and (iv) the Company or applicable Company Subsidiary has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such Real Property Lease. None of the Company nor any Company Subsidiary owes any brokerage commission or finders’ fees with respect to any Real Property Lease or any purchase of Owned Real Property.
(iii)   With respect to each Owned Real Property, the Company or a Company Subsidiary has valid and insurable title, free and clear of all Liens, other than Permitted Liens, and the Company and Company Subsidiaries have not granted any outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof, or leased or otherwise granted the right to occupy any such Owned Real Property or portion thereof to any third Person that remains in effect as of the date hereof. The Company and Company Subsidiaries have implemented maintenance and repair practices with respect to their buildings, improvements, fixtures, building systems and equipment and the components thereof located on the Owned Real Property that are consistent with good industry practice. Within the last 12 months, neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity that the use and occupancy of any of the Owned Real Property, as currently used and occupied, violates any building codes, zoning, subdivision or other land use or similar Laws. There is no pending or, to the Knowledge of the Company, threatened in writing, eminent domain taking affecting any of the Owned Real Property or other Actions affecting the Owned Real Property.
Section 4.24   Litigation.
(a)   There is no Action pending or, to the Knowledge of the Company, threatened, against the Company, any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties, or any executive officer or director of the Company or any Company Subsidiary in their respective capacities as such that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Transactions or, as of the date hereof, the Wealth Management Transactions.
(b)   Neither the Company nor any Company Subsidiary is subject to any material outstanding Order or arbitration ruling, award or other finding that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would reasonably be expected to prevent or materially delay consummation of the Transactions or, as of the date hereof, the Wealth Management Transactions or performance by the Company of any of its material obligations under this Agreement.
(c)   There are no internal investigations or internal inquiries that, since January 1, 2018, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any financial, accounting or other misfeasance or malfeasance issues or that could reasonably be expected to lead to a voluntary disclosure or enforcement action.
Section 4.25   Insurance.   The Company has made available to Parent true and complete copies of all material insurance policies, surety bonds, and information about all material self-insurance programs and similar arrangements (the “Insurance Policies”) and claims (open and closed) relating to the business, assets and operations of the Company and the Company Subsidiaries. Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies. Except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2018, none of the Company nor any Company Subsidiary has received any notice or other communication regarding any actual or possible (i) cancellation of any Insurance Policy; (ii) invalidation of any Insurance Policy; or (iii) refusal of any coverage, limitation in coverage, rejection of any material claim or dispute pending under any Insurance Policy. There is no material claim or notice of circumstances by the Company or any Company Subsidiary pending under any of the Insurance Policies.
Section 4.26   Anti-Bribery; Anti-Corruption.
(a)   Since January 1, 2018, (i) the Company and Company Subsidiaries, directors, officers and employees have complied with the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78a et seq. (1997 and 2000)), and any other applicable U.S. or non-U.S. anticorruption or anti-bribery Laws (collectively, the “Anti-corruption Laws”), and (ii) neither the Company nor any Company Subsidiary, director, officer or employee, nor, to the Knowledge of the Company, any of the Company’s agents or other representatives acting on the Company’s behalf have, directly or indirectly, in each case, in violation in any material respects of the Anti-corruption Laws (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) offered, promised, paid or delivered any fee, commission or other sum of money or item of value, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental or political employee or official or governmental or political entity, political agency, department, enterprise or instrumentality, in the United States or any other country; (C) made any payment to any customer or supplier, or to any officer, director, partner, employee, or agent of any such customer or supplier, for the unlawful sharing of fees to any such customer or supplier or any such officer, director, partner, employee, or agent for the unlawful rebating of charges; (D) made any other unlawful or improper payment or given any other unlawful or improper consideration or thing of value to any such customer or supplier or any such officer, director, partner, employee, or agent or to any other Person; or (E) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts.
(b)   Since January 1, 2018, the United States government has not notified the Company or any of its Subsidiaries in writing of any actual or alleged violation or breach of the Anti-corruption Laws. Other than the United States government, no Person has notified the Company or any of its Subsidiaries in writing of any actual or, to the Knowledge of the Company, alleged violation or breach of the Anti-corruption Laws. There is no Action pending or, to the Knowledge of the Company, threatened in writing concerning the Company or the Company Subsidiaries’ compliance with the Anti-corruption

Laws. The Company and each Company Subsidiary has (i) made and kept material books, records, and accounts that, in reasonable detail, accurately and fairly reflect its and their transactions and dispositions and (ii) devised and maintained a system of internal controls, including an anti-corruption compliance program, sufficient to provide reasonable assurances that it and they are in material compliance with all applicable Anti-corruption Laws.
(c)   Since January 1, 2018, no Investment Adviser Subsidiary, or to the Knowledge of the Company, any “covered associate” (as defined in Rule 206(4)-5 of the Advisers Act) of an Investment Adviser Subsidiary has made a “contribution” or “coordinated” or “solicited” a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Advisers Act) that would disqualify or otherwise prevent the Investment Adviser Subsidiary from providing investment advisory services for compensation to such government entity (pursuant to Rule 206(4)-5 under the Advisers Act). No Investment Adviser Subsidiary, nor any manager, director, officer, employee or agent thereof, has, directly or indirectly (i) used (or promised to use) any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses, in each case, related to political activity; (ii) made, offered, promised or authorized any unlawful payment of any kind; or (iii) violated any applicable Law relating to anti-bribery, export control, money laundering or anti-terrorism.
Section 4.27   Sanctions and Anti-Money Laundering Laws.
(a)   None of the Company or Company Subsidiaries, directors, officers or employees, nor, to the Knowledge of the Company, any of the Company’s agents or other representatives:
(i)   is or since January 1, 2018 has been a Restricted Party;
(ii)   is engaged, or has engaged, in any transaction, activity or conduct, directly or indirectly, with or for the benefit of any Restricted Party or with or in a Sanctioned Country, or otherwise in any manner that would reasonably be expected to result in its becoming a Restricted Party; or
(iii)   since January 1, 2018 has violated any Sanctions or Anti-Money Laundering Laws.
(b)   There is no Action pending or, to the Knowledge of the Company, threatened in writing concerning the Company or the Company Subsidiaries’ compliance with Sanctions or Anti-Money Laundering Laws, except where such Action would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   The Company has in place policies and procedures that are reasonably designed to promote and ensure compliance with Sanctions and Anti-Money Laundering Laws, including “know-your-customer” and anti-money laundering programs and reporting procedures, and have complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering.
Section 4.28   Related Party Transactions.   Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Company Common Stock or any director, officer, employee or Affiliate of the Company or any Company Subsidiary, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course of business consistent with past practice.
Section 4.29   Antitakeover Statutes.   Assuming the accuracy of the representations and warranties set forth in Section 5.5, the Company has taken all actions necessary so that no “fair price,” “moratorium,” “control share acquisition”, “business combination” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is or shall be applicable to this Agreement or the Transactions. Neither the Company nor any Company Subsidiary has adopted or is subject to a stockholder rights agreement, rights plan, “poison pill” or other similar agreement.
Section 4.30   Opinion of Financial Advisor.   The Company Board has received an opinion from the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to, among other things, the procedures followed, matters considered, and conditions, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair, from a financial point of view, to the holders of such Company Common Stock. The Company shall provide a true and complete signed copy of such opinion to Parent for information purposes only and on a non-reliance basis as soon as practicable after the date of this Agreement. The Company will be authorized by the Company Financial Advisor to include its opinion in its entirety (as well as a description of the material financial analyses underlying such opinion) and references thereto in the Proxy Statement.
Section 4.31   Brokers and Fees.   Except for the Company’s obligations to the Company Financial Advisor, neither the Company nor any Company Subsidiary has incurred or will incur on behalf of the Company or any Company Subsidiary any brokerage, finders’, advisory or similar fee in connection with the Transactions, including the Merger. The Company has heretofore made available to Parent true and complete copies of all agreements with the Company Financial Advisor pursuant to which such firm would be entitled to any payment or commission relating to the Merger or any other Transactions.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company that, except as set forth in the correspondingly numbered Section of the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”):
Section 5.1   Organization and Qualification.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or be so qualified or in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.2   Authority.   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger. Other than the approval of the Merger Agreement by Parent as Merger Sub’s sole stockholder, the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action on behalf of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 5.3   No Conflict; Required Filings and Consents.   None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other Transaction, Parent’s or Merger Sub’s compliance with any of the provisions of this Agreement or the consummation of the Wealth Management Transactions will (with or without notice or lapse of time, or both):
(a)   (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub; (ii) conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary”) or by which any of their respective properties is bound or affected; (iii) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair Parent or Merger Sub’s or any Parent Subsidiary’s rights under, alter their respective obligations or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation pursuant to, any Contract or permit of Parent, Merger Sub or any of the Parent Subsidiaries; or (iv) result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any Parent Subsidiary, except, in the case of each of clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; or
(b)   require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity by or with respect to Parent or Merger Sub, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act; (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL; (iii) compliance with any applicable requirements of the HSR Act; (iv) the filings or notices required by, and any approvals required under the rules and regulations of FINRA and any SRO, including the MSRB, as applicable; (v) the CFIUS Filing and CFIUS Approval; and (vi) such consents, approvals, waiting period terminations or expirations, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under state or foreign securities or Takeover Laws.
Section 5.4   Litigation.   As of the date of this Agreement, there is no Action pending or, to the Knowledge of Parent, threatened, against Parent, Merger Sub or any Parent Subsidiary challenging the validity or propriety of the Transactions, that, if adversely determined, would, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 5.5   Ownership of Company Common Stock.
(a)   None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or, in the three-year period prior to the date hereof, has been, an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company.
(b)   None of Parent, Merger Sub or any of their “affiliates” or “associates” “owns” (as such terms are defined in Section 203 of the DGCL) any Company Common Stock or holds or owns any rights to acquire any Company Common Stock, except pursuant to this Agreement.
Section 5.6   Ownership of Merger Sub.   Merger Sub was formed solely for the purpose of engaging in the Transactions. Parent owns directly all of the issued and outstanding shares of capital stock and other Equity Interests of Merger Sub.
Section 5.7   Financing.   Parent will have at the Closing sufficient cash, available lines of credit or other sources of immediately available funds to make payment of all amounts to be paid by it and all other monetary obligations hereunder on or after the Closing Date.
Section 5.8   Information in the Proxy Statement.   The information to be supplied by Parent and Merger Sub for inclusion in the Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 5.9   No Brokers.   The Company will not be liable for any brokerage, finders’ or other fee or commission to any consultant, broker, finder or investment banker in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.10   Certain Arrangements.   As of the date of this Agreement, there are no contracts or arrangements between Parent or any Parent Subsidiary, on the one hand, and any executive officer or director of the Company, on the other hand, with respect to the Company or the Transactions.
Section 5.11   Wealth Management Transactions.   Parent has delivered to the Company a true and complete copy of the Wealth Management Purchase Agreement. The Wealth Management Purchase Agreement is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, of the other party or parties thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, Parent is not in breach of any of its representations and warranties or agreements or covenants set forth in the Wealth Management Purchase Agreement and, to the Knowledge of Parent, LPL is not breach of any of its representations and warranties or agreements or covenants set forth in the Wealth Management Purchase Agreement.
Section 5.12   Parent Exemptive Order.   Assuming the approval of the applicable Public Fund Board of item (h) of the Public Fund Board Approval Items and the approval of the shareholders of such Public Fund, and disclosure in the Public Fund’s prospectus of its intent to operate under the Parent Exemptive Order, each Public Fund may rely on the Parent Exemptive Order.
ARTICLE VI
COVENANTS
Section 6.1   Conduct of Business prior to Closing.
(a)   The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and valid termination of this Agreement in accordance with Section 8.1, except as (w) set forth in Section 6.1 of the Company Disclosure Schedule, (x) expressly permitted by any other provision of this Agreement or as required by Law or (y) unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to, (A) conduct its operations in the ordinary course of business consistent with past practice (with any COVID-19 Measures being deemed to be in the ordinary course of business consistent with past practice when determining whether actions taken after the date of this Agreement are in the ordinary course of business consistent with past practice), (B) comply, in all material respects, with the requirements of all Contracts of the Company and the Company Subsidiaries and all Laws, (C) use commercially reasonable efforts to maintain all material Company Permits, and use its commercially reasonable efforts to keep available the services of its and the Company Subsidiaries’ officers, employees and constituents, and (D) use commercially reasonable efforts to preserve their assets, technology and the goodwill, reputation and brand value associated with their respective businesses, as well as their relationships with customers, suppliers, licensors, licensees, resellers, Clients, Company Advisors and others having material business dealings with them. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly permitted by any other provision of this Agreement or as required by Law, the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the earlier of the Effective Time and valid termination of this Agreement in accordance with Section 8.1, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(i)   amend or otherwise change the Company Organizational Documents or any certificate of incorporation or bylaws or equivalent organizational documents of any Company Subsidiary;
(ii)   issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any Lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, or subjection to any Lien of, any shares of capital stock or other Equity Interests in the Company or any Company Subsidiary of any class (including any Company RSUs), or any securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities or any other ownership interest (including any such interest represented by Contract rights), of the Company or any Company Subsidiary, other than (A) the grant or issuance of any Company RSU, Company Restricted Stock or Company Common Stock to the extent permitted by Section 6.1(a)(ii) of the Company Disclosure Schedule, or (B) upon the vesting of any Company Restricted Stock outstanding on the date of this Agreement or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule;
(iii)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any shares of capital stock or other Equity Interests (other than (A) declaring, setting aside or paying (x) regular quarterly cash dividends payable by the Company in respect of shares of Company Common Stock, and dividend equivalent payments payable by the Company to holders of Company RSUs, not exceeding $0.25 per share of Company Common Stock with declaration, record and payment dates substantially consistent with those of the dividends and dividend equivalent payments paid by the Company during its most recent fiscal year and (y) dividends paid by a Company Subsidiary to the Company or another Company Subsidiary in the ordinary course of business consistent with past practice, and (B) paying lump sum cash payments to holders of Company RSUs in connection with the vesting of Company RSUs that are outstanding on the date of this Agreement or granted or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule) or enter into any Contract with respect to the voting or registration of its capital stock;
(iv)   (A) except as required by the terms of the instruments governing such securities as of the date of this Agreement, redeem, purchase or otherwise acquire any outstanding shares of capital stock or other Equity Interests of the Company or any Company Subsidiary, except in connection with the exercise, settlement, vesting or forfeiture of any Company RSUs or Company Restricted Stock, in each case that are outstanding on the date of this Agreement or granted or issued after the date of this Agreement in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule, and solely in accordance with their terms as of the date of this Agreement or, if granted or issued in accordance with Section 6.1(a)(ii) of the Company Disclosure Schedule, after the date of this Agreement, as applicable; or (B) reclassify, combine, split, subdivide, adjust or amend the rights of, any shares of capital stock or other Equity Interests of the Company or any Company Subsidiary;
(v)   merge or consolidate the Company or any Company Subsidiary with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;
(vi)   acquire or dispose of (including by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any Person or any division thereof, including investment securities (other than (A) immaterial acquisitions or dispositions of investment securities in the ordinary course of business consistent with past practice that do not change the composition or maturity of the investment securities held by the Company and the Company Subsidiaries for their own account as of the date of this Agreement and (B) dispositions of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice) or invest the proceeds received in respect of any investment securities, including dividends, interest or amounts paid upon maturity or disposition, in securities or other investments other than cash or cash equivalents;
(vii)   incur, create, assume or otherwise become liable for any Indebtedness (excluding borrowings under any of the Company’s or Company Subsidiaries’ existing credit facilities in the ordinary course of business to satisfy working capital or other liquidity requirements arising in the ordinary course of business), or issue or sell options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of the Company Subsidiaries, or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of the Company Subsidiaries, or create or incur any Lien (other than a Permitted Lien) on any material asset, except in each case for (A) Indebtedness incurred in the ordinary course of business not to exceed $2,000,000, (B) guarantees by the Company of Indebtedness of any Company Subsidiary and guarantees by any Company Subsidiary of Indebtedness of the Company or any other Company Subsidiary, in each case, in the ordinary course of business consistent with past practice, and (C) intercompany Indebtedness among the Company and any Company Subsidiary in the ordinary course of business consistent with past practice (provided, however, that any acquisition, disposition, termination, modification, collateralization or other action in the ordinary course of business related to Hedging Agreements and consistent with past practice is not prohibited or restricted by this subsection (vii));

(viii)   make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) advancement of expenses to Company Employees in connection with the performance of their duties, (B) advancement of expenses to Company Indemnified Parties pursuant to the Company Organizational Documents or the governing or organizational documents of any Company Subsidiary or any indemnification agreement between the Company or Company Subsidiary and such Company Indemnified Party, (C) to any Company Advisor or Company Subsidiary in the ordinary course of business consistent with past practice, or (D) to the Company from any Company Subsidiary in the ordinary course of business consistent with past practice);
(ix)   (A) terminate (other than by expiration in accordance with its terms), cancel, materially amend or agree to any material change in or material waiver under any Material Contract or, other than in the ordinary course of business, enter into any Contract that would constitute a Material Contract, except with respect to cancellations, terminations, amendments or waivers of Hedging Agreements (or provisions thereof) that the Company determines to be both in the best interests of the Company and consistent with prudent risk management practices, (B) other than in the ordinary course of business, amend, agree to reduce the fee rate or waive any fees payable to the Company or any Company Subsidiary under or otherwise change the economic terms of any Investment Advisory Agreement or brokerage agreement, including materially changing the basis on which the amount of fees, commissions or other charges is calculated under any Investment Advisory Agreement or brokerage agreement, or materially changing the nature or amount of expenses borne by any party to any Investment Advisory Agreement or brokerage agreement or (C) terminate (other than by expiration in accordance with its terms or for casualty or condemnation), cancel, materially amend or agree to any material change in or material waiver under any Real Property Lease or amend, waive or agree to any change in the Headquarters Lease or any Development Documents in any respect;
(x)   terminate, allow to lapse, amend or modify any material Company Permit in a manner that is material and adverse to the Company or any Company Subsidiary;
(xi)   make, commit to or authorize (A) other than as required pursuant to any Contract in effect as of the date hereof, any material expenditures in connection with the relocation of operations, employees or assets of the Company or any Company Subsidiary to the New Headquarters, including not entering into any Contract with respect or related to tenant improvements for the New Headquarters (it being understood that with respect to any Contract related to, or cost to be incurred in connection with, including tenant improvements, related to the New Headquarters, Parent shall have the right to withhold consent in its sole discretion) or (B) any capital expenditures that (I) involve the purchase of real property or (II) are in excess of the Company’s proposed capital expenditures as disclosed in Section 6.1(a)(xi) of the Company Disclosure Schedule;
(xii)   except as permitted by Section 6.1(a)(xii) of the Company Disclosure Schedule or except to the extent required by (A) applicable Law, (B) the terms of any Company Benefit Plan as in effect on the date of this Agreement and as described in Section 4.14(a) of the Company Disclosure Schedule or (C) commitments under Contracts of the Company or any Company Subsidiary or policies with respect to severance or termination pay in existence on the date of this Agreement, in each case, as disclosed in Section 4.14(a) of the Company Disclosure Schedule (I) grant, announce or increase any bonuses, long-term incentive opportunities, salaries or other compensation or benefits payable or to become payable to its directors, officers, employees, independent contractors or consultants (or any of their dependents or beneficiaries) other than in the ordinary course of business consistent with past practice; (II) grant any rights to severance, retention, change-in-control or termination pay to, or enter into any employment, retention, change-in-control or severance agreement with, any director, officer, stockholders, independent contractors, consultants or employee of the Company or any Company Subsidiary (or any of their respective dependents or beneficiaries) containing severance protection above what is required under applicable Law, other than in the ordinary course of business consistent with past practice; (III) establish, adopt, enter into or amend any plan, program or arrangement that would be a Company Benefit Plan if in existence on the date hereof; or (IV) except as contemplated in

Section 2.8, take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under, any Company Benefit Plan or Company Incentive Plan; (V) terminate the employment of any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum in 2020, except for good reason as reasonably determined by the Company; (VI) terminate any Contract providing for employee or Company Advisor severance, retention, change in control or other termination-related payments or benefits aggregating more than $250,000; or (VII) terminate the agreement of any Company Advisor, except for good reason as reasonably determined by the Company;
(xiii)   hire any employee whose annual base salary and annual incentive bonus opportunity aggregate more than $250,000 per annum, except to provide necessary services in the ordinary course of business, or hire any employee whose annual base salary and annual incentive bonus opportunity aggregate not more than $250,000 per annum, except to provide necessary services in the ordinary course of business;
(xiv)   engage any consultant or independent contractor (other than a Company Advisor), except (A) to provide necessary services in the ordinary course of business and in each case for compensation not exceeding $250,000 per annum, or (B) in connection with the Transactions;
(xv)   make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, Regulation S-X under the Exchange Act, applicable Law or regulatory guidelines (in each case following consultation with the Company’s independent auditor);
(xvi)   (A) cause any Public Fund that holds itself out as qualifying as a “regulated investment company” under Section 851 of the Code to fail to so qualify and (B) except as required by Law or in the ordinary course of business consistent with past practice (I) initiate any material modification to the prospectus and other offering, advertising and marketing materials, as amended or supplemented, of any Public Fund to effect any material change to the investment objectives or investment policies of such Public Fund, (II) increase any existing contractual fee waivers on Public Funds or impose new contractual fee waivers on any Public Funds, (III) effect any merger, consolidation or other reorganization of any Public Fund, or (IV) launch any new Public Fund or other Fund;
(xvii)   pay, discharge, compromise, settle or satisfy any Actions in excess of $1,000,000 in any individual case or series of related cases or $3,000,000 in the aggregate, other than Actions arising since the date of the Most Recent Balance Sheet in the ordinary course of business; provided that the payment, discharge, settlement or satisfaction of such Action does not include any obligation (other than the payment of money) to be performed by the Company or any Company Subsidiary;
(xviii)   enter into any material new line of business;
(xix)   (A) make, change or revoke any material Tax election, change any annual Tax accounting period or change any method of Tax accounting; (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law); (C) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement; (D) settle or compromise any audit or assessment related to a material amount of Taxes or surrender any claim for a refund of a material amount of Taxes; (E) file any material amended Tax Return; or (F) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of a material amount of Taxes (excluding extensions as a result of ordinary course extensions of time to file Tax Returns);
(xx)   write up, write down or write off the book value of any assets, except (A) for depreciation and amortization in accordance with GAAP consistently applied or (B) as otherwise required or permitted under GAAP;
(xxi)   except in connection with actions permitted by Section 6.3, take any action to exempt or make not subject to (A) the limitations on “business combinations” set forth in Section 203 of the DGCL or (B) any other Takeover Law, any Person (other than Parent, Merger Sub or any Affiliate of Parent) or any action taken by such Person, which Person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;
(xxii)   (A) impair, abandon, fail to diligently maintain or protect any right, title or interest of the Company or any of the Company Subsidiaries in any material Company Owned Intellectual Property, (B) encumber, sell, transfer or otherwise dispose of any right, title or interest of the Company or any of the Company Subsidiaries in any Company Owned Intellectual Property, (C) license or sublicense any material Company Owned Intellectual Property (other than to a Client in the ordinary course of business consistent with past practice) or (D) disclose or make accessible any Trade Secrets included in the Company Intellectual Property to any Person (other than in the ordinary course of business consistent with past practice, and pursuant to a valid and enforceable written obligation to maintain the confidentiality of such Trade Secrets); or
(xxiii)   agree in writing or otherwise commit to take any of the actions restricted in the foregoing clauses of this Section 6.1(a).
(b)   Nothing contained in Section 6.1(a) is intended to give Parent or Merger Sub the right to control or direct the operations of the Company prior to the Effective Time.
Section 6.2   Access to Information and Employees; Separation Assistance.
(a)   From the date of this Agreement until the earlier of the valid termination of this Agreement in accordance with Section 8.1 and the Effective Time, the Company shall, and shall cause each Company Subsidiary to and shall cause each of their respective Representatives to:
(i)   provide to Parent, Merger Sub, LPL and their respective Representatives reasonable access, at reasonable times, upon prior notice to the Company, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries, and to the books and records thereof (including Tax Returns);
(ii)   cooperate with Parent and LPL as promptly as practical to provide and facilitate reasonable access to employees during regular business hours for meetings and interviews prior to Closing and provide Parent reasonable access to each employee’s full compensation history (including equity grants) and job description;
(iii)   furnish as promptly as practicable such information concerning the business, properties, Contracts, assets, Liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent, LPL or their respective Representatives may reasonably request;
(iv)   (A) cooperate with Parent and its Representatives in connection with (I) Parent’s obligations under this Agreement and (II) preparations to integrate the Funds onto Parent’s platform following the Effective Time, including providing access to the Public Fund Boards in connection with obtaining the Public Fund Board Approval and entering into the agreements contemplated by such Public Fund Board Approval, and (B) cooperate with Parent and LPL and their respective Representatives in connection with their obligations under the Wealth Management Purchase Agreement and consummation of the transactions contemplated thereby, including the separation, following (or simultaneously with) the Closing hereunder, of the Wealth Management Business from the Company and determining the extent and treatment of any shared services, employees, Intellectual Property or other assets between the businesses and the treatment of any intragroup arrangements, it being understood and agreed that nothing herein shall obligate the Company or any Company Subsidiary to take any action that would result in any aspect of the separation of the Wealth Management Business from the Company becoming effective prior to the Closing; and
(v)   take any action reasonably requested by Parent to (A) ensure that the program management agreement for the 529 Plan and each other Contract related to the 529 Plan has been fully assigned, conveyed or otherwise transferred to Ivy Distributors, Inc., (B) transfer sponsorship of Welfare Benefit Plans from the Wealth Management Business to the Company and

(C) amend the Welfare Benefit Plans to provide that all employees of the Wealth Management Business transferring to LPL will no longer be eligible to participate in the Welfare Benefit Plans as of the Closing.
Notwithstanding anything to the contrary in this Section 6.2, in Section 6.4(a) or in Section 6.20, neither the Company, any Company Subsidiary nor any of their respective Representatives shall have any obligation prior to the Effective Time to (i) incur, release, terminate or forgive any Liability; (ii) make any expenditure other than an expenditure for which Parent or LPL has committed to reimburse the Company if the Transactions are not consummated; (iii) enter into, modify, cancel or terminate any Contract; (iv) reorganize its business personnel, Company Advisors or operations; or (v) institute any Action, in each case in order to fulfill its obligations under this Section 6.2 or in Section 6.4(a) or Section 6.20 except where required by applicable Law.
None of the Company, any Company Subsidiary or their respective Representatives shall be required to provide access to or to disclose information where such access or disclosure would contravene any applicable Law, Contract of the Company or any Company Subsidiary, or Order, or would reasonably be expected to violate or result in a loss or impairment of any attorney-client privilege; provided, however, that in the event that the Company does not provide access or information in reliance on this sentence, the Company shall promptly notify Parent or LPL, as applicable, and use its commercially reasonable efforts to, as promptly as practicable (x) obtain any necessary clearance or consent in order to permit such access or disclosure and (y) provide such access or communicate such information to Parent or LPL, as applicable (including through their respective Representatives) in a way, to the extent reasonably practicable, that would not violate the applicable Law or Contract or waive any such privilege. No investigation conducted pursuant to this Section 6.2(a) shall affect or be deemed to qualify, modify or limit any representation or warranty made by the Company in this Agreement.
(b)   With respect to the information disclosed pursuant to this Section 6.2, (i) Parent and Merger Sub shall comply with, and shall cause their respective Representatives to comply with, all of their obligations under the Letter Agreement, dated as of October 14, 2020, by and between the Company and Parent (the “Parent Confidentiality Agreement”) and (ii) Parent shall use its commercially reasonable efforts to cause LPL to comply with all of its obligations under the Letter Agreement, dated as of October 14, 2020, by and between the Company and LPL; provided that Parent, LPL and their respective Subsidiaries shall be entitled to share any Confidential Information (as defined in the applicable confidentiality agreement) and otherwise discuss consideration of the Transactions and the Wealth Management Transactions with potential financing sources, and the applicable confidentiality agreement shall be deemed amended to include such financing sources within the meaning of Representatives (as such term is defined in the applicable confidentiality agreement) of Parent and its Subsidiaries or LPL and its Subsidiaries, as applicable.
Section 6.3   No Solicitation of Transactions.
(a)   From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Section 8.1, except as otherwise set forth in this Section 6.3, the Company shall not, and shall cause the Company Subsidiaries and Representatives of the Company not to, and shall not authorize or permit the Representatives of the Company to, directly or indirectly:
(i)   initiate, solicit, cooperate with, assist, participate in or knowingly take any action to encourage, induce or facilitate (including by way of providing non-public information relating to the Company or Company Subsidiaries or affording access to the business or properties of the Company) the making, submission or announcement of any Acquisition Proposal;
(ii)   enter into, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any Company Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any Company Subsidiaries to, any Person, in each case, in connection with an Acquisition Proposal;
(iii)   approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, or publicly propose to approve, adopt, endorse, declare advisable or recommend to the Company’s stockholders, any Acquisition Proposal, or publicly disclose that the Company Board (or any committee of the Company Board) has determined that any Acquisition Proposal constitutes a Superior Proposal;
(iv)   (A) fail to make the Company Board Recommendation or to include the Company Board Recommendation in the Proxy Statement; (B) following the commencement of a tender offer or exchange offer that constitutes an Acquisition Proposal, fail to publish, send or give to the Company’s stockholders, pursuant to Rule 14e-2 promulgated under the Exchange Act, within the ten Business Day period (as specified in Rule 14e-2 promulgated under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement affirming the Company Board Recommendation; or (C) withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation (it being understood that any failure to publicly and without qualification reaffirm the Company Board Recommendation within ten (10) Business Days after an Acquisition Proposal is made public or any request by Parent to do so (which request may only be made once with respect to any such Acquisition Proposal, except that Parent may make an additional request after any material change in the terms of such Acquisition Proposal) will be treated as a withdrawal of the Company Board Recommendation that is adverse to Parent for purposes hereof) (any action or failure to act taken by the Company Board (or by any committee of the Company Board) set forth in the foregoing clause (iii) or this clause (iv), a “Change of Board Recommendation”);
(v)   take any action to make any Takeover Law inapplicable to any third party or any Acquisition Proposal;
(vi)   enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting, relating to or that is intended to or is reasonably likely to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any Contract or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve or agree to take any of the foregoing actions; or
(vii)   fail to enforce, terminate, waive, amend or modify any provision of, or grant permission or a release under, any standstill, confidentiality agreement or similar Contract with respect to any Equity Interests of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party; provided that if the Company Board determines in good faith that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then (A) the Company may waive any such standstill or similar agreement to the extent necessary to permit the Person bound by such provision or agreement to make an Acquisition Proposal to the Company Board and (B) concurrently with such waiver by the Company, any standstill or similar provisions in the Parent Confidentiality Agreement or in the Letter Agreement, dated as of October 14, 2020, by and between the Company and LPL shall immediately and automatically be waived and cease to be of any force or effect).
The Company shall (A) immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons by the Company, the Company Subsidiaries or any of the Representatives of the Company with respect to any Acquisition Proposal and (B) promptly after the execution and delivery of this Agreement, demand the return or destruction of all confidential information provided by or on behalf of the Company or any Company Subsidiary to any such Persons prior to the date hereof, and use its commercially reasonable efforts to enforce the terms of any confidentiality agreement with the recipient of such information.
(b)   Notwithstanding Section 6.3(a), at any time following the date of this Agreement and prior to the time when the Company Stockholder Approval is obtained (and in no event after the Company Stockholder Approval is obtained), in response to a bona fide written Acquisition Proposal received after the date hereof that the Company Board determines in good faith After Consultation constitutes or would reasonably be expected to result in a Superior Proposal, and with respect to which the Company

Board determines in good faith After Consultation, that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law, then the Company and the Representatives of the Company may, subject to compliance with this Section 6.3, (i) engage or participate in discussions or negotiations with, and only with, the Person (or such Person’s representatives) that has made such Acquisition Proposal, and (ii) furnish to the Person (or such Person’s representatives) that has made the Acquisition Proposal information relating to the Company and the Company Subsidiaries or afford access to the business, properties, assets, books, records or the personnel of the Company and the Company Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement; provided that the Company did not receive such Acquisition Proposal in connection with or as a result of breaching or violating the terms of this Section 6.3 (other than an isolated, inadvertent and immaterial breach or violation).
(c)   In addition to the obligations of the Company set forth in Section 6.3(b), the Company shall promptly (and in any event within 24 hours) after the receipt by the Company of any Acquisition Proposal, and prior to engaging or participating in any discussions or negotiations with, or furnishing information to, a Person (or such Person’s representatives) who has made an Acquisition Proposal, (i) notify Parent of the receipt by the Company or the Representatives of the Company of such Acquisition Proposal, which notice shall include (A) the material terms and conditions of such Acquisition Proposal and (B) the identity of the Person or Group making any such Acquisition Proposal and (ii) contemporaneously with or prior to furnishing any information to such Person (or such Person’s representatives), furnish such information to Parent (to the extent such information has not been previously furnished by the Company to Parent). The Company (or its outside counsel) shall (w) keep Parent reasonably informed on a current basis with respect to such Acquisition Proposal; (x) promptly (and in any event within 24 hours) provide notice to Parent of any change in the terms (including all amendments) of any such Acquisition Proposal; (y) upon Parent’s request provide an update on the status of discussions regarding the terms (including all amendments) of any such Acquisition Proposal; and (z) promptly (and in any event within 24 hours) after receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents (including any written or electronic material to the extent such material contains any financial terms, conditions or other material terms relating to any Acquisition Proposal, including the financing thereof) exchanged between the Company or Company Subsidiaries or any of the Representatives of the Company, on the one hand, and the Person making an Acquisition Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand. The Company shall not, and shall cause the Company Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement that prohibits the Company from providing the information described in Section 6.3(b) or this Section 6.3(c) to Parent.
(d)   Notwithstanding anything to the contrary contained in this Agreement, if the Company receives an Acquisition Proposal, other than in connection with or as a result of breaching or violating this Section 6.3 (other than an isolated, inadvertent and immaterial breach or violation), that the Company Board concludes in good faith, After Consultation, constitutes a Superior Proposal, the Company Board may, at any time prior to the time when the Company Stockholder Approval is obtained (and in no event after such Company Stockholder Approval is obtained), if it determines in good faith, After Consultation, that the failure to take such actions contemplated by clauses (x) or (y) below would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, (x) effect a Change of Board Recommendation as a result of such Superior Proposal or (y) terminate this Agreement pursuant to Section 8.1 and simultaneously enter into an Alternative Acquisition Agreement implementing such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless concurrently with such termination the Company pays the Company Termination Fee to Parent and otherwise complies with the provisions of Section 8.1(d)(i) and Section 8.2; and, provided further, that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i)   the Company shall have provided prior written notice to Parent, at least four Business Days in advance of such Change of Board Recommendation or termination (the “Superior Proposal Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation) or to terminate this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, which notice shall specify the basis upon which the Company Board intends to effect such Change of Board Recommendation or terminate this Agreement and the material terms and conditions of such Superior Proposal (and the identity of the Person or Group making such Superior Proposal), and shall have contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal (the “Alternative Acquisition Agreement”) and other material documents with respect to such Superior Proposal (including any with respect to the financing thereof); and
(ii)   prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement implementing such Superior Proposal, (A) during the Superior Proposal Notice Period, the Company shall have negotiated (to the extent Parent wishes to so negotiate), and shall have caused the Representatives of the Company to negotiate, with Parent in good faith to enable Parent to make any amendments to the terms and conditions of this Agreement such that such Acquisition Proposal would cease to constitute a Superior Proposal, and (B) following the end of such Superior Proposal Notice Period, the Company Board shall have considered any such amendments in good faith, and After Consultation, the Company Board shall have determined that, notwithstanding the terms of any such proposed amendments, such Superior Proposal continues to constitute a Superior Proposal.
In the event of any amendment to the financial terms or any other material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.3(d)(i) and to comply with the requirements of this Section 6.3(d) with respect to such new written notice (including a new Superior Proposal Notice Period), except that the Superior Proposal Notice Period shall be at least two Business Days (rather than the four Business Days contemplated by Section 6.3(d)(i) above).
(e)   Notwithstanding anything to the contrary contained in this Agreement, and solely in response to an Intervening Event, the Company Board may effect a Change of Board Recommendation prior to the time the Company Stockholder Approval is obtained (and in no event after such Company Stockholder Approval is obtained) if the Company Board determines in good faith, After Consultation, that the failure to do so would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Company Board may not effect such a Change of Board Recommendation unless:
(i)   the Company shall have provided prior written notice to Parent, at least four Business Days in advance of such Change of Board Recommendation (the “Intervening Event Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation), which notice shall specify the details of such Intervening Event and the basis upon which the Company Board intends to effect such Change of Board Recommendation; and
(ii)   prior to effecting such Change of Board Recommendation, (A) during the Intervening Event Notice Period, the Company shall have negotiated (to the extent Parent wishes to so negotiate), and shall have caused the Representatives of the Company to negotiate, with Parent in good faith to enable Parent to make any amendments to the terms and conditions of this Agreement so that a Change of Board Recommendation is no longer necessary, and (B) following the end of such Intervening Event Notice Period, the Company Board shall have considered any such amendments in good faith and, After Consultation, the Company Board shall have determined that, notwithstanding the terms of any such binding written offer, it would continue to be inconsistent with the directors’ fiduciary duties under applicable Law to not effect the Change of Board Recommendation.
In the event of any changes to the circumstances applicable to the Intervening Event after the start of the Intervening Event Notice Period, the Company shall be required to deliver a new written notice to Parent pursuant to Section 6.3(e)(i) and to comply with the requirements of this Section 6.3(e) with respect to such new written notice (including a new Intervening Event Notice Period) except that the Intervening Event Notice Period shall be two Business Days (rather than the four Business Days contemplated by Section 6.3(e)(i) above).
(f)   For purposes of this Agreement
(i)   “Superior Proposal” means any unsolicited, bona fide written Acquisition Proposal (that has not been withdrawn and that did not result from a breach or violation (other than an isolated, inadvertent and immaterial breach or violation) of the provisions of Section 6.3), (with all references to “20%” in the definition of Acquisition Proposal being deemed to be references to “50%”), that (A) if a cash transaction (whether in whole or in part), is not subject to a financing condition (and if financing is required, such financing is then fully committed and reasonably determined to be available by the Company Board); (B) is reasonably likely to be consummated on the terms and conditions contemplated thereby; and (C) the Company Board shall have determined in good faith After Consultation is more favorable to the stockholders of the Company (in their capacity as such) from a financial point of view than the Merger, in each case taking into account such factors as are determined by the Company Board in good faith to be relevant, including (I) the identity of the Person(s) making such Acquisition Proposal and the prior history of such Person(s) with the consummation or failure to consummate similar transactions, (II) the anticipated timing, conditions and prospects for completion of the transaction contemplated by such offer or proposal, including any governmental or other approval requirements (including divestitures and entry into other commitments and limitations) and (III) any proposal to amend this agreement made by Parent in connection therewith or in response thereto; and
(ii)   “Intervening Event” means any material, favorable event or development or material, favorable change in circumstances with respect to the Company and the Company Subsidiaries taken as a whole that (A) is materially more favorable to the recurring financial condition and results of operations of the Company and the Company Subsidiaries, taken as a whole; (B) was neither known to the Company Board or any officer of the Company, nor reasonably foreseeable as of or prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Company Board); and (C) does not relate to (I) any Acquisition Proposal, (II) any events, changes or circumstances relating to Parent, Merger Sub or any of their Affiliates, including the announcement or pendency of this Agreement or the Transactions, or compliance with or performance under this Agreement or the Transactions, (III) clearance of the Transactions under the HSR Act or compliance with any other Antitrust Laws or receipt of the other Regulatory Approvals, (IV) the fact the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, (V) changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company or (VI) any event, development or change in circumstances resulting from a breach of this Agreement by the Company or any action relating to any Regulatory Approval (including the status thereof) taken pursuant to the terms of this Agreement.
(g)   The Company shall keep confidential any proposals made by Parent to revise the terms of this Agreement, other than in the event of any amendment to this Agreement and to the extent required by applicable Law to be disclosed in any Company SEC Documents.
(h)   The Company agrees that any action taken by a Company Subsidiary or Representative of the Company that, if taken by the Company, would constitute a breach of the restrictions set forth in this Section 6.3 shall be deemed to be a breach of this Section 6.3 by the Company.
(i)   Nothing contained in this Agreement shall prohibit the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 or otherwise complying with the provisions of Rule 14d-9, in each case in response to a tender offer; provided, however, that, except as otherwise permitted under this Section 6.3, such disclosure is limited to (i) a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f)

under the Exchange Act, (ii) an express rejection of any applicable Acquisition Proposal, or (iii) an express reaffirmation of the Company Board Recommendation.
(j)   The Company shall not make any Change of Board Recommendation that purports to change the approval of the Company Board in a way that would result in any Takeover Law becoming applicable to the Transactions.
Section 6.4   Efforts; Regulatory Approvals.
(a)   Subject to the terms and conditions of this Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate the Merger, the other Transactions and the Wealth Management Transactions, as promptly as practicable after the date of this Agreement, including (i) preparing and filing with any Governmental Entity or other third party, in consultation with the other party, all necessary applications, notices, petitions, filings (including the HSR Filings and any filings or other submissions necessary or advisable in connection with obtaining a Regulatory Approval) and resubmitting any such notices, petitions, filings or other documents in the event they are rejected for any reason by the relevant Governmental Entity; and (ii) taking all actions or steps as may be necessary, including promptly providing any additional information requested by any Governmental Entity, to obtain as promptly as practicable the expiration or termination of the waiting period in connection with the HSR Filings, the Regulatory Approvals and any other consents, approvals, clearances, waivers, licenses, registrations, permits, authorizations and Orders necessary or advisable from any third party or Governmental Entity in connection with the Transactions and the Wealth Management Transactions.
(b)   In furtherance and not in limitation of Section 6.4(a):
(i)   (A) Parent and the Company agree to (I) make their respective Parent HSR Filings as promptly as practicable, and in any event within 15 Business Days after the execution of this Agreement; and (II) supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act in connection with the Parent HSR Filings; (B) Parent agrees to, and to use its commercially reasonable efforts to cause LPL to, comply with the terms of the Wealth Management Purchase Agreement to make the LPL HSR Filings as promptly as practicable, and in any event within 15 Business Days after the execution of the Wealth Management Purchase Agreement; and (C) the Company agrees to supply as promptly as practicable any information (including information required under Item 5 and Item 6 of the HSR Act Notification and Report Form) and any certifications as to such information required for Parent to make the LPL HSR Filings in accordance with Section 6.4(b)(i)(B). The Company and Parent agree to use their respective reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Entity pursuant to the HSR Act in connection with the LPL HSR Filing.
(ii)   As promptly as reasonably practicable, and in any event within 45 calendar days after the execution of this Agreement, the Company shall cause each Company Broker-Dealer Subsidiary to, and Parent shall use commercially reasonable efforts to cause LPL to, cooperate with each other to prepare and file the FINRA Joint Application in accordance with the requirements of FINRA Rule 1017, respond promptly to any further requests by FINRA and, more generally, seek approval by FINRA of the FINRA Joint Application. The FINRA Joint Application shall be subject to the approval of Parent, which approval shall not unreasonably be withheld, conditioned or delayed. Parent shall (and shall cause its Affiliates to) timely provide to the Company all information required to complete the FINRA Joint Application and to respond to any further FINRA requests.
(iii)   As promptly as reasonably practicable after the execution of this Agreement, the Company shall cause the Company Broker-Dealer Subsidiaries and any other Company Subsidiary that is a participant in the NSCC or any other clearing agency subsidiary of DTCC to submit to DTCC, on behalf of such clearing agency subsidiary, written notification regarding the change of ownership and control of such Company Broker-Dealer Subsidiary and any such other Company Subsidiaries contemplated by the Transactions, the Wealth Management Transactions and this Agreement consistent with the requirements of the rules of NSCC or such other clearing agency, if applicable.
(iv)   As promptly as reasonably practicable, and in any event within 45 calendar days after the execution of this Agreement, Parent and the Company shall prepare and submit a draft joint voluntary notice in accordance with Exon-Florio to CFIUS and, as promptly as possible after receiving comments on the draft joint voluntary notice from CFIUS, the parties shall address such comments and submit a final joint voluntary notice to CFIUS (the “CFIUS Filing”). Parent and the Company shall use their reasonable best efforts to (A) avoid possible rejection or deferred acceptance of the CFIUS Filing; (B) respond as promptly as practicable and within any time limitations imposed by applicable regulations to any inquiries from CFIUS or any other Governmental Entity involved in the Exon-Florio review and make any other submissions under Exon-Florio that are required to be made or that the parties agree should be made; and (C) obtain the CFIUS Approval, as promptly as practicable. With respect to Parent, Merger Sub or any of their respective Affiliates, “reasonable best efforts” shall include agreeing to any commercially reasonable action, condition or restriction required by CFIUS as a condition to the CFIUS Approval (including entering into any mitigation agreement with CFIUS as may be required).
(v)   The Company shall use commercially reasonable efforts to transfer as of the Closing the participating membership rights of the Company or any Company Subsidiary in ICI Mutual Insurance Company to an Affiliate of Parent designated by Parent.
(vi)   Parent and the Company shall, as promptly as reasonably practicable, prepare and make any filings, and submit all required notices, petitions or other documents necessary in connection with obtaining any other Regulatory Approvals required for the Transactions or the Wealth Management Transactions.
(c)   Each of Parent and the Company shall, in connection with the obligations set forth in Sections 6.4(a) and 6.4(b), to the extent permitted by applicable Law, (i) cooperate in all respects and consult with each other in connection with any communication, filing or submission and in connection with any Action, including any Action initiated by a private party, including by allowing the other party and its counsel to have a reasonable opportunity to review in advance and comment on drafts of any communications, filings and submissions (and documents submitted therewith) and considering any such comments in good faith; (ii) promptly inform the other party of any communication regarding this Agreement or the Transactions received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”), FINRA, CFIUS, any other Governmental Entity or, in connection with any Action by a private party, with any other Person, including by promptly providing copies to the other party of any such written communications, and of any material communication received or given in connection with any Action by a private party; and (iii) permit the other party to review in advance any communication it gives to, and consult with each other in advance of any meeting, substantive telephone call, or conference with, the DOJ, the FTC, CFIUS, or such other Governmental Entity or other Person, and to the extent permitted by the DOJ, the FTC, CFIUS, or any other applicable Governmental Entity or other Person, give the other party and its counsel the opportunity to attend and participate in such meetings, substantive telephone calls and conferences and, in each case, consider in good faith such other party’s comments with respect to such communication or meeting; provided, however, that materials provided by the Company or Parent and their respective Subsidiaries or Affiliates to the other party may be redacted (x) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding or limiting such party’s obligations under this sentence and (y) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law; provided further, however, that such materials shall be provided in unredacted form to outside counsel to the receiving party in connection with any such application or filing and the receiving party shall cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the prior written consent of the producing party.

(d)   The Company and Parent shall further (i) cooperate with each other as each such party determines which additional filings, and which additional consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders such party is required to obtain from Governmental Entities prior to the Effective Time in connection with the execution and delivery of this Agreement and consummation of the Transactions and the Wealth Management Transactions and (ii) use their respective reasonable best efforts to timely make all such filings that it is required to make and timely seek all such consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders necessary for the consummation of the Transactions and the Wealth Management Transactions.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, with respect to obtaining clearance under any applicable Antitrust Laws, “reasonable best efforts” shall require Parent, Merger Sub and any of their respective Affiliates to offer to, agree to or actually (i) divest, hold separate (including by establishing a trust) or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, the Company or any of their respective Affiliates; (ii) pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders of a Governmental Entity or any other Person (other than the payment of filing fees and expenses and fees of counsel) in connection with the Transactions; (iii) limit the ability of Parent or its Affiliates to conduct, own, operate or control their respective businesses, assets or properties or of the businesses, properties or assets of the Company and the Company Subsidiaries, or otherwise enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement; and (iv) litigate or participate in the litigation of any Action brought by any Governmental Entity and appeal any Order (A) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or any of the other Transactions; or (B) seeking to prohibit or limit in any respect or place any conditions on the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business or assets of Parent, the Company or any of their respective Affiliates, or to require any such Person to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any material portion of the business or assets of Parent, the Company or any of their respective Affiliates; provided that Parent, Merger Sub and their respective Affiliates shall not be required to take the actions set forth in clauses (i) through (iv) to the extent that taking any such actions would have, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the existing business of Parent or on the existing business of the Company.
(f)   Subject to the obligations to cooperate and consult set forth in this Section 6.4, Parent shall (i) control the strategy for obtaining any approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Entity in connection with the Transactions and the Wealth Management Transactions and (ii) control the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Entity in connection with the Transactions and the Wealth Management Transactions and in connection with any investigation or other inquiry or litigation by or before, or any negotiations with, a Governmental Entity relating to the Transactions and the Wealth Management Transactions and of all other regulatory matters incidental thereto, in each case so long as Parent’s actions in connection therewith are otherwise in accordance with Parent’s obligations under this Section 6.4; provided, however, that Parent may, pursuant to the Wealth Management Purchase Agreement, delegate to LPL the right to exercise any such control in connection with any LPL Regulatory Approval. With respect to the Parent HSR Filing, neither Parent nor the Company shall commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Entity, in each case with respect to the Transactions, without the prior written consent of the other party, such consent not to be unreasonably withheld. With respect to the LPL HSR Filing, Parent shall use commercially reasonable efforts to cause LPL not to commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or any other Antitrust Laws or enter into a timing agreement with any Governmental Entity, in each case with respect to the Wealth Management Transactions, without the prior written consent of Parent, such consent not to be unreasonably withheld.
(g)   The Company and Parent shall reasonably cooperate with each other and their respective Representatives in obtaining any consents, approvals or waivers that may be required from any third party in connection with the Transactions or the Wealth Management Transactions; provided that pursuing the consents described in Section 6.4(a) to Section 6.4(d) and Section 6.15 shall be governed by Section 6.4(a) to Section 6.4(f) and Section 6.15, respectively. Notwithstanding anything to the contrary in this Agreement, nothing herein shall obligate or be construed to obligate the Company or any of its Affiliates or Parent or any of its Affiliates to, and without Parent’s prior written consent neither the Company nor any of its Affiliates shall, make, or cause to be made, any payment or other accommodation to any third party in order to obtain the consent of such third party (including any consent from a Client); provided that pursuing the consents described in Section 6.4(a) to Section 6.4(d) and Section 6.15 shall be governed by Section 6.4(a) to Section 6.4(f) and Section 6.15, respectively.
(h)   From the date hereof until the earlier of the termination of this Agreement and the Effective Time, each of the Company and Parent shall, and the Company shall cause the Company Subsidiaries to, (i) use their respective reasonable best efforts, in each case as promptly as practicable to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Transactions and the Wealth Management Transactions, and (ii) use their respective commercially reasonable efforts to cooperate and assist with and take the actions set forth in Section 6.4(h) of the Company Disclosure Schedule.
Section 6.5   Certain Notices.   From and after the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.1:
(a)   each of Parent and the Company shall promptly notify the other party of the occurrence of any event that is reasonably likely to cause any of the conditions to each party’s obligations or the other party’s obligations set forth in Article VII not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice; and
(b)   commencing with the first month end following the date hereof, the Company shall, within ten Business Days after each such month end, provide Parent with a consolidated balance sheet of the Company and Company Subsidiaries, including a report regarding the composition of the investments set forth on such balance sheet.
Section 6.6   Public Announcements.   Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the Transactions (including any communication required to be filed with the SEC pursuant to Rule 14a-12 promulgated under the Exchange Act) shall be issued by any party or its parent company or Subsidiaries without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable national securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The Company, Parent and Merger Sub agree that the initial press release of each of the Company and Parent announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of, the Company, on the one hand, and Parent, on the other hand. Notwithstanding the foregoing provisions of this Section 6.6, (i) Parent, the Representatives of Parent, the Company and the Representatives of the Company and Parent’s and the Company’s respective Subsidiaries may make public releases or announcements concerning the Transactions that are not inconsistent with previous press releases or announcements made by Parent or the Company in compliance with this Section 6.6; (ii) Parent, the Representatives of Parent, the Company and the Representatives of the Company and Parent’s and the Company’s respective Subsidiaries may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the Company and Parent and do not reveal material, non-public information regarding the other parties, the Merger or the other

Transactions; and (iii) the restrictions set forth in this Section 6.6 shall not apply to any release or announcement made or proposed to be made in connection with, or in response to, a Change of Board Recommendation that is effected in compliance with Section 6.3. The Company acknowledges that LPL may issue a public release or announcement in connection with the Wealth Management Transactions. Parent shall use its commercially reasonable efforts to provide any such public release or announcement to the Company prior to publication.
Section 6.7   Employee Benefits Matters.
(a)   With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any Parent Subsidiary in which any director, officer or employee of the Company or any Company Subsidiary (the “Company Employees”) will participate effective as of or after the Effective Time (collectively, “New Plans”), subject to applicable Law and applicable Tax qualification requirements, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or a Company Subsidiary to the extent recognized under each Company Benefit Plan as of the date of this Agreement that is reflected in the books and records of the Company, as the case may be, for vesting, eligibility and level of benefits purposes (but not for accrual purposes, except for vacation and severance, if applicable, and not for purposes of any defined benefit or retiree medical plan) in any New Plan in which such Company Employees are eligible to participate after the Effective Time, in each case except to the extent that recognizing such service would result in a duplication of benefits. To the extent any Company Employee in the United States participates in a New Plan that is a welfare plan or arrangement of Parent or any Parent Subsidiary following the Closing Date (a “Parent Welfare Plan”), Parent and any Parent Subsidiary shall, to the extent permitted by applicable Law and any insurer or service provider under the applicable Parent Welfare Plan, use commercially reasonable efforts (including adopting any required plan amendments) to cause all (i) pre-existing condition limitations that otherwise would be applicable to such Company Employee and his or her covered dependents to be waived to the extent satisfied under a Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan; (ii) participation waiting periods under each Parent Welfare Plan that would otherwise be applicable to such Company Employee to be waived to the same extent waived or satisfied under the Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan; and (iii) co-payments and deductibles paid by Company Employees in the plan year in which the Effective Time occurs to be credited for purposes of satisfying any applicable deductible or out of pocket requirement under any such Parent Welfare Plan, but only to the extent that the Company provides documentation of such co-payments and deductibles reasonably requested by Parent or any Parent Subsidiary within 20 days of such request.
(b)   For a period of twelve months following the Closing Date (the “Continuation Period”), Parent shall provide and shall cause the Affiliates of Parent and their respective successors to provide each Company Employee as of the Effective Time who continues to be employed by Parent or any Affiliate of Parent (the “Continuing Employees”) with: (i) a base salary or base wage rate that is no less favorable than the base salary or base wage rate provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time; (ii) a target annual incentive opportunity that is, at the discretion of Parent, either (A) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time or (B) substantially comparable in the aggregate (taking into account annual incentive compensation payable in either cash or the grant of an equity award) to those provided to similarly situated employees of Parent and its Affiliates; and (iii) employee health and welfare benefits (excluding defined benefit pension benefits, retiree health and welfare and severance benefits) that are, at the discretion of Parent, either substantially comparable in the aggregate to those (A) provided to such Continuing Employee by the Company and the Company Subsidiaries immediately prior to the Effective Time, or (B) that are generally made available to similarly situated employees of Parent and its Subsidiaries from time to time. Additionally, Parent agrees that each

Continuing Employee shall, during the Continuation Period, be entitled to the severance arrangement described in Section 6.7(c) of the Company Disclosure Schedule.
(c)   The Company and the Company Subsidiaries shall provide Parent with a copy of any written communication and a copy of the script for any unwritten communication, in each case to be broadly disseminated to employees of the Company or any Company Subsidiary and the principal purpose of which is to communicate information regarding the Transactions, Wealth Management Transactions or employment, retention, compensation, benefits or other treatment they will receive in connection with or following the Merger or the Wealth Management Transactions a reasonable amount of time prior to such dissemination, and shall consider in good faith for inclusion any reasonable comments from Parent to such communication that Parent makes in good faith after Parent’s receipt of such communication (unless such communication is substantively similar to such prior communications that have been initially made after such announcement of the Merger or prior communications that have been previously provided to Parent pursuant to this Section 6.7(c).
(d)   From and after the Closing Date, Parent shall, and shall cause the Affiliates of Parent (including the Company and the Company Subsidiaries) and their respective successors to, honor, pay, perform and satisfy any and all Liabilities, obligations and responsibilities to, or in respect of, each Company Employee arising under the terms of any employment, consulting, retention, severance, change of control or similar plan, agreement or arrangement, in accordance with the terms thereof in effect on the Closing Date unless prohibited by applicable Law.
(e)   Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the 401(k) plan of the Company (the “401(k) Plan”), including amending or terminating the 401(k) Plan prior to the Effective Time, subject to the terms of the 401(k) Plan and applicable Law and provided that such action does not preclude the immediate participation of the Company Employees in any successor 401(k) plan.
(f)   This Section 6.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.7, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.7. Nothing contained herein shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 6.7 or (iii) require Parent or any of its Affiliates to (A) maintain any particular Company Benefit Plan or (B) retain the employment of any particular employee.
Section 6.8   Revenue Run Rate; Client Consent Percentage.
(a)   For each full calendar month beginning January 2021 and continuing until the Closing (other than the calendar month immediately preceding the month in which the Closing occurs), the Company shall deliver (or cause to be delivered) to Parent, no later than ten Business Days after the end of such month, a schedule setting forth in reasonable detail the calculation of the Revenue Run Rate as of the last Business Day of such month.
(b)   By no later than the fourth Business Day following the date upon which the Calculation Time occurs, the Company shall deliver to Parent its good faith calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage calculated based thereon and the Company Advisor Percentage, together with reasonable supporting detail with respect to the calculations thereof. To the extent reasonably requested by Parent, the Company shall promptly make available (during normal business hours) to Parent the employees and Representatives of the Company involved in, and records used in, preparing the calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage and the Company Advisor Percentage. The Company and Parent shall work in good faith to resolve any disagreements with respect to the calculation of the Base Date Revenue Run Rate, Closing Revenue Run Rate, the Client Consent Percentage and the Company Advisor Percentage.

Section 6.9   Indemnification of Directors and Officers.
(a)   For a period of six years from and after the Effective Time, the Surviving Corporation and Parent shall (with respect to Parent, only to the extent the Surviving Corporation is permitted to do so under applicable Law), jointly and severally, indemnify all Company Indemnified Parties to the same extent such individuals are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or indemnification agreements between such Company Indemnified Party and the Company or a Company Subsidiary (“Company Indemnification Agreements”), arising out of acts or omissions occurring at or prior to the Effective Time; provided that any such indemnification shall be subject to any limitation imposed from time to time under applicable Law; provided further, that if any valid claim for indemnification is made hereunder by a Company Indemnified Party prior to six years after the Effective Time, such indemnification obligation will survive (solely with respect to such claim) until the final resolution of the matter giving rise to such claim. The Surviving Corporation and Parent shall, jointly and severally, advance to the Company Indemnified Parties expenses (including reasonable legal fees and expenses) incurred in the defense of any Actions with respect to the matters subject to indemnification pursuant to this Section 6.9(a) in accordance with the procedures set forth in the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or Company Indemnification Agreements, in each case in existence on the date of this Agreement; provided, however, that the director or officer to whom expenses are advanced undertakes to repay such advanced expenses to the Surviving Corporation if it is ultimately determined that such director or officer is not entitled to indemnification under applicable Law or pursuant to the applicable organizational document or Company Indemnification Agreement. Any determination required to be made with respect to whether a Company Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company Organizational Documents, the governing or organizational documents of any Company Subsidiary or Company Indemnification Agreements, in each case in effect as of the date of this Agreement, shall be made by independent legal counsel selected by the Surviving Corporation and reasonably acceptable to the Company Indemnified Party (such acceptance not to be unreasonably conditioned, withheld or delayed). During this six year period, without the prior written consent of the Company Indemnified Party, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Company Indemnified Party as provided in the Company Organizational Documents, the organizational or governing documents of the Company Subsidiaries or any Company Indemnification Agreement, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner (whether by merger, consolidation, division, operation of law or otherwise) that would adversely affect any right thereunder of any such Company Indemnified Party.
(b)   For a period of six years from and after the Effective Time, Parent shall cause to be maintained in effect policies of directors’ and officers’ liability and fiduciary liability insurance with terms, conditions, retentions and limits of liability that are at least as favorable to the Company Indemnified Parties as such policies maintained by the Company as of the date hereof with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to expend an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap or such coverage is not otherwise available, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an aggregate premium equal to the Premium Cap. In lieu of the obligations set forth in the foregoing sentence, Parent or the Company may obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing directors’ and officers’ and fiduciary liability insurance policies providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.
(c)   The provisions of this Section 6.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Parent or the Surviving Corporation or any of their respective successors or assigns

(i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets to any other Person, then in each such case, Parent will cause, to the extent necessary, proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will assume the obligations set forth in this Section 6.9.
Section 6.10   State Takeover Laws.   Each of Parent, Merger Sub and the Company shall (a) take all action necessary so that no Takeover Law or any similar provision of the Company Organizational Documents is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Law, regulation or provision is or becomes applicable to the Merger or any other Transactions, cooperate and grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
Section 6.11   Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock and shares of Company Common Stock acquired upon the vesting of Company Restricted Stock pursuant to this Agreement) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.12   Company SEC Documents.   From the date of this Agreement to the Effective Time, the Company shall timely file with the SEC all Company SEC Documents required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of such filing, as of the date of the last such amendment, each such Company SEC Document shall fully comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of such filing, as of the date of the last such amendment, each such Company SEC Document filed pursuant to the Exchange Act shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied by or on behalf of Parent, its Affiliates or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after the date of this Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.
Section 6.13   No Rights Plan.   From the date of this Agreement until the earlier of the Effective Time and the date this Agreement is validly terminated in accordance with Section 8.1, the Company shall not, and shall cause the Company Subsidiaries not to, enter into any stockholder rights agreement, rights plan, “poison pill” or other similar agreement, unless such plan or agreement exempts from its application this Agreement and the Transactions, including the Merger.
Section 6.14   Preparation of Proxy Statement; Stockholder Meetings.
(a)   As promptly as practicable after the date of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials for the Special Meeting (together with any amendments and supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Merger and this Agreement. Subject to Section 6.3(d) and Section 6.3(e), the Company shall include the Company Board Recommendation and the opinion of the Company Financial Advisor (in its entirety) in the Proxy Statement together with a summary of such opinion. Parent, Merger Sub and the Company shall cooperate and consult with each other in the preparation of the Proxy Statement, and Parent shall promptly provide to the Company such information concerning Parent and Merger Sub as may be reasonably requested by the Company for inclusion in the Proxy Statement. The Proxy

Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act, Exchange Act and other applicable Law.
(b)   Notwithstanding the provisions of Section 6.14(a), prior to filing the preliminary Proxy Statement, a definitive Proxy Statement or any Other Filing with the SEC in connection with the Transactions, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on each such filing in advance, and the Company shall consider in good faith for inclusion in such filing all comments reasonably proposed by Parent in respect of such filings. The Company shall notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC’s intent to review) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any Other Filing or for additional or supplemental information in connection therewith. The Company shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any such Other Filing (i) supply Parent with copies of all written correspondence received in connection therewith and (ii) provide Parent a reasonably detailed description of any oral comments received in connection therewith. The Company shall (w) provide Parent with a reasonable opportunity to review and comment on any responses to any such comments or inquiries by the SEC or its staff; (x) consider in good faith for inclusion in such responses all comments reasonably proposed by Parent; (y) not file or mail such document, or respond to the SEC or its staff, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed; and (z) provide Parent and its counsel with a reasonable opportunity to participate in any discussions or meetings with the SEC or its staff. The Company shall respond in good faith to any comments by the SEC or its staff as promptly as practicable. Parent shall provide its comments to the Company as promptly as practicable.
(c)   If the Company (i) does not receive comments from the SEC with respect to the preliminary Proxy Statement, then the Company shall use its commercially reasonable efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after the expiration of the ten-day waiting period provided in Rule 14a-6(a) under the Exchange Act, or (ii) does receive comments from the SEC with respect to the preliminary Proxy Statement, the Company shall use its commercially reasonable efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company as promptly as reasonably practicable after clearance by the SEC with respect to such comments.
(d)   If, at any time prior to the date of the Special Meeting, Parent or the Company discovers any event or information relating to the Company, Parent, Merger Sub, or any of their Affiliates that should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law as determined in good faith after consultation with outside counsel by the Company Board, disseminated to the stockholders of the Company.
(e)   The Company, acting through the Company Board, shall, in accordance with applicable Law and the Company’s bylaws (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Law) no earlier than 30 days and no later than 40 days after the mailing of the definitive Proxy Statement to the stockholders of the Company, for the purpose of obtaining the Company Stockholder Approval (the “Special Meeting”) and (ii) take all lawful actions to solicit from the stockholders of the Company proxies in favor of the adoption of this Agreement and secure any other vote or consent of the stockholders of the Company as required by the rules of the NYSE, the DGCL or other applicable Law to effect the Merger. The Company shall consult with Parent regarding the date that shall be set as the “record date” for the Special Meeting in advance of providing notice thereof to the NYSE and shall consult with Parent regarding the date of the Special Meeting. The Company shall not change the record date or postpone or adjourn the Special Meeting without the prior written consent of Parent;

provided that the Company may, following consultation with Parent, adjourn the Special Meeting (x) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the Company Board, after consultation with outside counsel, determines in good faith is necessary to comply with applicable Law, is made available to the Company’s stockholders in advance of the Special Meeting or (y) to the extent that, as of the time that the Special Meeting is originally scheduled, adjournment of the Special Meeting is necessary as determined in good faith after consultation with outside counsel by the Company Board to enable the Company to solicit additional proxies required to constitute a quorum necessary to conduct the business of the Special Meeting and to obtain the Company Stockholder Approval; and provided further that the Company may adjourn the Special Meeting if the Company Board has determined in good faith, after consultation with outside counsel, that it is necessary under applicable Law to comply with the requirements made by the SEC or other applicable Law with respect to the Proxy Statement or that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law. The Company may, or if so requested by Parent shall, adjourn the Special Meeting in order to provide for the expiration of the Superior Proposal Notice Period or Intervening Event Notice Period, as applicable. The adoption of this Agreement and adjournment of the Special Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting, unless otherwise approved in writing by Parent or required by Law.
(f)   Without limiting the generality of the foregoing, but subject to the Company’s right to terminate this Agreement pursuant to Section 8.1, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change of Board Recommendation and (ii) its obligations pursuant to this Section 6.14 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is validly terminated in accordance with Section 8.1, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the stockholders of the Company with respect to the Merger at the Special Meeting.
Section 6.15   Investment Advisory Agreement Consents.
(a)   Clients other than Funds.   The Company shall use commercially reasonable efforts to obtain, in accordance with applicable Law and the applicable Investment Advisory Agreement, as promptly as reasonably practicable after the date of this Agreement, the consent of each Client (other than a Fund) for which consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary is required by applicable Law or by such Client’s Investment Advisory Agreement as a result of the Transactions. In furtherance thereof, except in the case of an Affirmative Consent Client, as promptly as reasonably practicable after the date of this Agreement and in no event less than 60 calendar days prior to the Closing Date, the Company shall, and shall cause the Company Subsidiaries to, as applicable, send a written notice (the “Negative Consent Notice”), in accordance with applicable Law and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to Parent, to such Clients informing each Client: (i) of the Transactions; (ii) of the intention to complete the Transactions, which will result in an assignment or deemed assignment of such Investment Advisory Agreement; (iii) of the intention of the Company or the applicable Company Subsidiary to continue to provide the advisory services pursuant to the existing Investment Advisory Agreement with such Client after the Closing if such Client does not terminate such agreement prior to the Closing; and (iv) that the consent of such Client will be deemed to have been granted if such Client does not terminate its Investment Advisory Agreement, within 60 calendar days after the sending of the Negative Consent Notice (or such longer period as may be required under the Investment Advisory Agreement). If the applicable Investment Advisory Agreement or applicable Law requires the written consent of the Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary, or if the Company or the applicable Company Subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement, then the Company shall, and shall cause the Company Subsidiaries to, as applicable, as promptly as reasonably practicable after the date of this Agreement, send a written notice, in accordance with applicable Law, and the applicable Investment Advisory Agreement, which shall be in form and substance reasonably satisfactory to Parent, informing such Client (an “Affirmative Consent Client”) of the Transactions and requesting written consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement, and any such Client shall be deemed a Non-Consenting Client unless and until such Client has provided its written consent to the assignment or deemed assignment of such Client’s Investment Advisory Agreement.
(b)   Private Funds.   The Company shall use commercially reasonable efforts to obtain with respect to each Private Fund, in accordance with applicable Law and the applicable Fund Documents, as promptly as reasonably practicable after the date of this Agreement, (x) the consent of such Private Fund (or some percentage of the Private Fund’s board of directors, advisory committee, investment committee or investors therein, as applicable) for which consent to the assignment or deemed assignment of such Private Fund’s Investment Advisory Agreement with the Company or any Company Subsidiary is required by applicable Law or by such Private Fund’s Fund Documents as a result of the Transactions and (y) any Additional Private Fund Consent applicable to such Private Fund in furtherance thereof, as promptly as reasonably practicable following the date of this Agreement.
(c)   Public Funds.
(i)   The Company shall, and shall cause its Investment Adviser Subsidiaries to, use their respective commercially reasonable efforts to, in accordance with applicable Law, (A) as promptly as practicable after the date of this Agreement obtain the requisite approval of each of the Public Fund Boards (“Public Fund Board Approval”) of the Public Fund Board Approval Items and the Sub-Advised Fund Board Approval Items, and (B) request that the Public Funds obtain, as promptly as practicable following such approval of the Public Fund Boards, the requisite approval of the shareholders of each Public Fund (“Public Fund Shareholder Approval”) of the Public Fund Shareholder Approval Items and of each Sub-Advised Fund of the Sub-Advised Fund Shareholder Approval Items (except if not required under manager-of-managers exemptive orders granted under the Investment Company Act with respect to any Sub-Advised Funds).
(ii)   As promptly as practicable following Public Fund Board Approval as described in Section 6.15(c)(i), the Company (or one of the Company Subsidiaries) and Parent shall (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) jointly cooperate to (A) prepare and file all proxy materials necessary to comply in all material respects with applicable Law for the Public Fund shareholder meeting to approve the Public Fund Shareholder Approval Items as contemplated by Section 6.15(c)(i), (B) use commercially reasonable efforts to promptly clear all SEC comments and (C) use commercially reasonable efforts to ensure that such Public Fund Board (it being understood for all purposes of this Agreement that the Company does not control any Public Fund Board) submits, as promptly as practicable following the mailing of the proxy materials, to the shareholders of such Public Fund for a vote at a shareholders meeting the proposal to approve the Public Fund Shareholder Approval Items. Each of the Company and Parent shall have an opportunity to review all drafts of the proxy materials (and any SEC comments thereto) on a timely basis and the right to review in advance of submission to the SEC the proxy materials (and any amendment or supplement thereto) to be furnished to the shareholders of any Public Fund and to (I) approve information or data that is provided by or on behalf of such party or its Affiliates specifically for inclusion in such proxy materials, and (II) provide reasonable comments on such proxy materials, which the other party (in coordination with the applicable Public Fund and under the general direction of the applicable Public Fund Board) will consider in good faith for inclusion therein.
(iii)   As soon as possible following the date of this Agreement, the Company shall use its commercially reasonable efforts to cause each Public Fund then engaged in a public offering of its shares to (A) file supplements or amendments to its prospectus forming a part of its registration statement then currently in use, which supplements or amendments shall disclose the Transactions to the extent required by applicable Law, and (B) make any other filing necessary under any applicable Law to satisfy in all material respects disclosure requirements in connection with the public distribution of the shares of that Public Fund. Parent shall have the right to provide reasonable comments on such materials to the same extent as provided in Section 6.15(c)(ii).
(iv)   The Company agrees that the information in the proxy materials to be furnished to the shareholders of any Public Fund (other than information that is or will be provided by or on behalf of Parent or any other third party specifically for inclusion in such proxy materials) will not contain, as of the date of such proxy materials, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of a Public Fund that is not sponsored by the Company or Company Subsidiaries (a Sub-Advised Fund), the foregoing agreement of the Company shall apply only to information provided by it or the Company Subsidiaries in writing specifically for inclusion in such proxy materials. Parent agrees that the information provided by it (or on its behalf) in writing specifically for inclusion in the proxy materials to be furnished to the shareholders of any Public Fund will not contain, as of the date of such proxy materials, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(v)   In addition to the agreements described in this Section 6.15(c) and notwithstanding anything to the contrary, concurrently with seeking the Public Fund Board Approvals, the Company shall seek an Interim Public Fund IAA Approval with respect to each Public Fund, including each Sub-Advised Fund. The Company and Parent shall cooperate and use their commercially reasonable efforts to obtain an Interim Public Fund IAA Approval in respect of each Public Fund, including each Sub-Advised Fund. In no event shall seeking or obtaining an Interim Public Fund IAA Approval in respect of a Public Fund relieve the parties of their obligations under Sections 6.15(c)(i)-(iv) with respect to such Public Fund.
(vi)   The Company shall, and shall cause its Investment Adviser Subsidiaries to, use their respective commercially reasonable efforts to cause the Investment Advisory Agreement of each Public Fund as of Closing (or as agreed by the Company or any Company Subsidiary to be in effect upon or after the Closing) to be on terms and conditions substantially similar (including as to the Applicable Fees) as the terms and conditions under such Investment Advisory Agreement in effect as of the date hereof, unless such Public Fund’s Investment Advisory Agreement as of Closing is consistent with the investment advisory agreement proposed by an investment advisor Subsidiary of Parent for Public Fund Board Approval and Public Fund Shareholder Approval.
(vii)   The foregoing notwithstanding (A) an Interim Public Fund IAA Approval shall not constitute Public Fund Board Approval or a Sub-Advised Fund Board Approval in respect of a Public Fund and (B) the parties agree that a Public Fund shall be deemed a Consenting Client for all purposes under this Agreement only if the requisite Public Fund Board Approval, the Sub-Advised Fund Board Approval, the Public Fund Shareholder Approval and the Sub-Advised Fund Shareholder Approval, as applicable, has been obtained and is in full force and effect at the Closing for the Public Fund IAA Approval.
(d)   Parent and the Company agree that any new Client that is not a Fund that enters into an Investment Advisory Agreement with an Investment Adviser Subsidiary between the date of this Agreement and the Closing shall be deemed a Consenting Client for all purposes under this Agreement if (i) the consent (or, as applicable, deemed consent) of such new Client to the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any of its Subsidiaries as a result of the Transactions has been obtained in accordance with this Section 6.15 or (ii) the Company has disclosed in writing, in accordance with applicable Law, the assignment or deemed assignment of such Client’s Investment Advisory Agreement with the Company or any Company Subsidiary as a result of the Transactions to such new Client before such new Client became a Client and, in any case under the foregoing clauses (i) or (ii), such new Client has not, prior to Closing, terminated in writing its Investment Advisory Agreement or revoked in writing its consent.
(e)   In connection with obtaining the Client consents and other actions required by this Section 6.15, at all times prior to the Effective Time, the Company shall take reasonable steps to keep

Parent promptly informed of the status of obtaining such Client consents and, upon Parent’s reasonable request, make available to Parent copies of all such executed Client consents and make available for Parent’s inspection the originals of such consents and any related materials and other records relating to the Client consent process. Without limiting the foregoing, in connection with obtaining the Client consents required under this Section 6.15, Parent and, in the case of any Client of the Wealth Management Business, LPL shall have the right to review in advance of distribution any notices or other materials to be distributed by the Company or any Company Subsidiaries to Clients and shall have the right to have its reasonable commented reflected therein prior to distribution. In no event shall the Company or any Company Subsidiary be required to offer or grant any material accommodation or material alteration of terms (financial or otherwise) in respect of any Client for the purpose of obtaining the Client consents contemplated by this Section 6.15.
(f)   Each party hereto shall (i) reasonably cooperate with and assist each other party hereto and their respective Affiliates in connection with obtaining the approvals and consents sought pursuant to this Section 6.15, and (ii) promptly provide to the other applicable parties in writing all information concerning such party and its Affiliates as is reasonably required or otherwise reasonably requested in order to solicit each Public Fund Board and otherwise seek to obtain the approvals and consents to be sought pursuant to this Section 6.15 (including all information as is customarily included in such solicitations, or requests for approvals and consents, prepared in connection with transactions of the type contemplated by this Agreement).
Section 6.16   Conversion Consents.   The Company shall use commercially reasonable efforts to obtain, in accordance with applicable Law and the applicable brokerage agreement or Investment Advisory Agreement, as promptly as reasonably practicable after the date of this Agreement, the consent of each Client (other than a Fund) for (x) the transfer of Client assets from the Company’s transfer agent Subsidiary or third-party custodian, as applicable, to LPL (or its designated Affiliate) and (y) the transfer of the brokerage and advisory services provided to such Clients from Waddell & Reed, Inc. to LPL (or its designated Affiliate), in each case in connection with the Wealth Management Transactions (the “Conversion”). In furtherance thereof, except in the case of any Client for whom affirmative consent is required under applicable Law or the applicable brokerage agreement or Investment Advisory Agreement, as promptly as reasonably practicable following FINRA’s approval of the applicable consent letters, the Company shall, and shall cause the Company Subsidiaries to, as applicable, send a written notice (the “Conversion Negative Consent Notice”), in accordance with applicable Law and the applicable brokerage agreement or the Investment Advisory Agreement, which notice shall be in form and substance reasonably satisfactory to Parent, to such Clients informing each Client: (a) of the Conversion; (b) of the intention of LPL to complete the Conversion, which will result in an assignment of such brokerage agreement or Investment Advisory Agreement and the transfer of such Client’s account to LPL; (c) of the intention of LPL to provide brokerage, advisory or custody services pursuant to the existing brokerage agreement or Investment Advisory Agreement with such Client after the Conversion if such Client does not terminate its brokerage agreement or Investment Advisory Agreement prior to the Conversion; and (d) that the consent of such Client will be deemed to have been granted if such Client does not terminate its brokerage agreement or Investment Advisory Agreement, within 45 calendar days after the sending of the Conversion Negative Consent Notice (or such longer period as may be required under the applicable brokerage agreement or Investment Advisory Agreement). If the applicable brokerage agreement, Investment Advisory Agreement or applicable Law requires the written consent of the Client to the assignment of such Client’s brokerage agreement or Investment Advisory Agreement with the Company or any Company Subsidiary, or if the Company or the applicable Company Subsidiary determines, in its discretion, that for commercial reasons it would be prudent or appropriate to obtain the written consent of a Client to such assignment, then the Company shall, and shall cause the Company Subsidiaries to, as applicable, as promptly as reasonably practicable after the date of this Agreement, send a written notice, in accordance with applicable Law, and the applicable brokerage agreement or Investment Advisory Agreement, which notice shall be in form and substance reasonably satisfactory to Parent, informing such Client of the Conversion and requesting written consent to the assignment of such Client’s brokerage agreement or Investment Advisory Agreement. The Company shall use commercially reasonable efforts to coordinate the timing and content of the mailings contemplated by this Section 6.16 and the mailings contemplated by Section 6.15(a) with Parent and LPL.

Section 6.17   Section 15(f) of the Investment Company Act.
(a)   Parent acknowledges that the Company has entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. In furtherance (and not limitation) of the foregoing, Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts after the Effective Time to conduct its business to enable the following to be true regarding Section 15(f) of the Investment Company Act in relation to any Public Fund for which any Company Subsidiary or Parent or any of its Affiliates provides investment advisory or sub-advisory services: (i) for a period of not less than three years after the Effective Time (and provided the 75% standard for disinterested directors is in effect at the Closing), no more than 25% of the members of the board of directors or trustees of any Public Fund shall be “interested persons” (as defined in the Investment Company Act) of the Company, any Subsidiary, Parent or any of its Affiliates or any other investment adviser for such Public Fund and (ii) for a period of not less than two years after the Effective Time, neither Parent nor any of its Affiliates shall impose an “unfair burden” (within the meaning of the Investment Company Act, including any interpretations or no-action letters of the SEC) on any such Public Fund as a result of the Transactions or any express or implied terms, conditions or understandings applicable thereto.
(b)   For a period of three years after the Closing Date, Parent shall not engage, and shall cause its Affiliates not to engage, in any transaction that would constitute an “assignment” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) to a third party of any Investment Advisory Agreement between Parent or any of its Affiliates and any Public Fund, without first using commercially reasonable efforts to obtain from the counterparty to such transaction a covenant in all material respects comparable to that contained in this Section 6.17; provided, however, that if Parent or any of its Affiliates obtains an exemptive order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act, then this covenant shall be deemed to be modified to the extent necessary to permit Parent and its Affiliates to act in a manner consistent with such SEC exemptive order.
Section 6.18   Transaction Litigation.   The Company shall promptly notify Parent of any stockholder demands, litigations, arbitrations or other similar Actions (including derivative claims) commenced against it or its respective directors or officers relating to this Agreement or any of the Transactions or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep Parent informed regarding any such Transaction Litigation. The Company (a) shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation and (b) shall keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any Transaction Litigation, and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company shall consider in good faith. The Company shall not settle or offer, compromise or agree to settle or compromise, or take any other action to settle, compromise or moot, any Transaction Litigation without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed).
Section 6.19   WARN Act.   Prior to the Closing Date, the Company shall provide Parent with a list of any Company Employees (by date, employer and location) who incurred an “employment loss” (as defined in the WARN Act) within the ninety-day period immediately prior to the Closing Date.
Section 6.20   Wealth Management Transactions.
(a)   Subject to Section 6.2, solely for the benefit of Parent, the Company shall (and shall cause its respective Affiliates and Representatives to) use its commercially reasonable efforts to take any actions reasonably requested by Parent in connection with, or to facilitate, the consummation of the Wealth Management Transactions, including (i) providing LPL reasonable access to Company Advisors and employees of the Wealth Management Business during regular business hours; (ii) assisting with the migration of Company Advisors to LPL, including facilitation of transition assistance offered by LPL and execution by Company Advisors of registered representative agreements or investment advisor representative agreements, as applicable, with LPL; (iii) facilitating the separation of the Wealth Management Business and identifying any shared assets, facilities and employees; (iv) facilitating the provision, after the Effective Time, of transition services to the extent necessary; and (v) obtaining the

LPL Regulatory Approvals and any other necessary consents, approvals or waivers from any Governmental Entity or third party in connection with the Wealth Management Transactions.
(b)   Subject to the terms and conditions of the Wealth Management Purchase Agreement, Parent shall, and shall cause its controlled Affiliates to, use their respective commercially reasonable efforts to cause LPL and its controlled Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the Wealth Management Transactions on the terms and conditions set forth in the Wealth Management Purchase Agreement, including using commercially reasonable efforts to satisfy on a timely basis all conditions to closing set forth in Section 3.2 of the Wealth Management Purchase Agreement. Parent shall, and shall cause its controlled Affiliates to, use their respective commercially reasonable efforts to enforce their rights and LPL’s obligations under the Wealth Management Purchase Agreement. Parent shall not, and shall not permit any of its Affiliates to, consent to any amendment or modification to, or any waiver of any provision of Section 3.2 or Section 6.3 of the Wealth Management Purchase Agreement, or any other provision of the Wealth Management Purchase Agreement that would have the effect of amending, modifying or waiving any provision of such Sections of the Wealth Management Purchase Agreement, without the prior written consent of the Company, such consent not to be unreasonably conditioned, withheld or delayed.
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1   Conditions to Obligations of Each Party under this Agreement.   The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:
(a)   Stockholder Approval.   The Company Stockholder Approval shall have been obtained at the Special Meeting (or any adjournment or postponement thereof).
(b)   Transactions Antitrust Consents.   Any waiting period under the HSR Act in connection with the Parent HSR Filings or otherwise applicable to the Transactions shall have expired or been earlier terminated.
(c)   Wealth Management Transactions Antitrust Consents.   Any waiting period under the HSR Act in connection with the LPL HSR Filings or otherwise applicable to the Wealth Management Transactions shall have expired or been earlier terminated.
(d)   No Injunctions or Restraints on Transactions.   The consummation of the Transactions shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity of competent jurisdiction, and there shall not be in effect any Law promulgated or deemed applicable to the Transactions by any Governmental Entity of competent jurisdiction that prevents the consummation of the Transactions.
(e)   No Governmental Injunctions or Restraints on Wealth Management Transactions.   The consummation of the Wealth Management Transactions shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity of competent jurisdiction, in each case resulting from an Action initiated by a Governmental Entity, and there shall not be in effect any Law promulgated or deemed applicable to the Wealth Management Transactions by any Governmental Entity of competent jurisdiction that prevents the consummation of the Wealth Management Transactions.
(f)   Regulatory Approvals.   All applicable waiting periods (or extensions thereof) or consents, non-objections or approvals relating to
(i)   the Transactions (the “Parent Regulatory Approvals”) or
(ii)   the Wealth Management Transactions (the “LPL Regulatory Approvals” and, together with the Parent Regulatory Approvals, the “Regulatory Approvals”)

under the applicable Laws of the jurisdictions or Governmental Entities, in each case set forth in Section 7.1(f) of the Company Disclosure Schedule, shall have expired, been terminated or received and be in full force and effect, as applicable, in each case without the imposition of a requirement that Parent or any of its Subsidiaries (including the Company and its Subsidiaries) take any action or comply with any restriction prior to, on or after the Closing that Parent would not be required to take or comply with under Section 6.4.
Section 7.2   Conditions to Obligations of Parent and Merger Sub.   The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company set forth in:
(i)   Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.2 (Authority), Section 4.3(b) (Required Filings and Consents), Section 4.30 (Opinion of Financial Advisor) and Section 4.31 (Brokers and Fees) (the “Fundamental Representations”) that are qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time, and all of the Fundamental Representations that are not qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;
(ii)   Section 4.4 (Capitalization) shall be true and correct in all respects (except for such inaccuracies that are de minimis in the aggregate) as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time;
(iii)   Article IV of this Agreement (other than the Fundamental Representations and Section 4.4 (Capitalization)), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and as of immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate, as have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   Covenants. The Company shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.
(c)   No Material Adverse Effect.   Since the date of this Agreement, there shall have been no change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(d)   Client Consent Percentage.   The Client Consent Percentage shall be at least 65%.
(e)   Company Advisor Percentage.   The Company Advisor Percentage shall be at least 40%.
(f)   Officer’s Certificate.   Parent shall have received a certificate of the Company, executed by an executive officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.1(a), Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.2(d) and Section 7.2(e) have been satisfied in accordance with the terms thereof.

Section 7.3   Conditions to the Obligations of the Company.   The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   The representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct as of the date of this Agreement and immediately prior to the Effective Time with the same force and effect as if made on and as of such date or time, except to the extent expressly made as of a specific date or time, in which case such representation must be true and correct in all respects as of such date or time, in each case except for such failures to be true and correct, individually and in the aggregate as have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   Covenants.   Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.
(c)   Officer’s Certificate.   The Company shall have received a certificate of Parent, executed by an officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied in accordance with the terms thereof.
Section 7.4   Development Contingency.   Notwithstanding any other provision of this Agreement to the contrary, no Development Contingency that arises directly or indirectly out of (a) the execution, delivery, and performance of this Agreement by the Company or its Affiliates or the consummation by the Company or its Affiliates of the Merger or any other Transactions, (b) any action taken by Parent, Merger Sub or their respective Affiliates, (c) any action taken by the Company at the written request of Parent or Merger Sub, or (d) any action required to be taken by the Company or its Affiliates or necessary in order to satisfy their obligations, or cause other parties to perform their obligations, under the Headquarters Lease or the Development Documents, shall constitute a Company Material Adverse Effect, a breach of any of the representations, warranties, or covenants of the Company under this Agreement, or the failure of any condition to the obligations of each of Parent and Merger Sub to effect the Merger under this Agreement, except, in each case, to the extent such breach, failure, or Company Material Adverse Effect arises out of a (i) failure by the Company to provide true and correct copies of the Development Documents to Parent, (ii) a breach by the Company of any of the representations, warranties or covenants set forth in this Agreement, or (iii) a breach by the Company or its Affiliates of the terms of the Headquarters Lease or Development Documents.
ARTICLE VIII
TERMINATION
Section 8.1   Termination.   This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, by action taken or authorized by the board of directors of the terminating party or parties:
(a)   by mutual written consent of Parent and the Company at any time prior to the Effective Time, whether before or after the time that the Company Stockholder Approval is obtained;
(b)   by either the Company or Parent:
(i)   if the Effective Time shall not have occurred on or before 11:59 p.m. New York time on December 2, 2021 (provided, however, that such date may be extended by Parent or the Company for a period of up to three months if any of the conditions set forth in Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.1(e) or Section 7.1(f) have not been satisfied as of 11:59 p.m. New York time on December 2, 2021, but all other conditions to Closing shall be, or shall be capable of being, fulfilled as of such date and time) (such date and time, the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose breach in any material respect of this Agreement has caused the failure of the Effective Time to have occurred on or before the Outside Date;

(ii)   if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions or, solely as a result of any Action initiated by a Governmental Entity, the Wealth Management Transactions, whether before or after the time that the Company Stockholder Approval is obtained, and such Order shall have become final and nonappealable; provided that the party hereto seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have used the level of efforts to remove such restraint or prohibition that is required by this Agreement; and provided further that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party hereto whose material breach of any provision of this Agreement results in the imposition of such Order or other action or the failure of such Order or other action to be resisted, resolved or lifted;
(iii)   if the Special Meeting (including any adjournment or postponement thereof) has concluded, the stockholders of the Company have duly voted and the Company Stockholder Approval shall not have been obtained;
(c)   by Parent, at any time prior to the Effective Time, if:
(i)   (A) there has been a Change of Board Recommendation (whether or not in compliance with Section 6.3); provided that in no event shall Parent be entitled to terminate this Agreement pursuant to this Section 8.1(c)(i)(A) following the receipt of the Company Stockholder Approval or (B) the Company has willfully breached any of its obligations under Section 6.3 or Section 6.14(e) in any material respect;
(ii)   (A) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, in any case, such that any condition to the Merger set forth in Section 7.1 or Section 7.2 would not then be satisfied; (B) Parent shall have delivered to the Company written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c)(ii) if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of this Agreement by Parent or Merger Sub or (y) Parent or Merger Sub is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;
(iii)   since the date of this Agreement, there shall have occurred any change, event, development, occurrence, state of facts, circumstance or effect that, individually or in the aggregate, has had, and continues to have, a Company Material Adverse Effect, and either such change, event, development, occurrence, state of facts, circumstance or effect is not capable of being remedied;
(iv)   any Governmental Entity from which a Regulatory Approval must be obtained to satisfy Section 7.1(f) has denied such Regulatory Approval, and such denial has become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c)(iv) shall not be available to Parent if Parent’s material breach of any provision of this Agreement results in the denial of such Regulatory Approval;
(d)   by the Company:
(i)   at any time prior to obtaining the Company Stockholder Approval if the Company Board determines to accept a Superior Proposal, but only if the Company shall have complied in all material respects with its obligations under Section 6.3 and is otherwise permitted to accept such Superior Proposal pursuant to Section 6.3(d); provided, however, that such termination shall not be effective unless the Company shall concurrently with such termination enter into the Alternative Acquisition Agreement and pay the Company Termination Fee to Parent;
(ii)   at any time prior to the Effective Time if (A) there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of

Parent or Merger Sub, in any case, such that any condition to the Merger set forth in Section 7.1 or Section 7.3 would not then be satisfied; (B) the Company shall have delivered to Parent written notice of such breach; and (C) either such breach is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d)(ii) if (x) any of the circumstances referred to in clauses (A) or (C) was caused by a material breach of this Agreement by the Company or (y) the Company is otherwise then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or
(iii)   any Governmental Entity from which a Regulatory Approval must be obtained to satisfy Section 7.1(f) has denied such Regulatory Approval, and such denial has become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(d)(iii) shall not be available to the Company if the Company’s material breach of any provision of this Agreement results in the denial of such Regulatory Approval.
Section 8.2   Effect of Termination.   In the event of valid termination of this Agreement by either the Company or Parent in accordance with Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors, employees, agents or representatives except (a) with respect to Section 6.2(b), Section 6.6 (Public Announcements), this Section 8.2, Section 8.3 (Termination Fees) and Article IX and (b) with respect to any Liabilities incurred or suffered by a party as a result of the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.
Section 8.3   Termination Fees.
(a)   Company Termination Fee
(i)   In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) or by the Company pursuant to Section 8.1(d)(i), then the Company shall pay to Parent immediately prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days after such termination, in the case of a termination by Parent, a termination fee of $47,000,000 (the “Company Termination Fee”).
(ii)   In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), or by Parent pursuant to Section 8.1(c)(ii) and (A) prior to the date of such termination of this Agreement an Acquisition Proposal shall have been made known to the Company Board or management of the Company or publicly disclosed (and, in each case, not publicly withdrawn) or any Person shall have publicly announced (and not publicly withdrawn) an intention to make an Acquisition Proposal, and (B) concurrently with, or within 12 months after, such termination, the Company either (I) consummates a transaction that constitutes an Acquisition Proposal or (II) enters into a definitive agreement to engage in a transaction that constitutes an Acquisition Proposal (provided that for all purposes of this Section 8.3(a)(ii), the term Acquisition Proposal shall have the meaning assigned to such term in Article I, except that the references to “20%” shall be deemed to be references to 50%), then the Company shall pay to Parent the Company Termination Fee concurrently with, and as a condition to, the earlier of the consummation of the applicable transaction and the entry into a definitive agreement with respect to the applicable transaction.
(b)   Parent Termination Fee.   In the event that this Agreement is terminated by:
(i)   Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(d) (Client Consent Percentage) and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto pursuant to Section 7.2(f)) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000; provided that if this Agreement is terminated as described above pursuant to Section 8.1(b)(i) as a result of the failure to satisfy the condition set forth in Section 7.2(d) (Client Consent Percentage), and the aggregate Base Date Revenue Run Rate calculated as of the date immediately prior to the date of such termination and including only the Consenting Clients, excluding Institutional Client Assets, is less than 65% of the aggregate Base Date Revenue Run Rate of all Clients, excluding Institutional Client Assets, then the termination fee shall be equal to $94,000,000;
(ii)   Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 and Section 7.2 (other than Section 7.2(e) (Company Advisor Percentage) and the delivery of a certificate of the Company, executed by an executive officer of the Company, with respect thereto pursuant to Section 7.2(f)) have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000;
(iii)   Parent or the Company pursuant to Section 8.1(b)(i) and on the date of such termination all of the conditions set forth in Section 7.1 (other than Section 7.1(c) (Wealth Management Transactions Antitrust Consents), Section 7.1(e) (No Governmental Injunctions or Restraints on Wealth Management Transactions), or, solely due to the failure to obtain the LPL Regulatory Approvals (including in the case of a FINRA Joint Application, the failure to obtain any FINRA approvals solely related to the Wealth Management Transactions), Section 7.1(f)) and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied on the Closing, provided that those conditions are able to be satisfied at Closing assuming that the Closing Date were the date of such termination), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000; or
(iv)   Parent pursuant to Section 8.1(c)(iv) or by the Company pursuant to Section 8.1(d)(iii) (in each case, solely due to the failure to obtain the LPL Regulatory Approvals), then Parent shall pay to the Company, within two Business Days after such termination, a termination fee of $125,000,000.
(c)   Any fee payable by Parent to the Company pursuant to Section 8.3(b) shall hereinafter be referred to as the “Parent Termination Fee.” All payments under this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent or the Company, as applicable.
(d)   The parties agree and understand that (i) in no event shall the Company be required to pay the Company Termination Fee, or shall Parent be required to pay the Parent Termination Fee, on more than one occasion and (ii) in no event shall Parent or the Company, as applicable, be entitled, pursuant to this Section 8.3, to receive an amount greater than an amount equal to (A) the Company Termination Fee, in the case of Parent, or the Parent Termination Fee, in the case of the Company, plus (B) any Collection Expenses. Notwithstanding anything to the contrary in this Agreement (x) in circumstances where the Company Termination Fee or Parent Termination Fee is payable or is paid pursuant to this Section 8.3 in connection with the termination of this Agreement, such payment shall be the sole and exclusive remedy of Parent or its Subsidiaries or the Company and the Company Subsidiaries, as applicable, and their respective former, current or future partners, stockholders, managers, members, Affiliates and Representatives, and none of the Company or Company Subsidiaries, or Parent or its Subsidiaries, as applicable, or any of their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives, shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions and in no event will the Company or Parent, as applicable, seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to (A) any loss suffered as a result of the failure of the Transactions to be consummated, (B) the termination of this Agreement, (C) any Liabilities arising under this Agreement or (D) any Actions arising out of or relating to this Agreement; and (y) if Parent or Merger Sub receives any payments from the Company, or the Company receives any payments from Parent, in each case in respect of any breach of this Agreement and thereafter Parent receives the Company Termination Fee or the Company receives the Parent Termination Fee pursuant to this Section 8.3, then the amount of such Company Termination Fee or Parent Termination Fee, as applicable, shall be reduced by the aggregate amount of such payments made by the Company or Parent, as applicable, prior to paying the applicable termination fee in respect of any such breaches. Upon payment of the Company Termination Fee, none of the Company, the Company Subsidiaries or their respective former, current or future partners, stockholders, managers, members, Affiliates or Representatives shall have any further Liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Transactions, and upon payment by Parent of the Parent Termination Fee, none of Parent, Merger Sub, Parent Guarantor or their respective former, current or future partners, stockholders, managers, members, Affiliates, Subsidiaries or Representatives shall have any further Liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the Transactions. The parties acknowledge and agree that the right to receive the Company Termination Fee or the Parent Termination Fee shall not limit or otherwise affect Parent’s and Merger Sub’s or the Company’s right to specific performance as provided in Section 9.10, it being understood and agreed that a party shall not be permitted or entitled to receive both a grant of specific performance to cause the Closing to occur and the payment of the Company Termination Fee or Parent Termination Fee, as applicable.
(e)   Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions; (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement; and (iii) the Company Termination Fee and Parent Termination Fee are not penalties, but rather constitute damages in a reasonable amount that will partially compensate Parent and Merger Sub or the Company, as applicable in the circumstances in which such a termination fee is payable.
(f)   In the event that the Company fails to pay the Company Termination Fee when due, or Parent shall fail to pay the Parent Termination Fee when due, the party that fails to pay such termination fee shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by them (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3, together with interest on the Company Termination Fee or Parent Termination Fee, as applicable, at the prime rate as quoted on Bloomberg screen (PRIMBB Index) in effect on the date such payment was required to be made through the date of payment plus 2% per annum (such interest, together with reasonable costs and expenses of enforcement as provided above, “Collection Expenses”).
ARTICLE IX
MISCELLANEOUS
Section 9.1   Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.
Section 9.2   Amendment; Waiver; Extension.
(a)   This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made that by Law requires further approval by such stockholders or that reduces the Merger Consideration or adversely affects the holders of Company Common Stock, without approval by such holders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
(b)   At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 9.3   Fees and Expenses.   All fees and expenses, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions shall be the obligation of the respective party incurring such fees and expenses.
Section 9.4   Notices.   All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if served personally on the party to whom notice is to be given, then on the date of service; (b) if sent by email on a Business Day before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (c) if sent by email on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving party, and receipt is confirmed, on the following Business Day; or (d) if sent by Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, then on the day after delivery; provided that such notices, requests, demands and other communications are properly addressed and delivered as set forth below:
If to Parent, Merger Sub or Parent Guarantor:
Macquarie Management Holdings, Inc.
100 Independence
610 Market Street
Philadelphia, PA 19106-2354
Attention: Shawn Lytle, President
Email: shawn.lytle@macquarie.com
with a copy to:
Macquarie Management Holdings, Inc.
100 Independence
610 Market Street
Philadelphia, PA 19106-2354
Attention: David F. Connor, General Counsel
Email: david.connor@macquarie.com
with a copy to (for information purposes only):
Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Stephen M. Besen
Email: stephen.besen@allenovery.com
If to the Company:
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attention: General Counsel
         Associate General Counsel
Email: mbuyle@waddell.com
      jbennett@waddell.com

with a copy to (for information purposes only):
Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attention: Glen J. Hettinger
         Daryl L. Lansdale
Email: glen.hettinger@nortonrosefulbright.com
      daryl.lansdale@nortonrosefulbright.com
Section 9.5   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.
Section 9.6   Construction.   The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.
Section 9.7   Successors and Assigns.   This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties, and any such purported assignment in contravention of this Agreement shall be null and void; provided that Parent or Merger Sub may assign any of their respective rights and obligations to an Affiliate of Parent; provided further, that such an assignment by Parent shall not relieve Parent of its obligations hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.
Section 9.8   Parties in Interest.   Except for (a) the rights of the Company stockholders to receive the Merger Consideration (following the Effective Time) in accordance with the terms of this Agreement (of which the stockholders are the intended beneficiaries following the Effective Time), and (b) the rights to continued indemnification, advancement and insurance pursuant to Section 6.9 (of which, in each case, the Persons entitled to indemnification, advancement or insurance, as the case may be, are the intended beneficiaries), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or Liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.
Section 9.9   Governing Law; Jurisdiction.
(a)   This Agreement and any Actions arising out of or related hereto or to the Transactions, shall in all respects be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the Laws of any jurisdiction other than the State of Delaware.
(b)   Each of the parties hereto agrees that any Action between or among the parties hereto seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought, tried and determined only in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any Action relating to the Transactions, on behalf of itself or its property, in accordance with Section 9.4 or in such other manner as may be permitted by applicable Law, and agrees that nothing in this Section 9.9(b) shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its property in any Action to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) waives any objection that it may now or hereafter have to the venue of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (v) agrees that it shall not bring any Action relating to this Agreement or the Transactions in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Action in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(c)   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).
Section 9.10   Specific Performance.   The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived. It is accordingly agreed that the parties shall be entitled to specifically enforce the terms and provisions of this Agreement (in addition to any and all other rights and remedies at law or in equity), and all such rights and remedies shall be cumulative, except, in each case, as may be limited by Section 8.3(d). Any requirements for the securing or posting of any bond with such remedy are waived.
Section 9.11   Entire Agreement.   This Agreement and the Parent Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the Transactions and supersede and replace all prior written and prior and contemporaneous oral agreements and understandings, oral or written, with regard to the Transactions. All Exhibits and Schedules hereto (including the Company Disclosure Schedules) and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.
Section 9.12   Headings.   The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
Section 9.13   Counterparts.   This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which shall constitute the same instrument.
Section 9.14   Disclosure Schedules.   The inclusion of any information in the Company Disclosure Schedule or Parent Disclosure Schedule accompanying this Agreement shall not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information is required to be listed in the Company Disclosure Schedule or Parent

Disclosure Schedule, as applicable, or that such information is material to any party or the conduct of the business of any party. The information set forth in the Company Disclosure Schedule or Parent Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of any Contract. Any item set forth in the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be disclosed with respect to all other applicable representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter is disclosed in such a way as to make it apparent on its face, or it is specified in such disclosure, that such item is applicable to such other representations, warranties or covenants whether or not such item is so numbered.
Section 9.15   Parent Guaranty.
(a)   To induce the Company to enter into this Agreement, Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Company the full, complete and timely payment and performance by Parent and Merger Sub (each of Parent and Merger Sub, a “Parent Party”) of each and every obligation, Liability, covenant and other agreement of any Parent Party in this Agreement (excluding the investment advisory agreements and the interim investment advisory agreements, if any, between Affiliates of the Parent Parties and the Public Funds or other Clients, as applicable, and all of the obligations of the Parent Parties thereunder), in each case as the same may be amended, restated, supplemented or otherwise modified from time to time (collectively, the “Parent Guaranteed Obligations”), in each case whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any Parent Guaranteed Obligation or operated as a discharge thereof (the “Parent Guaranty”).
(b)   Parent Guarantor acknowledges and agrees that the Parent Guaranty constitutes a guaranty of performance and of payment when due of the Parent Guaranteed Obligations and not just of collection, and Parent Guarantor waives any right to require that any resort be had by any Person to enforce any of the Parent Guaranteed Obligations against any Parent Party or any other Person. Without limitation of the foregoing, Parent Guarantor hereby waives promptness, diligence, notice of the acceptance of the Parent Guaranty and of the Parent Guaranteed Obligations, presentation, demand for payment, dishonor, protest, default notice of non-performance, notice of incurrence of any of the Parent Guaranteed Obligations, all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of any Parent Party or any other Person interested in the Transactions, and all suretyship defenses generally.
(c)   Parent Guarantor agrees that the Company may, at any time and from time to time, without notice to or further consent of Parent Guarantor, extend the time of payment of any of the Parent Guaranteed Obligations, and may also make any agreement with any Parent Party for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting Parent Guarantor’s obligations under this Agreement. Parent Guarantor agrees that the Parent Guaranty or the Parent Guaranteed Obligations shall not be released, discharged, in whole or in part, or otherwise affected by (i) the failure of any Person to assert any claim, make any demand, or enforce or exercise any right or remedy against any Parent Party or any other Person, whether under this Agreement or otherwise; (ii) any change in the time, place or manner of payment of any Parent Guaranteed Obligations; (iii) the addition or substitution of any Person now or hereafter liable with respect to the Parent Guaranteed Obligations, to or from this Agreement; (iv) any change in the corporate existence, structure or ownership of any Parent Party; (v) any amendment or modification to, or waiver of, the terms of this Agreement; (vi) the bankruptcy, insolvency, liquidation, dissolution, winding-up of, or any similar or analogous event involving or affecting, any Parent Party; (vii) the existence of any claim, set-off or other right that Parent Guarantor may have at any time against any Parent Party or the Company, whether in connection with the Parent Guaranteed Obligations or otherwise; (viii) the adequacy of any other means Parent may have of obtaining payment or performance of the Parent Guaranteed Obligations; or (ix) any other event or condition that, but for the provisions hereof, would constitute a legal or equitable discharge of the obligations of Parent Guarantor hereunder.

(d)   The Parent Guaranteed Obligations shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, claim, recoupment or termination whatsoever by reason of invalidity, illegality or unenforceability of the Parent Guaranteed Obligations, any impossibility in the performance of the Parent Guaranteed Obligations or otherwise.
(e)   The Company shall not be obligated to file any claim relating to the Parent Guaranteed Obligations in the event that any Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Parent Guarantor’s obligations hereunder. Parent Guarantor agrees that the Parent Guaranty shall continue to be effective or be reinstated, as the case maybe, if at any time payment or performance of any Parent Guaranteed Obligations, or any part thereof, is rescinded or must otherwise be restored upon the insolvency, bankruptcy or reorganization of any Parent Party.
(f)   To the fullest extent permitted by Law, Parent Guarantor hereby unconditionally and irrevocably waives, agrees not to assert or otherwise take advantage of any rights that it may now have or hereafter acquire against any Parent Party, including rights arising from the existence, payment, performance, or enforcement of Parent Guarantor’s obligations under or in respect of the Parent Guaranty, this Agreement, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against any Parent Party, whether or not such claim, remedy or right arises in equity or under Contract, statute or common law, including the right to take or receive from such Parent Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until the full and indefeasible payment and performance in full of the Parent Guaranteed Obligations. In addition to the foregoing, Parent Guarantor subordinates all of the rights referred to in this Section 9.15(f) until the full and indefeasible payment and performance in full of the Parent Guaranteed Obligations.
(g)   No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any such right, remedy or power hereunder or thereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed to it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.
(h)   Parent Guarantor hereby represents and warrants to the Company as follows:
(i)   Parent Guarantor is an Australian proprietary company duly formed, validly existing and in good standing under the laws of the Commonwealth of Australia. Parent Guarantor has all requisite organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;
(ii)   Parent Guarantor has all necessary organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent Guarantor and the consummation by Parent Guarantor of the Transactions have been duly and validly authorized by all necessary organizational action on behalf of Parent Guarantor. This Agreement has been validly executed and delivered by Parent Guarantor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Parent Guarantor, enforceable against Parent Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception;
(iii)   None of the execution, delivery or performance of this Agreement by Parent Guarantor, the consummation by Parent Guarantor of the Transactions or Parent Guarantor’s compliance with any of the provisions of this Agreement applicable to it will (with or without notice or lapse of time, or both): (A) conflict with or violate the organizational documents of Parent Guarantor; (B) conflict with or violate any Law applicable to Parent Guarantor or by which any of Parent Guarantor’s properties is bound or affected; or (C) result in any violation or breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, impair Parent Guarantor’s rights under, alter its obligations or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation pursuant to, any Contract or permit of Parent Guarantor, except, in each case, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the ability of Parent Guarantor to perform its obligations hereunder;
(iv)   Parent Guarantor is obtaining substantial benefits from the Transactions and its guaranty is based solely on its independent investigation of the financial condition of Parent and Merger Sub and is not relying on any information furnished by the Company;
(v)   Parent Guarantor has the financial capacity to pay and perform its obligations under the Parent Guaranty in accordance with the terms and conditions hereof, whether by having sufficient cash, available lines of credit or other sources of immediately available funds; and
(vi)   Parent Guarantor recognizes that the Company is relying upon the Parent Guaranty in entering into this Agreement, and further recognizes that the execution and delivery of the Parent Guaranty is a material inducement to the Company in entering into this Agreement.
(i)   All notices, requests, claims, demands and other communications under the Parent Guaranty shall be delivered in accordance with Section 9.4 hereof.
(j)   The provisions of Section 9.9 shall apply to the Parent Guaranty as if fully set forth in this Section 9.15.
Section 9.16   No Other Representations or Warranties.   Except for the representations and warranties contained in Article IV, including the Company Disclosure Schedule, neither the Company nor any other Person makes any express or implied representation or warranty in connection with this Agreement or the Transactions, and neither the Company nor any Person on behalf of the Company is making any express or implied representation or warranty with respect to the Company or any Company Subsidiary or their respective businesses or with respect to any other information made available to Parent or Merger Sub in connection with the Transactions. Except for the representations and warranties expressly set forth in Article IV and the information set forth in the Company Disclosure Schedule, the Company hereby disclaims all liability and responsibility for all projections, forecasts, estimates, data or information made, communicated or furnished (orally or in writing, including electronically) to Parent or any of Parent’s Affiliates or any representatives of Parent or any of Parent’s Affiliates, including omissions therefrom. Except for the representations and warranties contained in Article V, including the Parent Disclosure Schedule, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty in connection with this Agreement or the Transactions, and neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub is making any express or implied representation or warranty with respect to Parent, Merger Sub or their respective businesses or with respect to any other information made available to the Company in connection with the Transactions.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Parent Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
MACQUARIE MANAGEMENT HOLDINGS, INC.
By:
/s/ Shawn K. Lytle

Name: Shawn K. Lytle
Title:  President
[Signature page to Merger Agreement]

MERRY MERGER SUB, INC.
By:
/s/ David Brenner

Name: David Brenner
Title:  Senior Vice President
[Signature page to Merger Agreement]

WADDELL & REED FINANCIAL, INC.
By:
/s/ Philip J. Sanders

Name: Philip J. Sanders
Title:  Chief Executive Officer
[Signature page to Merger Agreement]

solely for purposes of Section 9.15
MACQUARIE FINANCIAL HOLDINGS PTY LTD
By:
/s/ Stuart Green

Name: Stuart Green
Title:  Executive Director
[Signature page to Merger Agreement]

Annex B
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§ 262. Appraisal rights
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex C
December 2, 2020
The Board of Directors
Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Waddell & Reed Financial, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Macquarie Management Holdings, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of December 2, 2020 (the “Agreement”), among the Company, the Acquiror, its subsidiary, Merry Merger Sub, Inc. (“Merger Sub”), and (solely for purposes of Section 9.15 thereof) Macquarie Financial Holdings Pty Ltd, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned of record by any subsidiary of the Company or directly owned and held by the Acquiror or Merger Sub and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $25.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. Our analysis does not reflect or address, and we express no view as to, the terms of the stock and asset purchase agreement between the Acquiror and LPL Holdings, Inc. (“LPL”). We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to the Company in connection with its strategic planning in April 2020. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with certain affiliates of the Acquiror, LPL and certain of LPL’s affiliates, for which we and such of our affiliates have received customary compensation. Such services during such period for certain affiliates of the Acquiror have included acting as joint lead bookrunner on offerings of debt securities in June 2020 and January 2020, joint lead bookrunner on an offering of equity securities of Macquarie Group Limited, an affiliate of the Acquiror (“Parent”) in September 2019, and as financial advisor on the sale by affiliates of the Acquiror of a stake in an asset in December 2019. Such services during such period for LPL and certain affiliates of LPL have included acting as joint lead arranger and bookrunner on credit facilities of LPL and an affiliate of LPL in July 2019 and November 2019 and joint lead bookrunner on an offering of debt securities by LPL in November 2019. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of LPL, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, Parent and LPL Financial Holdings, Inc. (“LPL Parent”). In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent or LPL Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
/s/ J.P. Morgan Securities LLC
J.P. Morgan Securities LLC

MMMMMMMMM ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas. MMMMMMMMMMMMMMMMMMMMMMMMMMM C 9 0. ext 0. ext 0. ext 0. ext 0. ext 0. extYour vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by : pm (CDT) on _________, (_________, if you are voting 1(k) Plan Shares)OnlineGo to www.investorvote.com/WDR or scan the QR code — login details are located in the shaded bar below.PhoneCall toll free 1- 0- 2-VOTE ( ) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery atwww.investorvote.com/WDR Special Meeting Proxy Card 5 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. + 1.A proposal to adopt the Agreement and Plan of Merger (as amended or supplemented from time to time, the “merger agreement”), dated December 2, , by and among Waddell & Reed Financial, Inc. (the “Company”), Macquarie Management Holdings, Inc. (“Macquarie”), Merry Merger Sub, Inc. (“Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly-owned subsidiary of Macquarie. For Against Abstain For Against Abstain 2. A proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s principal executive officer, principal financial officer and three most highly compensated executive officers other than the principal executive officer and principal financial officer that is based on or otherwise relates to the merger and the other transactions contemplated by the merger agreement. For Against Abstain3. A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

MMMMMMM C J N T1 U P X 4 9 0 2 0 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 0 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND DHSBThe Special Meeting of Stockholders of Waddell & Reed Financial, Inc. will be held on [•], , at [•] a.m., Central Time virtually via live webcast at www.meetingcenter.io/ 1.To access the virtual meeting, you must have the -digit control number that is printed in the shaded bar located on the reverse side of this form.The password for this meeting is WDR .Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on _____________The proxy materials for the Company’s Special Meeting of Stockholders, including the Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Investor Relations” section of the Company’s website at ir.waddell.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WDRIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proxy — Waddell & Reed Financial, Inc. + Special Meeting of StockholdersProxy Solicited by Board of Directors for Special Meeting — _____________The undersigned hereby appoints _____________ and _____________, or any of them, each with the full power of substitution, as proxies for and in the name of the undersigned to represent and vote all shares of Company Class A common stock that the undersigned holds and is entitled to vote at the Special Meeting of Stockholders of Waddell & Reed Financial, Inc. to be held on [•], or at any postponement or adjournment thereof.Receipt herewith of the Notice of Meeting and Proxy Statement is hereby acknowledged.THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE INACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1, 2 AND 3, AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS, IF ANY, AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.If you are a participant in the 1(k) Plan, this proxy also serves as your voting instructions to the trustee of the 1(k) Plan with respect to your 1(k) Plan Shares. If a 1(k) Plan participant does not submit voting instructions, or submits voting instructions, but does not indicate a choice for one or more proposals, the trustee of the 1(k) Plan will vote the 1(k) Plan Shares allocated to the participant’s account in the same proportion as the 1(k) Plan Shares for which directions have been received.If you vote by Telephone or by the Internet, please DO NOT return this card.(Items to be voted appear on reverse side)C Non-Voting ItemsChange of Address — Please print new address below. Comments — Please print your comments below.+PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION